Filed pursuant to Rule 424(b)(3)
File No. 333-264472

BLACKSTONE PRIVATE CREDIT FUND

SUPPLEMENT NO. 3 DATED NOVEMBER 15, 2023

TO THE PROSPECTUS DATED APRIL 18, 2023

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Blackstone Private Credit Fund (“we,” “our” or the “Fund”), dated April 18, 2023 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are:

•	to update the Prospectus; and

•	to include our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Updates to Prospectus

The following sentences are added after the final sentence of the first paragraph under the “Who are Blackstone and Blackstone Credit?” section of the Prospectus Summary and after the final sentence of the fourth paragraph under the “Investment Objectives and Strategies – The Adviser and the Administrator” section of the Prospectus:

The Blackstone Credit, Asset Based Finance and Blackstone Insurance Solutions business units will be consolidated to form the Blackstone Credit & Insurance (“BXCI”) business unit following a transition period that is expected to be completed by the end of 2023. Gilles Dellaert will serve as Global Head of BXCI, and Dwight Scott will serve as Chairman of BXCI.

The following replaces the paragraph under “Oregon” in the “Suitability Standards” section of the Prospectus and all similar disclosure in the Prospectus, including the suitability standards for Oregon residents in “Appendix A: Form of Subscription Agreement”:

In addition to the suitability standards set forth above, Oregon investors may not invest more than 10% of their liquid net worth in us. Liquid net worth in Oregon is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.

The following replaces the eleventh paragraph of the “What potential strengths does the Adviser offer?” section of the Prospectus Summary, the eleventh paragraph under the “Investment Objectives and Strategies – Blackstone Credit Strengths” section of the Prospectus and all similar disclosure in the Prospectus:

Strong Investment Track Record. Blackstone Credit’s track record in private debt lending and investing in below investment grade credit dates back to the inception of Blackstone Credit. Since 2005 through September 30, 2023, Blackstone Credit has invested approximately $157 billion in capital in privately-originated transactions1. Specifically within the North America Direct Lending Strategy, Blackstone Credit has invested

[1]

Includes invested and committed capital for privately originated and anchor investments across private credit strategies and vehicles since 2005, including Direct Lending, Sustainable Resources, Mezzanine, and Opportunistic. Excludes liquid credit strategy investments.

approximately $93 billion2 in privately originated or privately negotiated first lien and unitranche transactions. Corresponding to this North America Direct Lending track record, Blackstone Credit has an annualized loss rate of 0.10%.3

The following replaces the first sentence of the seventh paragraph in the “Share Repurchase Program” section of the Prospectus:

In the event the amount of shares tendered exceeds the repurchase offer amount, shares will be repurchased on a pro rata basis with priority for repurchase requests in the case of the death, qualifying disability or divorce of a shareholder, and other limited exceptions (subject to the conditions described above for waiver of the Early Repurchase Deduction).

Effective as of the close of business on October 4, 2023, the board of trustees of the Fund appointed Matthew Alcide as the Treasurer of the Fund. Mr. Alcide will continue to serve as the Chief Accounting Officer of the Fund. Mr. Alcide’s appointment as Treasurer coincides with the resignation, effective as of the close of business on October 4, 2023, of Kris Corbett as the Controller and Treasurer of the Fund. Additionally, effective as of the close of business on October 4, 2023, the board of trustees of the Fund eliminated the position of Controller. Accordingly, effective as of the close of business on October 4, 2023, references to Kris Corbett as the Treasurer of the Fund are replaced by references to Matthew Alcide as the Fund’s Chief Accounting Officer and Treasurer, and all references to the Controller position are removed.

[2]

The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower’s assets and/or equity) transactions in companies that were originated or anchored by certain Blackstone Credit managed, advised or sub-advised funds (including the Fund, Blackstone Credit managed mezzanine funds and Blackstone Credit sub-advised BDCs, as well as certain other Blackstone Credit managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit, which may be sold to Blackstone Credit managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit on a non-discretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit’s initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit’s invested capital (net of transactions fees) was under $25 million.

[3]

Represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by Blackstone Credit for the Sub-Advised Investments did, in certain cases, experience defaults and losses after Blackstone Credit was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance is not necessarily indicative of future results, and there can be no assurance that Blackstone Credit will achieve comparable results or that any entity or account managed by or advised by Blackstone Credit will be able to implement its investment strategy or achieve its investment objectives.

Paulo Eapen is expected to depart Blackstone at the end of 2023 and all references to Paulo Eapen will be deemed removed effective with his departure.

Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2023

On November 13, 2023, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                 to

Commission File Number 814-01358

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its Charter)

Delaware	84-7071531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The number of shares of Registrant’s common shares of beneficial interest (“Common Shares”), $0.01 par value per share, outstanding as of November 6, 2023 was 703,813,192, 352,026,478 and 14,721,898 of Class I, Class S and Class D common shares, respectively. Common shares outstanding exclude November 1, 2023 subscriptions since the issuance price is not yet finalized at this time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blackstone Private Credit Fund (together, with its consolidated subsidiaries, the “Company,” “we,” “us” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital and repurchase shares to execute our investment strategy;

•	general economic, logistical and political trends and other external factors, including inflation and recent supply chain and labor market disruptions;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	risks associated with the demand for liquidity under our share repurchase program and the Board of Trustee’s (the “Board”) continued approval of quarterly tender offers;

•	actual and potential conflicts of interest with Blackstone Credit BDC Advisors LLC (the “Adviser”) or any of its affiliates;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•

our use of financial leverage, including the use of borrowed money to finance a portion of our investments and the effect of the COVID-19 pandemic on the availability of equity and debt capital on favorable terms or at all;

•	our business prospects and the prospects of our portfolio companies, including our and their ability to effectively respond to challenges posed by COVID-19;

•	the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;

•	the impact of future acquisitions and divestitures;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	general price and volume fluctuations in the stock market;

•	our ability to maintain our qualification as a regulated investment company and as a business development company (“BDC”);

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of any projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 as updated by the Company’s periodic filings with the United States Securities and Exchange Commission (the “SEC”). These projections and forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the SEC including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (cost of $46,493,827 and $47,528,550 at September 30, 2023 and December 31, 2022, respectively)	$45,995,042	$46,543,190
Non-controlled/affiliated investments (cost of $558 and $719 at September 30, 2023 and December 31, 2022, respectively)	2,474	2,813
Controlled/affiliated investments (cost of $2,381,120 and $2,406,027 at September 30, 2023 and December 31, 2022, respectively)	2,415,680	2,362,605

Total investments at fair value (cost of $48,875,505 and $49,935,296 at September 30, 2023 and December 31, 2022, respectively)	48,413,196	48,908,608
Cash and cash equivalents (restricted cash of $901 and $3,701 at September 30, 2023 and December 31, 2022, respectively)	1,282,347	1,351,901
Interest receivable from non-controlled/non-affiliated investments	536,690	586,632
Dividend receivable from controlled/affiliated investments	98,486	69,964
Receivable from broker	368,323	355,742
Deferred financing costs	101,418	102,324
Deferred offering costs	844	1,750
Receivable for investments sold	885,993	1,297,385
Subscription receivable	—	9,550
Derivative assets at fair value (Note 6)	2,316	3,952
Other assets	—	5,088

Total assets	$51,689,613	$52,692,896

LIABILITIES
Debt (net of unamortized debt issuance costs of $85,373 and $102,290 at September 30, 2023 and December 31, 2022, respectively)	$23,013,800	$26,493,658
Payable for investments purchased	953,461	1,345,581
Management fees payable (Note 3)	79,728	73,392
Income based incentive fees payable (Note 3)	113,721	94,117
Interest payable	347,409	316,000
Derivative liabilities at fair value (Note 6)	270,610	250,351
Due to affiliates	20,665	38,967
Distribution payable (Note 9)	226,180	198,736
Payable for share repurchases (Note 9)	492,207	1,170,768
Accrued expenses and other liabilities	22,169	26,261

Total liabilities	25,539,950	30,007,831

Commitments and contingencies (Note 8)

NET ASSETS
Common Shares, $0.01 par value (1,036,579,877 and 922,574,582 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively)	10,366	9,226
Additional paid in capital	26,519,057	23,689,778
Distributable earnings (loss)	(379,760)	(1,013,939)

Total net assets	26,149,663	22,685,065

Total liabilities and net assets	$51,689,613	$52,692,896

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2023	December 31, 2022
NET ASSET VALUE PER SHARE
Class I Shares:
Net assets	$17,212,365	$14,537,932
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	682,310,681	591,237,616
Net asset value per share	$25.23	$24.59
Class S Shares:
Net assets	$8,595,719	$6,947,313
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	340,729,696	282,541,041
Net asset value per share	$25.23	$24.59
Class D Shares:
Net assets	$341,579	$1,199,819
Common Shares outstanding ($0.01 par value, unlimited shares authorized)	13,539,500	48,795,925
Net asset value per share	$25.23	$24.59

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Operations

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$1,309,957	$970,341	$3,816,351	$2,150,852
Payment-in-kind interest income	60,593	36,734	152,815	89,526
Dividend income	158	—	158	1,510
Fee income	1,108	12,752	2,489	26,849
From non-controlled/affiliated investments:
Dividend income	9	—	16	—
From controlled/affiliated investments:
Interest income	144	—	144	—
Payment-in-kind interest income	839	—	1,101	—
Dividend income	84,119	25,152	226,900	68,765

Total investment income	1,456,927	1,044,979	4,199,974	2,337,502

Expenses:
Interest expense	444,235	294,772	1,319,057	566,332
Management fees (Note 3)	79,728	70,984	228,966	186,552
Income based incentive fees (Note 3)	113,721	83,663	323,979	194,775
Capital gains incentive fees (Note 3)	—	—	—	(15,059)
Distribution and shareholder servicing fees
Class S	17,649	13,811	49,338	35,703
Class D	199	649	880	1,570
Professional fees	5,791	2,215	13,771	7,842
Board of Trustees’ fees	221	239	685	641
Administrative service expenses (Note 3)	1,741	1,897	5,095	4,090
Other general & administrative	5,403	3,918	14,776	9,764
Amortization of continuous offering costs	361	1,649	2,676	3,791

Total expenses before excise tax	669,049	473,797	1,959,223	996,001
Net investment income before excise tax	787,878	571,182	2,240,751	1,341,501
Excise tax expense	9,681	—	23,113	292

Net investment income after excise tax	778,197	571,182	2,217,638	1,341,209

Realized and unrealized gain (loss):
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	346,721	(143,934)	484,558	(1,058,844)
Controlled/affiliated investments	26,866	4,106	77,980	(30,036)
Non-controlled/affiliated investments	(305)	562	(178)	608
Derivative instruments (Note 6)	7,661	3,958	(7,305)	2,289
Foreign currency and other transactions	3,562	—	(2,220)	—

Net unrealized appreciation (depreciation)	384,505	(135,308)	552,835	(1,085,983)

Realized gain (loss):
Non-controlled/non-affiliated investments	(127,364)	(92,364)	(305,414)	(108,268)
Non-controlled/affiliated investments	—	—	213	—
Derivative instruments (Note 6)	2,704	—	5,010	—
Foreign currency and other transactions	(10,321)	(7,192)	(6,900)	(2,606)

Net realized gain (loss)	(134,981)	(99,556)	(307,091)	(110,874)

Net realized and unrealized gain (loss)	249,524	(234,864)	245,744	(1,196,857)

Net increase (decrease) in net assets resulting from operations	$1,027,721	$336,318	$2,463,382	$144,352

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Changes in Net Assets

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operations:
Net investment income after excise tax	$778,197	$571,182	$2,217,638	$1,341,209
Net realized gain (loss)	(134,981)	(99,556)	(307,091)	(110,874)
Net change in unrealized appreciation (depreciation)	384,505	(135,308)	552,835	(1,085,983)

Net increase (decrease) in net assets resulting from operations	1,027,721	336,318	2,463,382	144,352

Distributions to common shareholders:
Class I	(440,051)	(359,759)	(1,247,456)	(871,105)
Class S	(198,745)	(140,144)	(546,252)	(327,288)
Class D	(8,094)	(23,963)	(35,147)	(52,959)

Net decrease in net assets resulting from distributions	(646,890)	(523,865)	(1,828,855)	(1,251,352)

Share transactions:
Class I:
Proceeds from shares sold	1,320,655	1,253,674	2,782,476	6,973,021
Share transfers between classes	17,624	16,753	1,149,483	56,232
Distributions reinvested	202,132	151,911	557,869	370,696
Repurchased shares, net of early repurchase deduction	(409,713)	(611,647)	(2,230,246)	(904,839)

Net increase (decrease) from share transactions	1,130,698	810,691	2,259,582	6,495,110

Class S:
Proceeds from shares sold	708,441	601,002	1,601,265	3,406,722
Share transfers between classes	(13,077)	(6,483)	(55,217)	(11,003)
Distributions reinvested	89,644	61,154	245,606	142,331
Repurchased shares, net of early repurchase deduction	(82,448)	(47,971)	(345,554)	(89,583)

Net increase (decrease) from share transactions	702,560	607,702	1,446,100	3,448,467

Class D:
Proceeds from shares sold	143,591	179,680	215,875	713,712
Share transfers between classes	(4,547)	(10,270)	(1,094,266)	(45,229)
Distributions reinvested	891	11,404	16,596	24,710
Repurchased shares, net of early repurchase deduction	—	(3,796)	(13,816)	(6,014)

Net increase (decrease) from share transactions	139,935	177,018	(875,611)	687,179

Total increase (decrease) in net assets	2,354,024	1,407,864	3,464,598	9,523,756
Net assets, beginning of period	23,795,639	20,970,712	22,685,065	12,854,820

Net assets, end of period	$26,149,663	$22,378,576	$26,149,663	$22,378,576

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$2,463,382	$144,352
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net unrealized (appreciation) depreciation on investments	(562,360)	1,088,272
Net unrealized (appreciation) depreciation on derivative instruments	7,305	2,499
Net unrealized (appreciation) depreciation on translation of assets and liabilities in foreign currency	2,220	—
Net realized (gain) loss on investments	305,201	108,268
Net realized (gain) loss on translation of assets and liabilities in foreign currency	6,900	—
Net realized (gain) loss on derivative instruments	(5,010)	—
Payment-in-kind interest capitalized	(161,247)	(102,604)
Net accretion of discount and amortization of premium	(124,982)	(103,749)
Amortization of deferred financing costs	23,205	17,596
Amortization of debt issuance costs and original issue discount on notes	20,587	14,228
Amortization of deferred offering costs	2,676	3,792
Purchases of investments	(3,702,885)	(24,992,598)
Proceeds from sale of investments and principal repayments	4,743,706	5,604,898
Changes in operating assets and liabilities:
Interest receivable from non-controlled/non-affiliated investments	49,942	(304,745)
Dividend receivable from Controlled/affiliated investments	(28,522)	—
Receivable from broker	(12,581)	—
Receivable for investments sold	411,392	(505,039)
Other assets	5,088	(3,713)
Payable for investments purchased	(392,120)	381,795
Management fees payable	6,336	35,946
Income based incentive fees payable	19,604	47,659
Capital gains incentive fees payable	—	(15,058)
Due to affiliates	(18,302)	15,662
Interest payable	31,409	194,067
Accrued expenses and other liabilities	(4,092)	12,303

Net cash provided by (used in) operating activities	3,086,852	(18,356,170)

Cash flows from financing activities:
Borrowings on debt	2,610,921	17,575,191
Repayments on debt	(6,085,397)	(8,269,116)
Deferred financing costs paid	(25,976)	(51,442)
Debt issuance costs paid	(13,278)	(6,657)
Deferred offering costs paid	(337)	(4,865)
Proceeds from issuance of common shares	4,599,616	11,093,454
Repurchased shares, net of early repurchase deduction paid	(3,258,629)	(348,806)
Dividends paid in cash	(980,992)	(655,795)

Net cash provided by (used in) financing activities	(3,154,072)	19,331,964

Net increase (decrease) in cash and cash equivalents	(67,220)	975,794
Effect of foreign exchange rate changes on cash and cash equivalents	(2,334)	(4,788)
Cash and cash equivalents, beginning of period	1,351,901	617,986

Cash and cash equivalents, end of period	$1,282,347	$1,588,992

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Supplemental information and non-cash activities:
Interest paid during the period	$1,429,853	$405,828
Distribution payable	226,180	157,871
Subscription receivable	—	—
Reinvestment of distributions during the period	820,071	537,737
Accrued but unpaid debt financing and debt issuance costs	—	2,718
Accrued but unpaid offering costs	6	6
Share repurchases accrued but not yet paid	492,207	663,415
Excise taxes paid	5,968	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt
First Lien Debt—non-controlled/non-affiliated
Aerospace & Defense
Amentum Government Services Holdings, LLC	(8)	SOFR + 4.00%	9.43%	1/29/2027		$2,526	$2,528	$2,513	0.01%
Amentum Government Services Holdings, LLC	(9)	SOFR + 4.00%	9.33%	2/15/2029		12,132	12,085	11,996	0.05
Atlas CC Acquisition Corp.	(7)(10)	SOFR + 4.25%	9.93%	5/25/2028		51,833	50,365	45,715	0.17
Corfin Holdings, Inc.	(4)(10)	SOFR + 6.00%	11.42%	12/27/2027		5,774	5,734	5,601	0.02
Corfin Holdings, Inc.	(4)(11)	SOFR + 6.00%	11.42%	12/27/2027		25,503	25,503	24,738	0.09
Corfin Holdings, Inc.	(4)(11)	SOFR + 6.00%	11.42%	2/5/2026		1,676	1,660	1,626	0.01
Frontgrade Technologies Holdings, Inc.	(4)(7)(10)	SOFR + 6.75%	12.07%	1/9/2030		386	366	384	0.00
Frontgrade Technologies Holdings, Inc.	(4)(10)	SOFR + 6.75%	12.14%	1/9/2030		1,990	1,936	1,985	0.01
Linquest Corp.	(4)(10)	SOFR + 5.75%	11.22%	7/28/2028		154,350	152,223	149,720	0.57
Loar Group, Inc.	(4)(11)	SOFR + 7.25%	12.67%	10/2/2024		143,188	141,869	143,188	0.55
Loar Group, Inc.	(4)(11)	SOFR + 7.25%	12.67%	10/16/2025		28,843	28,843	28,843	0.11
Loar Group, Inc.	(4)(7)(11)	SOFR + 7.25%	12.67%	4/1/2024		52,742	52,071	51,802	0.20
Maverick Acquisition, Inc.	(4)(11)	SOFR + 6.25%	11.64%	6/1/2027		38,220	37,753	28,665	0.11
Maverick Acquisition, Inc.	(4)(12)	SOFR + 6.25%	11.64%	6/1/2027		10,123	9,939	7,592	0.03
Peraton Corp.	(10)	SOFR + 3.75%	9.17%	2/1/2028		13,505	13,531	13,494	0.05
Vertex Aerospace Services Corp.	(10)	SOFR + 3.50%	8.92%	12/6/2028		11,820	11,776	11,839	0.05
West Star Aviation Acquisition, LLC	(4)(10)	SOFR + 6.00%	10.79%	3/1/2028		4,030	3,956	4,030	0.02
West Star Aviation Acquisition, LLC	(4)(7)(10)	SOFR + 6.00%	11.39%	3/1/2028		455	437	455	0.00

							552,575	534,186	2.05
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.29%	6/11/2027		266,276	262,805	259,619	0.99
Alliance Ground	(4)(10)	SOFR + 5.75%	11.29%	6/11/2027		94,947	93,509	92,573	0.35
ENV Bidco AB	(4)(6)(7)(8)	E + 5.75%	9.72%	7/19/2029	EUR	114,140	113,464	118,073	0.45
ENV Bidco AB	(4)(6)(10)	SOFR + 5.75%	11.14%	7/19/2029		102,349	100,220	101,325	0.39
Livingston International, Inc.	(4)(6)(10)	SOFR + 5.50%	10.99%	4/30/2027		103,820	103,308	99,667	0.38
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	11.77%	12/9/2026		28,088	27,583	28,088	0.11
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	11.77%	2/5/2029		139,452	137,321	139,452	0.53
Redwood Services Group, LLC	(4)(7)(10)	SOFR + 6.15%	11.50%	6/15/2029		45,189	44,482	44,284	0.17
Redwood Services Group, LLC	(4)(7)(10)	SOFR + 6.25%	11.75%	6/15/2029		949	578	569	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Air Freight & Logistics (continued)
RoadOne Inc	(4)(5)(7)(11)	SOFR + 6.25%	11.72%	12/30/2028		1,088	1,050	1,065	0.00
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	11.29%	12/31/2028		273,604	269,528	262,660	1.00
SEKO Global Logistics Network, LLC	(4)(11)	E + 4.75%	8.35%	12/30/2026	EUR	34,862	39,989	36,633	0.14
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 4.75%	10.47%	12/30/2026		68,608	68,039	68,094	0.26
SEKO Global Logistics Network, LLC	(4)(7)(11)	P + 3.75%	12.25%	12/30/2026		1,743	1,701	1,655	0.01
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 4.75%	10.41%	12/30/2026		15,035	14,980	14,922	0.06
The Kenan Advantage Group, Inc.	(10)	SOFR + 4.18%	9.48%	3/24/2026		13,082	13,093	13,067	0.05
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 4.00%	9.65%	7/26/2028		14,078	13,978	13,886	0.05

							1,305,628	1,295,632	4.94
Airlines
Air Canada	(6)(10)	SOFR + 3.50%	9.13%	8/11/2028		12,658	12,647	12,685	0.05
Brown Group Holding, LLC	(9)	SOFR + 2.75%	8.17%	6/7/2028		7,500	7,479	7,447	0.03
United Airlines, Inc.	(6)(10)	SOFR + 3.75%	9.18%	4/21/2028		15,927	15,983	15,977	0.06

							36,109	36,109	0.14
Auto Components
Clarios Global LP	(6)(8)	SOFR + 3.75%	9.07%	5/6/2030		3,500	3,498	3,498	0.01
Metis Buyer, Inc.	(7)(10)	SOFR + 4.00%	9.43%	5/4/2028		27,398	26,906	27,364	0.10
Metis Buyer, Inc.	(4)(7)(10)	SOFR + 3.25%	8.79%	5/4/2028		450	345	365	0.00

							30,749	31,227	0.11
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	8.90%	3/31/2028		44,883	44,152	43,836	0.17
Biotechnology
Grifols Worldwide Operations USA Inc	(8)	SOFR + 2.00%	7.42%	11/15/2027		1,000	990	985	0.00
Building Products
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 5.63%	10.96%	8/1/2028		25,755	25,402	25,691	0.10
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 3.25%	8.68%	4/12/2028		4,880	4,851	4,775	0.02
CP Atlas Buyer, Inc.	(9)	SOFR + 3.75%	9.17%	11/23/2027		45,104	44,989	42,670	0.16
Engineered Stone Group Holdings III Ltd.	(4)(6)(8)	E + 5.75%	9.72%	4/23/2028	EUR	28,400	30,813	28,114	0.11
Engineered Stone Group Holdings III Ltd.	(4)(6)(7)(10)	SOFR + 6.01%	11.38%	4/23/2028		58,583	57,705	53,227	0.20
Fencing Supply Group Acquisition, LLC	(4)(7)(11)	SOFR + 6.00%	11.65%	2/26/2027		110,998	109,832	108,174	0.41

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Building Products (continued)
Great Day Improvements, LLC	(4)(10)	SOFR + 6.25%	11.93%		12/29/2027		179,750	177,207	179,750	0.69
Jacuzzi Brands, LLC	(4)(11)	SOFR + 6.00%	11.39%		2/25/2025		46,161	45,957	41,660	0.16
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	11.39%		2/25/2027		202,910	201,137	183,126	0.70
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	11.39%		2/25/2025		6,733	6,703	6,076	0.02
Kodiak BP, LLC	(10)	SOFR + 3.25%	8.90%		3/12/2028		40,492	40,297	40,492	0.15
L&S Mechanical Acquisition, LLC	(4)(10)	SOFR + 7.75%	13.20 (incl. 2.00 PIK	% % )	9/1/2027		113,313	111,848	106,515	0.41
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	11.68%		4/7/2025		148,923	146,811	147,434	0.56
Mi Windows and Doors, LLC	(9)	SOFR + 3.50%	8.92%		12/18/2027		5,503	5,512	5,518	0.02
Oscar AcquisitionCo LLC	(9)	SOFR + 4.50%	9.99%		4/29/2029		3,477	3,366	3,457	0.01
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	8.67%		11/3/2028		25,273	25,085	24,932	0.10
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	12.04%		12/29/2026		56,265	55,652	56,265	0.22

								1,093,167	1,057,876	4.04
Capital Markets
Advisor Group Holdings, Inc.	(8)	SOFR + 4.50%	9.82%		8/17/2028		7,138	7,084	7,143	0.03
AllSpring Buyer, LLC	(6)(9)	SOFR + 3.00%	8.95%		11/1/2028		2,955	2,968	2,931	0.01
Clipper Acquisitions Corp.	(8)	SOFR + 1.75%	7.19%		3/3/2028		2,000	1,993	1,990	0.01
FFML Holdco Ltd	(4)(6)(8)	B + 6.25%	11.95%		11/30/2028	NZD	39,278	23,765	23,128	0.09
Focus Financial Partners LLC	(9)	SOFR + 3.50%	8.82%		6/30/2028		7,000	6,956	7,002	0.03
Focus Financial Partners LLC	(9)	SOFR + 3.25%	8.57%		6/30/2028		1,990	1,973	1,987	0.01
Focus Financial Partners LLC	(9)	SOFR + 2.50%	7.82%		6/30/2028		2,000	2,000	1,997	0.01
Resolute Investment Managers, Inc.	(5)(11)	SOFR + 4.25%	9.79%		4/30/2024		5,988	5,992	3,778	0.01
Situs-AMC Holdings Corporation	(4)(11)	SOFR + 5.50%	10.99%		12/22/2027		12,118	12,033	11,997	0.05
Superannuation And Investments US, LLC	(6)(9)	SOFR + 3.75%	9.18%		12/1/2028		13,194	13,126	13,194	0.05
The Edelman Financial Engines Center, LLC	(10)	SOFR + 3.50%	8.94%		4/7/2028		18,511	18,477	18,346	0.07

								96,367	93,493	0.37

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Chemicals
DCG Acquisition Corp.	(8)	SOFR + 4.50%	9.92%	9/30/2026	4,912	4,920	4,883	0.02
Geon Performance Solutions, LLC	(10)	SOFR + 4.75%	10.40%	8/18/2028	3,625	3,605	3,584	0.01
Hyperion Materials & Technologies, Inc.	(9)	SOFR + 4.25%	9.93%	8/30/2028	17,563	17,518	17,552	0.07
Olympus Water US Holding Corp.	(9)	SOFR + 3.75%	9.40%	11/9/2028	5,527	5,516	5,461	0.02
Oxea Corporation	(6)(8)	SOFR + 3.50%	8.93%	10/14/2024	6	6	6	0.00

						31,565	31,486	0.12
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	10.32%	8/18/2028	29,401	29,056	29,071	0.11
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	9.17%	5/12/2028	41,254	41,188	39,915	0.15
Anticimex, Inc.	(6)(9)	SOFR + 3.15%	8.45%	11/16/2028	11,795	11,760	11,732	0.04
APX Group, Inc.	(6)(9)	SOFR + 3.25%	8.69%	7/10/2028	17,434	17,404	17,453	0.07
Bazaarvoice, Inc.	(4)(7)(8)	SOFR + 5.75%	10.47%	5/7/2028	365,653	365,653	365,653	1.40
Belfor Holdings, Inc.	(8)	SOFR + 4.00%	9.43%	4/6/2026	4,873	4,884	4,883	0.02
CFS Brands, LLC	(4)(7)(11)	SOFR + 6.00%	11.31%	10/2/2030	201,608	196,753	196,753	0.75
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 4.75%	10.07%	3/31/2028	8,088	8,023	8,038	0.03
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	9.18%	3/31/2028	37,784	37,814	37,205	0.14
Divisions Holding Corp.	(10)	SOFR + 4.75%	10.18%	5/27/2028	9,721	9,651	9,690	0.04
EAB Global, Inc.	(9)	SOFR + 3.50%	8.87%	8/16/2028	4,913	4,895	4,885	0.02
Foundational Education Group, Inc.	(9)	SOFR + 4.25%	9.88%	8/31/2028	8,983	8,920	8,436	0.03
Garda World Security Corp.	(6)(8)	SOFR + 4.25%	9.75%	10/30/2026	12,000	12,023	12,012	0.05
Garda World Security Corp.	(6)(8)	SOFR + 4.25%	9.75%	2/1/2029	9,120	9,051	9,130	0.03
Iris Buyer, LLC	(4)(7)(11)	SOFR + 6.25%	11.64%	10/2/2030	55,093	53,253	53,145	0.20
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	11.26%	12/15/2027	133,893	132,016	132,555	0.51
Java Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.22%	12/15/2027	48,952	47,972	48,015	0.18
JSS Holdings, Inc.	(4)(10)	SOFR + 6.00%	11.50%	12/18/2028	45,687	45,267	45,687	0.17
JSS Holdings, Inc.	(4)(10)	SOFR + 6.00%	11.31%	12/17/2028	238,655	235,976	238,655	0.91
Knowledge Pro Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.17%	12/10/2027	51,094	50,310	50,994	0.20
Knowledge Pro Buyer, Inc.	(4)(7)(10)	P + 4.75%	13.25%	12/10/2027	5,028	4,903	5,028	0.02
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.60%	10.97%	10/19/2028	47,082	46,402	47,082	0.18
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.60%	10.88%	10/19/2028	20,976	20,596	20,976	0.08
MaxGen Energy Services Corporation	(4)(7)(11)	SOFR + 5.50%	10.93%	6/2/2027	84,227	82,845	82,115	0.31
Onex Baltimore Buyer, Inc.	(4)(10)(18)	SOFR + 6.00%	10.92%	12/1/2027	187,232	184,607	187,232	0.72
Onex Baltimore Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	9.94%	12/1/2027	116,735	114,409	115,124	0.44
PECF USS Intermediate Holding III Corp.	(9)	SOFR + 4.25%	9.88%	12/15/2028	24,769	24,787	19,975	0.08
Polyphase Elevator Holding Co.	(4)(7)(11)	SOFR + 5.50%	10.99%	6/23/2027	5,906	5,852	5,011	0.02
Polyphase Elevator Holding Co.	(4)(11)	SOFR + 5.50%	10.84%	6/23/2027	10,359	10,359	8,883	0.03
Recycle & Resource US, LLC	(6)(9)	SOFR + 3.50%	9.15%	7/14/2028	5,128	5,101	4,442	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Commercial Services & Supplies (continued)
Revspring, Inc.	(8)	SOFR + 4.00%	9.65%	10/11/2025	15,165	15,101	14,950	0.06
The Action Environmental Group, Inc.	(4)(12)	SOFR + 6.15%	11.55%	1/16/2026	1,534	1,505	1,534	0.01
The Action Environmental Group, Inc.	(4)(12)	SOFR + 6.00%	11.55%	1/16/2026	14,441	14,169	14,441	0.06
The Action Environmental Group, Inc.	(4)(12)	SOFR + 6.15%	11.56%	1/15/2026	3,989	3,940	3,989	0.02
The Action Environmental Group, Inc.	(4)(12)	SOFR + 6.43%	11.80%	1/15/2026	4,441	4,387	4,441	0.02
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc)	(9)	SOFR + 3.75%	9.18%	12/8/2028	27,139	27,038	26,876	0.10
USIC Holdings, Inc.	(10)	SOFR + 3.50%	8.93%	5/12/2028	24,500	24,418	24,140	0.09
Vaco Holdings, Inc.	(10)	SOFR + 5.00%	10.59%	1/21/2029	9,055	9,021	8,736	0.03
Veregy Consolidated, Inc.	(11)	SOFR + 6.00%	11.63%	11/2/2027	20,183	20,216	17,963	0.07

						1,941,525	1,936,845	7.41
Construction & Engineering
Aegion Corporation	(10)	SOFR + 4.75%	10.18%	5/17/2028	16,022	16,000	15,969	0.06
ASP Endeavor Acquisition, LLC	(4)(9)	SOFR + 6.50%	12.13%	5/3/2027	35,190	34,769	33,167	0.13
Brookfield WEC Holdings, Inc.	(9)	SOFR + 3.75%	9.07%	8/1/2025	2,970	2,900	2,981	0.01
COP Home Services TopCo IV, Inc.	(4)(7)(11)	SOFR + 6.10%	11.47%	12/31/2027	211,646	206,974	211,223	0.81
Peak Utility Services Group, Inc.	(4)(11)	SOFR + 5.00%	10.42%	3/2/2028	23,239	23,098	22,891	0.09
Refficiency Holdings, LLC	(10)	SOFR + 3.75%	9.17%	12/16/2027	11,283	11,221	11,255	0.04
Thermostat Purchaser III, Inc.	(4)(7)(10)	SOFR + 4.50%	10.07%	8/31/2028	46,976	46,129	46,703	0.18
Tutor Perini Corp.	(6)(11)	SOFR + 4.75%	10.18%	8/18/2027	2,599	2,617	2,487	0.01

						343,708	346,676	1.33
Construction Materials
White Cap Buyer, LLC	(9)	SOFR + 3.75%	9.07%	10/19/2027	17,045	17,087	17,033	0.07
Containers & Packaging
Ascend Buyer, LLC	(4)(7)(10)	SOFR + 6.40%	11.94%	10/2/2028	11,444	11,052	11,251	0.04
Berlin Packaging, LLC	(9)	SOFR + 3.75%	9.19%	3/11/2028	15,479	15,462	15,338	0.06
Charter NEX US, Inc.	(10)	SOFR + 3.75%	9.18%	12/1/2027	18,155	18,190	18,015	0.07
Graham Packaging Co, Inc.	(10)	SOFR + 3.00%	8.43%	8/4/2027	8,923	8,910	8,916	0.03
LABL, Inc.	(9)	SOFR + 5.00%	10.42%	10/29/2028	7,018	6,940	7,005	0.03
MAR Bidco Sarl	(6)(9)	SOFR + 3.95%	9.25%	7/6/2028	3,868	3,855	3,733	0.01
Novolex, Inc.	(9)	SOFR + 4.18%	9.59%	4/13/2029	16,985	16,636	16,778	0.06
Pretium PKG Holdings, Inc.	(9)(17)	SOFR + 4.00%	9.53%	10/2/2028	23,471	23,163	14,561	0.06
ProAmpac PG Borrower, LLC	(10)	SOFR + 3.75%	9.39%	11/3/2025	16,363	16,387	16,310	0.06
Ring Container Technologies Group, LLC	(9)	SOFR + 3.50%	8.93%	8/12/2028	995	991	996	0.00

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Containers & Packaging (continued)
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	8.68%	3/3/2028		7,126	7,089	7,004	0.03
Trident TPI Holdings, Inc.	(9)	SOFR + 4.00%	9.65%	9/15/2028		16,017	15,976	15,986	0.06

							144,651	135,893	0.51
Distributors
BP Purchaser, LLC	(4)(10)	SOFR + 5.50%	11.17%	12/10/2028		7,900	7,783	7,702	0.03
Bution Holdco 2, Inc.	(4)(11)	SOFR + 6.25%	11.72%	10/17/2025		5,661	5,611	5,661	0.02
Dana Kepner Company, LLC	(4)(11)	SOFR + 6.00%	11.55%	12/29/2026		80,588	79,424	80,185	0.31
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.50%	10.92%	11/2/2026		30,031	29,559	29,431	0.11
Marcone Yellowstone Buyer, Inc.	(4)(7)(10)	SOFR + 6.50%	12.04%	6/23/2028		15,691	15,150	14,620	0.06
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 6.25%	11.64%	6/23/2028		26,456	26,099	24,868	0.10
NDC Acquisition Corp.	(4)(11)	SOFR + 5.75%	11.24%	3/9/2027		21,938	21,592	21,663	0.08
NDC Acquisition Corp.	(4)(7)(11)	SOFR + 5.75%	11.00%	3/9/2027		514	460	471	0.00
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.60%	11.97%	5/13/2026		9,182	8,928	8,999	0.03
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.60%	11.97%	11/13/2024		18,274	18,143	17,909	0.07
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	11.97%	11/13/2024		55,489	54,984	54,379	0.21
Unified Door & Hardware Group, LLC	(4)(11)	SOFR + 5.85%	11.24%	6/30/2025		64,366	63,588	62,435	0.24

							331,321	328,323	1.26
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 3.50%	8.92%	12/11/2028		20,666	20,332	19,763	0.08
BPPH2 Limited	(4)(6)(8)	S + 6.87%	12.06%	3/2/2028	GBP	40,700	55,323	49,319	0.19
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	10.93%	7/20/2028		951,139	944,615	951,139	3.64
Colibri Group, LLC	(10)	SOFR + 5.00%	10.45%	3/12/2029		9,872	9,795	9,760	0.04
Dreambox Learning Holding, LLC	(4)(10)	SOFR + 6.25%	11.63%	12/1/2027		135,213	133,328	135,213	0.52
EM Bidco Limited	(6)(9)	SOFR + 4.25%	9.74%	7/6/2029		7,479	7,409	7,410	0.03
Endeavor Schools Holdings LLC	(4)(7)(11)	SOFR + 6.25%	11.56%	7/18/2029		47,535	46,132	46,083	0.18
Go Car Wash Management Corp.	(4)(11)	SOFR + 6.25%	11.67%	12/31/2026		41,856	41,269	40,810	0.16
Go Car Wash Management Corp.	(4)(7)(11)	SOFR + 6.25%	11.45%	12/31/2026		48,475	46,336	46,309	0.18
Groundworks, LLC	(4)(7)(11)	SOFR + 6.50%	11.81%	3/14/2030		751	728	739	0.00
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.50%	8.93%	12/15/2028		15,776	15,674	15,648	0.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Diversified Consumer Services (continued)
Spring Education Group, Inc.	(4)(8)	SOFR + 4.50%	9.89%		9/29/2030	13,785	13,613	13,613	0.05
Sunshine Cadence Holdco, LLC	(4)(7)(10)	SOFR + 6.50%	11.80%		3/23/2027	800	781	800	0.00
Sunshine Cadence Holdco, LLC	(4)(8)	SOFR + 4.25%	9.90%		3/23/2027	39,291	37,063	38,309	0.15
TruGreen Limited Partnership	(10)	SOFR + 4.00%	9.42%		11/2/2027	1,446	1,452	1,378	0.01
University Support Services, LLC	(9)	SOFR + 3.25%	8.67%		2/10/2029	9,860	9,822	9,791	0.04
Weld North Education, LLC	(9)	SOFR + 3.75%	9.18%		12/21/2027	15,242	15,199	14,974	0.06

							1,398,871	1,401,058	5.39
Diversified Financial Services
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.17%		4/28/2028	128,095	126,493	126,173	0.48
Comet Acquisition, Inc.	(9)	SOFR + 4.25%	9.77%		10/24/2025	15,710	15,570	15,681	0.06
Lereta, LLC	(10)	SOFR + 5.00%	10.43%		7/30/2028	29,232	29,029	23,849	0.09
Mitchell International, Inc.	(9)	SOFR + 3.75%	9.18%		10/15/2028	66,540	65,967	65,561	0.25
More Cowbell II, LLC	(4)(7)(10)	SOFR + 6.25%	11.73%		9/1/2030	19,991	19,470	19,464	0.07
More Cowbell II, LLC	(4)(7)(10)	SOFR + 6.25%	11.73%		9/1/2029	557	488	487	0.00
Polaris Newco, LLC	(9)	SOFR + 4.00%	9.43%		6/2/2028	32,920	32,639	31,603	0.12
Sedgwick Claims Management Services, Inc.	(6)(8)	SOFR + 3.75%	9.07%		2/24/2028	5,225	5,179	5,221	0.02
SelectQuote, Inc.	(4)(5)(10)	SOFR + 8.00%	13.43 (incl. 2.00 PIK	% % )	11/5/2024	272,458	272,176	245,212	0.94

							567,011	533,251	2.03
Diversified Telecommunication Services
Numericable US, LLC	(6)(8)	SOFR + 5.50%	10.81%		8/15/2028	22,694	22,290	20,609	0.08
Point Broadband Acquisition, LLC	(4)(11)	SOFR + 6.00%	11.37%		10/1/2028	159,145	156,302	159,145	0.61
Point Broadband Acquisition, LLC	(4)(11)	SOFR + 6.00%	11.51%		10/1/2028	72,554	71,306	72,554	0.28
Zacapa, LLC	(6)(9)	SOFR + 4.00%	9.39%		3/22/2029	6,036	6,027	6,002	0.02

							255,925	258,310	0.99
Electric Utilities
Qualus Power Services Corp.	(4)(11)	SOFR + 5.00%	10.52%		3/26/2027	50,581	49,884	48,810	0.19
Qualus Power Services Corp.	(4)(7)(11)	SOFR + 5.75%	11.17%		3/26/2027	18,979	18,120	18,249	0.07
Tiger Acquisition, LLC	(4)(6)(9)	SOFR + 3.25%	8.67%		6/1/2028	2,000	1,985	1,979	0.01

							69,989	69,038	0.27

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Diversified Telecommunication Services (continued)
Electrical Equipment
Emergency Power Holdings, LLC	(4)(7)(11)	SOFR + 5.50%	10.89%	8/17/2028		198,286	195,230	197,792	0.76
Madison IAQ, LLC	(9)	SOFR + 3.25%	8.69%	6/21/2028		40,146	39,798	39,561	0.15
Shoals Holdings, LLC	(4)(11)	SOFR + 5.75%	11.27%	11/25/2026		11,176	11,025	11,176	0.04

							246,053	248,529	0.95
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.50%	12/23/2026		25,320	25,045	22,915	0.09
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.45%	12/23/2026		1,949	1,937	1,764	0.01
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.37%	12/23/2026		7,600	7,549	6,878	0.03
CPI Intermediate Holdings Inc	(4)(7)(10)	SOFR + 5.50%	10.87%	10/8/2029		463,359	453,962	450,660	1.72
Infinite Bidco, LLC	(9)	SOFR + 3.75%	9.18%	3/2/2028		11,991	11,973	11,796	0.05
Presidio, Inc.	(8)	SOFR + 3.50%	8.97%	1/22/2027		2,181	2,182	2,181	0.01

							502,648	496,194	1.91
Energy Equipment & Services
Abaco Energy Technologies, LLC	(4)(13)	SOFR + 7.00%	12.41%	10/4/2024		4,824	4,724	4,824	0.02
ISQ Hawkeye Holdco, Inc.	(4)(5)(7)(10)	SOFR + 6.00%	11.38%	8/17/2029		8,468	8,269	8,438	0.03
Tetra Technologies, Inc.	(4)(6)(11)	SOFR + 6.25%	11.67%	9/10/2025		22,793	22,278	22,793	0.09

							35,271	36,055	0.14
Entertainment
CE Intermediate I, LLC	(9)	SOFR + 3.50%	9.02%	11/10/2028		7,661	7,605	7,592	0.03
Recorded Books, Inc.	(8)	SOFR + 4.00%	9.32%	8/29/2025		6,787	6,793	6,797	0.03

							14,398	14,389	0.06
Food Products
Quantum Bidco, Ltd.	(6)(8)	S + 5.75%	11.22%	1/29/2028	GBP	18,500	24,714	20,662	0.08
Snacking Investments US, LLC	(6)(11)	SOFR + 4.00%	9.32%	12/18/2026		4,894	4,915	4,896	0.02

							29,629	25,558	0.10
Ground Transportation
Quality Distribution LLC	(4)(7)(11)	SOFR + 6.75%	12.08%	6/30/2028		675	531	261	0.00
Quality Distribution LLC	(4)(11)	SOFR + 6.38%	11.81%	7/1/2028		6,891	6,752	6,754	0.03

							7,283	7,015	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Equipment & Supplies
Advancing Eyecare Center, Inc.	(4)(7)(9)	SOFR + 5.75%	11.29%		6/13/2029		25,126	24,574	24,234	0.09
Auris Luxembourg III Sarl	(6)(7)(8)	L + 3.75%	9.12%		2/27/2026		10,001	9,976	9,598	0.04
Bamboo US BidCo LLC	(4)(6)(7)(11)	SOFR + 6.00%	11.32%		9/30/2030		30,134	28,971	28,971	0.11
Bamboo US BidCo LLC	(4)(6)(11)	E + 6.00%	9.86%		9/30/2030	EUR	70,854	72,768	72,767	0.28
CPI Buyer, LLC	(4)(7)(10)	SOFR + 5.50%	11.18%		11/1/2028		170,770	168,076	164,214	0.63
Egrotron Acquisition, LLC	(4)(10)	SOFR + 5.75%	11.17%		7/6/2028		67,196	66,129	66,524	0.25
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	10.92%		9/13/2028		194,040	191,294	190,159	0.73
GCX Corporation Buyer, LLC	(4)(10)	SOFR + 5.50%	11.02%		9/13/2028		49,129	48,526	48,146	0.18
Natus Medical Incorporated	(4)(9)	SOFR + 5.50%	11.04%		7/20/2029		49,625	46,730	46,648	0.18
Natus Medical Incorporated	(4)(7)(9)	SOFR + 4.75%	10.18%		7/21/2027		3,463	3,356	2,892	0.01
Resonetics, LLC	(10)	SOFR + 4.00%	9.63%		4/28/2028		66,135	65,400	65,131	0.25
Sunshine Luxembourg VII S.à r.l, LLC	(6)(10)	SOFR + 3.75%	9.24%		10/1/2026		13,800	13,828	13,795	0.05

								739,628	733,079	2.80
Health Care Providers & Services
123Dentist, Inc.	(4)(6)(7)(10)	C + 5.50%	10.88%		8/10/2029	CAD	207,196	157,502	143,807	0.55
ACI Group Holdings, Inc.	(4)(7)(10)	SOFR + 5.50%	10.92 (incl. 1.25 PIK	% % )	8/2/2028		107,587	105,214	105,663	0.40
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.50%	11.87%		5/7/2027		11,876	11,717	11,695	0.04
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.50%	11.90%		5/7/2027		8,669	8,577	8,583	0.03
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.50%	11.95%		5/7/2026		669	628	591	0.00
ADMI Corp.	(9)	SOFR + 3.75%	9.18%		12/23/2027		46,164	45,962	43,180	0.17
Amerivet Partners Management, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	11.04%		2/25/2028		30,137	29,300	28,402	0.11
AMGH Holding Corp.	(11)	SOFR + 4.25%	9.88%		3/14/2025		11,524	11,533	8,096	0.03
Canadian Hospital Specialties Ltd.	(4)(6)(11)	C + 4.50%	9.87%		4/14/2028	CAD	10,169	8,049	7,447	0.03
Canadian Hospital Specialties Ltd.	(4)(6)(7)(10)	C + 4.50%	9.88%		4/15/2027	CAD	4,883	3,803	7,058	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Canadian Hospital Specialties Ltd.	(4)(6)(11)	C + 4.50%	10.01%		4/14/2028	CAD	4,689	3,716	3,426	0.01
Caramel Bidco Limited	(4)(6)(8)	S + 6.00%	10.43%		2/24/2029	GBP	60,000	78,406	69,248	0.26
Caramel Bidco Limited	(4)(6)(8)	S + 6.00%	11.19%		2/24/2029	GBP	2,265	3,007	2,613	0.01
Caramel Bidco Limited	(4)(6)(8)	E + 6.00%	9.78%		2/24/2029	EUR	14,000	15,603	13,998	0.05
Caramel Bidco Limited	(4)(6)(8)	SOFR + 6.00%	11.30%		2/24/2029		6,125	6,338	5,788	0.02
CCBlue Bidco, Inc.	(4)(7)(10)	SOFR + 6.25%	11.60 (incl. 2.75 PIK	% % )	12/21/2028		505,844	498,149	468,499	1.79
Covenant Surgical Partners, Inc.	(8)	SOFR + 4.00%	9.37%		7/1/2026		2,932	2,901	2,404	0.01
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.41%	11.80%		4/3/2028		8,379	8,299	8,232	0.03
DCA Investment Holdings, LLC	(4)(7)(10)	SOFR + 6.50%	11.87%		4/3/2028		9,899	9,644	9,724	0.04
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.41%	11.65%		4/3/2028		17,097	17,032	16,798	0.06
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	11.55%		10/4/2026		28,899	28,899	28,610	0.11
Global Medical Response, Inc.	(11)	SOFR + 4.25%	9.78%		10/2/2025		34,028	34,077	23,905	0.09
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.00%	10.50%		10/15/2026		272,929	269,648	264,741	1.01
LifePoint Health, Inc.	(8)	SOFR + 3.75%	9.38%		11/16/2025		14,539	14,513	14,532	0.06
Medical Knowledge Group, LLC	(4)(10)	SOFR + 5.75%	11.17%		2/1/2029		162,472	159,994	161,253	0.62
Medical Knowledge Group, LLC	(4)(10)	SOFR + 5.75%	11.27%		2/1/2029		21,745	21,165	21,582	0.08
Midwest Physician Administrative Services, LLC	(10)	SOFR + 3.25%	8.90%		3/12/2028		19,036	18,977	17,925	0.07
Navigator Acquiror, Inc.	(4)(9)	SOFR + 5.75%	11.17 (incl. 5.71 PIK	% % )	7/16/2027		402,181	399,856	390,116	1.49
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.75%	11.18 (incl. 5.72 PIK	% % )	7/16/2027		63,273	62,983	61,374	0.23
Odyssey Holding Company, LLC	(4)(11)	SOFR + 5.75%	11.13%		11/16/2025		59,439	59,205	59,439	0.23
Odyssey Holding Company, LLC	(4)(11)	SOFR + 5.75%	11.14%		11/16/2025		4,211	4,211	4,211	0.02
Onex TSG Intermediate Corp.	(6)(10)	SOFR + 4.75%	10.38%		2/28/2028		22,848	22,721	21,340	0.08

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Pathway Vet Alliance, LLC	(8)	SOFR + 3.75%	9.18%	3/31/2027		30,465	30,299	28,557	0.11
Pediatric Associates Holding Co., LLC	(9)	SOFR + 3.25%	8.57%	12/29/2028		6,263	6,211	6,118	0.02
PetVet Care Centers, LLC	(10)	SOFR + 3.50%	8.92%	2/14/2025		53,982	53,965	53,813	0.21
Phoenix Guarantor, Inc.	(8)	SOFR + 3.50%	8.93%	3/5/2026		7,804	7,804	7,777	0.03
Plasma Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	11.14%	5/12/2029		90,805	89,067	84,438	0.32
Plasma Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	11.14%	5/12/2028		2,893	2,671	1,917	0.01
PPV Intermediate Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	11.17%	8/31/2029		126,926	124,683	125,533	0.48
PSKW Intermediate, LLC	(4)(11)	SOFR + 6.25%	11.67%	3/9/2026		14,192	14,192	14,192	0.05
Radnet, Inc.	(6)(10)	SOFR + 3.00%	8.43%	4/21/2028		4,813	4,798	4,813	0.02
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.90%	11.15%	12/23/2028		487,769	479,833	476,974	1.82
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.90%	11.20%	12/23/2028		22,631	20,213	19,411	0.07
Snoopy Bidco, Inc.	(4)(7)(10)	SOFR + 6.75%	12.65%	6/1/2028		623,786	616,195	594,948	2.28
SpecialtyCare, Inc.	(4)(7)(11)	L + 5.75%	11.28%	6/18/2028		68,064	66,588	65,474	0.25
SpecialtyCare, Inc.	(4)(7)(11)	SOFR + 5.75%	11.32%	6/18/2028		589	517	339	0.00
Stepping Stones Healthcare Services, LLC	(4)(10)	SOFR + 5.75%	11.24%	1/2/2029		130,574	128,877	126,004	0.48
Stepping Stones Healthcare Services, LLC	(4)(7)(10)	SOFR + 5.75%	11.17%	12/30/2026		3,150	2,858	2,363	0.01
Stepping Stones Healthcare Services, LLC	(4)(7)(10)	SOFR + 5.75%	11.05%	1/2/2029		29,733	29,240	28,539	0.11
Surgery Centers Holdings, Inc.	(6)(10)	SOFR + 3.75%	9.19%	8/31/2026		9,435	9,431	9,456	0.04
The Fertility Partners, Inc.	(4)(6)(10)	C + 5.75%	11.25%	3/16/2028	CAD	137,302	106,304	93,795	0.36
The Fertility Partners, Inc.	(4)(6)(7)(10)	C + 5.75%	11.25%	9/16/2027	CAD	8,688	6,671	5,781	0.02
The Fertility Partners, Inc.	(4)(6)(10)	SOFR + 5.75%	11.29%	3/16/2028		38,513	37,940	35,624	0.14
The Fertility Partners, Inc.	(4)(6)(10)	P + 4.75%	13.25%	3/16/2028		7,645	7,626	7,072	0.03
The GI Alliance Management, LLC	(4)(11)	SOFR + 6.25%	11.77%	9/15/2028		315,005	307,188	313,430	1.20
TTF Holdings, LLC	(10)	SOFR + 4.00%	9.43%	3/31/2028		4,006	3,987	4,009	0.02
U.S. Anesthesia Partners, Inc.	(9)	SOFR + 4.25%	9.69%	10/1/2028		16,167	16,122	14,879	0.06
UMP Holdings, LLC	(4)(10)	SOFR + 5.75%	11.06%	7/15/2028		9,621	9,468	9,332	0.04
UMP Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	11.16%	7/15/2028		12,571	12,471	12,150	0.05

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Unified Physician Management, LLC	(4)(7)(9)	SOFR + 5.25%	10.57%	6/18/2029		913,001	913,001	913,001	3.49
US Oral Surgery Management Holdco, LLC	(4)(7)(10)	SOFR + 6.00%	11.48%	11/18/2027		127,120	125,531	124,134	0.47
US Oral Surgery Management Holdco, LLC	(4)(7)(11)	SOFR + 6.00%	11.35%	11/18/2027		54,163	53,328	52,653	0.20
Veonet GmbH	(6)(8)	S + 5.25%	10.44%	3/14/2029	GBP	170,000	218,945	202,205	0.77
WHCG Purchaser III, Inc.	(4)(10)	SOFR + 5.75%	11.40%	6/22/2028		103,164	101,838	66,283	0.25
WHCG Purchaser III, Inc.	(4)(7)(10)	SOFR + 5.75%	11.40%	6/22/2026		12,455	12,319	7,991	0.03

							5,741,810	5,547,285	21.20
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 3.25%	8.57%	2/15/2029		36,653	36,338	36,069	0.14
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.50%	10.89%	5/25/2029		388,551	382,281	384,666	1.47
Caerus US 1, Inc.	(4)(6)(10)	SOFR + 5.75%	11.14%	5/25/2029		86,379	84,894	86,379	0.33
Caerus US 1, Inc.	(4)(6)(7)(10)	SOFR + 5.75%	11.21%	5/25/2029		31,809	30,965	31,149	0.12
Caerus US 1, Inc.	(4)(6)(7)(10)	SOFR + 5.75%	11.08%	5/25/2029		13,244	12,420	13,244	0.05
Color Intermediate LLC	(4)(10)	SOFR + 5.50%	10.99%	10/4/2029		369,780	361,779	369,780	1.41
Edifecs, Inc.	(4)(10)	SOFR + 5.50%	10.99%	9/21/2026		51,474	50,866	51,474	0.20
Edifecs, Inc.	(4)(10)	SOFR + 5.50%	10.74%	9/21/2026		69,863	68,983	69,863	0.27
Edifecs, Inc.	(4)(11)	SOFR + 7.00%	12.49%	9/21/2026		29,135	29,057	29,427	0.11
GI Ranger Intermediate, LLC	(4)(7)(10)	SOFR + 5.75%	11.29%	10/29/2028		90,542	89,023	89,953	0.34
GI Ranger Intermediate, LLC	(4)(7)(10)	SOFR + 5.75%	11.29%	10/29/2027		11,205	11,080	11,117	0.04
Imprivata, Inc.	(9)	SOFR + 3.75%	9.18%	12/1/2027		2,028	2,031	2,028	0.01
Neptune Holdings, Inc.	(4)(6)(7)(11)	SOFR + 6.00%	11.42%	8/31/2030		15,000	14,580	14,575	0.06
Netsmart Technologies, Inc.	(10)	SOFR + 4.00%	9.43%	10/1/2027		13,004	13,049	13,023	0.05
NMC Crimson Holdings, Inc.	(4)(10)	SOFR + 6.00%	11.40%	3/1/2028		71,173	69,827	71,173	0.27
NMC Crimson Holdings, Inc.	(4)(7)(10)	SOFR + 6.00%	11.61%	3/1/2028		13,724	13,534	13,463	0.05
Project Ruby Ultimate Parent Corp.	(10)	SOFR + 3.25%	8.68%	3/10/2028		4,693	4,493	4,460	0.02
RPBLS Midco, LLC	(4)(10)	SOFR + 5.75%	11.10%	4/1/2028		165,567	163,334	165,567	0.63
Verscend Holding Corp.	(8)	SOFR + 4.00%	9.43%	8/27/2025		30,247	30,279	30,293	0.12
Waystar Technologies, Inc.	(8)	SOFR + 4.00%	9.43%	10/22/2026		12,321	12,333	12,350	0.05

							1,481,146	1,500,053	5.74

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Hotels, Restaurants & Leisure
Alterra Mountain Company	(9)	SOFR + 3.50%	8.93%	8/17/2028		6,193	6,202	6,196	0.02
Century Casinos, Inc.	(6)(10)	SOFR + 6.00%	11.43%	4/2/2029		31,530	31,030	30,821	0.12
Fertitta Entertainment, LLC	(9)	SOFR + 4.00%	9.32%	1/27/2029		13,495	13,489	13,381	0.05
Flynn Restaurant Group LP	(9)	SOFR + 4.25%	9.68%	12/1/2028		7,586	7,536	7,564	0.03
IRB Holding Corp.	(10)	SOFR + 3.00%	8.42%	12/15/2027		18,635	18,628	18,589	0.07
Mic Glen, LLC	(9)	SOFR + 3.25%	8.68%	7/21/2028		12,974	12,960	12,866	0.05
New Red Finance, Inc.	(8)	SOFR + 2.25%	7.57%	9/12/2030		2,000	2,000	1,995	0.01
Scientific Games Holdings LP	(9)	SOFR + 3.50%	8.77%	4/4/2029		12,346	12,319	12,291	0.05
Tacala Investment Corp.	(10)	SOFR + 4.00%	9.43%	2/5/2027		17,894	17,922	17,855	0.07
Twin River Worldwide Holdings, Inc.	(6)(9)	SOFR + 3.25%	8.84%	10/2/2028		9,651	9,610	9,479	0.04
Whatabrands LLC	(9)	SOFR + 3.00%	8.43%	8/3/2028		9,462	9,406	9,438	0.04

							141,102	140,475	0.55
Household Durables
AI Aqua Merger Sub, Inc.	(6)(9)	SOFR + 3.75%	9.08%	7/31/2028		32,728	32,370	32,449	0.12
Industrial Conglomerates
Bettcher Industries, Inc.	(9)	SOFR + 4.00%	9.32%	12/14/2028		7,026	6,973	6,918	0.03
CEP V Investment 11 Sarl	(4)(6)(10)	SA + 6.52%	8.23%	2/11/2028	CHF	47,449	47,545	51,846	0.20
CEP V Investment 11 Sarl	(4)(6)(10)	E + 6.45%	10.22%	2/23/2028	EUR	54,899	51,611	58,124	0.22
Engineered Machinery Holdings, Inc.	(10)	SOFR + 3.50%	9.15%	5/19/2028		11,905	11,866	11,858	0.05
Excelitas Technologies Corp.	(4)(8)	E + 5.75%	9.54%	8/13/2029	EUR	25,134	25,369	26,144	0.10
Excelitas Technologies Corp.	(4)(7)(10)	SOFR + 5.75%	11.21%	8/13/2029		162,341	159,577	159,308	0.61
Excelitas Technologies Corp.	(4)(7)(10)	SOFR + 5.75%	11.24%	8/12/2028		8,770	8,530	8,511	0.03
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	9.40%	3/31/2028		22,999	22,923	22,834	0.09
SPX Flow, Inc.	(9)	SOFR + 4.50%	9.92%	4/5/2029		8,549	8,249	8,542	0.03
Vertical US Newco, Inc.	(6)(9)	SOFR + 3.50%	9.38%	7/30/2027		17,755	17,802	17,737	0.07
Victory Buyer, LLC	(9)	SOFR + 3.75%	9.33%	11/19/2028		22,691	22,614	21,424	0.08

							383,059	393,246	1.51
Insurance
Alera Group, Inc.	(4)(10)	SOFR + 6.00%	11.42%	10/2/2028		63,473	63,011	62,839	0.24
Alliant Holdings Intermediate, LLC	(9)	L + 3.50%	8.93%	11/6/2027		4,492	4,490	4,488	0.02
Amerilife Holdings LLC	(4)(10)	SOFR + 5.75%	11.08%	8/31/2029		306,975	301,787	303,906	1.16
Amerilife Holdings LLC	(4)(7)(10)	SOFR + 5.75%	10.99%	8/31/2028		8,119	7,321	7,632	0.03
Amerilife Holdings LLC	(4)(7)(10)	SOFR + 5.75%	10.62%	8/31/2029		51,163	50,079	50,393	0.19
AssuredPartners, Inc.	(9)	SOFR + 3.50%	8.93%	2/12/2027		17,955	17,838	17,966	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Insurance (continued)
Baldwin Risk Partners, LLC	(6)(9)	SOFR + 3.50%	8.92%		10/14/2027		9,811	9,786	9,750	0.04
CFC Underwriting, Ltd.	(4)(6)(7)(9)	SOFR + 5.00%	10.30%		5/16/2029		138,161	135,183	137,957	0.53
Foundation Risk Partners Corp.	(4)(7)(10)	SOFR + 6.00%	11.49%		10/29/2028		27,781	27,355	26,943	0.10
Foundation Risk Partners Corp.	(4)(7)(10)	SOFR + 6.00%	11.49%		10/30/2028		27,106	26,749	26,311	0.10
Galway Borrower, LLC	(4)(7)(10)	SOFR + 5.25%	10.74%		9/29/2028		222,252	219,085	217,378	0.83
High Street Buyer, Inc.	(4)(7)(10)	SOFR + 6.00%	11.54%		4/14/2028		90,758	89,506	90,674	0.35
High Street Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.29%		4/16/2028		45,256	44,276	44,767	0.17
Howden Group Holdings Limited	(6)(10)	L + 3.25%	8.69%		11/12/2027		13,392	13,340	13,369	0.05
Integrity Marketing Acquisition, LLC	(4)(10)	SOFR + 6.05%	11.57%		8/27/2025		80,179	79,650	79,377	0.30
Integrity Marketing Acquisition, LLC	(4)(10)	SOFR + 6.02%	11.28%		8/27/2025		97,081	95,918	96,110	0.37
Integrity Marketing Acquisition, LLC	(4)(7)(10)	SOFR + 6.00%	11.42%		8/27/2025		2,839	2,744	2,771	0.01
Integrity Marketing Acquisition, LLC	(4)(10)	SOFR + 6.02%	11.54%		8/27/2025		72,169	71,612	71,447	0.27
Integrity Marketing Acquisition, LLC	(4)(10)	SOFR + 6.03%	11.55%		8/27/2025		2,322	2,304	2,298	0.01
NFP Corp.	(8)	SOFR + 3.25%	8.68%		2/15/2027		13,491	13,435	13,345	0.05
PGIS Intermediate Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	11.28%		10/16/2028		24,296	23,956	23,380	0.09
Riser Merger Sub, Inc.	(4)(10)	S + 5.88%	11.06%		8/1/2028	GBP	13,580	16,653	16,575	0.06
Riser Merger Sub, Inc.	(4)(7)(10)	SOFR + 5.88%	11.27%		8/1/2028		207,017	203,282	207,017	0.79
Riser Merger Sub, Inc.	(4)(7)(10)	SOFR + 6.50%	11.87%		8/1/2028		10,749	10,465	10,468	0.04
RSC Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	11.02%		10/30/2026		74,531	73,255	74,203	0.28
SG Acquisition, Inc.	(4)(9)	SOFR + 5.50%	10.92%		1/27/2027		93,540	93,313	91,202	0.35
Shelf Bidco Ltd	(4)(6)(10)(18)	SOFR + 6.34%	11.71%		1/3/2030		132,377	128,801	131,054	0.50
Tennessee Bidco Limited	(4)(6)(8)	E + 7.00%	10.97 (incl. 2.50 PIK	% % )	8/3/2028	EUR	5,491	6,982	5,765	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Insurance (continued)
Tennessee Bidco Limited	(4)(6)(8)	S + 7.28%	12.21 (incl. 2.50 PIK	% % )	7/9/2028	GBP	49,051	66,748	59,422	0.23
Tennessee Bidco Limited	(4)(6)(7)(8)	S + 7.28%	12.46 (incl. 2.50 PIK	% % )	7/9/2028	GBP	81,462	91,726	95,907	0.37
Tennessee Bidco Limited	(4)(6)(8)	SOFR + 7.00%	12.09 (incl. 2.50 PIK	% % )	7/9/2028		168,147	164,709	166,885	0.64
Tennessee Bidco Limited	(4)(6)(8)	SOFR + 7.00%	12.65 (incl. 2.50 PIK	% % )	8/3/2028		48,496	47,948	48,132	0.18
Tennessee Bidco Limited	(4)(6)(8)	SOFR + 6.25%	11.82 (incl. 2.50 PIK	% % )	8/3/2028		66,175	65,774	63,859	0.24
USI, Inc.	(9)	SOFR + 3.75%	9.14%		11/22/2029		8,935	8,854	8,939	0.03
USI, Inc.	(9)	SOFR + 3.25%	8.66%		9/29/2030		2,000	2,005	1,998	0.01

								2,279,940	2,284,527	8.72
Interactive Media & Services
Ancestry.com Operations, Inc	(9)	SOFR + 3.25%	8.67%		12/6/2027		3,609	3,590	3,540	0.01
MH Sub I, LLC	(11)	SOFR + 3.75%	9.18%		9/13/2024		4,508	4,514	4,515	0.02
Project Boost Purchaser, LLC	(9)	SOFR + 3.50%	8.93%		5/30/2026		4,899	4,858	4,902	0.02

								12,962	12,957	0.05
Internet & Direct Marketing Retail
Donuts, Inc.	(4)(11)	SOFR + 6.00%	11.57%		12/29/2026		233,960	232,604	232,790	0.89
Donuts, Inc.	(4)(11)	SOFR + 6.00%	11.57%		12/29/2027		273,644	273,644	272,276	1.04
Hoya Midco, LLC	(6)(9)	SOFR + 3.25%	8.62%		2/3/2029		9,561	9,520	9,588	0.04
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	11.31%		12/15/2027		557,445	550,680	521,211	1.99

								1,066,448	1,035,865	3.96
IT Services
Ahead DB Holdings, LLC	(5)(10)	SOFR + 3.75%	9.24%		10/18/2027		2,550	2,559	2,536	0.01
AI Altius Bidco, Inc.	(4)(5)(8)	9.75%	9.75 PIK	%	12/21/2029		24,510	24,037	24,020	0.09
AI Altius Bidco, Inc.	(4)(10)	SOFR + 5.18%	10.47%		12/21/2028		140,722	138,885	140,018	0.54
AI Altius Bidco, Inc.	(4)(10)	SOFR + 5.18%	10.57%		12/21/2028		13,557	13,297	13,489	0.05
BCP V Everise Acquisition, LLC	(10)	SOFR + 6.25%	11.49%		5/3/2027		69,464	68,216	69,464	0.27
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	9.32%		10/16/2026		19,558	19,576	19,467	0.07
Endurance International Group Holdings, Inc.	(10)	L + 3.50%	8.79%		2/10/2028		44,717	44,452	43,561	0.17

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
IT Services (continued)
Infostretch Corporation	(4)(10)	SOFR + 5.75%	11.29%		4/1/2028		180,713	178,002	168,966	0.65
Inovalon Holdings, Inc.	(4)(7)(10)	SOFR + 6.25%	11.89 (incl. 2.75 PIK	% % )	11/24/2028		978,120	960,077	969,540	3.71
Monterey Financing, S.A.R.L	(4)(6)(8)	CI + 6.00%	9.98%		9/28/2029	DKK	560,750	72,277	78,358	0.30
Monterey Financing, S.A.R.L	(4)(6)(9)	N + 6.00%	10.72%		9/28/2029	NOK	599,094	54,603	55,337	0.21
Monterey Financing, S.A.R.L	(4)(6)(8)	ST + 6.00%	10.17%		9/28/2029	SEK	243,186	21,261	21,990	0.08
Monterey Financing, S.A.R.L	(4)(6)(7)(8)	E + 6.00%	9.97%		9/28/2029	EUR	110,819	104,891	115,793	0.44
Park Place Technologies, LLC	(11)	SOFR + 5.00%	10.42%		11/10/2027		790	792	780	0.00
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	11.22%		10/25/2027		187,854	185,308	186,445	0.71
Red River Technology, LLC	(4)(11)	SOFR + 6.00%	11.43%		5/26/2027		148,176	146,598	148,176	0.57
S&P Global Engineering Solutions	(4)(7)(11)	SOFR + 7.00%	12.08%		5/2/2030		1,600	1,548	1,582	0.01
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	9.43 (incl. 2.00 PIK	% % )	9/28/2028	EUR	16,320	18,514	16,962	0.06
Turing Holdco, Inc.	(4)(6)(8)	E + 6.00%	9.66 (incl. 2.00 PIK	% % )	8/3/2028	EUR	7,829	8,857	8,142	0.03
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	11.54 (incl. 2.00 PIK	% % )	8/3/2028		4,936	4,968	4,850	0.02
Turing Holdco, Inc.	(4)(6)(8)	SOFR + 6.00%	11.41 (incl. 2.00 PIK	% % )	9/28/2028		12,719	12,449	12,497	0.05
Virtusa Corp.	(10)	L + 3.75%	9.33%		2/11/2028		8,850	8,860	8,810	0.03
Virtusa Corp.	(10)	SOFR + 3.75%	9.17%		2/15/2029		3,428	3,402	3,416	0.01

								2,093,429	2,114,199	8.08
Leisure Products
Motion Finco, LLC	(6)(8)	SOFR + 3.25%	8.90%		11/12/2026		3,695	3,631	3,691	0.01
Life Sciences Tools & Services
Cambrex Corp.	(10)	SOFR + 3.50%	8.92%		12/4/2026		4,510	4,521	4,497	0.02
Curia Global, Inc.	(10)	SOFR + 3.75%	9.17%		8/30/2026		32,310	32,324	27,000	0.10
Jupiter Bidco Limited	(4)(6)(7)(9)	E + 6.25%	10.22%		8/27/2029	EUR	5,860	2,198	4,209	0.02
Jupiter Bidco Limited	(4)(6)(10)	SOFR + 6.25%	11.64%		8/27/2029		88,177	85,946	84,209	0.32

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Life Sciences Tools & Services (continued)
LSCS Holdings, Inc.	(9)	SOFR + 4.50%	9.93%	12/16/2028		8,029	7,999	7,931	0.03
Maravai Intermediate Holdings, LLC	(6)(9)	SOFR + 3.00%	8.32%	10/19/2027		1,944	1,944	1,897	0.01
Packaging Coordinators Midco, Inc.	(10)	SOFR + 3.50%	9.15%	11/30/2027		1,867	1,867	1,862	0.01
Phoenix Newco, Inc.	(9)	SOFR + 3.25%	8.68%	11/15/2028		2,000	2,000	1,988	0.01

							138,799	133,593	0.52
Machinery
Chart Industries, Inc.	(4)(6)(9)	SOFR + 3.75%	9.17%	3/16/2030		5,970	5,954	5,977	0.02
MHE Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.00%	11.52%	7/21/2027		11,863	11,706	11,851	0.05
MHE Intermediate Holdings, LLC	(4)(11)	SOFR + 6.25%	11.77%	7/21/2027		636	622	636	0.00
MHE Intermediate Holdings, LLC	(4)(11)	SOFR + 6.50%	11.92%	7/21/2027		638	627	638	0.00
Pro Mach Group, Inc.	(11)	SOFR + 4.00%	9.43%	8/31/2028		7,514	7,451	7,530	0.03

							26,360	26,632	0.10
Marine
Armada Parent, Inc.	(4)(7)(10)	SOFR + 5.75%	11.17%	10/29/2027		221,085	217,713	216,743	0.83
Armada Parent, Inc.	(4)(7)(10)	SOFR + 5.75%	11.11%	10/29/2027		11,138	10,909	10,914	0.04

							228,622	227,657	0.87
Media
Clear Channel Outdoor Holdings, Inc.	(6)(8)	SOFR + 3.50%	9.14%	8/21/2026		370	358	361	0.00
Digital Media Solutions, LLC	(6)(10)	SOFR + 5.00%	10.54%	5/25/2026		29,293	28,904	20,080	0.08
McGraw-Hill Education, Inc.	(9)	SOFR + 4.75%	10.18%	7/28/2028		18,361	18,231	18,053	0.07
Radiate Holdco, LLC	(10)	SOFR + 3.25%	8.68%	9/25/2026		47,108	47,022	38,710	0.15
Trader Corp.	(4)(6)(7)(10)	C + 6.75%	12.13%	12/22/2029	CAD	109,957	78,812	80,433	0.31
Univision Communications, Inc.	(10)	SOFR + 3.25%	8.68%	3/15/2026		12,031	12,037	12,022	0.05
UPC Financing Partnership	(6)(8)	SOFR + 2.93%	8.37%	1/31/2029		5,000	4,932	4,941	0.02

							190,296	174,600	0.68
Metals & Mining
American Rock Salt Company, LLC	(10)	SOFR + 4.00%	9.43%	6/9/2028		9,410	9,401	8,759	0.03
SCIH Salt Holdings, Inc.	(10)	SOFR + 4.00%	9.63%	3/16/2027		13,414	13,353	13,354	0.05

							22,754	22,113	0.08

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc.	(4)(6)(10)	SOFR + 6.25%	11.61%	8/15/2028		27,509	27,018	27,509	0.11
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	9.09%	12/21/2028		35,265	35,191	34,989	0.13
KKR Alberta Midsteam FINCE Inc	(4)(6)(10)	SOFR + 6.25%	11.61%	8/15/2028		14,965	14,699	14,965	0.06

							76,908	77,463	0.30
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.75%	11.22%	11/12/2027		63,414	62,651	61,353	0.23
Profile Products, LLC	(4)(7)(10)	SOFR + 5.75%	11.18%	11/12/2027		11,155	10,940	10,603	0.04

							73,591	71,956	0.27
Pharmaceuticals
Doc Generici (Diocle S.p.A.)	(4)(5)(6)(7)(8)	E + 6.50%	10.38%	10/27/2028	EUR	60,136	58,122	63,207	0.24
Padagis, LLC	(6)(9)	SOFR + 4.75%	10.28%	7/6/2028		29,371	29,337	28,624	0.11
Rhea Parent, Inc.	(4)(10)	SOFR + 5.50%	11.04%	2/18/2029		204,019	200,868	204,019	0.78
Sharp Midco, LLC	(4)(9)	SOFR + 4.00%	9.49%	12/31/2028		5,243	5,233	5,210	0.02

							293,560	301,060	1.15
Professional Services
ALKU, LLC	(4)(10)	SOFR + 6.25%	11.57%	3/1/2028		55,548	54,264	54,853	0.21
Apex Companies, LLC	(4)(7)(11)	SOFR + 6.25%	11.62%	1/31/2028		1,605	1,562	1,600	0.01
APFS Staffing Holdings Inc	(9)	SOFR + 4.00%	9.32%	12/29/2028		5,248	5,215	5,187	0.02
Aqgen Island Holdings, Inc.	(9)	SOFR + 3.50%	8.93%	8/2/2028		41,357	41,252	41,073	0.16
Armor Holdco, Inc.	(6)(9)	SOFR + 4.50%	10.09%	12/11/2028		3,573	3,546	3,592	0.01
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	9.07%	12/29/2028		11,727	11,618	11,629	0.04
CFGI Holdings, LLC	(4)(7)(10)	SOFR + 5.00%	10.42%	11/2/2027		21,065	20,506	20,666	0.08
Chronicle Bidco, Inc.	(4)(7)(11)	SOFR + 6.75%	12.07%	5/18/2029		46,727	46,398	46,108	0.18
Claims Automation Intermediate 2, LLC	(4)(7)(10)	SOFR + 4.75%	10.16%	12/16/2027		45,031	43,919	43,783	0.17
Clearview Buyer, Inc.	(4)(7)(10)	SOFR + 5.35%	10.74%	8/26/2027		149,350	147,087	145,084	0.55
CoreLogic, Inc.	(9)	SOFR + 3.50%	8.93%	6/2/2028		13,937	13,902	12,929	0.05
Cumming Group, Inc.	(4)(7)(11)	SOFR + 6.00%	11.32%	5/26/2027		183,020	180,605	179,404	0.69

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Professional Services (continued)
Cumming Group, Inc.	(4)(11)	SOFR + 6.00%	11.32%	11/16/2027	1,591	1,556	1,563	0.01
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	9.14%	4/9/2027	85,481	85,146	83,540	0.32
Eliassen Group, LLC	(4)(10)	SOFR + 5.50%	10.84%	4/14/2028	63,342	62,698	62,392	0.24
Eliassen Group, LLC	(4)(7)(10)	SOFR + 5.50%	10.90%	4/14/2028	4,559	4,446	4,341	0.02
Emerald US, Inc.	(6)(8)	SOFR + 3.75%	9.40%	7/12/2028	3,859	3,856	3,857	0.01
EP Purchaser LLC	(9)	SOFR + 3.50%	9.15%	11/6/2028	9,576	9,400	9,480	0.04
Galaxy US Opco, Inc.	(6)(9)	SOFR + 4.75%	10.07%	4/29/2029	12,233	11,989	11,729	0.04
Guidehouse, Inc.	(4)(10)	SOFR + 6.25%	11.67%	10/16/2028	1,188,614	1,179,530	1,176,728	4.50
HIG Orca Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.00%	11.56%	8/17/2027	94,077	92,861	94,077	0.36
HIG Orca Acquisition Holdings, Inc.	(4)(7)(11)	SOFR + 6.00%	11.27%	8/17/2027	8,840	8,543	8,654	0.03
IG Investments Holdings, LLC	(4)(7)(10)	SOFR + 6.00%	11.47%	9/22/2028	445,007	438,193	442,558	1.69
Inmar, Inc.	(11)	SOFR + 5.50%	10.82%	5/1/2026	29,846	28,904	29,685	0.11
Kaufman Hall & Associates, LLC	(4)(10)	SOFR + 5.25%	10.67%	12/14/2028	96,571	95,135	96,571	0.37
Kwor Acquisition, Inc.	(4)(5)(7)(10)	SOFR + 5.25%	10.67%	12/22/2028	1,402	1,351	1,287	0.00
Kwor Acquisition, Inc.	(4)(5)(7)(11)	P + 4.25%	12.50%	12/22/2027	6,698	6,569	6,424	0.02
Legacy Intermediate, LLC	(4)(10)	SOFR + 5.75%	11.32%	2/25/2028	121,949	120,256	121,949	0.47
Mantech International CP	(4)(10)	SOFR + 5.75%	11.12%	9/14/2029	772,550	759,407	768,687	2.94
Mantech International CP	(4)(10)	SOFR + 5.75%	11.08%	9/14/2029	66,144	62,162	63,171	0.24
Material Holdings, LLC	(4)(10)	SOFR + 6.00%	11.49%	8/19/2027	256,922	253,698	236,369	0.90
Material Holdings, LLC	(4)(7)(10)	SOFR + 6.00%	11.32%	8/19/2027	5,087	4,881	3,815	0.01
Minotaur Acquisition, Inc.	(8)	SOFR + 4.75%	10.17%	3/27/2026	178,503	174,932	178,107	0.68
Petrus Buyer Inc	(4)(7)(10)	SOFR + 6.50%	11.59%	10/17/2029	35,992	34,779	35,411	0.14
Polyconcept Investments B.V.	(10)	SOFR + 5.50%	10.82%	5/18/2029	24,600	24,169	23,727	0.09
Sherlock Buyer Corp.	(4)(7)(10)	SOFR + 5.75%	11.24%	12/8/2028	6,438	6,198	6,109	0.02
Thevelia US, LLC	(6)(9)	SOFR + 4.00%	9.39%	6/18/2029	34,206	32,960	34,228	0.13
Trinity Air Consultants Holdings Corp.	(4)(7)(10)	SOFR + 5.25%	10.62%	6/29/2027	19,719	19,104	19,500	0.07
Trinity Air Consultants Holdings Corp.	(4)(7)(10)	SOFR + 5.25%	10.88%	6/29/2027	26,358	25,915	26,174	0.10
Trinity Partners Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	11.27%	12/21/2028	385,257	378,565	382,174	1.46
Victors CCC Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	11.18%	6/1/2029	145,163	142,356	144,852	0.55
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 5.25%	10.69%	11/8/2028	724,398	713,825	699,044	2.67
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 5.25%	10.70%	11/8/2027	16,029	15,009	15,468	0.06

						5,368,267	5,357,579	20.46

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Real Estate Management & Development
Cushman & Wakefield US Borrower LLC	(6)(9)	SOFR + 3.25%	8.67%		1/31/2030		4,000	3,955	3,945	0.02
McCarthy & Stone PLC	(4)(5)(6)(8)	7.00%	7.00%		2/2/2026	GBP	20,000	28,050	22,703	0.09
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	10.92%		2/16/2028		79,357	78,150	79,357	0.30
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	10.92%		7/25/2029		15,205	14,889	15,205	0.06

								125,044	121,210	0.47
Software
Aareon Holding GmbH	(4)(6)(7)(10)	E + 6.25%	10.05%		8/16/2030	EUR	38,317	40,541	39,243	0.15
Anaplan, Inc.	(4)(7)(10)	SOFR + 6.50%	11.82%		6/21/2029		537,534	527,991	534,606	2.04
Apex Group Treasury, LLC	(6)(9)	SOFR + 3.75%	9.38%		7/27/2028		15,179	15,153	15,075	0.06
Apttus Corp.	(10)	SOFR + 4.00%	9.43%		5/8/2028		11,628	11,618	11,505	0.04
Armstrong Bidco Limited	(4)(6)(8)	S + 5.00%	10.19%		6/28/2029	GBP	314,735	375,593	362,136	1.38
Armstrong Bidco Limited	(4)(6)(8)	S + 5.00%	10.19%		6/28/2029	GBP	164,210	196,087	188,909	0.72
Avalara Inc	(4)(7)(10)	SOFR + 7.25%	12.64%		10/19/2028		23,077	22,543	22,823	0.09
AxiomSL Group, Inc.	(4)(7)(11)	SOFR + 5.75%	11.18%		12/3/2027		77,623	76,564	77,623	0.30
Beeline, LLC	(4)(7)(10)	SOFR + 5.25%	10.67%		5/2/2029		46,492	46,075	46,468	0.18
BlueCat Networks USA, Inc.	(4)(7)(10)	SOFR + 6.00%	11.40 (incl. 2.00 PIK	% % )	8/8/2028		71,729	70,506	70,219	0.27
BlueCat Networks USA, Inc.	(4)(10)	SOFR + 6.00%	11.27 (incl. 2.00 PIK	% % )	8/8/2028		12,216	12,019	11,972	0.05
Bluefin Holding, LLC	(4)(5)(6)(7)(11)	SOFR + 7.25%	12.72%		9/12/2029		45,513	44,274	44,263	0.17
Boxer Parent Company, Inc.	(8)	SOFR + 3.75%	9.18%		10/2/2025		14,755	14,717	14,757	0.06
CDK Global Inc.	(9)	SOFR + 4.25%	9.64%		7/6/2029		2,985	2,974	2,989	0.01
Circana Group, L.P.	(4)(10)	SOFR + 5.75%	11.18%		12/1/2028		683,549	672,195	680,132	2.60
Circana Group, L.P.	(4)(10)	SOFR + 6.25%	11.56 (incl. 2.75 PIK	% % )	12/1/2028		898,624	884,410	889,637	3.40
Circana Group, L.P.	(4)(7)(10)	SOFR + 5.75%	11.08%		12/1/2027		18,884	17,244	18,359	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Cloudera, Inc.	(9)	SOFR + 3.75%	9.17%		10/8/2028		36,777	36,386	36,133	0.14
Community Brands ParentCo, LLC	(4)(7)(10)	SOFR + 5.65%	11.02%		2/24/2028		15,130	14,736	14,808	0.06
Confine Visual Bidco	(4)(6)(7)(10)	SOFR + 5.75%	11.05 (incl. 3.00 PIK	% % )	2/23/2029		260,784	254,207	229,399	0.88
Connatix Buyer, Inc.	(4)(7)(10)	SOFR + 5.50%	11.16%		7/14/2027		108,184	106,613	101,337	0.39
ConnectWise, LLC	(9)	SOFR + 3.50%	8.93%		9/29/2028		28,392	28,326	28,002	0.11
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	9.18%		10/16/2028		27,211	27,126	25,914	0.10
Coupa Software Inc.	(4)(6)(7)(10)	SOFR + 7.50%	12.82%		2/27/2030		1,836	1,789	1,814	0.01
Delta Topco, Inc.	(10)	SOFR + 3.75%	9.07%		12/1/2027		34,797	34,765	34,518	0.13
Denali Bidco Ltd	(4)(5)(6)(7)(10)	S + 6.00%	11.19%		8/29/2030	GBP	14,404	17,619	16,870	0.06
Denali Bidco Ltd	(4)(5)(6)(8)	E + 6.00%	9.86%		8/29/2030	EUR	4,174	4,400	4,305	0.02
Diligent Corporation	(4)(11)	SOFR + 5.75%	11.12%		8/4/2025		87,750	87,229	87,092	0.33
Discovery Education, Inc.	(4)(7)(10)	SOFR + 5.75%	11.17%		4/9/2029		468,600	460,385	447,754	1.71
DTI Holdco, Inc.	(4)(7)(10)	P + 3.75%	12.00%		4/26/2027		5,760	5,760	5,207	0.02
DTI Holdco, Inc.	(10)	SOFR + 4.75%	10.12%		4/26/2029		24,750	24,167	24,156	0.09
ECI Macola Max Holding, LLC	(6)(10)	SOFR + 3.75%	9.40%		11/9/2027		11,918	11,938	11,911	0.05
Epicor Software Corp.	(10)	SOFR + 3.25%	8.68%		7/30/2027		5,937	5,959	5,936	0.02
Episerver, Inc.	(4)(7)(11)	SOFR + 5.50%	11.04%		4/9/2026		24,910	24,632	22,963	0.09
Experity, Inc.	(4)(7)(10)	SOFR + 5.75%	11.24%		2/24/2028		133,943	131,894	130,995	0.50
Forterro UK Ltd.	(4)(6)(8)	ST + 4.75%	8.60%		7/9/2029	SEK	112,563	10,450	10,281	0.04
Forterro UK Ltd.	(4)(6)(9)	SA + 4.75%	6.45%		7/9/2029	CHF	14,158	14,195	15,357	0.06
Forterro UK Ltd.	(4)(6)(7)(8)	E + 4.75%	8.39%		7/9/2029	EUR	31,713	31,492	33,904	0.13
Forterro UK Ltd.	(4)(6)(10)	S + 4.75%	9.94%		7/9/2029	GBP	8,894	10,463	10,774	0.04
GI Consilio Parent, LLC	(7)(9)	SOFR + 4.00%	9.43%		5/12/2028		40,019	39,402	38,810	0.15
GI Consilio Parent, LLC	(4)(8)	S + 3.75%	8.93%		5/14/2026	GBP	1,326	1,651	1,535	0.01
Gigamon Inc.	(4)(7)(10)	SOFR + 5.75%	11.21%		3/9/2029		433,416	426,487	432,268	1.65
GovernmentJobs.com, Inc.	(4)(7)(10)	SOFR + 5.50%	10.92%		12/1/2028		143,776	141,498	142,303	0.54
GovernmentJobs.com, Inc.	(4)(7)(10)	SOFR + 5.50%	10.90%		12/1/2028		7,512	6,993	7,043	0.03
GraphPAD Software, LLC	(4)(7)(11)	SOFR + 5.50%	10.87%		4/27/2027		19,736	19,510	19,312	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
GraphPAD Software, LLC	(4)(7)(11)	P + 5.00%	13.50%		4/27/2027		1,416	1,391	1,374	0.01
Greeneden U.S. Holdings II, LLC	(10)	SOFR + 4.00%	9.43%		12/1/2027		5,830	5,852	5,842	0.02
HS Purchaser, LLC	(10)	SOFR + 4.00%	9.47%		11/19/2026		48,461	48,445	46,563	0.18
Idera, Inc.	(10)	SOFR + 3.75%	9.27%		3/2/2028		52,193	52,086	51,867	0.20
Imperva, Inc.	(11)	SOFR + 4.00%	9.63%		1/12/2026		18,970	19,019	19,030	0.07
ION Trading Finance Ltd.	(6)(8)	SOFR + 4.75%	10.24%		4/3/2028		27,812	27,832	27,490	0.11
Kaseya, Inc.	(4)(7)(10)	SOFR + 6.25%	11.62 (incl. 2.50 PIK	% % )	6/25/2029		737,529	724,908	737,084	2.82
Kaseya, Inc.	(4)(7)(10)	SOFR + 3.75%	9.08%		6/25/2029		12,265	11,451	12,265	0.05
LD Lower Holdings, Inc.	(4)(11)	SOFR + 6.50%	11.99%		2/8/2026		116,878	115,753	115,709	0.44
Lightbox Intermediate, LP	(4)(8)	SOFR + 5.00%	10.65%		5/9/2026		37,620	36,998	36,021	0.14
Magnesium BorrowerCo, Inc.	(4)(10)	S + 5.75%	10.94%		5/18/2029	GBP	102,377	125,318	124,334	0.48
Magnesium BorrowerCo, Inc.	(4)(7)(10)	SOFR + 5.75%	11.17%		5/18/2029		960,466	938,944	953,186	3.65
Mandolin Technology Intermediate Holdings, Inc.	(4)(7)(9)	SOFR + 3.75%	9.29%		7/31/2028		76,930	76,069	68,595	0.26
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR + 6.25%	11.79%		6/9/2030		62,843	61,038	62,528	0.24
Medallia, Inc.	(4)(10)	SOFR + 6.00%	11.42 (incl. 5.97 PIK	% % )	10/29/2028		1,036,226	1,021,509	1,015,502	3.88
Mitnick Purchaser, Inc.	(9)	SOFR + 4.50%	9.97%		5/2/2029		11,764	11,717	11,355	0.04
Mitratech Holdings, Inc.	(5)(7)(10)	SOFR + 3.75%	9.12%		5/18/2028		16,704	15,347	14,914	0.06
Monk Holding Co.	(4)(10)(18)	SOFR + 5.70%	10.99%		12/1/2027		11,085	10,899	11,085	0.04
Monk Holding Co.	(4)(7)(10)	SOFR + 5.50%	10.99%		12/1/2027		3,570	3,156	3,013	0.01
MRI Software, LLC	(7)(11)	SOFR + 5.50%	10.83%		2/10/2026		26,140	26,112	25,587	0.10
Neogames Connect SARL	(4)(6)(8)	E + 6.25%	9.85%		5/30/2028	EUR	100,400	102,208	106,244	0.41
Nintex Topco Limited	(4)(6)(10)	SOFR + 6.00%	11.39%		11/13/2028		676,258	666,353	639,064	2.44
NortonLifeLock, Inc.	(6)(7)(9)	SOFR + 2.00%	7.42%		9/12/2029		6,837	6,789	6,796	0.03
Onex AP Merger Sub, LLC	(4)(7)(10)	SOFR + 5.50%	10.37%		4/4/2028		21,522	21,198	21,522	0.08
Oranje Holdco Inc	(4)(7)(11)	SOFR + 7.75%	13.12%		2/1/2029		66,000	64,349	65,258	0.25
Perforce Software, Inc.	(8)	SOFR + 3.75%	9.18%		7/1/2026		15,336	15,324	14,945	0.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Software (continued)
Project Alpha Intermediate Holding, Inc.	(8)	SOFR + 4.00%	9.43%		4/26/2024		14,166	14,173	14,171	0.05
Project Leopard Holdings, Inc.	(7)(9)	SOFR + 5.25%	10.72%		7/20/2029		140,772	134,070	122,697	0.47
Proofpoint, Inc.	(9)	SOFR + 3.25%	8.68%		8/31/2028		897	894	891	0.00
Quest Software US Holdings, Inc.	(6)(9)	SOFR + 4.25%	9.77%		2/1/2029		27,672	27,475	23,161	0.09
Rally Buyer, Inc.	(4)(7)(10)	SOFR + 5.50%	10.90%		7/19/2028		118,604	116,473	115,948	0.44
Rally Buyer, Inc.	(4)(7)(10)	SOFR + 5.50%	10.87%		7/19/2028		3,945	3,647	3,614	0.01
RealPage, Inc.	(9)	SOFR + 3.00%	8.43%		4/24/2028		1,975	1,970	1,955	0.01
Relativity ODA, LLC	(4)(7)(11)	SOFR + 6.50%	11.92%		5/12/2027		875	802	788	0.00
Rocket Software, Inc.	(8)	SOFR + 4.25%	9.68%		11/28/2025		25,728	25,508	25,752	0.10
Rocket Software, Inc.	(9)	SOFR + 4.25%	9.68%		11/28/2025		3,927	3,878	3,927	0.02
Rocket Software, Inc.	(9)	SOFR + 4.75%	10.14%		11/28/2028		28,411	27,986	28,030	0.11
S2P Acquisition Borrower, Inc.	(6)(8)	SOFR + 4.00%	9.42%		8/14/2026		13,003	13,019	13,004	0.05
Sailpoint Technologies, Inc.	(4)(7)(10)	SOFR + 6.25%	11.58%		8/16/2029		384,906	377,891	383,858	1.47
Solarwinds Holdings, Inc.	(8)	SOFR + 3.75%	9.07%		2/5/2027		2,985	2,965	2,992	0.01
Sophia, LP	(9)	SOFR + 3.50%	8.82%		10/7/2027		1,980	1,970	1,978	0.01
Sovos Compliance, LLC	(9)	SOFR + 4.50%	9.93%		8/11/2028		5,185	5,193	5,112	0.02
Spitfire Parent, Inc.	(4)(11)	E + 5.50%	9.36%		3/11/2027	EUR	19,061	22,756	20,181	0.08
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	10.93%		3/11/2027		86,350	85,300	86,350	0.33
Spitfire Parent, Inc.	(4)(11)	SOFR + 5.50%	10.92%		3/11/2027		31,882	31,854	31,882	0.12
Stamps.com, Inc.	(4)(10)	SOFR + 5.75%	11.17%		10/5/2028		857,773	845,484	836,329	3.20
Surf Holdings, LLC	(6)(8)	SOFR + 3.50%	8.94%		3/5/2027		3,210	3,214	3,208	0.01
Symphony Technology Group	(6)(10)	SOFR + 5.00%	10.63%		7/27/2028		65,563	65,070	49,118	0.19
Symphony Technology Group	(6)(9)	SOFR + 3.75%	9.18%		3/1/2029		29,948	29,727	29,302	0.11
Tegra118 Wealth Solutions, Inc.	(8)	SOFR + 4.00%	9.38%		2/18/2027		6,882	6,858	6,492	0.02
The Ultimate Software Group, Inc.	(9)	SOFR + 3.25%	8.62%		5/4/2026		12,436	12,429	12,415	0.05
Triple Lift, Inc.	(4)(10)	SOFR + 5.50%	11.05%		5/5/2028		69,948	68,982	67,850	0.26
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.50%	10.95%		5/5/2028		5,480	5,292	5,051	0.02
Virgin Pulse, Inc.	(10)	SOFR + 3.75%	9.18%		4/6/2028		41,702	41,432	41,693	0.16
Vision Solutions, Inc.	(10)	SOFR + 4.00%	9.61%		4/24/2028		36,698	36,603	35,662	0.14
VS Buyer LLC	(6)(8)	SOFR + 3.25%	8.67%		2/28/2027		3,488	3,465	3,480	0.01
WPEngine, Inc.	(4)(6)(7)(10)	SOFR + 6.50%	11.87%		8/14/2029		81,400	78,773	78,714	0.30
Zendesk Inc	(4)(7)(10)	SOFR + 6.75%	12.15 (incl. 3.25 PIK	% % )	11/30/2028		928,902	903,962	919,184	3.52

								12,219,756	12,143,379	46.47

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 6.18%	11.37%	5/3/2026		36,866	36,489	36,866	0.14
EG America, LLC	(4)(6)(8)	SOFR + 4.25%	9.66%	3/31/2026		4,345	4,336	4,345	0.02
EG America, LLC	(6)(8)	SOFR + 4.00%	9.41%	2/7/2025		8,948	8,767	8,968	0.03
EG America, LLC	(6)(8)	SOFR + 4.00%	9.48%	2/7/2025		19,167	18,774	18,401	0.07
EG America, LLC	(6)(8)	SOFR + 4.25%	9.66%	3/31/2026		8,901	8,578	8,529	0.03
Runner Buyer, Inc.	(10)	SOFR + 5.50%	11.04%	10/20/2028		76,830	75,625	61,144	0.23

							152,569	138,253	0.52
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 6.75%	12.17%	2/28/2028		45,893	45,958	45,893	0.18
Trading Companies & Distributors
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.88%	1/31/2028		14,791	14,540	14,664	0.06
Icebox Holdco III, Inc.	(9)	SOFR + 3.75%	9.25%	12/22/2028		15,813	15,765	15,755	0.06
LBM Acquisition, LLC	(10)	SOFR + 3.75%	9.17%	12/17/2027		44,991	44,832	44,020	0.17
Park River Holdings, Inc.	(10)	L + 3.25%	8.52%	12/28/2027		46,270	45,845	44,819	0.17
Porcelain Acquisition Corp.	(4)(7)(11)	SOFR + 6.00%	11.34%	4/1/2027		82,150	80,549	79,869	0.31
Specialty Building Products Holdings, LLC	(9)	SOFR + 3.75%	9.17%	10/15/2028		29,809	29,761	29,538	0.11
SRS Distribution, Inc.	(9)	SOFR + 3.50%	8.92%	6/2/2028		7,988	7,950	7,923	0.03
SRS Distribution, Inc.	(9)	SOFR + 3.50%	8.93%	6/2/2028		18,471	18,423	18,312	0.07
The Cook & Boardman Group, LLC	(11)	SOFR + 5.75%	11.18%	10/17/2025		24,796	24,367	24,176	0.09
The Cook & Boardman Group, LLC	(11)	SOFR + 5.75%	11.18%	10/18/2025		10,309	10,267	10,051	0.04
Windsor Holdings III, LLC	(6)(8)	SOFR + 4.50%	9.83%	8/1/2030		8,970	8,894	8,959	0.03

							301,193	298,086	1.14
Transportation Infrastructure
Capstone Logistics, LLC	(4)(11)	SOFR + 4.75%	10.17%	11/12/2027		22,062	22,112	21,896	0.08
Enstructure LLC	(4)(9)(18)	SOFR + 6.35%	10.92%	5/25/2029		98,715	96,714	98,715	0.38
Frontline Road Safety, LLC	(4)(10)	SOFR + 5.75%	11.55%	5/3/2027		169,266	167,318	166,727	0.64
Helix TS, LLC	(4)(10)	SOFR + 6.25%	11.77%	8/4/2027		93,023	91,832	92,558	0.35
Helix TS, LLC	(4)(7)(10)	SOFR + 6.25%	11.65%	8/4/2027		63,262	62,746	62,945	0.24
Italian Motorway Holdings S.à.r.l	(4)(6)(8)	E + 5.25%	8.90%	4/28/2029	EUR	236,429	243,412	248,290	0.95
Liquid Tech Solutions Holdings, LLC	(10)	SOFR + 4.75%	10.26%	3/20/2028		18,949	18,886	18,724	0.07
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	10.94%	10/19/2027		61,897	61,126	59,576	0.23

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt—non-controlled/non-affiliated (continued)
Transportation Infrastructure (continued)
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	10.89%		1/31/2029	132,442	131,566	127,476	0.49
Safety Borrower Holdings LP	(4)(11)	SOFR + 5.25%	10.83%		9/1/2027	45,399	45,130	45,399	0.17
Safety Borrower Holdings LP	(4)(7)(11)	P + 4.25%	12.50%		9/1/2027	1,678	1,656	1,644	0.01
Sam Holding Co, Inc.	(4)(11)	SOFR + 5.00%	10.52%		9/24/2027	148,960	146,969	145,968	0.56
Sam Holding Co, Inc.	(4)(7)(11)	SOFR + 5.00%	10.40%		9/24/2027	65,200	63,522	63,513	0.24
Sam Holding Co, Inc.	(4)(7)(11)	SOFR + 5.00%	10.35%		9/24/2027	45,005	44,122	43,620	0.17
TRP Infrastructure Services, LLC	(4)(11)	SOFR + 5.50%	11.02%		7/9/2027	72,403	71,493	65,163	0.25

							1,268,604	1,262,214	4.83
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	9.39%		12/17/2027	20,822	20,797	20,583	0.08

Total First Lien Debt—non-controlled/non-affiliated							43,625,275	43,199,094	165.25

First Lien Debt—controlled/affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments Services, Inc.	(4)(6)(11)(16)(17)	SOFR + 8.35%	13.68%		4/14/2030	18,572	17,213	11,329	0.04
Pigments Services, Inc.	(4)(6)(11)(16)	SOFR + 8.35%	13.68 (incl. 13.68 PIK	% % )	4/14/2030	9,596	9,596	9,596	0.04

							26,809	20,925	0.08
Insurance
CFCo LLC (Benefytt Technologies, Inc.)	(4)(8)(16)(17)(18)	0.00%	0.00%		9/13/2038	86,098	12,715	12,131	0.05
Daylight Beta Parent LLC (Benefytt Technologies, Inc.)	(4)(8)(16)	10.00%	10.00 (incl. 10.00 PIK	% % )	9/12/2033	48,069	48,069	48,069	0.18

							60,784	60,200	0.23

Total First Lien Debt—controlled/affiliated (excluding Investments in Joint Ventures)							87,593	81,125	0.31

Total First Lien Debt							43,712,868	43,280,219	165.56

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Second Lien Debt
Second Lien Debt—non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	(4)(10)	SOFR + 7.63%	13.31%	5/25/2029		44,520	44,049	40,958	0.16
Peraton Corp.	(10)	SOFR + 7.75%	13.23%	2/1/2029		53,259	52,723	52,282	0.20

							96,772	93,240	0.36
Air Freight & Logistics
Wwex Uni Topco Holdings, LLC	(10)	SOFR + 7.00%	12.65%	7/26/2029		33,000	32,649	28,133	0.11
Capital Markets
The Edelman Financial Engines Center, LLC	(8)	SOFR + 6.75%	12.18%	7/20/2026		14,000	13,918	13,983	0.05
Chemicals
Pearls Netherlands Bidco	(4)(6)(9)	SOFR + 7.25%	12.62%	2/25/2030		42,453	41,517	42,241	0.16
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 6.75%	12.18%	3/30/2029		29,464	29,363	26,186	0.10
USIC Holdings, Inc.	(10)	SOFR + 6.50%	11.93%	5/14/2029		8,594	8,546	8,068	0.03

							37,909	34,254	0.13
Construction & Engineering
Thermostat Purchaser III, Inc.	(4)(10)	SOFR + 7.25%	12.82%	8/31/2029		32,725	32,362	32,725	0.13
Diversified Consumer Services
Pre-Paid Legal Services, Inc.	(4)(9)	SOFR + 7.00%	12.43%	12/14/2029		25,000	24,805	22,875	0.09
Health Care Equipment & Supplies
Confluent Medical Technologies, Inc.	(4)(9)	SOFR + 6.50%	12.04%	2/16/2030		52,500	51,663	52,369	0.20
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	(4)(6)(8)	8.75%	8.75%	4/15/2029	CAD	3,800	3,017	2,473	0.01
CD&R Artemis UK Bidco Ltd.	(4)(6)(8)	S + 7.50%	12.69%	8/19/2029	GBP	65,340	87,613	79,388	0.30
CD&R Artemis UK Bidco Ltd.	(4)(5)(6)(9)	SOFR + 7.25%	12.59%	8/19/2029		25,000	24,512	24,438	0.09
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	14.22%	10/15/2027		6,537	6,454	6,373	0.02

							121,596	112,672	0.42
Health Care Technology
Imprivata, Inc.	(4)(9)	SOFR + 6.25%	11.57%	12/1/2028		44,118	43,775	42,353	0.16
Hotels, Restaurants & Leisure
Mic Glen, LLC	(9)	SOFR + 6.75%	12.17%	7/30/2029		16,000	15,962	15,160	0.06
Industrial Conglomerates
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	12.43%	11/1/2029		24,677	24,484	23,073	0.09

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt—non-controlled/non-affiliated (continued)
IT Services
Dcert Buyer, Inc.	(8)	SOFR + 7.00%	12.32%		2/19/2029	60,975	61,137	57,215	0.22
Inovalon Holdings, Inc.	(4)(10)	SOFR + 10.50%	16.18 (incl. 16.18 PIK	% % )	11/24/2033	104,901	102,829	104,901	0.40

							163,966	162,116	0.62
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 6.50%	12.13%		8/31/2029	45,977	45,296	36,322	0.14
LSCS Holdings, Inc.	(4)(9)	SOFR + 8.00%	13.43%		12/17/2029	40,000	39,532	35,800	0.14
Phoenix Newco, Inc.	(4)(6)(9)	SOFR + 6.50%	11.93%		11/15/2029	52,153	51,329	52,153	0.20

							136,157	124,275	0.48
Media
Houghton Mifflin, LLC	(7)(9)	SOFR +8.50%	13.82%		4/8/2030	80,500	78,868	73,386	0.28
Pharmaceuticals
Sharp Midco, LLC	(4)(9)	SOFR +7.25%	12.74%		12/31/2029	31,500	30,885	31,264	0.12
Professional Services
Aqgen Island Holdings, Inc.	(6)(9)	SOFR +6.50%	12.03%		8/2/2029	20,508	20,337	19,586	0.07
Celestial Saturn Parent, Inc.	(9)	SOFR +6.50%	11.93%		6/4/2029	134,488	133,493	114,049	0.44
Deerfield Dakota Holding, LLC	(10)	SOFR +6.75%	12.40%		4/7/2028	27,069	27,008	25,699	0.10
Thevelia US, LLC	(4)(6)(9)	SOFR +6.75%	12.29%		6/17/2030	182,046	177,465	181,591	0.69

							358,303	340,925	1.30
Software
Apex Group Treasury, LLC	(4)(6)(9)	SOFR +6.75%	12.40%		7/27/2029	28,153	28,176	28,083	0.11
Cloudera, Inc.	(9)	SOFR +6.00%	11.42%		10/8/2029	66,697	66,278	63,584	0.24
Cornerstone OnDemand, Inc.	(4)(9)	SOFR +6.00%	11.39%		10/15/2029	34,913	33,876	33,865	0.13
HS Purchaser, LLC	(10)	SOFR +6.75%	12.35%		11/19/2027	66,497	66,587	57,769	0.22
Human Security, Inc.	(4)(11)	SOFR +6.75%	12.07%		7/22/2027	50,000	49,331	49,125	0.19
Human Security, Inc.	(4)(5)(11)	SOFR +6.75%	12.16%		7/22/2027	50,000	49,331	49,125	0.19
Idera, Inc.	(4)(10)	SOFR +6.75%	12.27%		3/2/2029	30,331	30,254	28,814	0.11
Mandolin Technology Intermediate Holdings, Inc.	(4)(9)	SOFR +6.50%	12.04%		7/30/2029	31,950	31,626	29,234	0.11
Mitratech Holdings, Inc.	(4)(5)(10)	SOFR +6.75%	12.27%		5/18/2029	18,000	17,946	16,560	0.06
Proofpoint, Inc.	(9)	SOFR +6.25%	11.68%		8/31/2029	63,274	63,122	63,581	0.24
Symphony Technology Group	(6)(10)	SOFR +8.25%	13.88%		7/27/2029	56,877	56,320	27,443	0.10
Virgin Pulse, Inc.	(10)	SOFR +7.25%	12.68%		4/6/2029	27,000	26,860	26,966	0.10
Vision Solutions, Inc.	(10)	SOFR +7.25%	12.86%		4/23/2029	52,499	52,328	47,554	0.18

							572,035	521,703	1.98
Trading Companies & Distributors
Icebox Holdco III, Inc.	(4)(9)	SOFR +6.75%	12.40%		12/21/2029	14,000	13,891	12,738	0.05

Total Second Lien Debt—non-controlled/non-affiliated							1,891,517	1,779,485	6.79

Total Second Lien Debt							1,891,517	1,779,485	6.79

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations
Structured Finance Obligations—non-controlled/non-affiliated
Diversified Financial Services
522 Funding CLO 2020-6, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.11%	10/23/2034	3,000	3,000	2,772	0.01
AIMCO CLO Series 2015-A	(5)(6)(8)	SOFR + 6.86%	12.17%	10/17/2034	7,450	7,450	7,401	0.03
Allegro CLO XI Ltd.	(4)(5)(6)(8)	SOFR + 7.26%	12.58%	1/19/2033	3,895	3,862	3,886	0.01
Apidos CLO XXXIII	(5)(6)(8)	SOFR + 6.61%	11.96%	10/24/2034	5,000	4,958	4,712	0.02
Apidos CLO XXXVI	(4)(5)(6)(8)	SOFR + 6.21%	11.28%	7/20/2034	8,500	8,500	8,058	0.03
Ares LXI CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.58%	10/20/2034	7,750	7,750	7,271	0.03
Ares LXII CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.11%	1/25/2034	9,000	9,000	8,641	0.03
Ares XXVII CLO, Ltd.	(5)(6)(8)	SOFR + 7.01%	12.34%	10/28/2034	7,000	6,940	6,739	0.03
Balboa Bay Loan Funding 2021-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.86%	11.93%	1/20/2035	7,000	6,940	6,432	0.02
Barings CLO Ltd 2021-II	(4)(5)(6)(8)	SOFR + 6.51%	12.08%	7/15/2034	6,000	6,000	5,689	0.02
Barings CLO Ltd 2021-III	(4)(5)(6)(8)	SOFR + 6.91%	12.22%	1/18/2035	7,200	7,200	6,525	0.02
Benefit Street Partners CLO XX	(4)(5)(6)(8)	SOFR + 7.01%	12.58%	7/15/2034	6,500	6,500	6,266	0.02
Benefit Street Partners LLC BSP 2020-21A	(4)(5)(6)(8)	SOFR + 6.96%	12.27%	10/15/2034	3,000	2,973	2,857	0.01
BlueMountain CLO XXIX Ltd	(4)(5)(6)(8)	SOFR + 7.12%	12.47%	7/25/2034	2,750	2,691	2,586	0.01
Broad River Ltd 2020-1	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	7/20/2034	7,000	6,951	6,693	0.03
Carlyle US CLO 2020-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.84%	7/20/2034	7,000	7,000	6,738	0.03
Carval CLO V-C, LTD.	(4)(5)(6)(8)	SOFR + 7.01%	12.58%	10/15/2034	8,000	7,931	7,890	0.03
Carval CLO VI-C, LTD.	(4)(5)(6)(8)	SOFR + 7.33%	12.66%	4/21/2034	8,750	8,672	8,469	0.03
CIFC Funding 2019-III, Ltd.	(4)(5)(6)(8)	SOFR + 7.06%	12.63%	10/16/2034	8,000	8,000	7,640	0.03
CIFC Funding 2022-V, Ltd.	(4)(5)(6)(8)	SOFR + 7.55%	12.86%	7/16/2033	10,000	9,911	10,048	0.04
Dryden 95 CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.15%	11.79%	8/20/2034	8,000	8,000	7,262	0.03
Eaton Vance CLO 2019-1 Ltd	(4)(5)(6)(8)	SOFR + 6.76%	12.07%	4/15/2031	3,750	3,754	3,642	0.01
Elmwood CLO 16, Ltd.	(4)(5)(6)(8)	SOFR + 7.22%	12.55%	4/20/2034	6,000	5,947	6,032	0.02
Elmwood CLO III, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.07%	10/20/2034	3,500	3,500	3,494	0.01
Elmwood CLO VI, Ltd.	(5)(6)(8)	SOFR + 6.76%	12.07%	10/20/2034	4,000	4,000	4,007	0.02
Flatiron RR CLO 22, LLC	(5)(6)(8)	SOFR + 6.46%	11.83%	10/15/2034	5,000	5,000	4,906	0.02
Fort Washington CLO 2021-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.87%	11.94%	10/20/2034	12,000	11,899	11,000	0.04
Galaxy 30 CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.95%	12.26%	4/15/2035	3,000	2,973	2,991	0.01
Galaxy XXV CLO, Ltd.	(4)(5)(6)(8)	SOFR + 6.21%	11.62%	10/25/2031	4,000	3,953	3,841	0.01
Galaxy 32 CLO Ltd	(4)(5)(6)(8)	SOFR + 7.33%	12.66%	10/20/2036	2,140	2,119	2,119	0.01
Goldentree Loan Management US Clo 12 Ltd.	(4)(5)(6)(8)	SOFR + 7.25%	12.58%	4/20/2034	6,500	6,445	6,487	0.02
Goldentree Loan Management US Clo 8 Ltd.	(4)(5)(6)(8)	SOFR + 6.41%	11.48%	10/20/2034	6,200	6,200	6,022	0.02
Gulf Stream Meridian 5, Ltd.	(4)(5)(6)(8)	SOFR + 6.59%	11.90%	7/15/2034	3,500	3,489	3,448	0.01
Gulf Stream Meridian 7, Ltd.	(4)(5)(6)(8)	SOFR + 6.85%	12.16%	7/15/2035	5,000	4,956	4,828	0.02
Gulf Stream Meridian GSM 2021-IIIA, Ltd.	(4)(5)(6)(8)	SOFR + 7.01%	12.32%	4/15/2034	1,000	962	987	0.00
Halseypoint Clo 5, Ltd.	(4)(5)(6)(8)	SOFR + 7.20%	12.63%	1/30/2035	9,500	9,336	9,038	0.03
HPS Loan Management 15-2019 Ltd	(4)(5)(6)(8)	SOFR + 6.80%	11.86%	1/22/2035	4,000	3,965	3,773	0.01
Jamestown CLO XIV, Ltd.	(5)(6)(8)	SOFR + 7.46%	12.79%	10/20/2034	10,000	9,829	9,724	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations—non-controlled/non-affiliated (continued)
Diversified Financial Services (continued)
Kayne CLO III, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.07%	4/15/2032	5,000	5,007	4,806	0.02
KKR CLO 43 Ltd	(4)(5)(6)(8)	SOFR + 8.53%	13.84%	7/15/2034	3,000	3,023	3,037	0.01
Magnetite XXXII Ltd	(4)(5)(6)(8)	SOFR + 6.90%	12.21%	4/15/2035	5,000	5,000	4,997	0.02
Morgan Stanley Eaton Vance Clo 2021-1, Ltd.	(5)(6)(8)	SOFR + 7.01%	12.38%	10/20/2034	6,500	6,500	6,166	0.02
Morgan Stanley Eaton Vance CLO 2022-17A Ltd	(4)(5)(6)(8)	SOFR + 7.90%	13.23%	7/20/2035	1,000	1,007	1,010	0.00
Neuberger Berman Loan Advisers CLO 38, Ltd.	(5)(6)(8)	SOFR + 6.51%	11.84%	10/20/2035	11,000	11,000	10,312	0.04
OCP CLO 2021-22, Ltd.	(4)(5)(6)(8)	SOFR + 6.86%	12.19%	12/2/2034	9,000	8,895	8,519	0.03
Octagon 55, Ltd	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	7/20/2034	11,000	10,886	10,414	0.04
Octagon 66, Ltd	(4)(5)(6)(8)	SOFR + 7.80%	13.17%	8/16/2033	10,000	9,911	10,150	0.04
Octagon Investment Partners 41, Ltd.	(5)(6)(8)	SOFR + 7.39%	12.70%	10/15/2033	2,500	2,490	2,449	0.01
Onex Credit Partners OCP 2020-19A	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	10/20/2034	4,250	4,084	4,067	0.02
Palmer Square CLO 2015-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.50%	12.14%	5/21/2034	2,000	1,916	1,987	0.01
Palmer Square CLO 2019-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.50%	12.13%	11/14/2034	12,000	12,000	11,913	0.05
Palmer Square CLO 2022-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.35%	11.68%	4/20/2035	2,500	2,500	2,440	0.01
Park Avenue Institutional Advisers CLO Ltd 2022-1	(4)(5)(6)(8)	SOFR + 7.29%	12.62%	4/20/2035	6,000	5,841	5,919	0.02
Post CLO 2021-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.71%	12.28%	10/15/2034	6,000	6,000	5,755	0.02
Post CLO 2022-1, Ltd.	(4)(5)(6)(8)	SOFR + 6.75%	12.08%	4/20/2035	5,000	4,979	4,612	0.02
PPM CLO 2, Ltd.	(4)(5)(6)(8)	SOFR + 6.81%	12.12%	4/16/2032	2,250	2,253	1,991	0.01
PPM CLO 4, Ltd.	(5)(6)(8)	SOFR + 6.76%	12.07%	10/18/2034	8,775	8,775	8,033	0.03
PPM CLO 5, Ltd.	(5)(6)(8)	SOFR + 6.76%	12.09%	10/18/2034	4,800	4,800	4,329	0.02
Rad CLO 14, Ltd.	(4)(5)(6)(8)	SOFR + 6.76%	12.33%	1/15/2035	6,750	6,750	6,294	0.02
Rockford Tower CLO 2021-3, Ltd.	(5)(6)(8)	SOFR + 6.98%	12.34%	10/20/2034	2,000	1,974	1,800	0.01
RR 19, Ltd.	(5)(6)(8)	SOFR + 6.76%	12.33%	10/15/2035	3,000	3,000	2,977	0.01
RR 20, Ltd.	(4)(5)(6)(8)	SOFR + 7.25%	12.56%	7/15/2037	4,000	3,964	4,019	0.02
Signal Peak 7, Ltd.	(4)(5)(6)(8)	SOFR + 7.15%	12.52%	4/30/2032	3,875	3,846	3,748	0.01
Sound Point CLO XXVII, Ltd.	(4)(5)(6)(8)	SOFR + 6.82%	12.17%	10/25/2034	6,900	6,783	5,979	0.02
Symphony CLO 34-PS Ltd.	(4)(5)(6)(8)	SOFR + 7.56%	12.88%	7/24/2034	4,000	3,920	4,031	0.02
Symphony CLO 30 Ltd	(4)(5)(6)(8)	SOFR + 8.39%	13.45%	4/20/2035	3,500	3,536	3,549	0.01
Trestles Clo IV, Ltd.	(4)(5)(6)(8)	SOFR + 6.51%	11.85%	7/21/2034	8,000	8,000	7,794	0.03
Vibrant CLO XII, Ltd.	(4)(5)(6)(8)	SOFR + 7.37%	12.70%	1/20/2034	2,875	2,853	2,701	0.01
Vibrant CLO XIII, Ltd.	(4)(5)(6)(8)	SOFR + 7.32%	12.63%	7/15/2034	6,250	6,198	5,846	0.02
Voya CLO 2019-4, Ltd.	(4)(5)(6)(8)	SOFR + 6.97%	12.27%	1/15/2035	8,250	8,107	7,678	0.03
Voya CLO 2020-2, Ltd.	(4)(5)(6)(8)	SOFR + 6.66%	11.98%	7/19/2034	5,000	4,914	4,790	0.02

Total Structured Finance Obligations—non-controlled/non-affiliated						409,268	395,026	1.48

Total Structured Finance Obligations						409,268	395,026	1.48

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity
Equity—non-controlled/non-affiliated
Aerospace & Defense
Loar Acquisition 13, LLC - Common Units	(4)				2,890,586	4,336	8,672	0.03
Micross Topco, Inc.	(4)				116	125	146	0.00

						4,461	8,818	0.03
Air Freight & Logistics
AGI Group Holdings LP - A2 Units	(4)				1,674	1,674	1,115	0.00
Mode Holdings, L.P. - Class A-2 Common Units	(4)				1,076,923	1,077	2,078	0.01

						2,751	3,193	0.01
Commercial Services & Supplies
GTCR Investors LP - A-1 Units	(4)				893,584	894	894	0.00
Distributors
Box Co-Invest Blocker, LLC - Class A Units	(4)				3,308,320	3,308	2,547	0.01
Box Co-Invest Blocker, LLC - Class C Units	(4)				401,889	390	418	0.00

						3,698	2,965	0.01
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests	(4)		11.50%		29,194,330	28,735	34,751	0.13
Deneb Ultimate Topco, LLC - Class A Units	(4)				4,060	4,060	1,976	0.01

						32,795	36,727	0.14
Diversified Financial Services
THL Fund IX Investors (Plymouth II), LP	(4)				666,667	667	667	0.00
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Units	(4)				12,870	10,915	13,091	0.05
Point Broadband Holdings, LLC - Class B Units	(4)				685,760	1,955	4,628	0.02
Point Broadband Holdings, LLC - Class Additional A Units	(4)				147,380	420	995	0.00
Point Broadband Holdings, LLC - Class Additional B Units	(4)				2,766	2,346	2,813	0.01

						15,636	21,527	0.08
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units	(4)				4,853	4,853	2,427	0.01
Health Care Providers & Services
AVE Holdings I Corp.	(4)				12,237,213	11,870	13,461	0.05
CD&R Artemis Holdco 2 Limited - Preferred Shares	(4)(6)				33,000,000	43,662	48,553	0.19
CD&R Ulysses Equity Holdings, L.P. - Common Shares	(4)(6)				6,000,000	6,090	5,040	0.02
Jayhawk Holdings, LP - A-1 Common Units	(4)				12,472	2,220	1,601	0.01

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Health Care Providers & Services (continued)
Jayhawk Holdings, LP - A-2 Common Units	(4)				6,716	1,195	862	0.00
Maia Aggregator, L.P. - Class A Units	(4)				19,700,000	19,700	17,927	0.07
NC Eve, L.P. - LP Interest	(4)(6)				2,500,000	3,398	2,167	0.01

						88,135	89,611	0.35
Health Care Technology
Caerus Midco 2 S.À. R.L - Additional Vehicle Units	(4)(6)				988,290	988	109	0.00
Caerus Midco 2 S.À. R.L - Vehicle Units	(4)(6)				4,941,452	4,941	4,596	0.02

						5,929	4,705	0.02
Insurance
Shelf Holdco Ltd Common Equity	(4)(6)				1,300,000	1,300	1,950	0.01
RSC Topco, Inc.	(4)				100	97	99	0.00

						1,397	2,049	0.01
IT Services
NC Ocala Co-Invest Beta, L.P. - LP Interest	(4)				25,687,196	$25,687	$27,485	0.11%
Professional Services
Guidehouse Holding Corp. - Preferred Equity	(4)		11.50%		54,010	52,935	64,812	0.25
OHCP V TC COI, LP. - LP Interest	(4)				6,500,000	6,500	10,920	0.04
Tricor Horizon, LP	(4)(6)				14,151,361	14,274	14,151	0.05
Victors CCC Topco, LP	(4)				9,600,000	9,600	14,400	0.06

						83,309	104,283	0.40
Software
Connatix Parent, LLC - Class L Common Units	(4)				126,136	1,388	539	0.00
Expedition Holdco, LLC	(4)				810,810	810	449	0.00
Knockout Intermediated Holdings I, Inc.	(4)				49,020	47,795	55,883	0.21
Lobos Parent, Inc. - Series A Preferred Shares	(4)		10.50%		45,090	43,963	50,727	0.19
Mandolin Technology Holdings, Inc. - Series A Preferred Shares	(4)				31,950,000	30,992	29,314	0.11
Mimecast Limited	(4)				73,213,759	73,213	71,702	0.27
Zoro Common Equity	(4)				1,195,880	11,959	11,959	0.05
Zoro Series A Preferred Shares	(4)		12.50%		44,535	42,976	47,875	0.18

						253,096	268,448	1.01
Transportation Infrastructure
Atlas Intermediate Holding LLC - Preferred Interest	(4)				34,238,400	33,725	35,608	0.14
Enstructure LLC	(4)				4,642,254	3,440	4,593	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity—non-controlled/non-affiliated (continued)
Transportation Infrastructure (continued)
Frontline Road Safety Investments, LLC - Class A Common Units	(4)				58,590	6,178	6,020	0.02
Ncp Helix Holdings, LLC. - Preferred Shares	(4)				1,485,282	1,116	1,417	0.01

						44,459	47,638	0.19

Total Equity—non-controlled/non-affiliated						567,767	621,437	2.37

Equity—non-controlled/affiliated
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units	(4)(6)(16)				265,556	558	2,474	0.01

Total Equity—non-controlled/affiliated						558	2,474	0.01

Equity—controlled/affiliated (excluding Investments in Joint Ventures)
Chemicals
Pigments LP Int	(4)(6)(16)				3,943	—	—	0.00
Diversified Financial Services
Specialty Lending Company LLC - LLC Interest	(4)(6)(16)				171,900,000	171,900	181,200	0.69
Insurance
CFCo LLC (Benefytt Technologies, Inc.) - Class B Units	(4)(16)				134,166,603	—	—	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units	(4)(6)(16)				1,500,000	1,421	1,966	0.01

Total Equity—controlled/affiliated (excluding Investments in Joint Ventures)						173,321	183,166	0.70

Total Equity						741,646	807,077	3.08

Investment in Joint Venture
BCRED Emerald JV	(6)(16)					2,002,500	2,026,930	7.75
BCRED Verdelite JV	(6)(16)					117,706	124,459	0.48

Total Investments in Joint Ventures Total						2,120,206	2,151,389	8.23

Total Investments—non-controlled/non-affiliated						46,493,827	45,995,042	175.89
Total Investments—non-controlled/affiliated						558	2,474	0.01
Total Investments—controlled/affiliated (excluding Investments in Joint Ventures)						260,914	264,291	1.01
Total Investments—Investments in Joint Ventures						2,120,206	2,151,389	8.23

Total Investment Portfolio						48,875,505	48,413,196	185.14

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund						234,845	234,845	0.90
Other Cash and Cash Equivalents						1,047,502	1,047,502	4.01

Total Portfolio Investments, Cash and Cash Equivalents						$50,157,852	$49,695,543	190.05%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Condensed Consolidated Schedule of Investments) are denominated in dollars. As of September 30, 2023, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2023. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of September 30, 2023, non-qualifying assets represented 21.7% of total assets as calculated in accordance with regulatory requirements.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
123Dentist, Inc.	Delayed Draw Term Loan	8/10/2029	$30,693	$(4,295)
Aareon Holding GmbH	Delayed Draw Term Loan	9/12/2031	6,349	—
Aareon Holding GmbH	Revolver	8/8/2030	9,579	—
ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2024	31,047	—
ACI Group Holdings, Inc.	Revolver	8/2/2027	21,482	(269)
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	3,233	—
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	4/14/2024	8,400	(63)
Advancing Eyecare Center, Inc.	Delayed Draw Term Loan	6/13/2029	4,620	(139)
Amerilife Holdings LLC	Delayed Draw Term Loan	8/31/2029	25,775	—
Amerilife Holdings LLC	Revolver	8/31/2028	40,596	—
Amerivet Partners Management, Inc.	Delayed Draw Term Loan	2/25/2024	38,090	—
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	(374)
Anaplan, Inc.	Revolver	6/21/2028	47,983	(240)
Apex Companies, LLC	Delayed Draw Term Loan	1/31/2028	369	(5)
Armada Parent, Inc.	Delayed Draw Term Loan	10/29/2023	11,250	—
Armada Parent, Inc.	Revolver	10/29/2027	27,000	(473)
Ascend Buyer, LLC	Revolver	9/30/2027	7,760	(78)
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	(1,328)
Atlas CC Acquisition Corp.	Revolver	5/26/2026	17,283	(473)
Auris Luxembourg III Sarl	Revolver	2/27/2026	17,850	(174)
Avalara Inc.	Revolver	10/19/2028	2,308	(23)
AxiomSL Group, Inc.	Revolver	12/3/2025	5,983	—
Bamboo US BidCo LLC	Delayed Draw Term Loan	9/30/2030	4,708	(71)
Bamboo US BidCo LLC	Revolver	9/28/2029	6,278	(188)
Bazaarvoice, Inc.	Revolver	5/7/2026	42,994	—
Beeline, LLC	Delayed Draw Term Loan	5/2/2029	4,821	(24)
Beeline, LLC	Revolver	5/2/2028	5,543	—
BlueCat Networks USA, Inc.	Delayed Draw Term Loan	8/8/2028	9,873	—
Bluefin Holding, LLC	Revolver	9/12/2029	4,487	(112)
BradyIFS Holdings, LLC	Delayed Draw Term Loan	10/31/2029	22,277	—
BradyIFS Holdings, LLC	Term Loan	10/31/2029	200,245	—
BradyIFS Holdings, LLC	Revolver	10/31/2029	16,963	—
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	6,973	—
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	32,788	—
Caerus US 1, Inc.	Revolver	5/25/2029	37,208	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—
Canadian Hospital Specialties Ltd.	Revolver	4/14/2027	468	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	67,102	—
CFC Underwriting, Ltd.	Delayed Draw Term Loan	11/30/2028	16,304	(204)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
CFS Brands, LLC	Revolver	10/2/2030	30,858	—
CFS Brands, LLC	Delayed Draw Term Loan	10/2/2030	20,572	—
Chronicle Bidco, Inc.	Revolver	11/14/2025	2,815	—
Circana Group, L.P.	Revolver	12/1/2027	86,026	—
Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2027	68,521	(685)
Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	33,015	—
Clearview Buyer, Inc.	Revolver	2/26/2027	8,085	(202)
Community Brands ParentCo, LLC	Delayed Draw Term Loan	2/24/2024	10,809	(108)
Community Brands ParentCo, LLC	Revolver	2/24/2028	6,330	(63)
Confine Visual Bidco	Delayed Draw Term Loan	3/11/2024	49,522	—
Connatix Buyer, Inc.	Revolver	7/14/2027	16,294	(896)
COP Home Services TopCo IV, Inc.	Delayed Draw Term Loan	12/30/2027	13,936	(209)
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	19,964	(214)
Coupa Software Inc.	Delayed Draw Term Loan	8/27/2024	164	(2)
Coupa Software Inc.	Revolver	2/27/2030	126	(1)
CPI Buyer, LLC	Revolver	11/1/2026	28,928	(579)
CPI Intermediate Holdings Inc	Delayed Draw Term Loan	10/8/2029	111,547	(1,115)
Cumming Group, Inc.	Revolver	5/26/2027	23,577	(413)
DCA Investment Holdings, LLC	Delayed Draw Term Loan	4/3/2028	122	—
Denali Bidco Ltd	Delayed Draw Term Loan	8/29/2030	6,300	(272)
Discovery Education, Inc.	Delayed Draw Term Loan	4/9/2029	120,227	—
Discovery Education, Inc.	Revolver	4/9/2029	52,540	(2,102)
Discovery Education, Inc.	Term Loan	10/3/2030	65,509	—
Doc Generici (Diocle S.p.A.)	Delayed Draw Term Loan	10/26/2024	5,288	—
DTI Holdco, Inc.	Revolver	4/26/2027	4,240	—
Eliassen Group, LLC	Delayed Draw Term Loan	4/14/2028	9,961	—
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2024	49,368	(494)
Endeavor Schools Holdings LLC	Delayed Draw Term Loan	7/18/2029	15,845	(198)
Endeavor Schools Holdings LLC	Delayed Draw Term Loan	7/18/2029	5,282	(66)
Engineered Stone Group Holdings III Ltd.	Delayed Draw Term Loan	4/23/2028	23,817	—
ENV Bidco AB	Delayed Draw Term Loan	7/19/2029	26,639	(1,532)
Episerver, Inc.	Revolver	4/9/2026	3,833	(192)
Episerver, Inc.	Delayed Draw Term Loan	4/9/2026	10,185	(509)
Excelitas Technologies Corp.	Delayed Draw Term Loan	8/13/2029	19,214	(192)
Excelitas Technologies Corp.	Revolver	8/14/2028	6,011	—
Experity, Inc.	Revolver	2/24/2028	13,452	(269)
Fencing Supply Group Acquisition, LLC	Delayed Draw Term Loan	2/29/2024	3,945	(49)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Fencing Supply Group Acquisition, LLC	Delayed Draw Term Loan	2/26/2027	3,381	—
Forterro UK Ltd.	Delayed Draw Term Loan	7/7/2029	13,362	—
Foundation Risk Partners Corp.	Revolver	10/29/2027	9,529	(143)
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2028	7,831	—
Frontgrade Technologies Holdings, Inc.	Revolver	1/9/2028	516	(1)
Galway Borrower, LLC	Delayed Draw Term Loan	9/29/2028	2,460	(49)
Galway Borrower, LLC	Revolver	9/30/2027	19,017	(380)
GI Consilio Parent, LLC	Revolver	2/10/2026	4,629	(240)
GI Ranger Intermediate, LLC	Delayed Draw Term Loan	10/30/2028	27,360	—
GI Ranger Intermediate, LLC	Revolver	10/29/2027	6,480	—
Gigamon Inc.	Revolver	3/11/2028	25,774	(64)
Go Car Wash Management Corp.	Delayed Draw Term Loan	12/31/2026	84,833	(954)
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	55,088	—
GovernmentJobs.com, Inc.	Revolver	12/2/2023	19,764	(395)
GraphPAD Software, LLC	Delayed Draw Term Loan	4/27/2027	8,571	(129)
GraphPAD Software, LLC	Revolver	4/27/2027	1,416	—
Groundworks, LLC	Delayed Draw Term Loan	9/13/2025	92	(1)
Groundworks, LLC	Revolver	3/14/2029	42	(1)
Healthcomp Holding Company, LLC	Term Loan	11/8/2029	200,824	—
Healthcomp Holding Company, LLC	Term Loan	1/2/2024	18,171	—
Healthcomp Holding Company, LLC	Equity	1/2/2024	1,804	—
Helix TS, LLC	Delayed Draw Term Loan	6/14/2024	60	—
HIG Orca Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/17/2027	9,724	—
HIG Orca Acquisition Holdings, Inc.	Revolver	8/17/2027	9,254	—
High Street Buyer, Inc.	Delayed Draw Term Loan	4/16/2028	37,586	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
Houghton Mifflin, LLC	Revolver	4/7/2027	18,750	(875)
IG Investments Holdings, LLC	Revolver	9/22/2027	44,828	(224)
Inovalon Holdings, Inc.	Delayed Draw Term Loan	6/24/2024	99,544	(1,244)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	4,650	(23)
Integrity Marketing Acquisition, LLC	Revolver	8/27/2025	350	(4)
Integrity Marketing Acquisition, LLC	Revolver	8/27/2025	303	(3)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	942	—
Iris Buyer, LLC	Delayed Draw Term Loan	10/2/2030	7,870	—
Iris Buyer, LLC	Revolver	10/2/2029	7,953	—
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/17/2029	453	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/17/2028	806	—
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	44,810	—
Jupiter Bidco Limited	Delayed Draw Term Loan	8/5/2029	41,392	(1,716)
Kaseya, Inc.	Delayed Draw Term Loan	6/25/2029	41,755	—
Kaseya, Inc.	Revolver	6/25/2029	36,508	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	9,964	—
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	3,951	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Kwor Acquisition, Inc.	Delayed Draw Term Loan	12/22/2027	3,735	—
Kwor Acquisition, Inc.	Revolver	12/22/2027	5,497	—
Loar Group, Inc.	Delayed Draw Term Loan	4/1/2024	47,000	—
Magnesium BorrowerCo, Inc.	Delayed Draw Term Loan	5/18/2029	99,913	(2,478)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	10,800	(1,026)
Mantech International CP	Delayed Draw Term Loan	9/14/2029	119,953	—
Mantech International CP	Revolver	9/14/2028	111,118	(1,111)
Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	6/23/2028	5,722	(286)
Material Holdings, LLC	Revolver	8/17/2027	10,810	—
Metis Buyer, Inc.	Revolver	5/4/2026	8,550	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	370	—
Mitratech Holdings, Inc.	Delayed Draw Term Loan	11/26/2024	70,000	(1,400)
Monk Holding Co.	Delayed Draw Term Loan	12/1/2023	38,468	—
Monterey Financing, S.A.R.L	Delayed Draw Term Loan	9/19/2029	20,082	—
More Cowbell II, LLC	Delayed Draw Term Loan	9/1/2030	2,178	(27)
More Cowbell II, LLC	Revolver	9/1/2029	2,340	—
MRI Software, LLC	Revolver	2/10/2026	673	(14)
Natus Medical Incorporated	Revolver	7/21/2027	2,788	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	1/16/2025	61,027	—
NDC Acquisition Corp.	Revolver	3/9/2027	2,911	—
Neptune Holdings, Inc.	Revolver	8/14/2030	2,000	(50)
New Relic, Inc.	Term Loan	11/8/2030	115,693	—
New Relic, Inc.	Revolver	11/8/2030	12,051	—
New Relic, Inc.	Equity	11/8/2030	4,277	—
NMC Crimson Holdings, Inc.	Delayed Draw Term Loan	1/1/2024	3,651	—
NortonLifeLock, Inc.	Revolver	9/12/2029	3,375	(28)
Onex AP Merger Sub, LLC	Revolver	4/4/2028	3,261	—
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	12/1/2023	22,053	—
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	12/1/2027	70,001	—
Oranje Holdco Inc	Revolver	2/1/2029	8,250	(83)
Pearce Services, LLC	Delayed Draw Term Loan	6/2/2027	949	—
Petrus Buyer Inc	Delayed Draw Term Loan	10/17/2029	11,304	(170)
Petrus Buyer Inc	Revolver	10/17/2029	5,163	(52)
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	6,274	(125)
Plasma Buyer, LLC	Delayed Draw Term Loan	5/12/2029	23,780	(238)
Plasma Buyer, LLC	Revolver	5/12/2028	11,573	—
Polyphase Elevator Holding Co.	Revolver	6/23/2027	374	—
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/1/2027	21,722	—
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	9,910	(99)
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/31/2029	4,979	(25)
Profile Products, LLC	Revolver	11/12/2027	1,280	—
Profile Products, LLC	Revolver	12/20/2024	4,538	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	7/25/2029	16,623	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	7/25/2029	2,915	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	16,946	(1,852)
Pye-Barker Fire & Safety LLC	Delayed Draw Term Loan	11/26/2027	18,278	—
Quality Distribution LLC	Revolver	7/1/2026	9,000	(405)
Quality Distribution LLC	Delayed Draw Term Loan	10/3/2024	25	—
Quality Distribution LLC	Revolver	4/3/2028	94	(3)
Qualus Power Services Corp.	Delayed Draw Term Loan	1/26/2025	35,586	(445)
Rally Buyer, Inc.	Delayed Draw Term Loan	7/19/2028	29,147	—
Rally Buyer, Inc.	Revolver	7/19/2028	14,196	—
Redwood Services Group, LLC	Delayed Draw Term Loan	6/15/2029	38	—
Redwood Services Group, LLC	Delayed Draw Term Loan	6/15/2029	51	—
Redwood Services Group, LLC	Delayed Draw Term Loan	6/15/2029	16,586	—
Relativity ODA, LLC	Revolver	5/12/2027	4,937	(74)
Riser Merger Sub, Inc.	Revolver	8/1/2028	24,351	—
Riser Merger Sub, Inc.	Delayed Draw Term Loan	5/1/2024	11,724	—
RoadOne Inc	Delayed Draw Term Loan	12/30/2028	177	—
RoadOne Inc	Revolver	12/30/2028	275	—
RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	56,133	(421)
S&P Global Engineering Solutions	Revolver	5/2/2029	249	(2)
Safety Borrower Holdings LP	Revolver	9/1/2027	1,678	—
Sailpoint Technologies, Inc.	Revolver	8/15/2028	34,083	(85)
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2027	720	—
Sam Holding Co, Inc.	Revolver	3/24/2027	24,000	(480)
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2027	38,800	—
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	9,874	—
Sherlock Buyer Corp.	Delayed Draw Term Loan	12/8/2028	11,177	(112)
Sherlock Buyer Corp.	Revolver	12/8/2027	4,445	(89)
Smile Doctors, LLC	Revolver	12/23/2027	51,955	(1,039)
Smile Doctors, LLC	Delayed Draw Term Loan	12/23/2028	14,284	—
Smile Doctors, LLC	Delayed Draw Term Loan	12/23/2028	124,106	(2,482)
Snoopy Bidco, Inc.	Delayed Draw Term Loan	5/6/2024	51,214	(768)
SpecialtyCare, Inc.	Delayed Draw Term Loan	6/19/2028	6,544	—
SpecialtyCare, Inc.	Revolver	6/18/2026	5,935	(208)
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	15,316	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	19,351	—
Sunshine Cadence Holdco, LLC	Delayed Draw Term Loan	3/23/2027	200	—
Tennessee Bidco Limited	Delayed Draw Term Loan	6/22/2024	293,056	(2,802)
The Fertility Partners, Inc.	Revolver	9/16/2027	806	—
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	(97)
Trader Corp.	Revolver	12/22/2028	6,899	(63)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/29/2027	18,371	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2027	12,780	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/30/2026	21,904	(219)
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	115,743	(1,157)
Triple Lift, Inc.	Revolver	5/6/2028	8,815	—
UMP Holdings, LLC	Delayed Draw Term Loan	7/15/2028	4,470	—
Unified Physician Management, LLC	Revolver	6/18/2029	78,506	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	12,932	(291)
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	8/16/2029	11,202	(126)
Victors CCC Buyer, LLC	Delayed Draw Term Loan	6/1/2029	31,095	—
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	188,572	—
West Monroe Partners, LLC	Revolver	11/9/2027	54,686	—
West Star Aviation Acquisition, LLC	Delayed Draw Term Loan	3/1/2028	455	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	31	—
WPEngine, Inc.	Revolver	8/14/2029	8,140	(244)
Zendesk Inc	Delayed Draw Term Loan	11/22/2028	208,035	(3,121)
Zendesk Inc	Revolver	11/3/2028	97,650	(1,953)

Total unfunded commitments			$5,746,595	$(51,574)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2023 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2023 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2023 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2023 was 1.25%.
(13)	The interest rate floor on these investments as of September 30, 2023 was 1.50%.
(14)	The interest rate floor on these investments as of September 30, 2023 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)

Under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”), the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

outstanding voting securities. As of September 30, 2023, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair value as of December 31, 2022	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Net Realized Gain (Loss)	Fair value as of September 30, 2023	Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP	$2,813	$—	$(374)	$(178)	$213	$2,474	$16
Controlled/Affiliated Investments
Daylight Beta Parent LLC (Benefytt Technologies, Inc.)	—	48,069	—	—	—	48,069	394
CFCo LLC (Benefytt Technologies, Inc.)	—	12,715	—	(584)	—	12,131	—
CFCo LLC (Benefytt Technologies, Inc.)	—	—	—	—	—	—	—
Pigments Services, Inc.	—	17,215	—	(5,886)	—	11,329	—
Pigments Services, Inc.	—	9,596	—	—	—	9,596	851
Pigments Services, Inc.	—	—	—	—	—	—	—
Specialty Lending Company LLC	172,330	—	—	8,870	—	181,200	—
BCRED Emerald JV LP	2,072,717	—	(112,500)	66,713	—	2,026,930	211,303
BCRED Verdelite JV LP	115,677	—	—	8,782	—	124,459	15,597
GSO DL Co-Invest CI LP	1,881	—	—	85	—	1,966	—

Total	$2,365,418	$87,595	$(112,874)	$77,802	$213	$2,418,154	$228,161

(17)	Loan was on non-accrual status as of September 30, 2023.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts

Counterparty	Currency Purchased	Currency Sold	Settlement Date	Unrealized Appreciation (Depreciation)
Deutsche Bank AG	USD 14,774	CAD 20,000	12/13/2023	$(16)
Goldman Sachs Bank USA	USD 78,907	DKK 546,731	12/14/2023	1,004
Deutsche Bank AG	USD 37,699	EUR 35,000	12/14/2023	535
Deutsche Bank AG	USD 37,437	GBP 30,000	12/14/2023	776
Goldman Sachs Bank USA	USD 54,685	NOK 584,117	12/14/2023	(208)
Goldman Sachs Bank USA	USD 22,481	NZD 38,100	12/14/2023	(415)
Goldman Sachs Bank USA	USD 21,394	SEK 237,106	12/14/2023	(442)
Goldman Sachs Bank USA	USD 9,902	SEK 109,749	12/13/2023	(204)

Total Foreign Currency Forward Contracts				$1,030

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Interest Rate Swaps

Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Gains / (Losses)(1)
Goldman Sachs Bank USA	June 2024 Notes	2.56%	SOFR + 0.93%	6/21/2024	$435,000	$(11,715)	$—	$7,210
Goldman Sachs Bank USA	September 2024 Notes	1.75%	SOFR + 0.08%	9/15/2024	365,000	(12,782)	—	4,717
Goldman Sachs Bank USA	November 2024 Notes	2.35%	SOFR + 0.66%	11/22/2024	500,000	(20,146)	—	5,216
Goldman Sachs Bank USA	January 2025 Notes	2.70%	SOFR + 0.99%	1/15/2025	500,000	(22,392)	—	4,197
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(41,592)	—	(6,935)
Deutsche Bank	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(41,342)	—	(6,990)
Goldman Sachs Bank USA	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	400,000	(16,891)	—	1,087
Deutsche Bank	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	500,000	(21,128)	—	1,366
Deutsche Bank	April 2026 UK Bonds	4.87%	SONIA + 2.78%	4/14/2026	GBP 250,000	(20,953)	—	(1,013)
Sumitomo Mitsui Banking Corporation	May 2027 Notes	5.61%	SOFR + 2.79%	5/3/2027	625,000	(36,163)	—	(10,027)
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.93%	9/29/2025	600,000	(10,514)	—	(8,349)
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR + 3.72%	10/11/2027	350,000	(10,037)	—	(8,619)
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.97%	9/29/2025	200,000	(3,669)	—	(2,873)

Total Interest Rate Swaps						$(269,324)	$—	$(21,013)

(1)	For interest rates swaps designated in qualifying hedge relationships, the change in fair value is recorded in Interest expense in the Condensed Consolidated Statements of Operations.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Investments—non-controlled/non-affiliated
First Lien Debt
Aerospace & Defense
Amentum Government Services Holdings, LLC	(8)	L + 4.00%	8.17%	1/29/2027	$7,507	$7,405	$7,360	0.03%
Amentum Government Services Holdings, LLC	(9)	SOFR + 4.00%	8.12%	2/15/2029	12,224	12,171	11,942	0.05
Atlas CC Acquisition Corp.	(7)(10)	L + 4.25%	8.98%	5/25/2028	57,655	56,070	45,640	0.20
Corfin Holdings, Inc.	(4)(11)	L + 5.75%	10.13%	2/5/2026	30,560	30,552	29,949	0.13
Corfin Holdings, Inc.	(4)(11)	L + 5.75%	10.13%	2/5/2026	1,694	1,671	1,660	0.01
Linquest Corp.	(4)(5)(7)(10)	L + 5.75%	9.10%	7/28/2028	155,531	152,699	148,862	0.66
Loar Group, Inc.	(4)(7)(11)	L + 7.25%	11.63%	10/2/2024	144,300	140,735	142,300	0.63
Loar Group, Inc.	(4)(11)	L + 7.25%	11.63%	9/29/2023	29,120	29,120	29,120	0.13
MAG DS Corp.	(4)(11)	L + 5.50%	10.23%	4/1/2027	10,540	10,407	9,696	0.04
Maverick Acquisition, Inc.	(4)(5)(11)	L + 6.25%	10.98%	6/1/2027	48,722	47,931	44,961	0.20
Peraton Corp.	(10)	L + 3.75%	8.13%	2/1/2028	26,527	26,512	25,952	0.11
Vertex Aerospace Services Corp.	(10)	L + 3.50%	7.88%	12/6/2028	11,918	11,865	11,726	0.05
West Star Aviation Acquisition, LLC	(4)(7)(10)	SOFR + 6.00%	8.59%	3/1/2028	4,070	3,973	3,971	0.02

						531,111	513,139	2.26
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	9.13%	6/11/2027	268,425	264,218	265,741	1.17
Alliance Ground	(4)(10)	SOFR + 5.75%	9.98%	6/11/2027	95,668	93,927	94,711	0.42
ENV Bidco AB	(4)(6)(10)	SOFR + 6.00%	10.73%	7/19/2029	102,349	99,947	99,790	0.44
ENV Bidco AB	(4)(6)(7)(8)	E + 6.00%	8.20%	7/19/2029	EUR 114,140	111,025	115,596	0.51
Livingston International, Inc.	(4)(6)(10)	L + 5.50%	10.23%	4/30/2027	104,616	103,993	103,570	0.46
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.57%	12/9/2026	34,038	33,282	34,038	0.15
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.57%	2/5/2029	168,981	166,038	168,981	0.74
Redwood Services Group, LLC	(4)(7)(10)	SOFR + 6.00%	10.69%	6/15/2029	43,077	42,294	42,191	0.19
RoadOne Inc	(4)(7)(11)	SOFR + 6.25%	10.81%	12/30/2028	1,067	1,024	1,024	0.00
RWL Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	10.48%	12/31/2028	217,194	213,004	214,441	0.95
SEKO Global Logistics Network, LLC	(4)(5)(6)(11)	E + 5.00%	6.00%	12/30/2026	EUR 35,393	40,516	37,584	0.17
SEKO Global Logistics Network, LLC	(4)(5)(7)(11)	L + 4.75%	9.48%	12/30/2026	82,542	81,718	82,111	0.36
The Kenan Advantage Group, Inc.	(10)	L + 3.75%	8.13%	3/24/2026	33,842	33,697	33,074	0.15
Wwex Uni Topco Holdings, LLC	(10)	L + 4.00%	8.73%	7/26/2028	18,968	18,734	17,421	0.08

						1,303,417	1,310,273	5.79
Airlines
Air Canada	(6)(10)	L + 3.50%	8.13%	8/11/2028	12,755	12,741	12,645	0.06
United Airlines, Inc.	(6)(10)	L + 3.75%	8.11%	4/21/2028	20,165	20,213	19,967	0.09

						32,954	32,612	0.15
Auto Components
Metis Buyer, Inc.	(5)(7)(10)	SOFR + 4.00%	8.50%	5/4/2028	57,438	56,210	54,273	0.24

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Beverages
Naked Juice, LLC	(9)	SOFR + 3.25%	7.93%	1/24/2029	10,631	10,609	9,561	0.04
Triton Water Holdings, Inc.	(9)	L + 3.50%	8.23%	3/31/2028	57,402	56,420	53,578	0.24

						67,029	63,139	0.28
Building Products
Camelot Return Merger SU	(6)(8)	8.75%	8.75%	8/1/2028	7,599	6,915	6,983	0.03
Cornerstone Building Brands, Inc.	(6)(9)	SOFR + 5.63%	9.96%	8/1/2028	50,000	45,395	47,225	0.21
Cornerstone Building Brands, Inc.	(6)(9)	L + 3.25%	7.57%	4/12/2028	7,372	7,347	6,649	0.03
CP Atlas Buyer, Inc.	(9)	L + 3.50%	7.88%	11/23/2027	54,021	53,843	47,517	0.21
Engineered Stone Group Holdings III Ltd.	(4)(6)(7)(10)	SOFR + 5.51%	9.81%	4/23/2028	58,583	57,561	56,935	0.25
Engineered Stone Group Holdings III Ltd.	(4)(6)(8)	E + 5.00%	7.20%	4/23/2028	EUR 28,400	30,711	29,779	0.13
Fencing Supply Group Acquisition, LLC	(4)(5)(11)	L + 6.00%	11.21%	2/26/2027	107,885	106,619	107,885	0.48
Great Day Improvements, LLC	(4)(10)	L + 6.25%	10.98%	12/29/2027	181,913	178,885	176,455	0.78
Jacuzzi Brands, LLC	(4)(10)	SOFR + 6.00%	10.32%	4/21/2030	204,950	202,766	204,950	0.90
Jacuzzi Brands, LLC	(4)(11)	SOFR + 6.00%	10.32%	2/25/2025	52,938	52,580	52,938	0.23
Kodiak BP, LLC	(10)	L + 3.25%	7.98%	3/12/2028	48,808	48,481	45,941	0.20
L&S Mechanical Acquisition, LLC	(4)(5)(10)	L + 5.75%	10.14%	9/1/2027	113,644	111,876	106,825	0.47
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	10.47%	4/7/2025	150,208	147,026	148,706	0.66
Mi Windows and Doors, LLC	(9)	SOFR + 3.50%	7.92%	12/18/2027	5,545	5,558	5,498	0.02
New Arclin US Holding Corp.	(6)(7)(9)	L + 3.75%	8.13%	10/2/2028	11,236	11,201	9,731	0.04
The Chamberlain Group, Inc.	(9)	L + 3.25%	7.63%	11/3/2029	45,466	45,147	42,966	0.19
Windows Acquisition Holdings, Inc.	(4)(5)(11)	L + 6.50%	11.23%	12/29/2026	60,465	59,655	60,465	0.27

						1,171,566	1,157,448	5.10
Capital Markets
Advisor Group Holdings, Inc.	(8)	L + 4.50%	8.88%	7/31/2026	15,667	15,700	15,357	0.07
AllSpring Buyer, LLC	(6)(9)	L + 3.00%	7.75%	11/1/2028	2,978	2,992	2,943	0.01
Resolute Investment Managers, Inc.	(11)	L + 4.25%	8.98%	4/30/2024	10,033	10,056	8,177	0.04
Situs-AMC Holdings Corporation	(4)(11)	SOFR + 5.75%	10.23%	12/22/2027	12,975	12,867	12,845	0.06
Superannuation And Investments US, LLC	(6)(9)	L + 3.75%	8.13%	12/1/2028	12,859	12,779	12,686	0.06
The Edelman Financial Engines Center, LLC	(10)	L + 3.50%	7.88%	4/7/2028	45,653	45,196	42,719	0.19

						99,590	94,727	0.43
Chemicals
DCG Acquisition Corp.	(8)	SOFR + 4.50%	8.72%	9/30/2026	4,950	4,960	4,677	0.02
Dominion Colour Corporation	(4)(6)(11)(17)	L + 8.25%	11.19%	4/6/2024	35,696	35,396	18,116	0.08
Geon Performance Solutions, LLC	(10)	L + 4.50%	9.23%	8/18/2028	3,652	3,630	3,561	0.02

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Chemicals (continued)
Hyperion Materials & Technologies, Inc.	(9)	L + 4.50%	9.23%	8/30/2028	17,712	17,660	17,247	0.08
LSF11 Skyscraper Holdco S.à r.l, LLC	(4)(6)(10)	L + 3.50%	8.23%	9/29/2027	19,653	19,577	19,260	0.08
NIC Acquisition Corp.	(10)	L + 3.75%	8.48%	12/29/2027	8,793	8,809	6,429	0.03
Olympus Water US Holding Corp.	(9)	L + 3.75%	8.50%	11/9/2028	13,708	13,694	13,195	0.06
Oxea Corporation	(6)(8)	L + 3.25%	7.00%	10/14/2024	6	6	6	0.00
WR Grace Holdings, LLC	(6)(9)	L + 3.75%	8.50%	9/22/2028	4,253	4,267	4,186	0.02

						107,999	86,677	0.39
Commercial Services & Supplies
Access CIG, LLC	(8)	L + 3.75%	7.82%	2/27/2025	32,330	32,279	31,740	0.14
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	8.17%	5/12/2028	68,605	68,383	65,312	0.29
Anticimex, Inc.	(6)(9)	L + 3.50%	8.23%	11/16/2028	16,886	16,756	16,338	0.07
APX Group, Inc.	(6)(11)	L + 3.25%	6.73%	7/10/2028	42,013	41,769	41,639	0.18
Bazaarvoice, Inc.	(4)(7)(8)	SOFR + 5.75%	10.28%	5/7/2028	368,444	368,444	368,444	1.62
Belfor Holdings, Inc.	(8)	L + 4.00%	8.38%	4/6/2026	4,911	4,926	4,886	0.02
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 4.75%	9.07%	3/31/2028	8,150	8,071	7,844	0.03
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	8.07%	3/31/2028	41,187	41,227	39,488	0.17
Divisions Holding Corp.	(10)	L + 4.75%	9.13%	5/27/2028	23,795	23,610	23,245	0.10
EAB Global, Inc.	(9)	L + 3.50%	7.88%	8/16/2028	8,067	8,006	7,780	0.03
eResearchTechnology, Inc.	(11)	L + 4.50%	8.88%	2/4/2027	12,852	12,893	11,378	0.05
Foundational Education Group, Inc.	(4)(9)	SOFR + 3.75%	8.59%	8/31/2028	9,051	8,978	8,146	0.04
Garda World Security Corp.	(6)(8)	L + 4.25%	8.93%	10/30/2026	27,085	27,139	26,421	0.12
Garda World Security Corp.	(6)(8)	SOFR + 4.25%	8.53%	2/1/2029	16,492	16,352	15,914	0.07
Genuine Financial Holdings, LLC	(8)	L + 3.75%	8.33%	7/11/2025	6,078	6,067	5,866	0.03
Java Buyer, Inc.	(4)(7)(10)	L + 5.75%	10.52%	12/15/2027	166,245	163,006	159,825	0.70
JSS Holdings, Inc.	(4)(10)	L + 6.00%	10.34%	12/27/2028	46,038	45,540	46,038	0.20
JSS Holdings, Inc.	(4)(10)	L + 6.00%	10.34%	12/27/2028	240,481	237,395	240,481	1.06
Knowledge Pro Buyer, Inc.	(4)(7)(10)	L + 5.75%	10.04%	12/10/2027	51,532	50,453	50,978	0.22
KPSKY Acquisition, Inc.	(4)(10)	L + 5.50%	9.89%	10/19/2028	47,442	46,656	44,714	0.20
KPSKY Acquisition, Inc.	(4)(10)	L + 5.50%	12.00%	10/19/2028	21,259	20,894	20,036	0.09
MaxGen Energy Services Corporation	(4)(11)	L + 5.00%	9.18%	6/2/2027	83,035	81,442	80,959	0.36
Onex Baltimore Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	10.50%	12/1/2027	269,254	264,782	265,986	1.17
PECF USS Intermediate Holding III Corp.	(9)	L + 4.25%	8.63%	12/15/2028	30,534	30,546	25,574	0.11
Polyphase Elevator Holding Co.	(4)(7)(11)	SOFR + 5.50%	10.18%	6/3/2027	15,053	14,809	12,736	0.06
Recycle & Resource US, LLC	(6)(9)	L + 3.50%	8.23%	7/14/2028	5,167	5,136	4,711	0.02
Revspring, Inc.	(8)	L + 4.00%	8.73%	10/11/2025	15,284	15,197	14,787	0.07

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Commercial Services & Supplies (continued)
The Action Environmental Group, Inc.	(4)(5)(12)	SOFR + 6.00%	10.66%	1/16/2026	16,094	15,691	15,892	0.07
The Action Environmental Group, Inc.	(4)(5)(12)	L + 6.00%	9.91%	1/15/2026	4,050	3,983	3,999	0.02
The Action Environmental Group, Inc.	(4)(5)(12)	SOFR + 6.15%	10.47%	1/15/2026	4,459	4,386	4,403	0.02
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc)	(9)	L + 3.75%	8.13%	12/8/2028	41,852	41,624	40,136	0.18
USIC Holdings, Inc.	(10)	L + 3.50%	7.88%	5/12/2028	24,688	24,591	23,618	0.10
Vaco Holdings, LLC	(10)	SOFR + 5.00%	9.73%	1/21/2029	21,214	21,122	20,534	0.09
Veregy Consolidated, Inc.	(4)(11)	L + 6.00%	10.41%	11/2/2027	20,376	20,415	16,708	0.07

						1,792,568	1,766,556	7.77
Construction & Engineering
Aegion Corporation	(10)	L + 4.75%	9.13%	5/17/2028	23,640	23,585	22,152	0.10
ASP Endeavor Acquisition, LLC	(4)(5)(9)	L + 6.50%	11.06%	5/3/2027	35,460	34,948	33,598	0.15
Brookfield WEC Holdings, Inc.	(9)	SOFR + 3.75%	8.07%	8/1/2025	2,993	2,864	2,986	0.01
COP Home Services TopCo IV, Inc.	(4)(5)(7)(11)	L + 5.00%	9.38%	12/31/2027	125,111	122,456	118,736	0.52
Peak Utility Services Group, Inc.	(4)(11)	L + 5.00%	9.17%	3/2/2028	23,391	23,214	22,338	0.10
Refficiency Holdings, LLC	(10)	L + 3.75%	7.82%	12/16/2027	13,801	13,674	13,102	0.06
Thermostat Purchaser III, Inc.	(4)(7)(10)	L + 4.50%	9.23%	8/31/2028	42,932	41,843	39,898	0.18
Tutor Perini Corp.	(6)(11)	L + 4.75%	9.13%	8/18/2027	2,933	2,957	2,768	0.01

						265,541	255,578	1.13
Construction Materials
White Cap Buyer, LLC	(9)	SOFR + 3.75%	8.07%	10/19/2027	35,942	35,870	34,819	0.15
Containers & Packaging
Ascend Buyer, LLC	(4)(7)(10)	SOFR + 6.25%	10.67%	10/2/2028	11,530	11,073	11,337	0.05
Berlin Packaging, LLC	(9)	L + 3.75%	7.88%	3/11/2028	28,131	28,094	27,131	0.12
Charter NEX US, Inc.	(10)	L + 3.75%	8.13%	12/1/2027	16,273	16,321	15,837	0.07
Graham Packaging Co, Inc.	(10)	L + 3.00%	7.38%	8/4/2027	9,081	9,055	8,939	0.04
LABL, Inc.	(9)	L + 5.00%	9.38%	10/29/2028	7,071	6,981	6,731	0.03
MAR Bidco Sarl	(6)(9)	L + 4.30%	9.03%	7/6/2028	3,898	3,882	3,567	0.02
Novolex, Inc.	(9)	SOFR + 3.93%	8.60%	4/13/2029	43,986	42,984	42,001	0.19
Pretium PKG Holdings, Inc.	(9)	L + 4.00%	7.74%	10/2/2028	23,650	23,293	18,971	0.08
ProAmpac PG Borrower, LLC	(10)	L + 3.75%	7.96%	11/3/2025	40,486	40,474	38,875	0.17
TricorBraun Holdings, Inc.	(9)	L + 3.25%	7.63%	3/3/2028	28,991	28,750	27,730	0.12
Trident TPI Holdings, Inc.	(7)(9)	L + 4.00%	7.67%	9/15/2028	22,865	22,788	21,993	0.10

						233,695	223,112	0.99

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Distributors
BP Purchaser, LLC	(4)(10)	L + 5.50%	10.24%	12/10/2028	7,960	7,825	7,701	0.03
Bution Holdco 2, Inc.	(4)(11)	L + 6.25%	10.63%	10/17/2025	5,825	5,754	5,825	0.03
Dana Kepner Company, LLC	(4)(11)	SOFR + 6.00%	10.66%	12/29/2026	14,588	14,392	14,515	0.06
Dana Kepner Company, LLC	(4)(11)	SOFR + 6.00%	10.66%	12/29/2027	66,848	65,640	66,514	0.29
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.75%	10.17%	11/2/2026	30,261	29,669	29,655	0.13
Marcone Yellowstone Buyer, Inc.	(4)(5)(7)(10)	SOFR + 6.50%	7.25%	6/23/2028	15,810	15,180	15,164	0.07
Marcone Yellowstone Buyer, Inc.	(4)(5)(10)	SOFR + 6.25%	10.62%	6/23/2028	26,742	26,330	25,672	0.11
NDC Acquisition Corp.	(4)(7)(11)	L + 5.50%	10.23%	3/9/2027	22,620	22,130	22,109	0.10
Tailwind Colony Holding Corporation	(4)(11)	L + 6.25%	10.98%	11/13/2024	74,385	73,315	73,269	0.32
Unified Door & Hardware Group, LLC	(4)(11)	SOFR + 5.75%	10.52%	6/30/2025	11,911	11,408	11,375	0.05
Unified Door & Hardware Group, LLC	(4)(11)	L + 5.75%	10.49%	12/18/2027	52,948	52,332	52,022	0.23

						323,975	323,821	1.42
Diversified Consumer Services
Ascend Learning, LLC	(9)	L + 3.50%	7.88%	12/11/2028	30,790	30,294	29,188	0.13
Cambium Learning Group, Inc.	(4)(7)(10)	L + 5.50%	9.74%	7/20/2028	958,418	950,821	958,418	4.22
Colibri Group, LLC	(10)	SOFR + 5.00%	8.87%	3/12/2029	13,099	12,998	12,260	0.05
Dreambox Learning Holding, LLC	(4)(5)(10)	L + 6.25%	9.44%	12/1/2027	135,213	132,990	127,101	0.56
EM Bidco Limited	(6)(9)	SOFR + 4.25%	8.93%	7/6/2029	4,168	4,154	4,083	0.02
Go Car Wash Management Corp.	(4)(7)(11)	SOFR + 6.25%	10.67%	12/31/2026	48,755	46,720	47,045	0.21
Go Car Wash Management Corp.	(4)(14)	SOFR + 6.25%	10.67%	12/31/2026	42,256	41,527	41,199	0.18
KUEHG Corp.	(11)	L + 3.75%	8.48%	2/21/2025	46,275	45,808	44,559	0.20
Learning Care Group	(11)	L + 3.25%	7.61%	3/13/2025	37,491	36,954	34,974	0.15
Pre-Paid Legal Services, Inc.	(9)	L + 3.75%	8.13%	12/15/2028	15,896	15,734	15,323	0.07
Rinchem Company, LLC	(4)(9)	SOFR + 4.50%	9.18%	3/2/2029	4,025	4,007	3,814	0.02
Sunshine Cadence Holdco, LLC	(4)(7)(10)	SOFR + 6.50%	10.24%	3/23/2027	700	680	679	0.00
Sunshine Cadence Holdco, LLC	(8)	L + 4.25%	8.98%	3/23/2027	39,696	36,960	36,421	0.16
TruGreen Limited Partnership	(10)	L + 4.00%	8.38%	11/2/2027	5,895	5,924	5,250	0.02
University Support Services, LLC	(9)	L + 3.25%	7.63%	2/10/2029	14,898	14,738	14,525	0.06
Weld North Education, LLC	(9)	L + 3.75%	7.72%	12/21/2027	9,326	9,326	9,161	0.04

						1,389,635	1,384,000	6.09
Diversified Financial Services
Barbri Holdings, Inc.	(4)(7)(10)	L + 5.75%	10.13%	4/28/2028	129,071	127,193	127,765	0.56
Comet Acquisition, Inc.	(4)(9)	SOFR + 4.25%	8.98%	10/24/2025	15,830	15,626	15,355	0.07
Lereta, LLC	(10)	L + 5.25%	9.63%	7/30/2028	29,455	29,220	25,921	0.11
Mitchell International, Inc.	(9)	L + 3.75%	8.41%	10/15/2028	66,990	66,327	61,932	0.27
Polaris Newco, LLC	(9)	L + 4.00%	8.73%	6/2/2028	41,862	41,380	38,304	0.17
Sedgwick Claims Management Services, Inc.	(6)(11)	L + 4.25%	8.63%	9/3/2026	2,399	2,418	2,375	0.01
Sedgwick Claims Management Services, Inc.	(6)(8)	L + 3.75%	8.13%	9/3/2026	2,851	2,854	2,804	0.01
SelectQuote, Inc.	(4)(10)	SOFR + 8.00%	12.42% (incl. 2.00% PIK)	11/5/2024	274,238	273,743	246,814	1.09

						558,761	521,270	2.29

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Diversified Telecommunication Services
Numericable US, LLC	(6)(8)	L + 3.69%	7.77%	1/31/2026	15,505	15,446	14,406	0.06
Numericable US, LLC	(6)(8)	L + 4.00%	8.65%	8/14/2026	33,493	33,515	31,246	0.14
Numericable US, LLC	(6)(8)	L + 2.75%	7.16%	7/31/2025	2,861	2,834	2,723	0.01
Point Broadband Acquisition, LLC	(4)(7)(11)	L + 6.00%	10.56%	10/1/2028	194,794	190,399	189,073	0.83
Zacapa, LLC	(6)(9)	SOFR + 4.25%	8.83%	3/22/2029	6,082	6,069	5,861	0.03
Zayo Group Holdings, Inc.	(9)	SOFR + 4.25%	8.57%	3/9/2027	4,857	4,742	4,054	0.02

						253,005	247,363	1.09
Electric Utilities
Qualus Power Services Corp.	(4)(7)(11)	L + 5.25%	10.01%	3/26/2027	50,994	50,060	50,425	0.22
Electrical Equipment
Emergency Power Holdings, LLC	(4)(5)(7)(11)	L + 5.50%	10.23%	8/17/2028	193,050	189,496	189,111	0.83
Madison IAQ, LLC	(9)	L + 3.25%	7.99%	6/21/2028	50,454	49,866	47,067	0.21
Relay Purchaser, LLC	(4)(5)(7)(10)	L + 6.00%	10.73%	8/30/2028	186,571	183,344	185,353	0.82
Shoals Holdings, LLC	(4)(11)	SOFR + 3.25%	7.51%	11/25/2026	11,262	11,075	11,318	0.05

						433,781	432,849	1.91
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(5)(11)	L + 6.00%	10.75%	12/23/2026	35,138	34,718	32,854	0.14
CPI Intermediate Holdings Inc	(4)(7)(10)	SOFR + 5.50%	9.68%	10/8/2029	465,710	455,099	455,280	2.01
Infinite Bidco, LLC	(9)	L + 3.25%	7.98%	3/2/2028	39,231	39,080	37,760	0.17
Ingram Micro, Inc.	(9)	L + 3.50%	8.23%	6/30/2028	3,940	3,909	3,891	0.02
Jupiter Bidco Limited	(4)(6)(10)	SOFR + 6.25%	10.83%	8/27/2029	88,177	85,665	85,532	0.38
Jupiter Bidco Limited	(4)(6)(7)(9)	E + 6.25%	8.45%	8/27/2029	EUR 5,922	2,718	3,972	0.02
LTI Holdings, Inc.	(8)	L + 3.50%	7.88%	9/6/2025	4,948	4,936	4,749	0.02
Presidio, Inc.	(8)	SOFR + 3.50%	7.92%	1/22/2027	2,197	2,200	2,167	0.01

						628,325	626,205	2.77
Energy Equipment & Services
Abaco Energy Technologies, LLC	(4)(13)	L + 7.00%	11.29%	10/4/2024	8,031	7,738	8,031	0.04
EnergySolutions, LLC	(11)	L + 3.75%	8.48%	5/9/2025	4,675	4,675	4,369	0.02
ISQ Hawkeye Holdco, Inc.	(4)(7)(10)	SOFR + 6.25%	10.63%	8/17/2029	8,189	7,967	8,048	0.04
Tetra Technologies, Inc.	(4)(6)(11)	L + 6.25%	10.63%	9/10/2025	22,793	22,080	22,793	0.10

						42,460	43,241	0.20
Entertainment
CE Intermediate I, LLC	(4)(9)	L + 4.00%	8.59%	11/10/2028	7,719	7,655	7,372	0.03
Recorded Books, Inc.	(8)	SOFR + 4.00%	8.32%	8/29/2025	11,815	11,832	11,584	0.05

						19,487	18,956	0.08
Food Products
Quantum Bidco, Ltd.	(6)(8)	S + 6.00%	6.28%	1/29/2028	GBP 18,500	24,611	19,080	0.08
Snacking Investments US, LLC	(6)(11)	L + 4.00%	8.32%	12/18/2026	4,944	4,970	4,833	0.02

						29,581	23,913	0.10
Health Care Equipment & Supplies
Advancing Eyecare Center, Inc.	(4)(7)(9)	SOFR + 5.75%	10.48%	6/13/2029	25,380	24,746	24,255	0.11
Auris Luxembourg III Sarl	(6)(8)	L + 3.75%	8.68%	2/27/2026	34,532	34,030	30,993	0.14
CPI Buyer, LLC	(4)(7)(10)	L + 5.50%	10.23%	11/1/2028	161,899	158,173	153,414	0.68
Egrotron Acquisition, LLC	(4)(10)	SOFR + 5.75%	10.18%	7/6/2028	67,705	66,462	66,182	0.29
GCX Corporation Buyer, LLC	(4)(5)(7)(10)	L + 5.50%	9.84%	9/13/2028	245,025	240,888	240,440	1.06
Mozart Borrower LP	(7)(9)	L + 3.25%	7.63%	10/23/2028	1,985	1,884	477	0.00
Natus Medical Incorporated	(4)(7)(9)	SOFR + 5.50%	8.68%	7/20/2029	53,463	50,042	49,330	0.22

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)		Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Equipment & Supplies (continued)
Resonetics, LLC	(10)	L + 4.00%	8.41%		4/28/2028	81,849	80,299	78,166	0.34
Sunshine Luxembourg VII S.à r.l, LLC	(6)(10)	L + 3.75%	8.48%		10/1/2026	23,496	23,346	22,560	0.10
TecoStar Holdings, Inc.	(11)	L + 3.50%	7.24%		5/1/2024	25,881	25,647	21,764	0.10

							705,517	687,581	3.04
Health Care Providers & Services
123Dentist, Inc.	(4)(6)(7)(10)	C + 5.75%	10.36%		8/10/2029	CAD 204,779	156,140	144,435	0.64
ACI Group Holdings, Inc.	(4)(5)(7)(10)	L + 5.75%	10.13%		8/2/2028	92,158	90,007	90,086	0.40
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	L + 6.50%	11.66%		5/7/2027	20,661	20,251	20,229	0.09
ADMI Corp.	(9)	L + 3.75%	8.13%		12/23/2027	46,518	46,278	42,491	0.19
Amerivet Partners Management, Inc.	(4)(5)(7)(10)	SOFR + 5.50%	9.59%		2/25/2028	17,532	16,596	15,861	0.07
AMGH Holding Corp.	(11)	L + 4.25%	8.63%		3/14/2025	11,615	11,628	8,300	0.04
Canadian Hospital Specialties Ltd.	(4)(5)(6)(7)(11)	C + 4.50%	9.36%		4/14/2028	CAD 16,795	12,933	14,973	0.07
Caramel Bidco Limited	(4)(5)(6)(8)	S + 6.00%	9.43%		2/24/2029	GBP 60,000	78,167	69,698	0.31
Caramel Bidco Limited	(4)(5)(6)(7)(8)	SOFR + 6.00%	9.43%		2/24/2024	GBP 5,392	6,968	4,202	0.02
CCBlue Bidco, Inc.	(4)(7)(10)	L + 6.25%	9.92 (incl. 2.75 PIK	% % )	12/21/2028	499,035	488,434	470,913	2.08
CHG Healthcare Services, Inc.	(9)	L + 3.25%	7.63%		9/29/2028	8,021	7,983	7,864	0.03
Covenant Surgical Partners, Inc.	(8)	L + 4.00%	8.41%		7/1/2026	2,951	2,916	2,501	0.01
Cross Country Healthcare, Inc.	(4)(10)	L + 5.75%	10.14%		6/8/2027	48,234	46,982	48,234	0.21
DCA Investment Holdings, LLC	(4)(7)(10)	SOFR + 6.00%	9.98%		4/3/2028	25,015	24,846	24,620	0.11
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	10.19%		10/4/2024	29,118	29,118	28,972	0.13
Global Medical Response, Inc.	(11)	L + 4.25%	8.42%		10/2/2025	34,291	34,358	24,239	0.11
Gordian Medical, Inc.	(4)(10)	L + 6.25%	10.98%		1/31/2027	51,790	50,515	37,548	0.17
Heartland Dental, LLC	(8)	L + 4.00%	8.39%		4/30/2025	47,639	47,471	44,388	0.20
Jayhawk Buyer, LLC	(4)(7)(11)	L + 5.00%	9.73%		10/15/2026	274,677	270,560	271,930	1.20
LifePoint Health, Inc.	(8)	L + 3.75%	8.16%		11/16/2025	43,804	43,532	41,401	0.18
Medical Knowledge Group, LLC	(4)(10)	SOFR + 5.75%	9.99%		2/1/2029	21,910	21,243	21,636	0.10
Medical Knowledge Group, LLC	(4)(10)	L + 5.75%	10.04		2/1/2029	163,706	160,860	161,660	0.71
Midwest Physician Administrative Services, LLC	(10)	L + 3.25%	7.98%		3/12/2028	19,182	19,113	17,719	0.08
National Mentor Holdings, Inc.	(10)	L + 3.75%	8.48%		3/2/2028	11,192	11,182	7,884	0.03
Navigator Acquiror, Inc.	(4)(7)(9)	L + 5.75%	9.98 (incl.5.11 PIK	% % )	7/16/2027	416,586	413,661	412,420	1.82

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
NMSC Holdings, Inc.	(10)	SOFR + 5.25%	9.67%	2/23/2029	7,476	7,405	6,156	0.03
Odyssey Holding Company, LLC	(4)(11)	L + 5.75%	10.45%	11/16/2025	63,649	63,333	63,649	0.28
Onex TSG Intermediate Corp.	(6)(10)	L + 4.75%	9.16%	2/28/2028	23,023	22,873	20,622	0.09
Pathway Vet Alliance, LLC	(8)	L + 3.75%	8.13%	3/31/2027	30,697	30,494	25,734	0.11
Pediatric Associates Holding Co., LLC	(7)(9)	L + 3.25%	7.63%	12/29/2028	5,036	4,910	4,778	0.02
PetVet Care Centers, LLC	(10)	L + 3.50%	7.88%	2/14/2025	54,403	54,377	51,297	0.23
Phoenix Guarantor, Inc.	(6)(8)	L + 3.50%	7.88%	3/5/2026	17,904	17,889	16,891	0.07
Plasma Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	10.07%	5/12/2029	91,493	89,190	86,487	0.38
PPV Intermediate Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	10.07%	8/31/2029	114,624	112,184	113,256	0.50
PSKW Intermediate, LLC	(4)(11)	L + 6.25%	10.64%	3/9/2026	14,303	14,303	14,303	0.06
Radnet, Inc.	(6)(10)	L + 3.00%	7.73%	4/21/2028	4,850	4,832	4,733	0.02
Reverb Buyer, Inc.	(9)	L + 3.50%	7.88%	11/1/2028	6,551	6,504	6,155	0.03
Smile Doctors, LLC	(4)(7)(10)	L + 5.75%	11.00%	12/21/2028	460,037	450,702	449,712	1.98
Snoopy Bidco, Inc.	(4)(7)(10)	L + 6.00%	10.76%	6/1/2028	623,786	615,035	601,186	2.65
SpecialtyCare, Inc.	(4)(5)(7)(11)	L + 5.75%	9.76%	6/18/2028	72,500	70,742	70,051	0.31
Stepping Stones Healthcare Services, LLC	(4)(7)(10)	L + 5.75%	10.51%	1/2/2029	166,289	163,129	160,844	0.71
Surgery Centers Holdings, Inc.	(6)(10)	L + 3.75%	8.05%	8/31/2026	14,435	14,425	14,289	0.06
The Fertility Partners, Inc.	(4)(5)(6)(10)	L + 5.75%	10.13%	3/16/2028	38,903	38,228	37,346	0.16
The Fertility Partners, Inc.	(4)(5)(6)(7)(10)	C + 5.75%	10.46%	3/16/2028	CAD 155,062	121,396	111,823	0.49
The GI Alliance Management, LLC	(4)(7)(11)	SOFR + 6.25%	10.49%	9/15/2028	261,135	252,087	254,229	1.12
TTF Holdings, LLC	(4)(10)	L + 4.00%	8.13%	3/31/2028	5,944	5,910	5,884	0.03
U.S. Anesthesia Partners, Inc.	(9)	L + 4.25%	8.37%	10/1/2028	38,627	38,496	36,876	0.16
Unified Physician Management, LLC	(4)(7)(9)	SOFR + 5.50%	10.50%	6/18/2029	863,748	863,748	863,748	3.81
United Mutual Acquisition Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	10.09%	7/15/2028	15,654	15,421	15,229	0.07
US Acute Care Solutions	(5)(8)	6.38%	6.38%	3/1/2026	2,885	2,919	2,564	0.01
US Oral Surgery Management Holdco, LLC	(4)(10)	L + 5.50%	10.18%	11/18/2027	127,120	125,052	125,849	0.55
US Oral Surgery Management Holdco, LLC	(4)(7)(11)	L + 4.50%	10.72%	11/18/2023	39,604	38,717	38,933	0.17
Veonet GmbH	(6)(8)	S + 5.25%	8.68%	3/14/2029	GBP 170,000	218,598	190,515	0.84
WHCG Purchaser III, Inc.	(4)(5)(7)(10)	L + 5.75%	10.48%	6/22/2028	108,280	106,326	88,257	0.39

						5,680,967	5,515,600	24.33
Health Care Technology
athenahealth, Inc.	(7)(9)	SOFR + 3.50%	7.82%	2/15/2029	36,931	36,518	33,015	0.15
Caerus US 1, Inc.	(4)(6)(7)(10)	SOFR + 5.50%	6.25%	5/25/2029	86,813	85,002	84,951	0.37
Caerus US 1, Inc.	(4)(6)(7)(10)	SOFR + 5.50%	10.08%	5/25/2029	403,316	394,706	390,501	1.72
Color Intermediate LLC	(4)(10)	SOFR + 5.50%	10.18%	10/4/2029	371,638	362,597	364,206	1.61
Edifecs, Inc.	(4)(10)	L + 5.50%	10.23%	9/21/2026	122,264	120,388	121,042	0.53
Edifecs, Inc.	(4)(11)	L + 7.50%	12.23%	9/21/2026	29,360	29,261	29,947	0.13

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Technology (continued)
Ensemble RCM, LLC	(4)(9)	SOFR + 5.00%	9.19%	8/3/2026	89,550	88,057	87,759	0.39
GI Ranger Intermediate, LLC	(4)(7)(10)	SOFR + 6.00%	10.73%	10/29/2028	99,248	97,345	97,383	0.43
Imprivata, Inc.	(9)	L + 3.75%	8.13%	12/1/2027	3,940	3,948	3,801	0.02
Netsmart Technologies, Inc.	(10)	L + 4.00%	8.38%	10/1/2027	15,149	15,208	14,628	0.06
NMC Crimson Holdings, Inc.	(4)(7)(10)	L + 6.00%	9.74%	3/1/2028	75,988	74,013	74,805	0.33
Project Ruby Ultimate Parent Corp.	(10)	L + 3.25%	7.63%	3/10/2028	8,461	8,428	8,019	0.04
RPBLS Midco, LLC	(4)(10)	SOFR + 5.75%	9.41%	4/1/2028	166,892	164,279	165,223	0.73
Verscend Holding Corp.	(8)	L + 4.00%	8.38%	8/27/2025	30,479	30,524	30,346	0.13
Waystar Technologies, Inc.	(8)	L + 4.00%	8.38%	10/22/2026	12,408	12,425	12,222	0.05

						1,522,699	1,517,848	6.69
Hotels, Restaurants & Leisure
Alterra Mountain Company	(9)	L + 3.50%	7.88%	8/17/2028	6,241	6,251	6,180	0.03
CEC Entertainment, Inc.	(5)(8)	6.75%	6.75%	5/1/2026	51,052	51,052	47,542	0.21
Century Casinos, Inc.	(6)(10)	SOFR + 6.00%	10.22%	4/2/2029	43,670	42,885	41,650	0.18
Fertitta Entertainment, LLC	(9)	SOFR + 4.00%	8.32%	1/27/2029	33,590	33,463	32,003	0.14
Flynn Restaurant Group LP	(9)	L + 4.25%	8.63%	12/1/2028	7,999	7,922	7,522	0.03
IRB Holding Corp.	(10)	SOFR + 3.00%	7.32%	12/15/2027	15,762	15,761	15,321	0.07
Mic Glen, LLC	(9)	L + 3.50%	7.88%	7/21/2028	26,577	26,430	25,348	0.11
Scientific Games Holdings LP	(9)	SOFR + 3.50%	7.10%	4/4/2029	10,434	10,389	9,976	0.04
Tacala Investment Corp.	(10)	L + 3.50%	7.88%	2/5/2027	48,876	48,867	47,129	0.21
Twin River Worldwide Holdings, Inc.	(6)(9)	L + 3.25%	7.54%	10/2/2028	19,084	18,942	17,710	0.08

						261,962	250,381	1.10
Household Durables
AI Aqua Merger Sub, Inc.	(6)(7)(9)	SOFR + 3.75%	7.84%	7/31/2028	52,858	52,304	49,784	0.22
Hunter Douglas, Inc.	(6)(9)	SOFR + 3.50%	7.86%	2/26/2029	14,896	14,820	13,181	0.06
Instant Brands Holdings, Inc.	(10)	L + 5.00%	9.73%	4/12/2028	75,061	74,211	50,741	0.22

						141,335	113,706	0.50
Industrial Conglomerates
Bettcher Industries, Inc.	(9)	SOFR + 4.00%	8.32%	12/14/2028	11,238	11,142	10,591	0.05
CEP V Investment 11 Sarl	(4)(6)(7)(10)	S + 5.75%	5.75%	2/11/2028	CHF 97,449	97,920	104,199	0.46
Engineered Machinery Holdings, Inc.	(10)	L + 3.75%	8.48%	5/19/2028	7,978	7,978	7,738	0.03
Excelitas Technologies Corp.	(4)(7)(10)	SOFR + 5.75%	10.12%	8/13/2029	161,600	158,150	157,944	0.70
Excelitas Technologies Corp.	(4)(8)	E + 5.75%	7.55%	8/13/2029	EUR 25,323	25,502	26,486	0.12
FCG Acquisitions, Inc.	(9)	L + 3.75%	8.48%	3/31/2028	40,676	40,520	38,782	0.17
SPX Flow, Inc.	(9)	SOFR + 4.50%	8.92%	4/5/2029	52,169	49,972	48,862	0.22
Vertical US Newco, Inc.	(6)(9)	L + 3.50%	6.87%	7/30/2027	29,953	29,980	28,898	0.13
Victory Buyer, LLC	(4)(9)	L + 3.75%	8.10%	11/19/2028	22,863	22,774	19,262	0.08

						443,938	442,762	1.96
Insurance
Acrisure LLC	(8)	L + 3.50%	7.88%	2/15/2027	3,815	3,739	3,589	0.02
Acrisure LLC	(9)	L + 4.25%	8.63%	2/15/2027	18,985	18,947	18,424	0.08
Acrisure LLC	(9)	L + 3.75%	8.13%	2/15/2027	18,973	18,838	18,071	0.08
Alera Group, Inc.	(4)(10)	SOFR + 6.00%	10.42%	10/2/2028	63,957	63,421	62,273	0.27
Alliant Holdings Intermediate, LLC	(9)	L + 3.50%	7.85%	11/5/2027	7,935	7,894	7,766	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)		Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Insurance (continued)
Amerilife Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	9.01%		8/31/2029	360,844	352,810	356,491	1.57
AssuredPartners, Inc.	(9)	L + 3.50%	7.88%		2/12/2027	30,226	29,966	29,355	0.13
AssuredPartners, Inc.	(9)	SOFR + 3.50%	7.82		2/12/2027	993	991	966	0.00
Baldwin Risk Partners, LLC	(6)(9)	L + 3.50%	7.79%		10/14/2027	7,884	7,853	7,707	0.03
Benefytt Technologies, Inc.	(4)(10)	SOFR + 8.75%	12.09 (incl. 7.75 PIK	% % )	8/12/2027	97,056	95,617	78,615	0.35
Benefytt Technologies, Inc.	(4)(7)(8)	SOFR + 7.50%	10.58 (incl. 7.75 PIK	% % )	8/12/2027	23,520	22,851	19,016	0.08
BroadStreet Partners, Inc.	(8)	L + 3.00%	7.38%		1/27/2027	10,816	10,774	10,509	0.05
CFC Underwriting, Ltd.	(4)(6)(7)(8)	SOFR + 5.00%	8.79%		5/16/2029	138,161	134,805	136,576	0.60
Foundation Risk Partners Corp.	(4)(7)(10)	SOFR + 6.00%	10.68%		10/29/2028	55,681	54,797	54,978	0.24
Galway Borrower, LLC	(4)(5)(7)(10)	L + 5.25%	8.99%		9/30/2028	222,069	218,415	216,018	0.95
High Street Buyer, Inc.	(4)(5)(7)(10)	L + 6.00%	10.73%		4/14/2028	127,353	124,844	125,698	0.55
Howden Group Holdings Limited	(6)(10)	L + 3.25%	7.69%		11/12/2027	13,503	13,440	13,173	0.06
HUB International Limited	(10)	L + 3.25%	7.53%		4/25/2025	1,957	1,958	1,943	0.01
Integrity Marketing Acquisition, LLC	(4)(5)(10)	L + 6.05%	11.28%		8/27/2025	80,767	80,024	77,935	0.34
Integrity Marketing Acquisition, LLC	(4)(5)(7)(10)	SOFR + 5.75%	9.49%		8/27/2025	79,904	78,423	76,727	0.34
Integrity Marketing Acquisition, LLC	(4)(5)(10)	L + 5.75%	7.50%		8/27/2025	74,979	74,173	72,168	0.32
Jones Deslauriers Insurance Management, Inc.	(5)(6)(10)	C + 4.25%	8.81%		3/27/2028	CAD 15,393	12,486	10,679	0.05
Jones Deslauriers Insurance Management, Inc.	(5)(6)(10)	C + 4.25%	8.81%		3/27/2028	CAD 11,206	8,797	7,774	0.03
Jones Deslauriers Insurance Management, Inc.	(5)(6)(8)	C + 4.25%	8.81%		3/17/2028	CAD 69,903	54,634	48,513	0.21
NFP Corp.	(8)	L + 3.25%	7.63%		2/15/2027	13,596	13,511	13,038	0.06
PGIS Intermediate Holdings, LLC	(4)(5)(7)(10)	L + 5.50%	10.63%		10/16/2028	24,461	23,947	23,541	0.10
Riser Merger Sub, Inc.	(4)(6)(7)(10)	SOFR + 5.75%	10.33%		8/1/2028	159,870	155,983	155,699	0.69
Riser Merger Sub, Inc.	(4)(6)(10)	S + 5.75%	9.18%		8/1/2028	GBP 13,683	16,452	16,130	0.07
RSC Acquisition, Inc.	(4)(5)(10)	L + 5.50%	9.11%		10/30/2026	15,000	14,870	14,588	0.06
RSC Acquisition, Inc.	(4)(5)(7)(10)	L + 5.50%	9.74%		10/30/2026	10,680	10,160	8,928	0.04
SG Acquisition, Inc.	(4)(9)	L + 5.00%	9.17%		1/27/2027	93,540	93,262	93,540	0.41
Shelf Bidco Ltd	(6)(10)	SOFR + 6.00%	6.75%		1/3/2030	132,377	128,377	128,377	0.57
Tennessee Bidco Limited	(4)(5)(6)(8)	S + 7.28%	8.47%		7/9/2028	GBP 48,569	65,941	57,592	0.25
Tennessee Bidco Limited	(4)(5)(6)(7)(8)	S + 7.00%	7.00%		7/9/2028	GBP 101,623	116,566	108,100	0.48
Tennessee Bidco Limited	(4)(5)(6)(8)	L + 7.00%	10.38%		7/9/2028	166,473	162,496	163,559	0.72
Tennessee Bidco Limited	(4)(5)(6)(8)	L + 6.25%	10.43%		8/3/2028	17,423	17,179	17,118	0.08
Tennessee Bidco Limited	(4)(5)(6)(8)	L + 7.00%	12.21%		8/3/2028	30,570	30,181	30,035	0.13

							2,339,422	2,285,209	10.05

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)		Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Interactive Media & Services
Ancestry.com Operations, Inc	(9)	L + 3.25%	7.63%		12/6/2027	8,349	8,298	7,751	0.03
Cengage Learning, Inc.	(11)	L + 4.75%	7.81%		7/14/2026	18,763	18,629	16,919	0.07
MH Sub I, LLC	(11)	L + 3.75%	8.13%		9/13/2024	15,647	15,655	15,240	0.07
Project Boost Purchaser, LLC	(9)	L + 3.50%	7.88%		5/30/2026	9,924	9,785	9,596	0.04
Red Planet Borrower, LLC	(9)	L + 3.75%	8.13%		10/2/2028	39,653	39,368	25,021	0.11
SurveyMonkey, Inc.	(6)(8)	L + 3.75%	8.14%		10/10/2025	5,957	5,869	5,778	0.03

							97,604	80,305	0.35
Donuts, Inc.	(4)(7)(11)	SOFR + 6.00%	10.43%		12/29/2026	511,530	510,002	506,414	2.23
Hoya Midco, LLC	(6)(9)	SOFR + 3.25%	7.57%		2/3/2029	9,729	9,675	9,595	0.04
Prodege International Holdings, LLC	(4)(10)	L + 5.75%	10.52%		12/15/2027	561,698	553,677	550,464	2.43
Wireless Vision, LLC	(4)(11)	L + 5.50%	10.23%		12/30/2025	19,197	19,197	19,197	0.08

							1,092,551	1,085,670	4.78
IT Services
Ahead DB Holdings, LLC	(5)(10)	L + 3.75%	8.48%		10/18/2027	2,570	2,580	2,488	0.01
AI Altius Bidco, Inc.	(4)(5)(7)(10)	L + 5.50%	10.65%		12/13/2028	106,023	103,921	103,556	0.46
AI Altius Bidco, Inc.	(4)(5)(8)	9.75 PIK %	9.75 PIK	%	12/29/2029	22,256	21,714	21,532	0.09
BCP V Everise Acquisition, LLC	(4)(10)	SOFR + 6.50%	10.83%		5/3/2027	74,063	72,272	72,211	0.32
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	8.70%		10/16/2026	28,834	28,864	27,917	0.12
Endurance International Group Holdings, Inc.	(10)	L + 3.50%	7.72%		2/10/2028	45,056	44,735	40,663	0.18
Infostretch Corporation	(4)(10)	SOFR + 5.75%	10.48%		4/1/2028	182,010	178,827	174,730	0.77
Inovalon Holdings, Inc.	(4)(7)(10)	L + 6.25%	10.95 (incl. 2.75 PIK	% % )	11/24/2028	958,135	937,472	947,309	4.18
Monterey Financing, S.A.R.L	(4)(6)(7)(8)	E + 6.00%	8.14%		9/28/2029	EUR 76,519	69,979	81,366	0.36
Monterey Financing, S.A.R.L	(4)(6)(8)	CI + 6.00%	8.42%		9/28/2029	DKK 560,750	72,060	78,665	0.35
Monterey Financing, S.A.R.L	(4)(6)(8)	ST + 6.00%	8.65%		9/28/2029	SEK 243,186	21,200	22,727	0.10
Monterey Financing, S.A.R.L	(4)(6)(9)	N + 6.00%	9.26%		9/28/2029	NOK 599,094	54,450	59,479	0.26
Park Place Technologies, LLC	(11)	SOFR + 5.00%	9.42%		11/10/2027	796	798	753	0.00
Razor Holdco, LLC	(4)(10)	L + 5.75%	9.42%		10/25/2027	189,288	186,250	185,502	0.82
Red River Technology, LLC	(4)(7)(11)	L + 6.00%	10.38%		5/26/2027	149,310	147,395	148,190	0.65
Sabre GLBL, Inc.	(6)(9)	SOFR + 4.25%	8.67%		6/30/2028	1,321	1,292	1,213	0.01
Sabre GLBL, Inc.	(6)(9)	L + 3.50%	7.88%		12/17/2027	17,783	17,734	16,249	0.07
TierPoint, LLC	(10)	L + 3.75%	8.13%		5/5/2026	12,370	12,323	11,601	0.05
Turing Holdco, Inc.	(4)(5)(6)(8)	E + 6.00%	8.00 (incl. 2.50 PIK	% % )	8/3/2028	EUR 16,320	18,455	17,200	0.08
Turing Holdco, Inc.	(4)(5)(6)(7)(8)	E + 6.00%	7.36%		8/3/2028	EUR 8,284	9,576	8,587	0.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
IT Services (continued)
Turing Holdco, Inc.	(4)(5)(6)(8)	L + 6.00%	10.01%	8/3/2028	12,655	12,344	12,466	0.05
Virtusa Corp.	(10)	L + 3.75%	8.13%	2/11/2028	8,918	8,930	8,632	0.04
Virtusa Corp.	(10)	L + 3.75%	8.17%	2/15/2029	942	934	912	0.00

						2,024,105	2,043,948	9.01
Leisure Products
Lew’s Intermediate Holdings, LLC	(4)(10)	SOFR + 5.00%	9.40%	2/11/2028	25,913	25,749	23,710	0.10
Lucky Bucks, LLC	(10)	L + 5.50%	10.43%	7/30/2027	47,204	46,462	27,811	0.12
Motion Finco, LLC	(6)(8)	L + 3.25%	7.98%	11/12/2026	19,460	18,857	18,611	0.08
Recess Holdings, Inc.	(11)	L + 3.75%	8.16%	9/30/2024	11,924	11,909	11,880	0.05

						102,977	82,012	0.35
Life Sciences Tools & Services
Cambrex Corp.	(10)	SOFR + 3.50%	7.92%	12/4/2026	4,512	4,527	4,394	0.02
Curia Global, Inc.	(10)	L + 3.75%	8.16%	8/30/2026	40,647	40,658	33,673	0.15
LSCS Holdings, Inc.	(9)	L + 4.50%	8.88%	12/16/2028	15,594	15,527	14,941	0.07
Maravai Intermediate Holdings, LLC	(6)(9)	SOFR + 3.00%	6.96%	10/19/2027	1,958	1,976	1,925	0.01
Packaging Coordinators Midco, Inc.	(10)	L + 3.50%	8.23%	11/30/2027	1,881	1,878	1,789	0.01

						64,566	56,722	0.26
Machinery
Apex Tool Group, LLC	(9)	SOFR + 5.25%	9.67%	2/8/2029	14,756	14,691	12,743	0.06
MHE Intermediate Holdings, LLC	(4)(5)(7)(11)	SOFR + 6.00%	9.50%	7/21/2027	10,431	10,262	10,042	0.04
MHE Intermediate Holdings, LLC	(4)(5)(11)	SOFR + 6.25%	9.75%	12/9/2025	1,284	1,253	1,249	0.01
MHE Intermediate Holdings, LLC	(4)(5)(11)	L + 6.00%	6.75%	4/7/2024	1,201	1,181	1,168	0.01
Pro Mach Group, Inc.	(11)	L + 4.00%	8.38%	8/31/2028	238	236	232	0.00
Titan Acquisition Ltd.	(6)(8)	L + 3.00%	5.88%	3/28/2025	15,097	14,773	14,142	0.06

						42,396	39,576	0.18
Marine
Armada Parent, Inc.	(4)(7)(10)	L + 5.75%	10.13%	10/29/2027	233,972	229,683	226,879	1.00
Media
Clear Channel Outdoor Holdings, Inc.	(6)(8)	L + 3.50%	7.91%	8/21/2026	33,680	32,906	30,754	0.14
Digital Media Solutions, LLC	(4)(6)(10)	L + 5.00%	9.73%	5/25/2026	29,518	29,015	25,238	0.11
McGraw-Hill Education, Inc.	(9)	L + 4.75%	8.32%	7/28/2028	28,501	28,269	26,907	0.12
Radiate Holdco, LLC	(10)	L + 3.25%	7.63%	9/25/2026	47,479	47,370	38,787	0.17
Terrier Media Buyer, Inc.	(8)	L + 3.50%	8.23%	12/17/2026	1,955	1,963	1,836	0.01
Trader Corp.	(4)(6)(7)(10)	C + 5.75%	10.40%	12/22/2029	CAD 110,510	79,009	79,416	0.35
Univision Communications, Inc.	(10)	L + 3.25%	7.63%	3/15/2026	20,074	19,952	19,798	0.09

						238,484	222,736	0.99

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Metals & Mining
American Rock Salt Company, LLC	(10)	L + 4.00%	8.38%	6/9/2028	19,684	19,672	18,577	0.08
SCIH Salt Holdings, Inc.	(10)	L + 4.00%	8.41%	3/16/2027	45,105	44,859	43,962	0.19

						64,531	62,539	0.27
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc.	(4)(6)(10)	SOFR + 6.25%	10.52%	8/15/2028	30,190	29,569	29,737	0.13
Freeport LNG Investments, LLLP	(9)	L + 3.50%	7.74%	12/21/2028	55,586	55,399	52,984	0.23
KKR Alberta Midsteam Finance Inc.	(4)(6)(10)	SOFR + 6.25%	10.52%	8/15/2028	16,424	16,087	16,178	0.07

						101,055	98,899	0.43
Paper & Forest Products
Profile Products, LLC	(4)(7)(10)	L + 5.50%	9.36%	11/12/2027	40,166	39,406	39,080	0.17
Profile Products, LLC	(4)(10)	C + 5.50%	10.14	11/12/2027	23,595	23,211	23,064	0.10

						62,617	62,144	0.27
Pharmaceuticals
Doc Generici (Diocle S.p.A.)	(4)(6)(7)(8)	E + 6.50%	8.56%	10/27/2028	EUR 60,136	57,958	63,092	0.28
Padagis, LLC	(6)(9)	L + 4.75%	8.49%	7/6/2028	29,371	29,331	26,189	0.12
Rhea Parent, Inc.	(4)(5)(10)	SOFR + 5.75%	10.33%	2/18/2029	205,468	201,868	202,899	0.89
Sharp Midco, LLC	(4)(9)	L + 4.00%	8.73%	12/31/2028	5,283	5,271	5,032	0.02

						294,428	297,212	1.31
Professional Services
ALKU, LLC	(4)(10)	SOFR + 5.25%	9.67%	3/1/2028	154,467	153,315	154,467	0.68
ALKU, LLC	(4)(10)	SOFR + 5.00%	9.42%	3/1/2028	78,607	77,850	78,607	0.35
APFS Staffing Holdings, Inc.	(4)(7)(9)	SOFR + 4.00%	8.09%	12/29/2028	3,275	3,065	2,529	0.01
Aqgen Island Holdings, Inc.	(9)	L + 3.50%	8.25%	8/2/2028	64,131	63,860	61,432	0.27
Armor Holdco, Inc.	(6)(9)	SOFR + 4.50%	9.54%	12/11/2028	3,600	3,569	3,578	0.02
BPPH2 Limited	(4)(5)(6)(8)	S + 6.87%	10.30%	3/2/2028	GBP 40,700	55,179	49,379	0.22
CFGI Holdings, LLC	(4)(7)(10)	L + 5.00%	9.39%	11/2/2027	22,918	22,044	22,291	0.10
Chronicle Bidco, Inc.	(4)(7)(11)	SOFR + 6.75%	9.80%	5/18/2029	2,944	2,930	2,798	0.01
Chronicle Bidco, Inc.	(4)(11)	SOFR + 6.25%	10.83%	5/18/2029	42,743	42,387	41,888	0.18
Claims Automation Intermediate 2, LLC	(4)(7)(10)	L + 4.75%	8.76%	12/16/2027	45,500	44,182	43,449	0.19
Clearview Buyer, Inc.	(4)(5)(7)(10)	L + 5.25%	9.98%	8/26/2027	150,490	147,773	146,988	0.65
CoreLogic, Inc.	(9)	L + 3.50%	7.94%	6/2/2028	41,138	40,876	34,466	0.15
Cumming Group, Inc.	(4)(11)	SOFR + 5.25%	8.92%	11/16/2027	1,600	1,561	1,561	0.01
Cumming Group, Inc.	(4)(7)(11)	L + 5.25%	8.92%	5/26/2027	171,367	168,531	165,889	0.73
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	8.07%	4/9/2027	86,146	85,708	80,668	0.36
Eliassen Group, LLC	(4)(7)(10)	SOFR + 5.50%	10.08%	4/14/2028	65,997	65,126	64,430	0.28
Emerald US, Inc.	(6)(8)	L + 3.25%	7.98%	7/12/2028	3,889	3,886	3,874	0.02
Galaxy US Opco, Inc.	(6)(9)	SOFR + 4.75%	9.07%	4/29/2029	12,326	12,046	11,185	0.05
Guidehouse, Inc.	(4)(5)(10)	L + 6.25%	10.32%	10/16/2028	49,874	48,441	48,877	0.22
Guidehouse, Inc.	(4)(5)(10)	L + 6.25%	10.63%	10/16/2028	1,147,802	1,138,302	1,124,846	4.96
HIG Orca Acquisition Holdings, Inc.	(4)(5)(7)(11)	SOFR + 6.00%	9.78%	8/17/2027	107,511	105,846	106,284	0.47
IG Investments Holdings, LLC	(4)(5)(7)(10)	L + 6.00%	10.39%	9/22/2028	466,344	458,429	463,878	2.04

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Professional Services (continued)
Inmar, Inc.	(11)	L + 4.00%	8.73%	5/1/2024	39,981	39,814	36,493	0.16
Kaufman Hall & Associates, LLC	(4)(10)	L + 5.25%	9.63%	12/14/2028	97,255	95,601	96,526	0.43
Legacy Intermediate, LLC	(4)(5)(7)(10)	SOFR + 5.75%	10.26%	2/25/2028	93,094	91,039	91,631	0.40
Mantech International CP	(4)(7)(10)	SOFR + 5.75%	9.58%	9/14/2029	778,402	759,603	767,644	3.38
Material Holdings, LLC	(4)(5)(7)(10)	SOFR + 6.00%	10.68%	8/19/2027	264,920	260,943	256,724	1.13
Minotaur Acquisition, Inc.	(8)	SOFR + 4.75%	9.17%	3/27/2026	281,425	274,304	269,816	1.19
National Intergovernmental Purchasing Alliance Co.	(8)	SOFR + 3.50%	8.08%	5/23/2025	4,207	4,175	4,159	0.02
Petrus Buyer Inc	(4)(7)(10)	SOFR + 6.50%	10.70%	10/17/2029	36,173	34,805	34,763	0.15
Polyconcept Investments B.V.	(10)	SOFR + 5.50%	10.08%	5/18/2029	44,888	44,066	42,138	0.19
Sherlock Buyer Corp.	(4)(7)(10)	L + 5.75%	10.48%	12/8/2028	6,488	6,210	6,060	0.03
Thevelia US, LLC	(5)(6)(9)	SOFR + 4.00%	8.73%	6/18/2029	34,466	33,046	33,518	0.15
Trinity Air Consultants Holdings Corp.	(4)(7)(10)	L + 5.25%	10.18%	6/29/2027	44,320	43,315	43,548	0.19
Trinity Partners Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	9.99%	12/21/2028	389,123	381,440	380,183	1.68
Victors CCC Buyer, LLC	(4)(7)(10)	SOFR + 5.75%	10.69%	6/1/2029	146,370	143,164	144,011	0.63
VT Topco, Inc.	(7)(10)	L + 3.75%	8.13%	8/1/2025	22,103	22,056	21,466	0.09
West Monroe Partners, LLC	(4)(7)(10)	L + 5.50%	9.84%	11/8/2028	729,914	716,495	711,312	3.14

						5,694,982	5,653,356	24.93
Real Estate Management & Development
McCarthy & Stone PLC	(4)(5)(6)(8)	7.00%	7.00%	12/16/2025	GBP 20,000	28,031	21,121	0.09
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 6.25%	10.67%	2/16/2028	70,324	69,012	70,324	0.31
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 6.25%	10.67%	7/25/2029	15,205	14,849	15,205	0.07

						111,892	106,650	0.47
Road & Rail
Gruden Acquisition, Inc.	(4)(5)(7)(11)	L + 5.50%	7.75%	7/1/2028	628	404	429	0.00
Software
2U, Inc.	(6)(10)	L + 5.75%	10.16%	12/30/2024	7,960	7,880	7,666	0.03
Anaplan, Inc.	(4)(6)(7)(10)	SOFR + 6.50%	10.82%	6/21/2029	532,311	521,322	520,601	2.29
Apex Group Treasury, LLC	(6)(9)	L + 3.75%	8.26%	7/27/2028	19,608	19,584	18,775	0.08
Apttus Corp.	(10)	L + 4.25%	8.66%	5/8/2028	11,717	11,696	11,014	0.05
Armstrong Bidco Limited	(4)(6)(7)(8)	S + 5.75%	8.68%	6/28/2029	GBP 127,438	150,291	159,339	0.70
Armstrong Bidco Limited	(4)(6)(8)	S + 5.75%	8.68%	6/28/2029	GBP 314,735	374,547	360,861	1.59
Avalara Inc	(4)(7)(10)	SOFR + 7.25%	8.00%	10/19/2028	23,077	22,519	22,442	0.10
AxiomSL Group, Inc.	(4)(7)(11)	L + 5.75%	10.13%	12/3/2027	78,219	76,887	77,322	0.34
Barracuda Networks, Inc.	(9)	SOFR + 4.50%	8.59%	8/15/2029	32,103	31,056	31,015	0.14
Project Boost Purchaser, LLC	(4)(7)(10)	SOFR + 5.25%	9.68%	5/2/2029	44,993	44,498	44,698	0.20
BlueCat Networks USA, Inc.	(4)(6)(7)(10)	SOFR + 6.00%	10.46%	8/8/2028	69,864	68,344	68,246	0.30
Boxer Parent Company, Inc.	(8)	L + 3.75%	8.13%	10/2/2025	14,886	14,828	14,287	0.06
Cloudera, Inc.	(9)	L + 3.75%	8.13%	10/8/2028	57,082	56,256	54,005	0.24
Community Brands ParentCo, LLC	(4)(5)(7)(10)	SOFR + 5.75%	10.17%	2/24/2028	15,246	14,783	14,706	0.06
Confine Visual Bidco	(4)(6)(7)(10)	SOFR + 5.75%	10.05%	2/23/2029	258,821	251,334	245,348	1.08
Connatix Buyer, Inc.	(4)(5)(7)(10)	L + 5.50%	10.14%	7/14/2027	110,695	108,529	107,828	0.48
ConnectWise, LLC	(9)	L + 3.50%	7.88%	9/29/2028	28,620	28,541	27,260	0.12

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)		Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Cornerstone OnDemand, Inc.	(9)	L + 3.75%	8.13%		10/16/2028	27,418	27,320	24,607	0.11
Delta Topco, Inc.	(10)	SOFR + 3.75%	8.15%		12/1/2027	35,059	35,021	32,500	0.14
Diligent Corporation	(4)(11)	L + 5.75%	10.13%		8/4/2025	88,425	87,687	85,772	0.38
Discovery Education, Inc.	(4)(7)(10)	SOFR + 5.75%	9.83%		4/9/2029	472,150	462,759	453,786	2.00
DTI Holdco, Inc.	(7)(10)	SOFR + 4.75%	8.84%		4/26/2029	53,078	51,741	48,874	0.22
ECI Macola Max Holding, LLC	(6)(10)	L + 3.75%	8.48%		11/9/2027	12,010	12,033	11,560	0.05
Epicor Software Corp.	(10)	L + 3.25%	7.63%		7/30/2027	5,983	6,003	5,758	0.03
Episerver, Inc.	(4)(5)(7)(11)	L + 5.25%	9.98%		4/9/2026	25,101	24,739	23,340	0.10
Experity, Inc.	(4)(5)(7)(10)	L + 5.75%	10.48%		2/24/2028	135,023	132,608	132,054	0.58
Forterro UK Ltd.	(4)(6)(7)(8)	E + 5.50%	6.70%		7/9/2029	EUR 42,187	41,136	44,292	0.20
Forterro UK Ltd.	(4)(6)(8)	L + 5.50%	6.45%		7/9/2029	CHF 10,674	10,698	11,192	0.05
Forterro UK Ltd.	(4)(6)(8)	ST + 5.50%	7.17%		7/9/2029	SEK 112,563	10,422	10,478	0.05
GI Consilio Parent, LLC	(7)(9)	L + 4.00%	8.38%		5/12/2028	45,327	44,499	42,475	0.19
Gigamon Inc.	(4)(7)(11)	SOFR + 5.75%	9.73%		3/9/2029	440,154	432,145	429,670	1.89
GovernmentJobs.com, Inc.	(4)(7)(10)	L + 5.50%	9.88%		12/1/2028	144,871	141,696	140,952	0.62
GraphPAD Software, LLC	(4)(7)(11)	L + 5.50%	10.43%		4/27/2027	19,874	19,569	19,547	0.09
Greeneden U.S. Holdings II, LLC	(10)	L + 4.00%	8.38%		12/1/2027	5,875	5,901	5,654	0.02
HS Purchaser, LLC	(10)	SOFR + 4.00%	8.19%		11/19/2026	48,835	48,815	44,159	0.19
Hyland Software, Inc.	(10)	L + 3.50%	7.88%		7/1/2024	9,851	9,857	9,739	0.04
Idera, Inc.	(10)	L + 3.75%	7.50%		3/2/2028	55,721	55,589	52,691	0.23
Imperva, Inc.	(11)	L + 4.00%	8.59%		1/12/2026	19,119	19,184	15,716	0.07
ION Trading Finance Ltd.	(6)(8)	L + 4.75%	9.48%		4/3/2028	28,045	28,067	26,673	0.12
Ivanti Software, Inc.	(10)	L + 4.00%	8.73%		12/1/2027	5,128	5,117	4,061	0.02
Ivanti Software, Inc.	(10)	L + 4.25%	9.01%		12/1/2027	36,390	36,142	28,979	0.13
Kaseya, Inc.	(4)(7)(10)	SOFR + 5.75%	10.33%		6/25/2029	733,231	718,045	724,967	3.20
LD Lower Holdings, Inc.	(4)(7)(11)	L + 6.50%	11.23%		2/8/2026	117,777	116,281	116,011	0.51
Lightbox Intermediate, LP	(4)(8)	L + 5.00%	9.73%		5/9/2026	37,810	37,005	36,487	0.16
Magnesium BorrowerCo, Inc.	(4)(10)	S + 5.75%	9.18%		5/18/2029	GBP 103,153	125,918	122,440	0.54
Magnesium BorrowerCo, Inc.	(4)(7)(10)	SOFR + 5.75%	10.17%		5/18/2029	967,749	943,201	950,755	4.19
Mandolin Technology Intermediate Holdings, Inc.	(4)(5)(7)(9)	L + 3.75%	8.16%		7/31/2028	85,175	84,168	82,084	0.36
Medallia, Inc.	(4)(10)	L + 6.50%	10.88 (incl. 5.44 PIK	% % )	10/29/2028	992,925	976,148	973,067	4.29
Mitnick Purchaser, Inc.	(9)	SOFR + 4.75%	8.94%		5/2/2029	11,854	11,800	11,135	0.05
Mitratech Holdings, Inc.	(5)(10)	L + 3.75%	8.16%		5/18/2028	16,831	16,766	15,996	0.07
Monk Holding Co.	(4)(7)(10)	L + 5.50%	9.67%		12/1/2027	14,767	14,057	14,014	0.06
MRI Software, LLC	(5)(7)(11)	L + 5.50%	10.23%		2/10/2026	18,567	18,537	17,581	0.08
Neogames Connect SARL	(4)(6)(8)	E + 6.25%	8.45%		5/30/2028	EUR 100,400	101,799	104,131	0.46
Nintex Topco Limited	(4)(6)(10)	L + 6.00%	10.73%		11/13/2028	681,511	670,072	637,213	2.81
NortonLifeLock, Inc.	(6)(9)	SOFR + 2.00%	6.42%		9/12/2029	12,000	11,942	11,823	0.05
Onex AP Merger Sub, LLC	(4)(7)(10)	SOFR + 5.75%	9.74%		4/4/2028	21,687	21,307	21,188	0.09
Paya Holdings III, LLC	(4)(5)(6)(7)(10)	L + 3.25%	7.63%		6/25/2028	9,381	9,247	9,021	0.04
Perforce Software, Inc.	(8)	L + 3.75%	8.13%		7/1/2026	15,455	15,441	14,443	0.06
Project Alpha Intermediate Holding, Inc.	(8)	L + 4.00%	8.39%		4/26/2024	14,275	14,291	13,961	0.06
Project Leopard Holdings, Inc.	(7)(9)	SOFR + 5.25%	9.80%		7/20/2029	145,740	138,104	131,807	0.58

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)		Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Proofpoint, Inc.	(5)(9)	L + 3.25%	7.98%		8/31/2028	904	874	872	0.00
Quest Software US Holdings, Inc.	(6)(9)	SOFR + 4.25%	8.49%		2/1/2029	27,881	27,655	21,634	0.10
Rally Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	8.78%		7/19/2028	115,925	113,139	112,920	0.50
RealPage, Inc.	(9)	L + 3.00%	7.38%		4/24/2028	21,393	21,320	20,387	0.09
Relativity ODA, LLC	(4)(7)(11)	L + 10.55%	11.89 (incl. 11.55 PIK	% % )	5/12/2027	1,165	1,075	1,073	0.00
Rocket Software, Inc.	(8)	L + 4.25%	8.63%		11/28/2025	10,838	10,843	10,446	0.05
Rocket Software, Inc.	(9)	L + 4.25%	8.63%		11/28/2025	3,968	3,854	3,832	0.02
S2P Acquisition Borrower, Inc.	(6)(8)	SOFR + 4.00%	8.32%		8/14/2026	16,684	16,709	16,253	0.07
Sailpoint Technologies, Inc.	(4)(7)(10)	SOFR + 6.25%	10.58%		8/16/2029	384,906	376,984	376,526	1.66
Sophia, LP	(9)	L + 3.50%	8.23%		10/7/2027	6,957	6,878	6,731	0.03
Sovos Compliance, LLC	(9)	L + 4.50%	8.88%		8/11/2028	5,665	5,675	5,233	0.02
Spitfire Parent, Inc.	(4)(5)(11)	E + 6.00%	7.86%		3/11/2027	EUR 19,256	22,936	20,140	0.09
Spitfire Parent, Inc.	(4)(7)(11)	SOFR + 6.00%	9.28%		3/11/2027	113,685	112,419	111,356	0.49
Stamps.com, Inc.	(4)(10)	L + 5.75%	10.13%		10/5/2028	10,047	9,877	9,796	0.04
Stamps.com, Inc.	(4)(10)	L + 5.75%	10.13%		10/5/2028	854,257	840,199	832,901	3.67
Surf Holdings, LLC	(6)(8)	L + 3.50%	8.23%		3/5/2027	12,018	12,013	11,683	0.05
Symphony Technology Group	(5)(6)(10)	L + 4.75%	9.17%		7/27/2028	66,060	65,486	56,874	0.25
Symphony Technology Group	(5)(6)(9)	SOFR + 3.75%	7.97%		3/1/2029	30,178	29,921	28,173	0.12
Tegra118 Wealth Solutions, Inc.	(8)	SOFR + 4.00%	8.32%		2/18/2027	3,920	3,940	3,731	0.02
The NPD Group L.P.	(4)(10)	SOFR + 6.25%	10.43 (incl. 2.75 PIK	% % )	12/1/2028	886,351	869,959	868,624	3.83
The NPD Group L.P.	(4)(7)(10)	L + 5.75%	10.13%		12/1/2028	701,481	686,473	693,543	3.06
The Ultimate Software Group, Inc.	(9)	L + 3.25%	7.00%		5/4/2026	20,018	19,963	19,092	0.08
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.50%	9.61%		5/5/2028	75,913	74,564	74,219	0.33
Virgin Pulse, Inc.	(10)	L + 4.00%	8.38%		4/6/2028	42,021	41,704	35,823	0.16
Vision Solutions, Inc.	(10)	L + 4.00%	8.36%		4/24/2028	46,070	45,944	38,272	0.17
Zendesk Inc	(4)(7)(10)	SOFR + 6.50%	11.04%		11/22/2028	912,838	887,862	889,508	3.92

							11,904,038	11,767,708	51.86
Specialty Retail
CustomInk, LLC	(4)(11)	L + 6.18%	7.18%		5/3/2026	36,866	36,379	36,866	0.16
EG America, LLC	(6)(9)	L + 4.25%	8.98%		3/31/2026	18,398	18,309	17,282	0.08
EG Dutch Finco BV	(6)(8)	L + 4.00%	9.15%		2/7/2025	35,152	34,947	33,285	0.15
Petco Health and Wellness Comp	(10)	SOFR + 3.25%	7.83%		3/3/2028	192	191	187	0.00
Runner Buyer, Inc.	(4)(10)	L + 5.50%	10.23%		10/20/2028	77,415	76,021	54,965	0.24

							165,847	142,585	0.63
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 6.75%	11.17%		2/28/2026	45,893	45,960	44,057	0.19

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Textiles, Apparel & Luxury Goods
Mad Engine Global, LLC	(11)	L + 7.00%	11.73%	7/15/2027	26,156	25,655	21,644	0.10
S&S Holdings, LLC	(9)	L + 5.00%	9.29%	3/11/2028	6,429	6,319	5,877	0.03

						31,974	27,521	0.13
Trading Companies & Distributors
Foundation Building Materials, Inc.	(9)	L + 3.25%	7.66%	1/31/2028	34,242	33,782	32,504	0.14
Icebox Holdco III, Inc.	(9)	L + 3.50%	8.23%	12/22/2028	21,955	21,803	20,336	0.09
LBM Acquisition, LLC	(10)	L + 3.75%	7.12%	12/17/2027	55,472	55,153	48,339	0.21
Park River Holdings, Inc.	(10)	L + 3.25%	6.99%	12/28/2027	71,062	69,778	62,445	0.28
Porcelain Acquisition Corp.	(4)(7)(11)	L + 5.75%	10.48%	4/1/2027	82,828	80,883	82,190	0.36
Specialty Building Products Holdings, LLC	(9)	L + 3.25%	7.64%	10/15/2028	30,036	29,981	27,145	0.12
SRS Distribution, Inc.	(9)	SOFR + 3.50%	7.92%	6/2/2028	52,570	52,335	50,382	0.22
The Cook & Boardman Group, LLC	(11)	SOFR + 5.75%	9.99%	10/17/2025	35,410	34,763	30,231	0.13

						378,478	353,572	1.55
Transportation Infrastructure
AIT Worldwide Logistics Holdings, Inc.	(10)	L + 4.75%	8.49%	4/6/2028	20,870	20,530	19,233	0.08
Capstone Logistics, LLC	(4)(11)	L + 4.75%	9.13%	11/12/2027	22,232	22,292	21,398	0.09
Enstructure LLC	(4)(7)(9)	SOFR + 5.50%	9.92%	5/25/2029	79,972	77,907	78,961	0.35
FFML Holdco Ltd	(4)(6)(8)	B + 6.25%	7.00%	11/30/2028	NZD 39,278	23,664	24,096	0.11
First Student Bidco, Inc.	(9)	L + 3.00%	7.73%	7/21/2028	12,569	12,491	11,399	0.05
Frontline Road Safety, LLC	(4)(10)	L + 5.75%	6.68%	5/3/2027	170,595	168,204	160,359	0.71
Helix TS, LLC	(4)(7)(10)	L + 5.75%	10.16%	8/4/2027	156,854	154,791	156,062	0.69
Italian Motorway Holdings S.à.r.l	(4)(6)(8)	E + 5.25%	7.35%	4/28/2029	EUR 236,429	242,728	244,571	1.08
Liquid Tech Solutions Holdings, LLC	(4)(10)	L + 4.75%	8.92%	3/20/2028	19,094	19,021	18,235	0.08
Roadsafe Holdings, Inc.	(4)(7)(11)	L + 5.75%	10.87%	10/19/2027	142,790	140,438	140,831	0.62
Safety Borrower Holdings LP	(4)(5)(7)(11)	L + 5.25%	10.46%	9/1/2027	45,784	45,434	45,334	0.20
Sam Holding Co, Inc.	(4)(7)(11)	L + 5.25%	9.95%	9/24/2027	169,256	166,058	166,682	0.73
TRP Infrastructure Services, LLC	(4)(7)(11)	L + 5.50%	10.08%	7/9/2027	72,961	71,763	67,722	0.30

						1,165,321	1,154,883	5.09
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	8.58%	12/17/2027	24,976	24,947	23,926	0.11

Total First Lien Debt						44,461,300	43,710,812	192.69

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt
Aerospace & Defense
Atlas CC Acquisition Corp.	(4)(5)(10)	L + 7.63%	12.36%	5/25/2029	44,520	43,986	40,068	0.18
Peraton Corp.	(10)	L + 7.75%	12.09%	2/1/2029	53,508	52,894	51,140	0.23

						96,880	91,208	0.41
Air Freight & Logistics
The Kenan Advantage Group, Inc.	(10)	L + 7.25%	11.63%	9/1/2027	33,015	32,494	30,649	0.14
Wwex Uni Topco Holdings, LLC	(10)	L + 7.00%	11.73%	7/26/2029	33,000	32,604	27,658	0.12

						65,098	58,307	0.26
Capital Markets
The Edelman Financial Engines Center, LLC	(8)	L + 6.75%	11.13%	7/20/2026	14,000	13,899	12,659	0.06
Chemicals
Hexion Holdings Corp.	(4)(9)	SOFR + 7.44%	11.86%	3/15/2030	46,000	44,841	36,570	0.16
NIC Acquisition Corp.	(4)(10)	L + 7.75%	12.48%	12/29/2028	31,500	31,141	19,373	0.09
Pearls Netherlands Bidco	(4)(6)(9)	SOFR + 7.25%	11.34%	2/25/2030	42,453	41,408	41,392	0.18

						117,390	97,335	0.43
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 6.75%	11.07%	3/30/2029	29,464	29,349	26,174	0.12
USIC Holdings, Inc.	(5)(10)	L + 6.50%	10.88%	5/14/2029	8,594	8,541	8,093	0.04

						37,890	34,267	0.16
Construction & Engineering
COP Home Services TopCo IV, Inc.	(4)(5)(11)	L + 8.75%	13.13%	12/29/2028	43,277	42,608	41,329	0.18
Thermostat Purchaser III, Inc.	(4)(7)(10)	L + 7.25%	11.98%	8/31/2029	32,725	32,281	31,374	0.14

						74,889	72,703	0.32
Diversified Consumer Services
Pre-Paid Legal Services, Inc.	(9)	L + 7.00%	11.38%	12/14/2029	25,000	24,781	22,859	0.10
Health Care Equipment & Supplies
Confluent Medical Technologies, Inc.	(4)(5)(9)	SOFR + 6.50%	11.23%	2/16/2030	52,500	51,565	51,188	0.23
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	(4)(5)(6)(8)	8.75%	8.75%	4/15/2029	CAD 3,800	3,005	2,587	0.01
CD&R Artemis UK Bidco Ltd.	(4)(6)(8)	S + 7.50%	10.93%	8/19/2029	GBP 65,340	87,423	76,820	0.34
CD&R Artemis UK Bidco Ltd.	(4)(6)(9)	L + 7.25%	7.25%	8/19/2029	25,000	24,450	24,250	0.11
Jayhawk Buyer, LLC	(4)(11)	L + 8.75%	13.17%	10/15/2027	6,537	6,439	6,488	0.03

						121,317	110,145	0.49
Health Care Technology
Imprivata, Inc.	(4)(9)	SOFR + 6.25%	10.57%	12/1/2028	44,118	43,725	44,338	0.20
Hotels, Restaurants & Leisure
Mic Glen, LLC	(9)	L + 6.75%	11.13%	7/30/2029	19,000	18,949	17,520	0.08

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)		Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt (continued)
Industrial Conglomerates
Victory Buyer, LLC	(4)(9)	L + 7.00%	11.35%		11/1/2029	24,677	24,460	21,161	0.09
IT Services
Dcert Buyer, Inc.	(8)	L + 7.00%	11.70%		2/19/2029	60,975	61,159	55,914	0.25
Inovalon Holdings, Inc.	(4)(5)(10)	L + 10.50%	15.20 (incl. 15.20 PIK	% % )	11/24/2033	93,252	91,001	93,252	0.41

							152,160	149,166	0.66
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	L + 6.50%	10.91%		8/31/2029	45,977	45,210	35,862	0.16
LSCS Holdings, Inc.	(4)(9)	L + 8.00%	12.38%		12/17/2029	40,000	39,476	36,000	0.16
Phoenix Newco, Inc.	(4)(6)(9)	L + 6.50%	10.88%		11/15/2029	52,153	51,228	50,980	0.22

							135,914	122,842	0.54
Media
Houghton Mifflin, LLC	(4)(7)(9)	SOFR + 8.50%	12.82%		4/8/2030	80,500	78,678	76,034	0.34
Pharmaceuticals
Sharp Midco, LLC	(4)(5)(9)	L + 7.25%	11.98%		12/31/2029	31,500	30,811	29,925	0.13
Professional Services
Aqgen Island Holdings, Inc.	(5)(6)(9)	L + 6.50%	10.25%		8/2/2029	34,508	34,200	30,310	0.13
Celestial Saturn Parent, Inc.	(9)	L + 6.50%	10.94%		6/4/2029	134,488	133,362	96,294	0.42
Deerfield Dakota Holding, LLC	(10)	L + 6.75%	11.13%		4/7/2028	29,650	29,569	28,353	0.12
Thevelia US, LLC	(4)(6)(9)	SOFR + 6.75%	11.48%		6/17/2030	182,046	176,955	177,950	0.78
VT Topco, Inc.	(4)(10)	L + 6.75%	11.13%		7/31/2026	35,500	35,373	34,080	0.15

							409,459	366,987	1.60
Software
Apex Group Treasury, LLC	(4)(6)(9)	L + 6.75%	11.48%		7/27/2029	28,153	28,179	27,097	0.12
Cloudera, Inc.	(9)	L + 6.00%	10.38%		10/8/2029	66,697	66,226	55,942	0.25
HS Purchaser, LLC	(10)	SOFR + 6.75%	10.94%		11/19/2027	71,000	71,107	56,534	0.25
Human Security, Inc.	(4)(7)(11)	SOFR + 6.75%	11.07%		7/22/2027	50,000	49,209	48,250	0.21
Idera, Inc.	(4)(10)	L + 6.75%	10.50%		3/2/2029	30,331	30,243	25,175	0.11
Mandolin Technology Intermediate Holdings, Inc.	(4)(5)(9)	L + 6.50%	10.91%		7/30/2029	31,950	31,584	30,832	0.14
Mitratech Holdings, Inc.	(4)(10)	L + 6.75%	11.16%		5/18/2029	18,000	17,939	16,830	0.07
Proofpoint, Inc.	(5)(9)	L + 6.25%	10.98%		8/31/2029	63,274	63,103	61,086	0.27
Symphony Technology Group	(6)(10)	L + 8.25%	12.67%		7/27/2029	91,647	90,561	72,859	0.32
Virgin Pulse, Inc.	(4)(10)	L + 7.25%	11.63%		4/6/2029	27,000	26,841	21,060	0.09
Vision Solutions, Inc.	(5)(10)	L + 7.25%	11.61%		4/23/2029	88,534	88,114	66,041	0.29

							563,106	481,706	2.12
Trading Companies & Distributors
Icebox Holdco III, Inc.	(4)(9)	L + 6.75%	11.48%		12/21/2029	14,000	13,879	12,457	0.05

Total Second Lien Debt							2,074,849	1,872,806	8.26

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations
522 Funding CLO 2020-6, Ltd.	(4)(5)(6)(8)	L + 6.50%	10.82%	10/23/2034	3,000	3,000	2,631	0.01
AIMCO CLO Series 2015-A	(5)(6)(8)	L + 6.60%	10.68%	10/17/2034	7,450	7,450	6,664	0.03
Allegro CLO XI Ltd.	(4)(5)(6)(8)	L + 7.00%	11.23%	1/19/2033	3,895	3,859	3,617	0.02
Apidos CLO XXXVI	(4)(5)(6)(8)	L + 5.95%	10.19%	7/20/2034	8,500	8,500	7,536	0.03
Apidos CLO XXXIII	(5)(6)(8)	L + 6.35%	10.67%	10/24/2034	5,000	4,955	4,466	0.02
Ares LXII CLO, Ltd.	(4)(5)(6)(8)	L + 6.50%	10.86%	1/25/2034	9,000	9,000	7,653	0.03
Ares LXI CLO, Ltd.	(4)(5)(6)(8)	L + 6.25%	10.49%	10/20/2034	7,750	7,750	6,600	0.03
Ares XXVII CLO, Ltd.	(5)(6)(8)	L + 6.75%	10.99%	10/28/2034	7,000	6,936	6,151	0.03
Balboa Bay Loan Funding 2021-2, Ltd.	(4)(5)(6)(8)	L + 6.60%	10.84%	1/20/2035	7,000	6,936	5,994	0.03
Barings CLO Ltd 2021-II	(4)(6)(5)(8)	L + 6.25%	10.33%	7/15/2034	6,000	6,000	5,257	0.02
Barings CLO Ltd 2021-III	(4)(6)(5)(8)	L + 6.65%	10.84%	1/18/2035	7,200	7,200	5,935	0.03
Benefit Street Partners CLO XX	(4)(5)(6)(8)	L + 6.75%	10.83%	7/15/2034	6,500	6,500	5,758	0.03
Benefit Street Partners LLC BSP 2020-21A	(4)(5)(6)(8)	L + 6.70%	10.78%	10/15/2034	3,000	2,972	2,700	0.01
BlueMountain CLO XXIX Ltd	(4)(5)(6)(8)	L + 6.86%	11.22%	7/25/2034	2,750	2,686	2,437	0.01
Broad River Ltd 2020-1	(4)(5)(6)(8)	L + 6.50%	10.74%	7/20/2034	7,000	6,947	6,397	0.03
Carlyle US CLO 2020-1, Ltd.	(4)(5)(6)(8)	L + 6.25%	10.49%	7/20/2034	7,000	7,000	6,130	0.03
Carval CLO VI-C, LTD.	(4)(5)(6)(8)	SOFR + 7.33%	8.73%	4/21/2034	8,750	8,667	7,993	0.04
Carval CLO V-C, LTD.	(4)(5)(6)(8)	L + 6.75%	10.83%	10/15/2034	8,000	7,926	7,037	0.03
CIFC Funding 2019-III, Ltd.	(4)(5)(6)(8)	L + 6.80%	10.88%	10/16/2034	8,000	8,000	7,257	0.03
CIFC Funding 2022-V, Ltd.	(4)(5)(6)(8)	L + 7.55%	10.06%	7/16/2033	10,000	9,904	9,296	0.04
Dryden 95 CLO, Ltd.	(4)(5)(6)(8)	L + 6.15%	10.87%	8/20/2034	8,000	8,000	6,899	0.03
Eaton Vance CLO 2019-1 Ltd	(4)(5)(6)(8)	L + 6.50%	10.58%	4/15/2031	3,750	3,754	3,404	0.02
Elmwood CLO 16, Ltd.	(4)(5)(6)(8)	L + 7.22%	11.18%	4/20/2034	6,000	5,943	5,548	0.02
Elmwood CLO III, Ltd.	(4)(5)(6)(8)	L + 6.50%	10.58%	10/20/2034	3,500	3,500	3,218	0.01
Elmwood CLO VI, Ltd.	(5)(6)(8)	L + 6.50%	10.58%	10/20/2034	4,000	4,000	3,678	0.02
Flatiron RR CLO 22, LLC	(5)(6)(8)	L + 6.20%	10.27%	10/15/2034	5,000	5,000	4,491	0.02
Fort Washington CLO 2021-2, Ltd.	(4)(5)(6)(8)	L + 6.61%	10.85%	10/20/2034	12,000	11,892	10,892	0.05
Galaxy XXV CLO, Ltd.	(4)(5)(6)(8)	L + 5.95%	10.69%	10/25/2031	4,000	3,948	3,459	0.02
Galaxy 30 CLO, Ltd.	(4)(5)(6)(8)	L + 7.00%	10.81%	4/15/2035	3,000	2,972	2,691	0.01
Goldentree Loan Management US Clo 8 Ltd.	(4)(5)(6)(8)	L + 6.15%	10.39%	10/20/2034	6,200	6,200	5,551	0.02
Goldentree Loan Management US Clo 12 Ltd.	(4)(5)(6)(8)	SOFR + 7.25%	11.21%	4/20/2034	6,500	6,441	5,775	0.03
Gulf Stream Meridian GSM 2021-IIIA, Ltd.	(4)(5)(6)(8)	L + 6.75%	10.83%	4/15/2034	1,000	959	895	0.00
Gulf Stream Meridian 5, Ltd.	(4)(5)(6)(8)	L + 6.33%	10.41%	7/15/2034	3,500	3,488	3,045	0.01
Gulf Stream Meridian 7, Ltd.	(4)(5)(6)(8)	SOFR + 6.85%	10.71%	7/15/2035	5,000	4,953	4,323	0.02
Halseypoint Clo 5, Ltd.	(4)(5)(6)(8)	L + 6.95%	11.68%	1/30/2035	9,500	9,325	8,536	0.04
HPS Loan Management 15-2019 Ltd	(4)(5)(6)(8)	L + 6.80%	9.83%	1/22/2035	4,000	3,963	3,628	0.02
Jamestown CLO XIV, Ltd.	(5)(6)(8)	L + 7.20%	11.44%	10/20/2034	10,000	9,818	8,855	0.04
Kayne CLO III, Ltd.	(4)(5)(6)(8)	L + 6.50%	10.58%	4/15/2032	5,000	5,008	4,453	0.02
Magnetite XXXII Ltd	(4)(5)(6)(8)	L + 6.90%	10.76%	4/15/2035	5,000	5,000	4,534	0.02
Morgan Stanley Eaton Vance Clo 2021-1, Ltd.	(5)(6)(8)	L + 6.75%	11.26%	10/20/2034	6,500	6,500	5,784	0.03

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Structured Finance Obligations (continued)
Neuberger Berman Loan Advisers CLO 38, Ltd.	(5)(6)(8)	L + 6.25%	10.49%	10/20/2035	11,000	11,000	9,766	0.04
Onex Credit Partners OCP 2020-19A	(4)(5)(6)(8)	L + 6.50%	10.74%	10/20/2034	4,250	4,073	3,696	0.02
OCP CLO 2021-22, Ltd.	(4)(5)(6)(8)	L + 6.60%	10.84%	12/2/2034	9,000	8,887	7,814	0.03
Octagon 55, Ltd	(4)(5)(6)(8)	L + 6.50%	10.74%	7/20/2034	11,000	10,878	9,540	0.04
Octagon 66, Ltd	(4)(5)(6)(8)	SOFR + 7.80%	10.34%	8/16/2033	10,000	9,904	9,288	0.04
Octagon Investment Partners 41, Ltd.	(5)(6)(8)	L + 7.13%	11.21%	10/15/2033	5,000	4,978	4,489	0.02
Palmer Square CLO 2015-1, Ltd.	(4)(5)(6)(8)	L + 6.50%	11.18%	5/21/2034	2,000	1,910	1,769	0.01
Palmer Square CLO 2022-1, Ltd.	(4)(5)(6)(8)	L + 6.40%	10.31%	4/20/2035	2,500	2,500	2,190	0.01
Palmer Square CLO 2019-1, Ltd.	(4)(5)(6)(8)	L + 6.50%	11.13%	11/14/2034	12,000	12,000	10,746	0.05
Park Avenue Institutional Advisers CLO Ltd 2022-1	(4)(5)(6)(8)	L + 7.30%	11.25%	4/20/2035	6,000	5,831	5,358	0.02
Post CLO 2021-1, Ltd.	(4)(5)(6)(8)	L + 6.45%	10.53%	10/15/2034	6,000	6,000	5,397	0.02
Post CLO 2022-1, Ltd.	(4)(5)(6)(8)	L + 6.80%	10.71%	4/20/2035	5,000	4,977	4,426	0.02
PPM CLO 2, Ltd.	(4)(5)(6)(8)	L + 6.55%	10.63%	4/16/2032	5,000	5,008	4,098	0.02
PPM CLO 4, Ltd.	(5)(6)(8)	L + 6.50%	10.69%	10/18/2034	8,775	8,775	7,490	0.03
PPM CLO 5, Ltd.	(5)(6)(8)	L + 6.50%	10.69%	10/18/2034	4,800	4,800	3,988	0.02
Rad CLO 14, Ltd.	(4)(5)(6)(8)	L + 6.50%	10.58%	1/15/2035	6,750	6,750	5,779	0.03
Rockford Tower CLO 2021-3, Ltd.	(5)(6)(8)	L + 6.72%	11.08%	10/20/2034	4,000	3,945	3,366	0.01
RR 19, Ltd.	(5)(6)(8)	L + 6.50%	10.58%	10/15/2035	3,000	3,000	2,745	0.01
RR 20, Ltd.	(4)(5)(6)(8)	L + 7.25%	11.11%	7/15/2037	4,000	3,962	3,609	0.02
Signal Peak 7, Ltd.	(4)(5)(6)(8)	L + 6.89%	11.30%	4/30/2032	3,875	3,844	3,556	0.02
Sound Point CLO XXVII, Ltd.	(4)(5)(6)(8)	L + 6.56%	10.92%	10/25/2034	6,900	6,775	5,670	0.02
Symphony CLO 34-PS, Ltd.	(4)(5)(6)(8)	SOFR + 7.56%	10.14%	7/24/2034	7,000	6,932	6,264	0.03
Trestles Clo IV, Ltd.	(4)(5)(6)(8)	L + 6.25%	10.53%	7/21/2034	8,000	8,000	7,130	0.03
Vibrant CLO XII, Ltd.	(4)(5)(6)(8)	L + 7.11%	11.35%	1/20/2034	2,875	2,851	2,624	0.01
Vibrant CLO XIII, Ltd.	(4)(5)(6)(8)	L + 7.06%	11.14%	7/15/2034	6,250	6,195	5,679	0.03
Voya CLO 2019-4, Ltd.	(4)(5)(6)(8)	L + 6.70%	10.78%	1/15/2035	8,250	8,098	7,205	0.03
Voya CLO 2020-2, Ltd.	(4)(5)(6)(8)	L + 6.40%	10.63%	7/19/2034	5,000	4,908	4,419	0.02

Total Structured Finance Obligations						409,633	365,269	1.61

Unsecured Debt
Health Care Technology
Athenahealth, Inc.	(8)	6.50%	6.50%	2/15/2030	3,297	3,297	2,436	0.01
Software
Condor Merger Sub, Inc.	(6)(8)	7.38%	7.38%	2/15/2030	14,286	14,286	11,512	0.05

Total Unsecured Debt						17,583	13,948	0.06

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Equity
Aerospace & Defense
Loar Acquisition 13, LLC - Common Units	(4)				2,890,586	4,336	6,446	0.03
Micross Topco, Inc.	(4)				116	125	116	0.00

						4,461	6,562	0.03
Air Freight & Logistics
AGI Group Holdings LP - A2 Units	(4)				1,674	1,674	1,345	0.01
Mode Holdings, L.P. - Class A-2 Common Units	(4)				1,076,923	1,077	2,100	0.01

						2,751	3,445	0.02
Distributors
Box Co-Invest Blocker, LLC	(4)				3,308,320	3,308	2,944	0.01
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests	(4)		11.50		29,194,330	28,734	35,317	0.16
Deneb Ultimate Topco, LLC - Class A Units	(4)				4,060	4,060	3,208	0.01

						32,794	38,525	0.17
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Units	(4)				12,870	10,915	9,815	0.04
Point Broadband Holdings, LLC - Class B Units	(4)				685,760	1,955	1,414	0.01
Point Broadband Holdings, LLC - Class Additional A Units	(4)				147,380	420	304	0.00
Point Broadband Holdings, LLC - Class Additional B Units	(4)				2,766	2,346	2,109	0.01

						15,636	13,642	0.06
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units	(4)				4,853	4,853	2,912	0.01
Health Care Providers & Services
AVE Holdings I Corp.	(4)				12,237,213	11,870	12,482	0.06
CD&R Artemis Holdco 2 Limited - Preferred Shares	(4)(6)				33,000,000	43,662	44,133	0.19
CD&R Ulysses Equity Holdings, L.P. - Common Shares	(4)(6)				6,000,000	6,090	5,040	0.02
Jayhawk Holdings, LP - A-1 Common Units	(4)				12,472	2,220	3,552	0.02
Jayhawk Holdings, LP - A-2 Common Units	(4)				6,716	1,195	1,913	0.01
Maia Aggregator, L.P. - Class A Units	(4)				19,700,000	19,700	21,276	0.09
NC Eve, L.P. - LP Interest	(4)(6)				2,500,000	3,398	2,806	0.01

						88,135	91,202	0.40

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Equity (continued)
Health Care Technology
Caerus Midco 2 S.À. R.L - Additional Vehicle Units	(4)(6)				988,290	988	109	0.00
Caerus Midco 2 S.À. R.L - Vehicle Units	(4)(6)				4,941,452	4,941	4,497	0.02

						5,929	4,606	0.02
Insurance
Shelf Holdco Ltd Common Equity	(4)(6)				1,300,000	1,300	1,300	0.01
IT Services
NC Ocala Co-Invest Beta, L.P. - LP Interest	(4)				25,687,196	25,687	25,687	0.11
Professional Services
Guidehouse Holding Corp. - Preferred Equity	(4)		11.50		54,010	52,935	58,195	0.26
OHCP V TC COI, LP. - LP Interest	(4)				6,500,000	6,500	8,190	0.04
Tricor Horizon, LP	(4)(6)				14,151,361	14,151	14,151	0.06
Victors CCC Topco, LP	(4)				9,600,000	9,600	12,000	0.05

						83,186	92,536	0.41
Software
Connatix Parent, LLC - Class L Common Units	(4)				126,136	1,388	769	0.00
Expedition Holdco, LLC - Class A Units	(4)				810,810	810	585	0.00
Knockout Intermediated Holdings I, Inc.	(4)				49,020	47,795	49,388	0.22
Lobos Parent, Inc. - Series A Preferred Shares	(4)		10.50		45,090	43,963	47,908	0.21
Mandolin Technology Holdings, Inc. - Series A Preferred Shares	(4)				31,950,000	30,992	30,672	0.14
Mimecast Limited	(4)				73,213,759	73,214	71,705	0.32
Zoro Common Equity	(4)				1,195,880	11,959	11,959	0.05
Zoro Series A Preferred Shares	(4)		12.50		44,535	43,199	43,199	0.19

						253,320	256,185	1.13
Transportation Infrastructure
Atlas Intermediate Holding LLC - Preferred Interest	(4)				34,238,400	33,725	32,355	0.14
Enstructure LLC	(4)				3,783,785	2,806	2,951	0.01
Frontline Road Safety Investments, LLC - Class A Common Units	(4)				58,590	6,178	4,086	0.02
Ncp Helix Holdings, LLC. - Preferred Shares	(4)				1,485,282	1,116	1,417	0.01

						43,825	40,809	0.18

Total Equity						565,185	580,355	2.56

Total Investments—non-controlled/non-affiliated						47,528,550	46,543,190	205.17

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)	Maturity Date	Par Amount/ Units (16)	Cost (3)	Fair Value	% of Net Assets
Investments—non-controlled/affiliated
Equity
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units	(4)(6)(15)					719	2,813	0.01

Total Equity Investments						719	2,813	0.01

Total Investments—non-controlled/affiliated						719	2,813	0.01

Investments—controlled/affiliated
Equity
Diversified Financial Services
Specialty Lending Company LLC - LLC Interest	(4)(5)(6)(15)					171,900	172,330	0.76
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units	(4)(6)(15)					1,421	1,881	0.01

Total Equity						173,321	174,211	0.77

Total Investments—controlled/affiliated						173,321	174,211	0.77

Investments in Joint Ventures
BCRED Emerald JV LP	(6)					2,115,000	2,072,717	9.14
BCRED Verdelite JV LP	(6)					117,706	115,677	0.51

Total Investments in Joint Ventures						2,232,706	2,188,394	9.65

Total Investment Portfolio						49,935,296	48,908,608	215.60

Cash and Cash Equivalents
Other Cash and Cash Equivalents						1,351,901	1,351,901	5.96

Total Portfolio Investments, Cash and Cash Equivalents						$51,287,197	$50,260,509	221.56%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of December 31, 2022, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”),or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2022. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company’s total assets. As of December 31, 2022, non-qualifying assets represented 22.9% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First and Second Lien Debt
123Dentist, Inc.	Delayed Draw Term Loan	8/10/2029	$32,949	$(2,990)
ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2023	48,834	—
ACI Group Holdings, Inc.	Revolver	8/2/2027	19,119	—
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	3,902	(78)
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	5/7/2023	2,467	—
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	4/14/2024	8,400	(63)
Advancing Eyecare Center, Inc.	Delayed Draw Term Loan	6/13/2029	4,620	—
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	34,698	(347)
AI Aqua Merger Sub, Inc.	Delayed Draw Term Loan	7/31/2028	2,296	(444)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Amerilife Holdings, LLC	Revolver	8/31/2028	48,715	(487)
Amerilife Holdings, LLC	Delayed Draw Term Loan	8/31/2029	25,775	—
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	(460)
Amerivet Partners Management, Inc.	Delayed Draw Term Loan	2/25/2024	50,929	—
Anaplan, Inc.	Revolver	6/21/2028	53,206	(6,182)
Kwor Acquisition Inc	Delayed Draw Term Loan	12/22/2028	5,137	(180)
Kwor Acquisition Inc	Revolver	12/22/2027	12,195	(427)
Armada Parent, Inc.	Delayed Draw Term Loan	10/29/2023	11,250	—
Armada Parent, Inc.	Revolver	10/29/2027	27,000	(743)
Armstrong Bidco Limited	Delayed Draw Term Loan	6/28/2029	46,123	—
Ascend Buyer, LLC	Revolver	9/30/2027	7,760	(78)
athenahealth, Inc.	Delayed Draw Term Loan	2/15/2029	4,449	—
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	(2,795)
Atlas CC Acquisition Corp.	Revolver	5/26/2026	1,646	—
Avalara Inc	Revolver	10/19/2028	2,308	(58)
AxiomSL Group, Inc.	Delayed Draw Term Loan	12/3/2027	5,478	(55)
AxiomSL Group, Inc.	Revolver	12/3/2025	5,983	(60)
Barbri Holdings, Inc.	Delayed Draw Term Loan	4/28/2023	14,050	—
Bazaarvoice, Inc.	Revolver	5/7/2026	42,994	—
Project Boost Purchaser, LLC	Revolver	5/2/2028	5,543	(28)
Project Boost Purchaser, LLC	Delayed Draw Term Loan	5/2/2029	8,496	—
Benefytt Technologies, Inc	Delayed Draw Term Loan	8/12/2023	3,573	—
BlueCat Networks USA, Inc.	Delayed Draw Term Loan	8/8/2028	11,024	—
BlueCat Networks USA, Inc.	Delayed Draw Term Loan	8/8/2028	12,159	(122)
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	59,019	(590)
Caerus US 1, Inc.	Revolver	5/25/2029	37,839	—
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	12,551	—
Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—
Canadian Hospital Specialties Ltd.	Delayed Draw Term Loan	4/14/2023	6,398	—
Canadian Hospital Specialties Ltd.	Revolver	4/14/2027	1,584	—
Caramel Bidco Limited	Delayed Draw Term Loan	2/24/2024	19,552	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	67,275	—
CEP V Investment 11 Sarl	Delayed Draw Term Loan	2/11/2028	52,130	—
CFC Underwriting, Ltd.	Delayed Draw Term Loan	11/30/2028	16,304	—
CFGI Holdings, LLC	Delayed Draw Term Loan	11/2/2027	22,800	(228)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
Chronicle Bidco, Inc.	Revolver	11/14/2025	4,331	(87)
Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2027	68,521	(685)
Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	33,015	—
Clearview Buyer, Inc.	Revolver	2/26/2027	8,085	(162)
Community Brands ParentCo, LLC	Delayed Draw Term Loan	2/24/2024	10,809	(108)
Community Brands ParentCo, LLC	Revolver	2/24/2028	6,330	(127)
Confine Visual Bidco	Delayed Draw Term Loan	3/11/2024	49,522	—
Connatix Buyer, Inc.	Revolver	7/14/2027	16,294	(326)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Connatix Buyer, Inc.	Delayed Draw Term Loan	7/14/2023	32,700	(327)
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	11,176	(120)
CPI Buyer, LLC	Delayed Draw Term Loan	5/1/2023	70,006	—
CPI Buyer, LLC	Revolver	11/1/2026	28,928	(579)
CPI Intermediate Holdings Inc	Delayed Draw Term Loan	10/8/2029	111,547	(1,115)
Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	14,445	(144)
Cumming Group, Inc.	Revolver	5/26/2027	22,143	—
DCA Investment Holdings, LLC	Delayed Draw Term Loan	4/3/2028	10,046	(151)
DCA Investment Holdings, LLC	Delayed Draw Term Loan	4/3/2028	661	—
Discovery Education, Inc.	Delayed Draw Term Loan	4/9/2029	120,227	—
Discovery Education, Inc.	Revolver	4/9/2029	52,540	(1,839)
Doc Generici (Diocle S.p.A.)	Delayed Draw Term Loan	10/26/2024	5,221	—
Donuts, Inc.	Delayed Draw Term Loan	5/14/2023	128,295	—
DTI Holdco, Inc.	Revolver	4/26/2027	6,800	—
Eliassen Group, LLC	Delayed Draw Term Loan	4/14/2028	12,360	—
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2023	56,100	(561)
Engineered Stone Group Holdings III Ltd.	Delayed Draw Term Loan	4/23/2028	23,817	—
Enstructure LLC	Delayed Draw Term Loan	5/25/2029	18,743	—
ENV Bidco AB	Delayed Draw Term Loan	7/19/2029	28,642	(3,270)
Episerver, Inc.	Revolver	4/9/2026	3,833	(172)
Episerver, Inc.	Delayed Draw Term Loan	4/9/2026	10,185	(458)
Excelitas Technologies Corp.	Revolver	8/14/2028	6,405	—
Excelitas Technologies Corp.	Delayed Draw Term Loan	8/13/2029	29,560	(296)
Experity, Inc.	Revolver	2/24/2028	13,452	(269)
Forterro UK Ltd.	Delayed Draw Term Loan	7/7/2029	17,829	—
Foundation Risk Partners Corp.	Revolver	10/29/2027	5,606	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2028	11,352	—
Galway Borrower, LLC	Revolver	9/30/2027	19,017	(475)
Galway Borrower, LLC	Delayed Draw Term Loan	9/30/2023	2,364	(24)
GCX Corporation Buyer, LLC	Delayed Draw Term Loan	9/13/2023	18,000	—
GI Consilio Parent, LLC	Revolver	2/10/2026	6,300	(521)
GI Ranger Intermediate, LLC	Revolver	10/29/2027	9,720	—
GI Ranger Intermediate, LLC	Delayed Draw Term Loan	10/30/2028	27,360	—
Gigamon Inc.	Revolver	3/11/2028	25,774	(580)
Go Car Wash Management Corp.	Delayed Draw Term Loan	8/31/2023	3,503	—
Go Car Wash Management Corp.	Delayed Draw Term Loan	12/31/2026	100,000	(1,125)
GovernmentJobs.com, Inc.	Revolver	11/30/2027	19,764	(395)
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	62,600	(626)
GraphPAD Software, LLC	Delayed Draw Term Loan	4/27/2027	8,571	(86)
GraphPAD Software, LLC	Revolver	4/27/2027	2,832	(42)
Gruden Acquisition, Inc.	Delayed Draw Term Loan	7/1/2023	6,300	(79)
Gruden Acquisition, Inc.	Revolver	7/1/2026	9,000	(113)
Helix TS, LLC	Delayed Draw Term Loan	6/14/2024	767	—

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
HIG Orca Acquisition Holdings, Inc.	Revolver	8/17/2027	4,997	—
HIG Orca Acquisition Holdings, Inc.	Delayed Draw Term Loan	8/17/2023	10,171	—
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
High Street Buyer, Inc.	Delayed Draw Term Loan	4/16/2028	47,320	—
Houghton Mifflin, LLC	Revolver	4/7/2027	18,750	(1,448)
Human Security, Inc.	Delayed Draw Term Loan	7/22/2027	50,000	—
IG Investments Holdings, LLC	Revolver	9/22/2027	26,897	—
Inovalon Holdings, Inc.	Delayed Draw Term Loan	6/24/2024	99,544	(1,244)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	17,863	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/17/2028	806	(12)
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/17/2029	795	—
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	62,909	—
Jayhawk Buyer, LLC	Delayed Draw Term Loan	10/15/2026	33	—
Jupiter Bidco Limited	Delayed Draw Term Loan	8/5/2029	41,392	(2,162)
Kaseya, Inc.	Delayed Draw Term Loan	6/25/2029	44,474	(445)
Kaseya, Inc.	Revolver	6/25/2029	48,746	(487)
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	8,979	(67)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	9,964	—
LD Lower Holdings, Inc.	Delayed Draw Term Loan	2/8/2023	19,979	—
Legacy Intermediate, LLC	Revolver	2/25/2028	17,242	(172)
Legacy Intermediate, LLC	Delayed Draw Term Loan	2/25/2023	36,000	(360)
Linquest Corp.	Delayed Draw Term Loan	1/27/2023	44,775	(448)
Loar Group Inc	Delayed Draw Term Loan	9/29/2023	100,000	—
Magnesium BorrowerCo, Inc.	Delayed Draw Term Loan	5/18/2029	99,913	(2,478)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	3,142	—
Mantech International CP	Delayed Draw Term Loan	9/14/2029	186,262	(1,863)
Mantech International CP	Revolver	9/14/2028	111,118	(1,111)
Marcone Yellowstone Buyer, Inc.	Delayed Draw Term Loan	6/23/2028	5,722	—
Material Holdings, LLC	Revolver	8/17/2027	8,266	—
Material Holdings, LLC	Delayed Draw Term Loan	8/19/2023	16,215	—
Metis Buyer, Inc.	Revolver	5/4/2026	9,000	(672)
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	691	—
Monk Holding Co.	Delayed Draw Term Loan	8/12/2023	38,468	—
Monterey Financing S.à.r.l	Delayed Draw Term Loan	9/19/2029	55,097	—
Mozart Borrower LP	Revolver	10/21/2026	17,850	(1,413)
MRI Software, LLC	Revolver	2/10/2026	673	(24)
MRI Software, LLC	Delayed Draw Term Loan	2/10/2026	7,969	—
Natus Medical Incorporated	Revolver	7/21/2027	2,788	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	91,734	—
NDC Acquisition Corp.	Revolver	3/9/2027	2,911	—
New Arclin US Holding Corp.	Delayed Draw Term Loan	9/22/2028	1,657	(193)
NMC Crimson Holdings, Inc.	Delayed Draw Term Loan	3/1/2023	26,585	—
Onex AP Merger Sub, LLC	Revolver	4/4/2028	3,261	(65)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	12/1/2023	57,531	—
Paya Holdings III, LLC	Revolver	6/16/2028	3,375	(173)
Pediatric Associates Holding Co., LLC	Delayed Draw Term Loan	12/29/2028	357	—
Petrus Buyer Inc	Delayed Draw Term Loan	10/17/2029	11,304	(170)
Petrus Buyer Inc	Revolver	10/17/2029	5,163	(155)
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	6,274	(125)
Plasma Buyer, LLC	Revolver	5/12/2028	14,467	(651)
Plasma Buyer, LLC	Delayed Draw Term Loan	5/12/2029	23,780	(238)
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	10/1/2023	38,448	—
Polyphase Elevator Holding Co.	Revolver	6/23/2027	1,700	—
Polyphase Elevator Holding Co.	Delayed Draw Term Loan	12/21/2027	54,535	—
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/1/2027	21,722	(638)
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	7,234	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/31/2029	14,978	(150)
Profile Products, LLC	Delayed Draw Term Loan	11/12/2027	7,842	—
Profile Products, LLC	Revolver	11/12/2027	9,363	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	7/25/2029	2,915	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	3/17/2023	16,623	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	13,035	—
Qualus Power Services Corp.	Delayed Draw Term Loan	3/26/2023	6,490	—
Rally Buyer, Inc.	Revolver	7/19/2028	17,745	(355)
Rally Buyer, Inc.	Delayed Draw Term Loan	7/19/2028	33,121	(331)
Red River Technology, LLC	Delayed Draw Term Loan	5/26/2023	47,832	—
Redwood Services Group, LLC	Delayed Draw Term Loan	6/15/2029	2,448	—
Relativity ODA, LLC	Revolver	5/12/2027	4,937	(74)
Relay Purchaser, LLC	Revolver	8/30/2026	28,571	(286)
Riser Merger Sub, Inc.	Revolver	8/1/2028	24,351	(487)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	8/1/2028	48,701	(487)
RoadOne Inc	Revolver	12/30/2028	226	—
RoadOne Inc	Delayed Draw Term Loan	12/30/2028	255	(4)
Roadsafe Holdings, Inc.	Delayed Draw Term Loan	7/31/2023	53,130	—
RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	53,013	—
RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	58,064	(581)
Safety Borrower Holdings LP	Revolver	9/1/2027	3,356	(34)
Sailpoint Technologies, Inc.	Revolver	8/15/2028	34,083	(682)
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/24/2023	28,800	—
Sam Holding Co, Inc.	Revolver	3/24/2027	22,000	—
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	5,808	—
SEKO Global Logistics Network, LLC	Delayed Draw Term Loan	12/30/2026	7,575	—
Sherlock Buyer Corp.	Delayed Draw Term Loan	12/8/2028	11,177	(112)
Sherlock Buyer Corp.	Revolver	12/8/2027	4,445	(89)
Smile Doctors, LLC	Delayed Draw Term Loan	12/23/2028	92,773	—
Smile Doctors, LLC	Revolver	12/23/2027	26,601	—
Snoopy Bidco, Inc.	Delayed Draw Term Loan	6/1/2023	51,214	(768)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
SpecialtyCare, Inc.	Revolver	6/18/2026	2,611	—
SpecialtyCare, Inc.	Delayed Draw Term Loan	6/18/2023	6,544	—
Spitfire Parent, Inc.	Delayed Draw Term Loan	3/11/2027	5,533	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	26,734	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	6,300	—
Sunshine Cadence Holdco, LLC	Delayed Draw Term Loan	3/23/2027	300	—
Tennessee Bidco Limited	Delayed Draw Term Loan	6/22/2024	339,176	—
The Fertility Partners, Inc.	Revolver	9/16/2027	806	—
The Fertility Partners, Inc.	Delayed Draw Term Loan	3/16/2024	16,410	—
The GI Alliance Management, LLC	Delayed Draw Term Loan	9/15/2028	56,115	(1,683)
The NPD Group L.P.	Revolver	12/1/2027	92,321	—
Thermostat Purchaser III, Inc.	Delayed Draw Term Loan	8/31/2028	6,692	—
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	(305)
Thermostat Purchaser III, Inc. (2nd Lien)	Delayed Draw Term Loan	8/31/2023	5,600	(42)
Trader Corp.	Revolver	12/22/2028	6,858	(114)
Trident TPI Holdings, Inc.	Delayed Draw Term Loan	9/15/2028	498	—
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	6/29/2023	20,128	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2027	12,780	(128)
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	12/21/2023	115,743	(1,157)
Triple Lift, Inc.	Revolver	5/6/2028	8,815	—
TRP Infrastructure Services, LLC	Delayed Draw Term Loan	1/9/2023	13,187	(132)
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	4,047	—
Unified Physician Management, LLC	Delayed Draw Term Loan	6/18/2029	32,608	—
Unified Physician Management, LLC	Revolver	6/18/2029	101,845	—
United Mutual Acquisition Holdings, LLC	Revolver	7/15/2028	11,175	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	11/18/2023	14,559	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	12,932	(129)
Victors CCC Buyer, LLC	Delayed Draw Term Loan	6/1/2029	31,095	(311)
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	(584)
VT Topco, Inc.	Delayed Draw Term Loan	8/1/2025	712	—
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	188,572	—
West Monroe Partners, LLC	Revolver	11/9/2027	70,714	(354)
West Star Aviation Acquisition, LLC	Delayed Draw Term Loan	3/1/2028	909	(18)
WHCG Purchaser III, Inc.	Revolver	6/22/2026	8,272	—
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	6/22/2023	19,482	—
Zendesk Inc	Revolver	11/3/2028	97,650	(1,953)
Zendesk Inc	Delayed Draw Term Loan	11/22/2028	208,035	(3,121)

Total First and Second Lien Debt Unfunded Commitments			$6,343,101	$(63,045)

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2022 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2022 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2022 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2022 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2022 was 1.50%.
(14)	The interest rate floor on these investments as of December 31, 2022 was 2.00%.
(15)

Under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”), the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of December 31, 2022, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair value as of December 31, 2021	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Fair value as of December 31, 2022	Dividend and Interest Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP	$1,614	$136	$—	$1,062	$2,813	$—
Controlled/Affiliated Investments
Specialty Lending Company LLC	212,400	—	(40,500)	430	172,330	12,159
BCRED Emerald JV LP	—	2,115,000	—	(42,283)	2,072,717	100,293
BCRED Verdelite JV LP	—	117,706	—	(2,029)	115,677	—
GSO DL Co-Invest CI LP	1,809	—	—	72	1,881	—

Total	$215,823	$2,232,842	$(40,500)	$(42,748)	$2,365,418	$112,452

(16)

As of December 31, 2022, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), New Zealand Dollar (NZD), Danish Krone (DKK), Swedish Krona (SEK) and Norwegian Krone (NOK).

(17)	Loan was on non-accrual status as of December 31, 2022.

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts

Counterparty	Currency Purchased	Currency Sold	Settlement Date	Unrealized Appreciation (Depreciation)
Goldman Sachs Bank USA	USD 25,374	CAD 34,625	1/17/2023	$(213)
Goldman Sachs Bank USA	USD 78,088	DKK 546,731	3/14/2023	(998)
Goldman Sachs Bank USA	USD 61,787	EUR 58,713	3/14/2023	1,329
Goldman Sachs Bank USA	USD 58,713	NOK 584,117	3/13/2023	(829)
Goldman Sachs Bank USA	USD 61,787	NOK 584,117	3/14/2023	2,241
Goldman Sachs Bank USA	USD 10,698	SEK 109,749	3/13/2023	121
Goldman Sachs Bank USA	USD 23,113	SEK 237,106	3/14/2023	261

Blackstone Private Credit Fund

Condensed Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Interest Rate Swaps

Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Gains / (Losses)
Goldman Sachs Bank USA	June 2024 Notes	2.56%	SOFR + 0.93%	6/21/2024	$435,000	$(18,778)	$1,796	$(18,778)
Goldman Sachs Bank USA	September 2024 Notes	1.75%	SOFR + 0.08%	9/15/2024	365,000	(17,499)	(545)	(17,458)
Goldman Sachs Bank USA	November 2024 Notes	2.35%	SOFR + 0.66%	11/22/2024	500,000	(25,362)	1,822	(25,224)
Goldman Sachs Bank USA	January 2025 Notes	2.70%	SOFR + 0.99%	1/15/2025	500,000	(26,589)	923	(26,338)
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(34,657)	2,387	(34,486)
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026	625,000	(34,352)	2,370	(34,534)
Goldman Sachs Bank USA	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	400,000	(17,978)	—	(17,832)
Deutsche Bank	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025	500,000	(22,494)	—	(22,282)
Goldman Sachs Bank USA	April 2026 UK Bonds	4.87%	SOFR + 2.78%	4/14/2026	GBP 250,000	(19,940)	—	(19,889)
Goldman Sachs Bank USA	May 2027 Notes	5.61%	SOFR + 3.00%	5/3/2027	625,000	(26,135)	—	(22,217)
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.93%	9/27/2025	600,000	(2,165)	—	(2,165)
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR + 3.7165%	10/11/2027	350,000	(1,418)	—	(1,418)
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.97%	9/29/2025	200,000	(796)	—	(796)

Total Interest Rate Swaps						$(248,163)	$8,753	$(243,417)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Blackstone Private Credit Fund

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands, except per share data, percentages and as otherwise noted)

Note 1. Organization

Blackstone Private Credit Fund (together with its consolidated subsidiaries “BCRED” or the “Company”), is a Delaware statutory trust formed on February 11, 2020, and structured as an externally managed, non-diversified, closed-end management investment company. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). In addition, the Company has elected to be treated for U.S, federal income tax purposes, and intends to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).

The Company is externally managed by Blackstone Credit BDC Advisors LLC (the “Adviser”) an affiliate of Blackstone Alternative Credit Advisors LP (the “Administrator” and, collectively with its affiliates in the credit-focused business of Blackstone Inc. (“Blackstone”), “Blackstone Credit,” which, for the avoidance of doubt, excludes Harvest Fund Advisors LLC and Blackstone Insurance Solutions). The Administrator provides certain administrative and other services necessary for the Company to operate pursuant to an administration agreement (the “Administration Agreement”). Blackstone Credit is part of the credit-focused platform of Blackstone and is the primary part of its Credit & Insurance reporting segment.

The Company was formed to invest primarily in originated loans and other securities, including broadly syndicated loans, of U.S. private companies. The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal circumstances, the Company will invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances, the Company expects that the majority of its portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which the Company may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). To a lesser extent, the Company may also invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). The Company expects that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for the Company’s share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

The Company offers on a continuous basis up to $36.5 billion of common shares of beneficial interest (“Common Shares”) pursuant to an offering registered with the Securities and Exchange Commission (“SEC”). The Company offers to sell any combination of three classes of Common Shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The initial purchase price for the Common Shares was $25.00 per share. Thereafter, the purchase price per share for each class of Common Shares equals the net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date. Blackstone Securities Partners L.P. (the “Intermediary Manager”) will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in the offering. The Company also engages in private offerings of its Common Shares.

Note 2. Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”). As an investment company, the Company applies the accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC 946”) issued by the Financial Accounting Standards Board (“FASB”).

The interim condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 6 and Article 10 of Regulation S-X. Accordingly, certain disclosures accompanying the annual consolidated financial statements prepared in accordance with GAAP are omitted. In the opinion of management, all adjustments considered necessary for the fair presentation of the condensed consolidated financial statements for the interim period presented, have been included. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2023.

All intercompany balances and transactions have been eliminated.

Certain prior period information has been reclassified to conform to the current period presentation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements. Such amounts could differ from those estimates and such differences could be material. Assumptions and estimates regarding the valuation of investments involve a higher degree of judgment and complexity and these assumptions and estimates may be significant to the condensed consolidated financial statements. Actual results may ultimately differ from those estimates.

Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company.

As of September 30, 2023, the Company’s consolidated subsidiaries were BCRED Bard Peak Funding, LLC (“Bard Peak Funding”), BCRED Bear Peak Funding LLC (“Bear Peak Funding”), BCRED Bison Peak Funding LLC (“Bison Peak Funding”), BCRED Blanca Peak Funding LLC “Blanca Peak Funding”), BCRED Borah Peak Funding LLC (“Borah Peak Funding”), BCRED Bushnell Peak Funding LLC (“Bushnell Peak Funding”), BCRED Castle Peak Funding LLC (“Castle Peak Funding”), BCRED Denali Peak Funding LLC (“Denali Peak Funding”), BCRED Gannett Peak Funding LLC, BCRED Granite Peak Funding LLC (“Granite Peak Funding”), BCRED Haydon Peak Funding LLC (“Haydon Peak Funding”), BCRED Jacque Peak Funding LLC, BCRED Maroon Peak Funding LLC (“Maroon Peak Funding”), BCRED Meridian Peak Funding LLC (“Meridian Peak Funding”), BCRED Middle Peak Funding LLC (“Middle Peak Funding”), BCRED Monarch Peak Funding LLC (“Monarch Peak Funding”), BCRED Naomi Peak Funding LLC (“Naomi Peak Funding”), BCRED Summit Peak Funding LLC (“Summit Peak Funding”), BCRED Twin Peaks LLC (“Twin Peaks”), BCRED Windom Peak Funding LLC (“Windom Peak Funding”), BCRED BSL WH 2022-1 LLC (“2022-1 BSL WH”), BCRED Investments LLC, BCRED X Holdings LLC, BCRED BSL CLO 2021-1 Ltd., BCRED BSL CLO 2021-1, LLC, BCRED BSL CLO 2021-2, Ltd., BCRED BSL CLO 2021-2, LLC, BCRED BSL CLO 2022-1 Ltd., BCRED BSL CLO 2022-1 LLC, BCRED MML CLO 2021-1 LLC, BCRED MML CLO 2022-1 LLC, BCRED MML CLO 2022-2 LLC, BCRED Associates GP (Lux) S.à r.l and BCRED Direct Lending I (Lux) SCSp.

The Company does not consolidate its equity investment in Specialty Lending Company LLC (“SLC”). For further description of the Company’s investment in SLC, see “Note 3. Fees, Expenses, Agreements and Related Party Transactions”.

The Company does not consolidate its investments in the BCRED Emerald JV LP (“Emerald JV”) or BCRED Verdelite JV LP (“Verdelite JV”) joint ventures. For further description of the Company’s joint ventures, see “Note 11. Joint Ventures”.

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of demand deposits and highly liquid investments, such as money market funds, with original maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value. The Company deposits its cash and cash equivalents with financial institutions and, at times, may exceed the Federal Deposit Insurance Corporation insured limit.

Restricted cash and cash equivalents and restricted foreign currencies include amounts that are collected and are held by trustees who have been appointed as custodians of the assets securing certain of the Company’s financing transactions. Restricted cash and cash equivalents and restricted foreign currencies are held by the trustees for payment of interest expense and principal on the outstanding borrowings or reinvestment into new assets.

Investments

Investment transactions are recorded on a trade date basis.

Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries, and is recorded within Net Realized gain (loss) on the Condensed Consolidated Statements of Operations.

The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period, and is recorded within Net unrealized appreciation (depreciation) on the Condensed Consolidated Statements of Operations.

Valuation of Investments

The Company is required to report its investments, including those for which current market values are not readily available, at fair value.

GAAP for an investment company requires investments to be recorded at fair value. The Company values its investments in accordance with ASC 820, Fair Value Measurements (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date, and Rule 2a-5 under the 1940 Act.

Fair value is based on observable market prices or parameters or derived from such prices or parameters when such quotations are readily available. In accordance with Rule 2a-5 under the 1940 Act, a market quotation is “readily available” only when it is a quoted price (unadjusted) in active markets for identical instruments that a fund can access at the measurement date, provided that such a quotation is not considered to be readily available if it is not reliable. The Company utilizes mid-market pricing (i.e., mid-point of average bid and ask prices) to value these investments. These market quotations are obtained from independent pricing services, if available; otherwise generally from at least two principal market makers or primary market dealers.

Where prices or inputs are not available or, in the judgment of the Board, not reliable, valuation techniques based on the facts and circumstances of the particular investment will be utilized. These valuation approaches involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. In the absence of observable, reliable market prices, the Company values its investments using various valuation methodologies applied on a consistent basis.

An enterprise value (“EV”) analysis is generally performed to determine the value of equity investments, control debt investments and non-control debt investments that are credit-impaired, and to determine if debt investments are credit impaired. The Adviser will generally utilize approaches including the market approach, the income approach or both approaches, as appropriate, when calculating EV. The primary method for determining EV for non-control investments, and control investments without reliable projections, uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) or another key financial metric (e.g. such as revenues, cash flows or net income) (“Performance Multiple”). Performance Multiples are typically determined based upon a review of publicly traded comparable companies and market comparable transactions, if any. The second method for determining EV (and primary method for control investments with reliable projections) uses a discounted cash flow analysis whereby future expected cash flows and the anticipated terminal value of the portfolio company are discounted to determine a present value using estimated discount rates. The income approach is generally used when the Adviser has visibility into the long-term projected cash flows of a portfolio company.

If debt investments are credit-impaired, which occurs when there is insufficient coverage under the enterprise value analysis through the respective investment’s position in the capital structure, the Adviser generally uses the enterprise value “waterfall” approach or a recovery method (if a liquidation or restructuring is deemed likely) to determine fair value. For debt investments that are not determined to be credit-impaired, the Adviser generally uses a market interest rate yield analysis to determine fair value. To determine fair value using a yield analysis, the expected cash flows are projected based on the contractual terms of the debt security and discounted back to the measurement date based on a market yield. A market yield is determined based upon an assessment of current and expected market yields for similar investments and risk profiles. The Company considers the current contractual interest rate, the maturity and other terms of the investment relative to risk of the company and the specific investment. A key determinant of risk, among other things, is the leverage through the investment relative to the enterprise value of the portfolio company. As debt investments held by the Company are substantially illiquid with no active transaction market, the Company depends on primary market data, including newly funded transactions, as well as secondary market data with respect to high yield debt instruments and syndicated loans, as inputs in determining the appropriate market yield, as applicable. The fair value of loans with call protection is generally capped at par plus applicable prepayment premium in effect at the measurement date.

ASC 820 prioritizes the use of observable market prices derived from such prices. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these securities. The three levels of the fair value hierarchy are as follows:

•

Level 1: Inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The types of financial instruments included in Level 1 include unrestricted securities, including equities and derivatives, listed in active markets.

•

Level 2: Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The types of financial instruments in this category include less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities and certain over-the-counter derivatives where the fair value is based on observable inputs.

•

Level 3: Inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include debt and equity investments in privately held entities, collateralized loan obligations (“CLOs”) and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Adviser’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. Transfers between levels, if any, are recognized at the beginning of the quarter in which the transfer occurs.

The Company evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Company subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period, and these differences could be material. Additionally, the fair value of the Company’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Company was required to liquidate a portfolio investment in a forced or liquidation sale, it could realize significantly less than the value at which the Company has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See “Item 2. Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Critical Accounting Estimates.”

Receivables/Payables From Investments Sold/Purchased

Receivables/payables from investments sold/purchased consist of amounts receivable to or payable by the Company for transactions that have not settled at the reporting date.

Derivative Instruments

The Company recognizes all derivative instruments as assets or liabilities at fair value in its Condensed Consolidated Statements of Assets and Liabilities as Derivative assets at fair value and Derivative liabilities at fair value, respectively.

In the normal course of business, the Company has commitments and risks resulting from its investment transactions, which may include those involving derivative instruments. Derivative instruments are measured in terms of the notional contract amount and derive their value based upon one or more underlying instruments. While the notional amount gives some indication of the Company’s derivative activity, it is generally not exchanged, but is only used as the basis on which interest and other payments are exchanged. Derivative instruments are subject to various risks similar to non-derivative instruments including market, credit, liquidity, and operational risks. The Company manages these risks on an aggregate basis as part of its risk management process.

From time to time, the Company may enter into forward currency contracts which is an obligation between two parties to purchase or sell a specific currency for an agreed-upon price at a future date. The Company utilizes forward currency contracts to economically hedge the currency exposure associated with certain foreign-denominated debt issued by the Company. The use of forward currency contracts does not eliminate fluctuations in the price of the underlying debt the Company has, but establishes a rate of exchange in advance. Fluctuations in the value of these contracts are measured by the difference in the exchange rates on the contract date and reporting date and are recorded as unrealized appreciation (depreciation). The fair value of the foreign currency forwards are included as Derivative assets at fair value or Derivative liabilities at fair value on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Changes in the fair value of the foreign currency forwards are presented in realized gains (losses) and unrealized appreciation (depreciation) in the Condensed Consolidated Statements of Operations. Additionally, the Company uses interest rate swaps to mitigate interest rate risk associated with the Company’s fixed rate liabilities. The fair value of the interest rate swaps are included as a Derivative assets at fair value or Derivative liability at fair value on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Changes in fair value of interest rate swaps entered into by the Company and not designated as hedging instruments are presented in realized gains (losses) and unrealized appreciation (depreciation) in the Condensed Consolidated Statements of Operations.

The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship, and therefore the change in fair value of the hedging instrument and hedged item are recorded in Interest expense and recognized as components of Interest expense in the Condensed Consolidated Statements of Operations. The change in fair value of the interest rate swap is offset by a change in the carrying value of the fixed rate debt.

The Company has elected to not offset derivative assets and derivative liabilities in its Condensed Consolidated Statements of Assets and Liabilities including for the cash collateral, that may be received or paid as part of collateral arrangements, even when an enforceable master netting agreement is in place that provides the Company, in the event of counterparty default, the right to liquidate collateral and the right to offset a counterparty’s rights and obligations.

Foreign Currency Transactions

Amounts denominated in foreign currencies are translated into U.S. dollars on the following basis: (i) investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates effective on the last business day of the period; and (ii) purchases and sales of investments, borrowings and repayments of such borrowings, income, and expenses denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates prevailing on the transaction dates.

The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations in translation of assets and liabilities in foreign currencies on the Condensed Consolidated Statements of Operations, if any.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. government securities. These risks include, but are not limited to, currency fluctuations and revaluations and future adverse political, social and economic developments, which could cause investments in foreign markets to be less liquid and prices more volatile than those of comparable U.S. companies or U.S. government securities.

Revenue Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period. For the three and nine months ended September 30, 2023, the Company recorded $1.6 million and $8.1 million, respectively, in non-recurring interest income (e.g., prepayment premiums, accelerated accretion of upfront loan origination fees and unamortized discounts). For the three and nine months ended September 30, 2022, the Company recorded $1.8 million and $3.2 million, respectively, in non-recurring interest income.

PIK Income

The Company has loans in its portfolio that contain payment-in-kind (“PIK”) provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in Payment-in-kind interest income in the Condensed Consolidated Statements of Operations. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through Payment-in-kind interest income. To satisfy the Company’s annual RIC distribution requirements, this non-cash source of income must be included in determining the amounts to be paid out to shareholders in the form of dividends, even though the Company has not yet collected cash.

Dividend Income

Dividend income on preferred equity securities and on the Company’s equity interests in its joint ventures are recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication and other miscellaneous fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

For further information regarding the non-accrual status of investments refer to “Note 4. Investments”.

Organization Expenses and Offering Expenses

Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

Costs associated with the offering of the Company’s shares are capitalized as “deferred offering costs” on the Condensed Consolidated Statements of Assets and Liabilities and amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s continuous offering.

Deferred Financing Costs and Debt Issuance Costs

Deferred financing and debt issuance costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. These expenses are deferred and amortized into interest expense over the life of the related debt instrument. Deferred financing costs related to revolving credit facilities are presented separately as an asset on the Company’s Condensed Consolidated Statements of Assets and Liabilities. Debt issuance costs related to any issuance of installment debt or notes are presented net against the outstanding debt balance of the related security.

Income Taxes

The Company has elected to be treated as a BDC under the 1940 Act. The Company also has elected to be treated as a RIC under the Code. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Company would represent obligations of the Company’s investors and would not be reflected in the condensed consolidated financial statements of the Company.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its condensed consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to eliminate any entity level corporate income tax, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (iii) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

Allocation of Income, Expenses, Gains and Losses

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions

To the extent that the Company has tax earnings and profits available, the Company intends to make monthly distributions to its shareholders. Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of the Company’s tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.

Recent Accounting Pronouncements

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848)”, which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts, hedging relationships, and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848), which expanded the scope of Topic 848 to include derivative instruments impacted by discounting transition. ASU 2020-04 and ASU 2021-01 are effective for all entities through December 31, 2022. The expedients and exceptions provided by the amendments do not apply to contract modifications and hedging relationships entered into or evaluated after December 31, 2022, except for hedging transactions as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. In December 2022, the FASB issued ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, which deferred the sunset day of this guidance to December 31, 2024. To date, there has been no material impact of these standards on the Company’s financial position, results of operations or cash flows, and the Company is continuing to evaluate the impact on its condensed consolidated financial statements.

Note 3. Fees, Expenses, Agreements and Related Party Transactions

Investment Advisory Agreement

On October 5, 2020, the Company entered into an investment advisory agreement with the Adviser (the “Investment Advisory Agreement”), pursuant to which the Adviser manages the Company on a day-to-day basis. The Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring its investments and portfolio companies on an ongoing basis.

On August 2, 2022, the Company and the Adviser entered into an amended and restated investment advisory agreement (the “Amended and Restated Investment Advisory Agreement”), which was approved by the Board, including a majority of the Independent Trustees. The Amended and Restated Investment Advisory Agreement altered the Investment Advisory Agreement by removing certain “sunset” provisions that previously stated that certain requirements of the North American Securities Administrators Association (“NASAA”) Omnibus Guidelines would no longer apply if the Company’s shares become “covered securities” within the meaning of Section 18 of the Securities Act of 1933, as amended, and amending certain undertakings provisions, including to clarify compliance with NASAA Omnibus Guidelines. No other changes were made to the Investment Advisory Agreement.

The Investment Advisory Agreement was effective for an initial two-year term and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Investment Advisory Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations. The Investment Advisory Agreement was most recently renewed and approved by the Board, including a majority of the Independent Trustees, on May 2, 2023, for a one-year period ending on May 31, 2024.

The Company pays the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the shareholders. Substantial additional fees and expenses may also be charged by the Administrator to the Company, which is an affiliate of the Adviser.

Base Management Fees

The management fee is payable monthly and is settled and paid quarterly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory Agreement, net assets means the Company’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. The management fee calculation will be prorated for any partial months, including the first calendar month in which the Company commenced operations.

For the three and nine months ended September 30, 2023, base management fees were $79.7 million and $229.0 million, respectively, of which $0.0 million and $0.0 million, respectively, were waived. For the three and nine months ended September 30, 2022, base management fees were $71.0 million and $186.6 million, respectively, of which $0.0 million and $0.0 million, respectively, were waived. As of September 30, 2023 and December 31, 2022, $79.7 million and $73.4 million, respectively, was payable to the Adviser relating to management fees.

Incentive Fees

The incentive fees consist of two components that are determined independently of each other, with the result that one component may be payable even if the other is not. One component is based on income and the other component is based on capital gains, each as described below.

(i) Income based incentive fees

The first part of the Company’s incentive fee is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus operating expenses accrued for the quarter (including the management fee, expenses payable under an administration agreement entered into between the Company and the Administrator (“Administration Agreement”), and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns. Shareholders may be charged a fee on an income amount that is higher than the income they may ultimately receive.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

The Company pays its Adviser an income based incentive fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

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No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

•

100% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). The Company refers to this portion of the Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” This “catch-up” is meant to provide the Adviser with approximately 12.5% of Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•	12.5% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized).

These calculations are prorated for any period of less than three months, including the first quarter the Company commenced operations, and are adjusted for any share issuances or repurchases during the relevant quarter.

(ii) Capital gains incentive fees

The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

For the three and nine months ended September 30, 2023, the Company accrued income based incentive fees of $113.7 million and $324.0 million, respectively, of which $0.0 million and $0.0 million, respectively, were waived. For the three and nine months ended September 30, 2022, the Company accrued income based incentive fees of $83.7 million and $194.8 million, respectively, of which $0.0 million and $0.0 million, respectively, were waived. As of September 30, 2023 and December 31, 2022, there was $113.7 million and $94.1 million, respectively, payable to the Adviser for the income based incentive fees.

For the three and nine months ended September 30, 2023, the Company accrued capital gains incentive fees of $0.0 million and $0.0 million, respectively. For the three and nine months ended September 30, 2022, the Company accrued capital gains incentive fees of $0.0 million and $(15.1) million, respectively.

Administration Agreement

On October 5, 2020, the Company entered into the Administration Agreement with the Administrator. Under the terms of the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of the Company’s other service providers), preparing reports to shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of the Company’s Board, managing the payment of expenses, the payment of receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include the Company’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals (including information technology professionals) at the Administrator that perform duties for the Company; and (iii) any internal audit group personnel of Blackstone or any of its affiliates, subject to the limitations described in Investment Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed for the Company by such affiliate or third party. The Administrator hired a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

Unless earlier terminated as described below, the Administration Agreement was effective for an initial two-year term and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. The Administration Agreement was most recently renewed and approved by the Board, including a majority of the Independent Trustees, on May 2, 2023, for a one-year period.

For the three and nine months ended September 30, 2023, the Company incurred $1.7 million and $5.1 million, respectively, in expenses under the Administration Agreement, which were recorded in “Administrative service expenses” in the Company’s Condensed Consolidated Statements of Operations. For the three and nine months ended September 30, 2022, the Company incurred $1.9 million and $4.1 million, respectively, in expenses under the Administration Agreement, which were recorded in “Administrative service expenses” in the Company’s Condensed Consolidated Statements of Operations. As of September 30, 2023 and December 31, 2022, $1.8 million and $1.9 million, respectively, was unpaid and included in “Due to affiliates” in the Condensed Consolidated Statements of Assets and Liabilities, respectively.

Sub-Administration Agreement

On October 5, 2020, the Administrator entered into a sub-administration agreement (the “Sub-Administration Agreement”) with State Street Bank and Trust Company. The sub-administrator will receive compensation for its sub-administrative services under the Sub-Administration Agreement.

Intermediary Manager Agreement

On October 5, 2020, the Company entered into an intermediary manager agreement (the “Intermediary Manager Agreement”) with Blackstone Securities Partners L.P. (the “Intermediary Manager”), an affiliate of the Adviser. Pursuant to the Intermediary Manager Agreement, no upfront transaction fee will be paid with respect to Class S shares, Class D shares or Class I shares, however, if shareholders purchase Class S shares or Class D shares through certain financial intermediaries, they may directly charge shareholders transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Under the terms of the Intermediary Manager Agreement, the Intermediary Manager will serve as the intermediary manager for the Company’s public offering of its Common Shares. The Intermediary Manager will be entitled to receive shareholder servicing and/or distribution fees monthly in arrears at an annual rate of 0.85% and 0.25% of the value of the Company’s net assets attributable to Class S and Class D shares, respectively, as of the beginning of the first calendar day of the month. No shareholder servicing and/or distribution fees will be paid with respect to Class I. The shareholder servicing and/or distribution fees will be payable to the Intermediary Manager, but the Intermediary Manager anticipates that all or a portion of the shareholder servicing fees and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers.

The Company will cease paying the shareholder servicing and/or distribution fees on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the offering on which, in the aggregate, underwriting compensation from all sources in connection with the offering, including the shareholder servicing and/or distribution fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary offering. In addition, consistent with the exemptive relief allowing the Company to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), the Company will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. The Company may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.

The Intermediary Manager is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”).

The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons,” as defined in the 1940 Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or the Intermediary Manager Agreement or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Distribution and Servicing Plan

On October 5, 2020, the Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Company pays the Intermediary Manager with respect to the Class S, Class D and Class I on an annualized basis as a percentage of the Company’s NAV for such class.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class I shares	—
Class S shares	0.85%
Class D shares	0.25%

The shareholder servicing and/or distribution fees is paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

The Intermediary Manager will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding the Company, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

For the three and nine months ended September 30, 2023, the Company accrued distribution and shareholder servicing fees of $17.6 million and $49.3 million, respectively, which were attributable to Class S shares. For the three and nine months ended September 30, 2023, the Company accrued distribution and shareholder servicing fees of $0.2 million and $0.9 million, respectively, which were attributable to Class D shares.

For the three and nine months ended September 30, 2022, the Company accrued distribution and shareholder servicing fees of $13.8 million and $35.7 million, respectively, which were attributable to Class S shares. For the three and nine months ended September 30, 2022, the Company accrued distribution and shareholder servicing fees of $0.6 million and $1.6 million, respectively, which were attributable to Class D shares.

Expense Support and Conditional Reimbursement Agreement

On October 5, 2020, the Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain Company expenses on the Company’s behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company to the Adviser are referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

For the three and nine months ended September 30, 2023 and 2022 the Adviser made no Expense Payments and there were no Reimbursement Payments made to the Adviser.

Controlled/Affiliated Portfolio Companies

Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying condensed consolidated financial statements, including the Condensed Consolidated Schedule of Investments.

On October 11, 2021, a wholly-owned subsidiary of the Company and a third-party investor entered into a limited liability company agreement with SLC. SLC is a specialty finance company focused on investing in consumer credit and is led by a management team with deep expertise in the consumer finance industry. The investment in SLC allows the Company to gain exposure to a different asset class than its core investing focus of senior secured lending to U.S. private companies. At the time of the transaction, the wholly-owned subsidiary of the Company and the third-party investor each committed $315 million and $35 million, respectively, to SLC. The Company does not consolidate its equity interest in SLC.

In addition, the Company has made investments in joint ventures that have been considered controlled/affiliated companies, including Emerald JV and Verdelite JV. For further description of the Emerald JV and Verdelite JV, see “Note 11. Joint Ventures”.

Note 4. Investments

The composition of the Company’s investment portfolio at cost and fair value was as follows:

	September 30, 2023			December 31, 2022
	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First lien debt	$43,712,868	$43,280,219	89.40%	$44,461,300	$43,710,812	89.37%
Second lien debt	1,891,517	1,779,485	3.68	2,074,849	1,872,806	3.83
Unsecured debt	—	—	—	17,583	13,948	0.03
Structured finance investments	409,268	395,026	0.81	409,633	365,269	0.75
Investments in joint ventures	2,120,206	2,151,389	4.44	2,232,706	2,188,394	4.47
Equity investments (1)	741,646	807,077	1.67	739,225	757,379	1.55

Total	$48,875,505	$48,413,196	100.00%	$49,935,296	$48,908,608	100.00%

(1)	Includes equity investment in SLC.

The industry composition of investments at fair value was as follows:

	September 30, 2023	December 31, 2022
Aerospace & Defense	1.31%	1.25%
Air Freight & Logistics	2.74	2.80
Airlines	0.07	0.07

	September 30, 2023	December 31, 2022
Auto Components	0.06	0.11
Beverages	0.09	0.13
Biotechnology (2)	0.00	—
Building Products	2.19	2.37
Capital Markets	0.22	0.22
Chemicals	0.20	0.38
Commercial Services & Supplies	4.07	3.68
Construction Materials	0.04	0.07
Construction & Engineering	0.78	0.67
Containers & Packaging	0.28	0.46
Distributors	0.69	0.67
Diversified Consumer Services	3.02	2.95
Diversified Financial Services (1)	2.29	2.17
Diversified Telecommunication Services	0.58	0.53
Electrical Equipment	0.51	0.89
Electronic Equipment, Instruments & Components	1.02	1.28
Electric Utilities	0.14	0.10
Energy Equipment & Services	0.07	0.09
Entertainment	0.03	0.04
Food Products	0.05	0.05
Ground Transportation	0.01	—
Health Care Equipment & Supplies	1.63	1.52
Health Care Providers & Services	11.88	11.68
Health Care Technology	3.20	3.21
Hotels, Restaurants & Leisure	0.32	0.55
Household Durables	0.07	0.23
Industrial Conglomerates	0.86	0.95
Insurance	4.85	4.67
Interactive Media & Services	0.03	0.16
Internet & Direct Marketing Retail	2.14	2.22
Investments in Joint Ventures	4.44	4.47
IT Services	4.76	4.54
Leisure Products	0.01	0.17
Life Sciences Tools & Services	0.53	0.37
Machinery	0.06	0.08
Marine	0.47	0.46
Media	0.51	0.61
Metals & Mining	0.05	0.13
Oil, Gas & Consumable Fuels	0.16	0.20
Paper & Forest Products	0.15	0.13
Pharmaceuticals	0.69	0.67
Professional Services	11.99	12.50
Real Estate Management & Development	0.25	0.22
Road & Rail (3)	—	0.00
Software	26.71	25.59
Specialty Retail	0.29	0.30
Technology Hardware, Storage & Peripherals	0.09	0.09
Textiles, Apparel & Luxury Goods	—	0.06
Trading Companies & Distributors	0.64	0.75
Transportation Infrastructure	2.71	2.44
Wireless Telecommunication Services	0.05	0.05

Total	100.00%	100.00%

(1)	Includes equity investment in SLC.
(2)	Amount rounds to less than 0.00% for September 30, 2023.
(3)	Amount rounds to less than 0.00% for December 31, 2022.

The geographic composition of investments at cost and fair value was as follows:

	September 30, 2023
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$44,201,063	$43,848,229	90.57%	167.68%
Europe	3,557,527	3,496,679	7.22	13.37
Canada	690,164	656,520	1.36	2.51
Bermuda/Cayman Islands	402,986	388,640	0.80	1.49
Australia/New Zealand	23,765	23,128	0.05	0.09%

Total	$48,875,505	$48,413,196	100.00%	185.14%

	December 31, 2022
	Cost	Fair Value	% of Total Investments at Fair Value	Fair Value as % of Net Assets
United States	$45,326,287	$44,468,163	90.92%	196.02%
Europe	3,385,990	3,308,990	6.77	14.59
Canada	795,999	748,234	1.53	3.30
Bermuda/Cayman Islands	403,356	359,125	0.73	1.58
Australia/New Zealand	23,664	24,096	0.05	0.11

Total	$49,935,296	$48,908,608	100.00%	215.60%

As of September 30, 2023 and December 31, 2022, three borrowers (across three loans) and one borrower in the portfolio were on non-accrual status, respectively.

As of September 30, 2023 and December 31, 2022, on a fair value basis, approximately 99.9% and 99.8%, respectively, of our performing debt investments bore interest at a floating rate and approximately 0.1% and 0.2%, respectively, of our performing debt investments bore interest at a fixed rate.

Note 5. Fair Value Measurements

The following tables present the fair value hierarchy of financial instruments:

	September 30, 2023
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$4,381,443	$38,898,776	$43,280,219
Second lien debt	—	720,643	1,058,842	1,779,485
Unsecured debt	—	—	—	—
Structured finance obligations	—	73,558	321,468	395,026
Equity investments (1)	—	—	807,077	807,077

Total investments	—	5,175,644	41,086,163	46,261,807
Investments Measured at NAV (2)	—	—	—	2,151,389

Total	$—	$5,175,644	$41,086,163	$48,413,196

	December 31, 2022
	Level 1	Level 2	Level 3	Total
First lien debt	$—	$6,167,268	$37,543,544	$43,710,812
Second lien debt	—	720,083	1,152,723	1,872,806
Unsecured debt	—	13,948	—	13,948
Structured finance obligations	—	71,934	293,335	365,269
Equity investments (1)	—	—	757,379	757,379

Total investments	$—	$6,973,233	$39,746,981	$46,720,214
Investments Measured at NAV (2)	—	—	—	2,188,394

Total	$—	$6,973,233	$39,746,981	$48,908,608

(1)	Includes equity investment in SLC.
(2)

Includes investments in the Emerald JV and Verdelite JV (refer to Note 11). Certain investments that are measured at fair value using the NAV practical expedient have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Condensed Consolidated Statements of Assets and Liabilities.

The following tables present changes in the fair value of financial instruments for which Level 3 inputs were used to determine the fair value:

	Three Months Ended September 30, 2023
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments
Fair value, beginning of period	$37,923,857	$1,091,126	$303,838	$782,527	$40,101,348
Purchases of investments	1,780,577	38,382	13,606	2,170	1,834,735
Proceeds from principal repayments and sales of investments	(749,646)	(35,588)	(9,400)	—	(794,634)
Accretion of discount/(amortization of premium)	37,541	804	54	—	38,399
Net realized gain (loss)	(63,957)	32	(289)	—	(64,214)
Net change in unrealized appreciation (depreciation)	86,716	11,774	13,659	22,380	134,529
Transfers into Level 3 (1)	44,592	22,750	—	—	67,342
Transfers out of Level 3 (1)	(160,904)	(70,438)	—	—	(231,342)

Fair value, end of period	$38,898,776	$1,058,842	$321,468	$807,077	$41,086,163

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2023	$22,180	$7,189	$13,377	$22,381	$65,127

	Nine Months Ended September 30, 2023
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments
Fair value, beginning of period	$37,543,544	$1,152,723	$293,335	$757,379	$39,746,981
Purchases of investments	3,285,859	52,416	13,606	2,581	3,354,462
Proceeds from principal repayments and sales of investments	(1,824,434)	(35,588)	(9,400)	(827)	(1,870,249)
Accretion of discount/(amortization of premium)	110,256	2,273	159	—	112,688
Net realized gain (loss)	(80,718)	59	(289)	666	(80,282)
Net change in unrealized appreciation (depreciation)	(29,960)	18,584	24,057	47,278	59,959
Transfers into Level 3 (1)	187,985	22,859	—	—	210,844
Transfers out of Level 3 (1)	(293,756)	(154,484)	—	—	(448,240)

Fair value, end of period	$38,898,776	$1,058,842	$321,468	$807,077	$41,086,163

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2023	$(70,835)	$14,924	$23,091	$47,277	$14,457

(1)	For the three and nine months ended September 30, 2023, transfers into or out of Level 3 were primarily due to decreased or increased price transparency.

	Three Months Ended September 30, 2022
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments
Fair value, beginning of period	$32,556,391	$1,446,075	$298,409	$702,034	$35,002,909
Purchases of investments	5,978,812	71,844	—	2,805	6,053,461
Proceeds from principal repayments and sales of investments	(2,597,994)	(182,082)	—	—	(2,780,076)
Accretion of discount/(amortization of premium)	39,220	933	52	—	40,206
Net realized gain (loss)	(11,758)	(2,206)	—	—	(13,964)
Net change in unrealized appreciation (depreciation)	(266,806)	(16,191)	(10,563)	9,728	(283,832)
Transfers into Level 3 (1)	193,055	111,523	—	—	304,578
Transfers out of Level 3 (1)	(267,097)	(160,977)	—	—	(428,074)

Fair value, end of period	$35,623,823	$1,268,919	$287,898	$714,568	$37,895,208

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2022	$(267,815)	$(16,191)	$(10,159)	$9,729	$(284,436)

	Nine Months Ended September 30, 2022
	First Lien Debt	Second Lien Debt	Structured Finance Investments	Equity	Total Investments
Fair value, beginning of period	$23,046,509	$800,133	$205,592	$545,918	$24,598,152
Purchases of investments	15,919,276	595,997	122,159	193,127	16,830,559
Proceeds from principal repayments and sales of investments	(3,204,195)	(182,080)	—	(31,769)	(3,418,044)
Accretion of discount/(amortization of premium)	87,705	2,191	114	—	90,010
Net realized gain (loss)	(10,188)	(2,184)	—	144	(12,228)
Net change in unrealized appreciation (depreciation)	(364,753)	(55,881)	(39,968)	7,148	(453,453)
Transfers into Level 3 (1)	380,165	164,614	—	—	544,781
Transfers out of Level 3 (1)	(230,697)	(53,871)	—	—	(284,567)

Fair value, end of period	$35,623,823	$1,268,919	$287,898	$714,568	$37,895,208

Net change in unrealized appreciation (depreciation) included in earnings related to financial instruments still held as of September 30, 2022	$(364,088)	$(53,924)	$(39,967)	$7,147	$(450,832)

(1)	For the three and nine months ended September 30, 2022, transfers into or out of Level 3 were primarily due to decreased or increased price transparency.

The following tables present quantitative information about the significant unobservable inputs of the Company’s Level 3 financial instruments. These tables are not intended to be all-inclusive but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	September 30, 2023
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$38,306,657	Yield analysis	Discount rate	6.39%	28.06%	10.74%
	321,297	Market quotations	Broker quoted price	93.00	100.13	97.74
	20,925	Market approach	Performance multiple	5.00x	5.00x	5.00x
	249,897	Transaction price	N/A

	38,898,776
Investments in second lien debt	899,700	Yield analysis	Discount rate	10.50%	16.42%	12.08%
	159,142	Market quotations	Broker quoted price	89.50	96.00	92.89

	1,058,842
Investments in structured finance	321,468	Market quotations	Broker quoted price	86.63	101.50	96.06
Investments in equity	222,375	Market approach	Performance multiple	5.00x	31.00x	20.23x
	21,526	Option pricing model	Expected volatility	32.00%	32.00%	32.00%
	381,082	Yield analysis	Discount rate	9.75%	15.98%	13.35%
	181,200	Asset recoverability	N/A	100.00%	100.00%	100.00%
	894	Transaction price	N/A

	807,077

Total	$41,086,163

(1)	Weighted averages are calculated based on fair value of investments.

	December 31, 2022
				Range
	Fair Value	Valuation Technique	Unobservable Input	Low	High	Weighted Average (1)
Investments in first lien debt	$36,766,038	Yield analysis	Discount rate	6.83%	19.84%	9.93%
	759,391	Market quotations	Broker quoted price	71.00	105.60	91.85
	18,115	Market approach	Performance multiple	7.00x	7.00x	7.00x

	37,543,544
Investments in second lien debt	906,837	Yield analysis	Discount rate	10.42%	15.33%	11.85%
	245,886	Market quotations	Broker quoted price	61.50	100.50	87.36

	1,152,723
Investments in structured finance	293,335	Market quotations	Broker quoted price	81.96	92.96	88.84
Investments in equity	261,893	Market approach	Performance multiple	5.50x	29.00x	17.21x
	48,957	Option pricing model	Expected volatility	30.00%	50.00%	44.43%
	274,199	Yield analysis	Discount rate	11.31%	14.95%	12.76%
	172,330	Asset recoverability	N/A	100.00%	100.00%	100.00%

	757,379

Total	$39,746,981

(1)	Weighted averages are calculated based on fair value of investments.

The significant unobservable input used in the yield analysis is the discount rate based on comparable market yields. The significant unobservable input used for market quotations are broker quoted prices provided by independent pricing services. The significant unobservable input used under the market approach is the Performance Multiple. Significant increases in discount rates would result in a significantly lower fair value measurement. Significant decreases in quoted prices or Performance Multiples would result in a significantly lower fair value measurement.

Financial Instruments Not Carried at Fair Value

Debt

The following table presents fair value measurements of the Company’s debt obligations as of September 30, 2023 and December 31, 2022 had they been accounted for at fair value:

	September 30, 2023	December 31, 2022
	Fair Value	Fair Value
Bard Peak Funding Facility	$507,074	$1,235,414
Castle Peak Funding Facility	1,119,717	1,146,600
Maroon Peak Funding Facility	—	300,000
Summit Peak Funding Facility	531,099	1,691,844
Denali Peak Funding Facility	562,800	749,800
Bushnell Peak Funding Facility	430,000	400,000
Granite Peak Funding Facility	675,600	647,600

	September 30, 2023	December 31, 2022
	Fair Value	Fair Value
Middle Peak Funding Facility	600,950	596,950
Bison Peak Funding Facility	700,000	1,182,000
Blanca Peak Funding Facility	1,375,100	1,081,000
Windom Peak Funding Facility	1,290,314	1,741,465
Monarch Peak Funding Facility	1,400,400	873,400
Borah Peak Funding Facility	80,000	223,000
2022-1 BSL WH	—	148,000
Naomi Peak Funding Facility	385,000	400,000
Meridian Peak Funding Facility	220,000	170,000
Haydon Peak Funding Facility	49,000	49,000
Bear Peak Funding Facility	370,660	166,031
Revolving Credit Facility	1,092,402	1,470,758
June 2024 Notes	421,534	406,886
June 2026 Notes	364,187	352,646
May 2027 Notes	590,515	586,924
October 2027 Notes	351,905	353,434
September 2024 Notes	348,005	336,654
December 2026 Notes	1,084,845	1,053,132
November 2026 Eurobonds	481,579	449,149
November 2024 Notes	475,577	459,089
March 2027 Notes	875,570	856,640
January 2025 Notes	474,342	462,125
January 2029 Notes	566,167	550,113
March 2025 Notes	873,731	866,280
April 2026 UK Bonds	292,022	272,657
September 2025 Notes	801,647	795,092
2021-1 BSL Debt	663,000	663,000
2021-2 Debt	505,800	505,800
MML 2021-1 Debt	690,000	690,000
MML 2022-1 Debt	756,272	759,000
2022-1 BSL Debt	420,000	420,000
MML 2022-2 Debt	299,698	300,018
Short-Term Borrowings	28,546	619,377

Total	$22,755,058	$26,030,878

The following table presents the categorization of the Company’s debt obligations as of September 30, 2023 and December 31, 2022 had they been accounted for at fair value:

	September 30, 2023	December 31, 2022
Level 1	$—	$—
Level 2	—	—
Level 3	22,755,058	26,030,878

Total debt	$22,755,058	$26,030,878

Other Assets and Liabilities

As of September 30, 2023 and December 31, 2022, the carrying amounts of the Company’s assets and liabilities, other than investments at fair value and debt obligations listed above, approximate fair value due to their short maturities. These financial instruments would be categorized as Level 3 within the fair value hierarchy.

Note 6. Derivatives

The Company enters into derivative financial instruments in the normal course of business to achieve certain risk management objectives, including managing its interest rate and foreign currency risk exposures.

The net fair value of foreign currency and interest rate derivative contracts are included within Derivative assets at fair value and Derivative liabilities at fair value, respectively, in the Condensed Consolidated Statements of Assets and Liabilities.

The tables below present the aggregate notional amount and fair value of the Company’s derivative financial instruments as of September 30, 2023 and December 31, 2022.

	September 30, 2023
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contract	$—	$2,316	$—	$2,316	$—

Total Derivative assets at fair value	$—	$2,316	$—	$2,316	$—

Cash collateral received				$—

Derivative Liabilities
Foreign currency forward contract	$—	$(1,286)	$—	$(1,286)	$277,279
Interest rate swaps	—	(269,324)	—	(269,324)	6,030,375

Total Derivative liabilities at fair value	$—	$(270,610)	$—	$(270,610)	$6,307,654

Cash collateral posted				$368,323

	December 31, 2022
	Level 1	Level 2	Level 3	Total Fair Value	Notional
Derivative Assets
Foreign currency forward contract	$—	$3,952	$—	$3,952	$157,384

Total Derivative assets at fair value	$—	$3,952	$—	$3,952	$157,384

Cash collateral received				$—

Derivative Liabilities
Foreign currency forward contract	$—	$(2,040)	$—	$(2,040)	$162,174
Interest rate swaps	—	(248,311)	—	(248,311)	5,975,000

Total Derivative liabilities at fair value	$—	$(250,351)	$—	$(250,351)	$6,137,174

Cash collateral posted				$355,742

In the tables above:

•	The fair value of derivatives assets and derivative liabilities is presented on a gross basis.

•	The notional amount represents the absolute value amount of all outstanding derivative contracts.

•	All foreign currency derivatives are not designated in hedge relationships.

•	All interest rate swaps are designated in fair value hedge relationships.

•

The Company has not applied counterparty netting or collateral netting; as such, the amounts of cash collateral received and posted are not offset against the derivative assets and derivative liabilities in the Condensed Consolidated Statements of Assets and Liabilities.

The table below presents the impact to the Condensed Consolidated Statements of Operations from derivative assets and liabilities not designated in a qualifying hedge accounting relationship for the three and nine month periods ended September 30, 2023 and September 30, 2022, respectively. The unrealized gains and losses on the derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship are included within Net change in unrealized appreciation (depreciation) on Derivative instruments in the Condensed Consolidated Statements of Operations. The realized gains and losses on the derivative assets and derivative liabilities not designated in a qualifying hedge accounting relationship are included within Foreign currency and other transactions in the Condensed Consolidated Statements of Operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Unrealized gain (loss)
Foreign currency forward contract	$7,661	$(452)	$(7,305)	$(2,499)

Total Unrealized gain (loss)	$7,661	$(452)	$(7,305)	$(2,499)

Realized gain (loss)
Foreign currency forward contract	$2,704	$(2,412)	$5,010	$(33,326)
Interest rate swaps	—	—	—	—

Total Realized gain (loss)	$2,704	$(2,412)	$5,010	$(33,326)

Hedging

The Company designated certain interest rate swaps as the hedging instrument in a qualifying fair value hedge accounting relationship.

The table below presents the impact to the Condensed Consolidated Statements of Operations from derivative assets and liabilities designated in a qualifying hedge accounting relationship for the three and nine month periods ended September 30, 2023 and September 30, 2022, respectively.

For derivative instruments designated in qualifying hedge relationships, the change in fair value of the hedging instrument and hedged item are recorded in Interest expense and recognized as components of Interest expense in the Condensed Consolidated Statements of Operations.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Interest rate swaps	$2,953	$(167,469)	$(21,013)	$(263,674)
Hedged items	(2,662)	165,162	20,574	262,336

The table below presents the carrying value of unsecured borrowings as of September 30, 2023 that are designated in a qualifying hedging relationship and the related cumulative hedging adjustment (increase/(decrease)) from current and prior hedging relationships included in such carrying values:

Description	Carrying Value	Cumulative Hedging Adjustments
Unsecured notes	$5,718,995	$(266,864)

Note 7. Borrowings

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of September 30, 2023 and December 31, 2022, the Company’s asset coverage was 211.9% and 184.5%.

SPV Financing Facilities

The following wholly-owned subsidiaries of the Company have entered into secured financing facilities as of September 30, 2023, as described below: Bard Peak Funding, Castle Peak Funding, Summit Peak Funding, Denali Peak Funding, Bushnell Peak Funding, Granite Peak Funding, Middle Peak Funding, Bison Peak Funding, Blanca Peak Funding, Windom Peak Funding, Monarch Peak Funding, Borah Peak Funding, Naomi Peak Funding, Meridian Peak Funding, Haydon Peak Funding and Bear Peak Funding, which are collectively referred to as the “SPVs,” and such secured financing facilities described below are collectively referred to as the “SPV Financing Facilities.”

The obligations of each SPV to the lenders under the applicable SPV Financing Facility are secured by a first priority security interest in all of the applicable SPV’s portfolio investments and cash. The obligations of each SPV under the applicable SPV Financing Facility are non-recourse to the Company, and the Company’s exposure to the credit facility is limited to the value of its investment in the applicable SPV.

In connection with the SPV Financing Facilities, the applicable SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. Each SPV Financing Facility contains customary events of default for similar financing transactions, including if a change of control of the applicable SPV occurs. Upon the occurrence and during the continuation of an event of default, the lenders under the applicable SPV Financing Facility may declare the outstanding advances and all other obligations under the applicable SPV Financing Facility immediately due and payable. The occurrence of an event of default triggers a requirement that the applicable SPV obtain the consent of the lenders under the applicable SPV Financing Facility prior to entering into any sale or disposition with respect to portfolio investments.

As of September 30, 2023, and December 31, 2022, the Company was in compliance with all covenants and other requirements of each of the SPV Financing Facilities.

Bard Peak Funding Facility

On March 15, 2021, Bard Peak Funding entered into a senior secured revolving credit facility (the “Bard Peak Funding Facility”) with BNP Paribas (“BNPP”). BNPP serves as administrative agent, Wells Fargo Bank, National Association (“Wells Fargo”), serves as collateral agent, and the Company serves as servicer under the Bard Peak Funding Facility.

Advances under the Bard Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which in the case of dollar advances until June 30, 2023, was three-month LIBOR and from June 30, 2023, is three month term SOFR plus a 0.26% spread adjustment), plus an applicable margin of 1.55% to 2.15% per annum depending on the nature of the advances being requested under the credit facility, subject to a floor of 1.85%. After March 15, 2024, the applicable margin on all outstanding advances will be 3.05% per annum. Bard Peak Funding pays a commitment fee of 0.90% per annum if the unused facility amount is greater than 50% or 0.35% per annum if the unused facility amount is less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments until March 15, 2024, in addition to certain other fees as agreed between Bard Peak Funding and BNPP.

Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Bard Peak Funding and to make advances under delayed draw term loans and revolving loans where Bard Peak Funding is a lender.

The period during which Bard Peak Funding may make borrowings under the Bard Peak Funding Facility expires on March 15, 2024, and the Bard Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by March 15, 2026.

Castle Peak Funding Facility

On January 8, 2021, Castle Peak Funding entered into a senior secured revolving credit facility (the “Castle Peak Funding Facility”) with Citibank, N.A. (“Citi”). Citi serves as administrative agent, Wilmington Trust, National Association (“Wilmington Trust”), serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Castle Peak Funding Facility.

Prior to June 30, 2023, advances under the Castle Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which was the three-month LIBOR rate for dollar advances) plus an applicable margin of 1.50% to 2.00% per annum depending on the nature of the advances being requested. Effective June 30, 2023, advances under the Castle Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the three-month term SOFR rate for dollar advances) plus an applicable margin of 1.70% to 2.20% per annum depending on the nature of the advances being requested. After January 8, 2024, the applicable margin on outstanding advances will be increased by 1.00% per annum. Castle Peak Funding pays a commitment fee of 1.85% per annum if the unused facility amount is greater than 30% or 0.50% per annum if the unused facility amount is less than or equal to 30% and greater than 10%, based on the average daily unused amount of the financing commitments until January 8, 2024, in addition to certain other fees as agreed between Castle Peak Funding and Citi.

Proceeds from borrowings under the Castle Peak Funding Facility may be used to fund portfolio investments by Castle Peak Funding and to make advances under revolving loans or delayed draw term loans where Castle Peak Funding is a lender.

The period during which Castle Peak Funding may make borrowings under the Castle Peak Funding Facility expires on January 8, 2024, and the Castle Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by January 8, 2026.

Maroon Peak Funding Facility

On January 28, 2021, Maroon Peak Funding entered into a senior secured revolving credit facility (the “Maroon Peak Funding Facility”) with Morgan Stanley Bank, N.A. (“MS”). Morgan Stanley Senior Funding, Inc. served as administrative agent, U.S. Bank Trust Company National Association (“U.S. Bank”), served as collateral agent and the Company served as collateral manager under the Maroon Peak Funding Facility.

Advances were used to finance the purchase or origination of broadly syndicated loans under the Maroon Peak Funding Facility and bore interest at a per annum rate equal to the three-month term SOFR then in effect plus 0.10% plus the applicable spread of 2.00% per annum. Maroon Peak Funding paid a commitment fee of 0.50% per annum if the unused facility amount is greater than 10% based on the average daily unused amount of the financing commitments, in addition to certain other fees as agreed between Maroon Peak Funding and MS.

Proceeds from borrowings under the Maroon Peak Funding Facility were used to fund portfolio investments by Maroon Peak Funding and to make advances under revolving loans or delayed draw term loans where Maroon Peak Funding is a lender.

All amounts outstanding under the Maroon Peak Funding Facility were repaid and the Maroon Peak Funding Facility terminated on May 10, 2023.

Summit Peak Funding Facility

On March 3, 2021, Summit Peak Funding entered into a senior secured revolving credit facility (“Summit Peak Funding Facility”) with Société Générale (“SG”). SG serves as agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator and the Company serves as servicer under the Summit Peak Funding Facility.

Advances used to finance the purchase or origination of broadly syndicated loans under the Summit Peak Funding Facility bear interest at a blended per annum rate adjusted monthly based on the proportion of the broadly syndicated loans in the portfolio to the proportion of middle market loans in the portfolio. The rate attributable to broadly syndicated loans equals the benchmark for the currency of the applicable advance (which is three-month term SOFR for dollar advances), plus an applicable margin ranging from 1.50% for certain foreign currency advances to 1.65% per annum for U.S. dollar advances. The rate attributable to middle market loans equals such applicable benchmark plus an applicable margin ranging from 2.15% for certain foreign currency advances to 2.30% per annum for U.S. dollar advances. Such blended rates are subject to a floor of such applicable benchmark plus 2.00% for certain foreign currency advances and 2.15% per annum for U.S. dollar advances. Summit Peak Funding pays a commitment fee of 0.40% per annum if the unused facility amount is greater than 25% based on the average daily unused amount of the financing commitments, in addition to certain other fees as agreed between Summit Peak Funding and SG.

Proceeds from borrowings under the Summit Peak Funding Facility may be used to fund portfolio investments by Summit Peak Funding and to make advances under revolving loans or delayed draw term loans where Summit Peak Funding is a lender.

The period during which Summit Peak Funding may make borrowings under the Summit Peak Funding Facility expires on March 1, 2024, and the Summit Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by March 3, 2026.

Denali Peak Funding Facility

Denali Peak Funding is party to a senior secured revolving credit facility (the “Denali Peak Funding Facility”), dated as of October 11, 2018, with Deutsche Bank AG, New York Branch (“DB”). DB serves as agent, U.S. Bank serves as collateral agent and collateral custodian and Twin Peaks serves as servicer under the Denali Peak Funding Facility.

Prior to April 4, 2023, advances under the Denali Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which was three-month LIBOR for dollar advances), plus the applicable margin of 1.95% per annum. As of April 4, 2023, advances under the Denali Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which for dollar advances, is three-month term SOFR plus a spread adjustment of 0.15% per annum), plus the applicable margin of 1.95% per annum. After September 30, 2024, the applicable margin on outstanding advances will increase by 0.20% per annum. Denali Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate equal to the applicable margin described above. In addition, Denali Peak Funding pays an unused commitment fee of 0.25% per annum on the unused facility amount in excess of such minimum utilization amount. Denali Peak Funding also pays an administrative agency fee to DB, in addition to certain other fees, each as agreed between Denali Peak Funding and DB.

Proceeds from borrowings under the Denali Peak Funding Facility may be used to fund portfolio investments by Denali Peak Funding and to make advances under revolving loans where Denali Peak Funding is a lender.

The period during which Denali Peak Funding may make borrowings under the Denali Peak Funding Facility expires on September 30, 2024, and the Denali Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by September 30, 2026.

Bushnell Peak Funding Facility

On May 12, 2021, Bushnell Peak Funding entered into a senior secured revolving credit facility (the “Bushnell Peak Funding Facility”) with Bank of America, N.A. (“Bank of America”). Bank of America serves as administrative agent, Wells Fargo serves as collateral administrator and the Company serves as investment adviser under the Bushnell Peak Funding Facility.

Prior to April 25, 2023, advances under the Bushnell Peak Funding Facility bore interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which was the daily floating LIBOR rate for dollar advances) plus an applicable margin of 1.50% to 1.75% per annum depending on the nature of the advances being requested. From April 25, 2023 until December 5, 2024, advances under the Bushnell Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which is the one-month term SOFR rate for dollar advances) plus an applicable margin of 1.60% to 1.85% per annum depending on the nature of the advances being requested. From and after December 6, 2024, the applicable margin for advances will increase to 2.10% to 2.45% per annum depending on the nature of the advances being requested. Bushnell Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 1.60% per annum. Bushnell Peak Funding also pays an unused fee of 0.50% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, in addition to certain other fees agreed between Bushnell Peak Funding and Bank of America.

Proceeds from borrowings under the Bushnell Peak Funding Facility may be used to fund portfolio investments by Bushnell Peak Funding and to make advances under revolving loans or delayed draw term loans where Bushnell Peak Funding Facility is a lender.

The period during which Bushnell Peak Funding may make borrowings under the Bushnell Peak Funding Facility expires on April 25, 2026, and the Bushnell Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by October 25, 2026.

Granite Peak Funding Facility

On June 17, 2021, Granite Peak Funding entered into a senior secured revolving credit facility (the “Granite Peak Funding Facility”) with Goldman Sachs Bank USA (“GS”). GS serves as administrative agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator, and the Company serves as servicer under the Granite Peak Funding Facility.

Advances under the Granite Peak Funding Facility bear interest at a per annum rate equal to three-month term SOFR, plus an applicable margin of 2.35% per annum. Granite Peak Funding pays an unused commitment fee of 0.40% per annum on the average daily unused commitments under the Granite Peak Funding Facility. The unused commitment fee is payable only when more than 25% of the total commitments under the Granite Peak Funding Facility are unused. Granite Peak Funding also pays to GS an administrative agency fee, in addition to certain other fees, each as agreed between Granite Peak Funding and GS.

Proceeds from borrowings under the Granite Peak Funding Facility may be used to fund portfolio investments by Granite Peak Funding and to make advances under delayed draw term loans and revolving loans where Granite Peak Funding is a lender.

The period during which Granite Peak Funding may make borrowings under the Granite Peak Funding Facility expires on June 17, 2024, and the Granite Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by June 17, 2026.

Middle Peak Funding Facility

On June 30, 2021, Middle Peak Funding entered into a senior secured revolving credit facility (the “Middle Peak Funding Facility”) with MS. MS serves as agent, Wilmington Trust serves as collateral agent, custodian and collateral administrator and the Company serves as collateral manager under the Middle Peak Funding Facility.

Prior to June 26, 2023, advances under the Middle Peak Funding Facility bore interest at a per annum rate equal to, in the case of dollar advances, three-month LIBOR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 2.00% per annum. From and after June 26, 2023, advances under the Middle Peak Funding Facility bear interest at a per annum rate equal to, in the case of dollar advances, three-month term SOFR plus a spread adjustment of 0.15% per annum, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 2.07% per annum, which will increase to 2.35% per annum effective on June 30, 2024. Middle Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee from and after October 26, 2023 at a rate equal to the interest rate for dollar advances as described above. In addition, Middle Peak Funding pays a commitment fee of 0.30% per annum on the average daily unused amount of the financing commitments, in excess of such minimum utilization amount. Middle Peak Funding also pays interest on an interest-only loan in the notional amount of the aggregate commitments under the Middle Peak Funding Facility, in addition to certain other fees as agreed between Middle Peak Funding and MS.

Proceeds from borrowings under the Middle Peak Funding Facility may be used to fund portfolio investments by Middle Peak Funding and to make advances under revolving loans or delayed draw term loans where Middle Peak Funding is a lender.

The period during which Middle Peak Funding may make borrowings under the Middle Peak Funding Facility expires on June 26, 2026, and the Middle Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by December 26, 2034.

Bison Peak Funding Facility

On July 23, 2021, Bison Peak Funding entered into a senior secured revolving credit facility (the “Bison Peak Funding Facility”) with Bank of America. Bank of America serves as administrative agent, Wilmington Trust serves as collateral administrator and the Company serves as manager under the Bison Peak Funding Facility.

Prior to June 8, 2023, advances under the Bison Peak Funding Facility bore interest at a per annum rate equal to, in the case of dollar advances, the daily floating LIBOR rate, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin adjusted at one-month or three-month intervals based on the proportion of the broadly syndicated loans, large corporate loans and middle market loans in the portfolio, with the applicable margin attributable to broadly syndicated loans equal to 1.50% per annum, the applicable margin attributable to large corporate loans equal to 1.75% per annum and the applicable margin applicable to middle market loans equal to 2.00% per annum. From June 8, 2023 until July 24, 2024, advances under the Bison Peak Funding Facility bear interest at a per annum rate equal to the benchmark for the currency of the applicable advance (which, for dollar advances, is the one-month term SOFR rate or the daily simple SOFR rate, at the election of Bison Peak Funding) plus an applicable margin of 1.60% to 2.10% per annum depending on the nature of the advances being requested. The applicable margin for all advances will increase by an amount ranging from 0.50% to 0.65% per annum effective on July 24, 2024. Bison Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 2.00% per annum. Bison Peak Funding also pays an unused fee of 0.40% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, in addition to certain other fees as agreed between Bison Peak Funding and Bank of America.

Proceeds from borrowings under the Bison Peak Funding Facility may be used to fund portfolio investments by Bison Peak Funding and to make advances under revolving loans or delayed draw term loans where Bison Peak Funding is a lender.

The period during which Bison Peak Funding may make borrowings under the Bison Peak Funding Facility expires on June 8, 2026, and the Bison Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by June 8, 2028.

Blanca Peak Funding Facility

On August 16, 2021, Blanca Peak Funding, entered into a senior secured revolving credit facility (the “Blanca Peak Funding Facility”) with Barclays Bank PLC (“Barclays”). Barclays serves as administrative agent, Wilmington Trust serves as collateral administrator, collateral agent and securities intermediary and the Company serves as servicer under the Blanca Peak Funding Facility.

Advances under the Blanca Peak Funding Facility bear interest at a per annum rate equal to (x) in the case of dollar advances, three-month term SOFR, and in the case of foreign currency advances, the applicable benchmark in effect for such currency, plus an applicable margin of 2.096% per annum. Blanca Peak Funding is required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization percentage accruing a fee at a rate equal to the applicable margin described above. On December 19, 2022, on any date when Blanca Peak Funding is not utilizing more than 90% of the financing commitments, Blanca Peak Funding pays an unused fee of 0.50% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount. Blanca Peak Funding also pays to Barclays an administrative agency fee, in addition to certain other fees, each as agreed between Blanca Peak Funding and Barclays.

Proceeds from borrowings under the Blanca Peak Funding Facility may be used to fund portfolio investments by Blanca Peak Funding and to make advances under revolving loans or delayed draw term loans where Blanca Peak Funding is a lender.

The period during which Blanca Peak Funding may make borrowings under the Blanca Peak Funding Facility expires on December 19, 2024, and the Blanca Peak Funding Facility matures and all amounts outstanding under the facility must be repaid by December 19, 2032; provided that Barclays may require repayment of all amounts outstanding under the facility from and after August 19, 2026.

Windom Peak Funding Facility

On September 2, 2021, Windom Peak Funding entered into a senior secured revolving credit facility (the “Windom Peak Funding Facility”) with Wells Fargo. Wells Fargo serves as administrative agent and collateral administrator and the Company serves as investment adviser under the Windom Peak Funding Facility.

Proceeds from borrowings under the Windom Peak Funding Facility may be used to fund portfolio investments by Windom Peak Funding during the reinvestment period (which, initially, is scheduled to end three years after the closing date of the Windom Peak Funding Facility) and to make advances under revolving loans or delayed draw term loans in respect of which Windom Peak Funding is a lender.

Advances under the Windom Peak Funding Facility will bear interest, payable on a monthly basis in arrears, at a per annum rate equal to the “benchmark” rate for the currency of the applicable advance (which is, daily simple SOFR with respect to dollar advances) plus the “applicable margin” (which is a blended spread equal to the sum of 1.55% per annum with respect to any advances backed by broadly-syndicated loans and 2.05% per annum with respect to any advances backed by recurring revenue loans, middle market loans, first-lien last out loans or second lien loans).

Proceeds from borrowings under the Windom Peak Funding Facility may be used to fund portfolio investments by Windom Peak Funding and to make advances under revolving loans or delayed draw term loans where Windom Peak Funding is a lender. Windom Peak Funding also pays an unused fee of 0.50% on the daily unused amount of the financing commitments, in addition to certain other fees, each as agreed between Windom Peak Funding and Wells Fargo.

The period during which Windom Peak Funding may make borrowings under the Windom Peak Funding Facility expires on September 2, 2024, and the Windom Peak Funding Facility matures and all amounts outstanding under the facility must be repaid by September 2, 2026.

Monarch Peak Funding Facility

On November 3, 2021, Monarch Peak Funding entered into a senior secured revolving credit facility (the “Monarch Peak Funding Facility”) with MUFG Bank, Ltd. (“MUFG”). MUFG serves as administrative agent, The Bank of New York Mellon Trust Company, National Association, serves as collateral agent, collateral custodian and collateral administrator and the Company serves as collateral manager under the Monarch Peak Funding Facility.

Advances used to finance the purchase or origination of broadly syndicated loans under the Monarch Peak Funding Facility bear interest at a per annum rate equal to one-month term SOFR, plus the applicable margin of 1.65% per annum. Advances used to finance the purchase or origination of middle market loans under the Monarch Peak Funding Facility bear interest at a per annum rate equal to one-month term SOFR plus the applicable margin of 2.05% per annum. Monarch Peak Funding is required to utilize a minimum percentage of the financing comments, with unused amounts below such minimum utilization percentage accruing a fee at a rate of 1.99% per annum. Monarch Peak Funding also pays an unused commitment fee of 0.35% per annum on a portion of the daily unused commitments under the Monarch Peak Funding Facility in excess of such minimum utilization amounts, in addition to certain other fees as agreed between Monarch Peak Funding and MUFG.

Proceeds from borrowings under the Monarch Peak Funding Facility may be used to fund portfolio investments by Monarch Peak Funding and to make advances under revolving loans or delayed draw term loans where Monarch Peak Funding is a lender.

The period during which Monarch Peak Funding may make borrowings under the Monarch Peak Funding Facility expires on November 3, 2024, and the Monarch Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by November 3, 2026.

Borah Peak Funding Facility

On April 4, 2022, Borah Peak Funding LLC entered into a senior secured revolving credit facility (the “Borah Peak Funding Facility”) with Bank of America. Bank of America serves as administrative agent, Deutsche Bank Trust Company Americas (“DB Trust”) serves as collateral administrator and the Company serves as manager under the Borah Peak Funding Facility.

Advances under the Borah Peak Funding Facility bear interest at a per annum rate equal to the one-month term SOFR rate plus the applicable margin of 1.35%. Effective January 4, 2023, Borah Peak Funding will be required to utilize a minimum percentage of the financing commitment, with unused amounts below such minimum utilization amount accrue a fee at a rate of 1.35% per annum. In addition, Borah Peak Funding pays an unused fee of 0.25% per annum on the daily unused amount of the financing commitments in excess of such minimum utilization amount, in addition to certain other fees as agreed between Borah Peak Funding and Bank of America.

Proceeds from borrowings under the Borah Peak Funding Facility may be used to fund portfolio investments by Borah Peak Funding and to make advances under revolving loans or delayed draw term loans where Borah Peak Funding is a lender.

The Borah Peak Funding Facility matures and all amounts outstanding under the facility must be repaid by April 4, 2024.

2022-1 BSL WH Funding Facility

On May 16, 2022, 2022-1 BSL WH entered into a senior secured revolving credit facility (the “2022-1 BSL WH Funding Facility”) with Société Générale (“SG”). SG serves as administrative agent, DB Trust serves as custodian, and the Company serves as collateral manager under the 2022-1 BSL WH Funding Facility.

Advances under the 2022-1 BSL WH Funding Facility bore interest at a per annum rate equal to three-month term SOFR plus an applicable margin of 1.30% per annum.

Proceeds from borrowings under the 2022-1 BSL WH Funding Facility were used to fund portfolio investments by 2022-1 BSL WH and to make advances under revolving loans or delayed draw term loans where 2022-1 BSL WH is a lender.

On April 24, 2023, the 2022-1 BSL WH Funding Facility was terminated and all amounts outstanding under the facility were repaid in full.

Naomi Peak Funding Facility

On July 18, 2022, Naomi Peak Funding entered into a senior secured revolving credit facility (the “Naomi Peak Funding Facility”) with Natixis. Natixis, New York Branch serves as administrative agent, Wilmington Trust serves as collateral agent, collateral administrator and custodian, and the Company serves as collateral manager under the Naomi Peak Funding Facility.

Advances under the Naomi Peak Funding Facility bear interest at a per annum rate equal to three-month term SOFR plus an applicable margin of 1.30% per annum. Naomi Peak Funding pays an unused commitment fee of 0.50% per annum on the average daily unused revolving commitments under the Naomi Peak Funding Facility, which fee shall increase to 0.75% per annum for any day on or after January 18, 2023 on which more than 10% of the revolving commitments are unused, in addition to certain other fees as agreed between Naomi Peak Funding and Natixis.

The maximum principal amount of the Naomi Peak Funding Facility as of September 30, 2023 is $400 million, of which $250 million was funded as a term loan after the closing date and of which $150 million consists of a revolving credit commitment. Proceeds from borrowings under the Naomi Peak Funding Facility may be used to fund portfolio investments by Naomi Peak Funding and to make advances under revolving loans or delayed draw term loans where Naomi Peak Funding is a lender. The period during which Naomi Peak Funding may make borrowings under the Naomi Peak Funding Facility expires on July 18, 2024, and the Naomi Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by July 18, 2031.

Meridian Peak Funding Facility

On August 16, 2022, Meridian Peak Funding entered into a senior secured revolving credit facility (the “Meridian Peak Funding Facility”) with Massachusetts Mutual Life Insurance Company (“Mass Mutual”). Wilmington Trust serves as administrative agent, collateral agent and custodian, and the Company serves as equity holder and collateral manager under the Meridian Peak Funding Facility.

Advances under the Meridian Peak Funding Facility bear interest initially at a per annum rate equal to three-month term SOFR plus an applicable margin of 2.50% per annum. Effective August 16, 2023, Meridian Peak Funding will be required to utilize a minimum percentage of the financing commitments, with unused amounts below such minimum utilization amount accruing a fee at a rate of 2.50% per annum, in addition to certain other fees as agreed between Meridian Peak Funding and Mass Mutual.

Proceeds from borrowings under the Meridian Peak Funding Facility may be used to fund portfolio investments by Meridian Peak Funding and to make advances under revolving loans or delayed draw term loans where Meridian Peak Funding is a lender. The period during which Meridian Peak Funding may make borrowings under the Meridian Peak Funding Facility expires on August 16, 2025, and the Meridian Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by August 16, 2030.

Haydon Peak Funding Facility

On October 7, 2022, Haydon Peak Funding entered into a senior secured revolving credit facility (the “Haydon Peak Funding Facility”) with HSBC Bank USA, National Association (“HSBC”). HSBC serves as administrative agent, Wilmington Trust serves as collateral agent, account bank and collateral custodian, and the Company serves as servicer and transferor under the Haydon Peak Funding Facility.

Prior to May 25, 2023, advances under the Haydon Peak Funding Facility bore interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance (which is one- or three-month term SOFR or daily simple SOFR, at the election of Haydon Peak Funding, in the case of dollar advances), plus an applicable margin ranging from 1.75% to 2.25% per annum depending on the nature of the advances being requested under the credit facility. Effective May 25, 2023, the applicable margin for all advances was increased to 2.35% per annum. Effective April 7, 2023, Haydon Peak Funding pays an unused commitment fee of 0.50% per annum if the unused facility amount is greater than 25%, based on the average daily unused amount of the financing commitments, in addition to certain other fees as agreed between Haydon Peak Funding and HSBC.

Proceeds from borrowings under the Haydon Peak Funding Facility may be used to fund portfolio investments by Haydon Peak Funding and to make advances under revolving loans or delayed draw term loans where Haydon Peak Funding is a lender.

The period during which Haydon Peak Funding may make borrowings under the Haydon Peak Funding Facility expires on May 25, 2026, and the Haydon Peak Funding Facility will mature and all amounts outstanding under the credit facility must be repaid by May 25, 2028.

Bear Peak Funding Facility

On October 10, 2022, Bear Peak Funding entered into a senior secured revolving credit facility (the “Bear Peak Funding Facility”) with BNPP. GLAS USA LLC serves as administrative agent, GLAS Trust Corporation Limited serves as collateral agent, and the Company serves as servicer under the Bear Peak Funding Facility.

Advances under the Bear Peak Funding Facility bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of 2.45% per annum. Effective February 10, 2023, Bear Peak Funding will pay a commitment fee of 0.90% per annum if the unused facility amount is greater than 50% or 0.35% per annum if the unused facility amount is less than or equal to 50% and greater than 25%, based on the average daily unused amount of the financing commitments. Bear Peak Funding also pays BNPP an arranger fee, in addition to certain other fees, each as agreed between Bear Peak Funding and BNPP.

The current principal amount as of September 30, 2023 is €500 million. Proceeds from borrowings under the credit facility may be used to fund portfolio investments by Bear Peak Funding and to make advances under delayed draw term loans and revolving loans where Bear Peak Funding is a lender.

The period during which Bear Peak Funding may make borrowings under the Bear Peak Funding Facility expires on October 10, 2025, and the Bear Peak Funding Facility will mature and all amounts outstanding under the facility must be repaid by October 10, 2027.

Revolving Credit Facility

On May 18, 2021, the Company, entered into a senior secured credit facility (which was most recently amended and restated on June 9, 2023, and as further amended from time to time, the “Revolving Credit Facility”) with Citi. Citi serves as administrative agent and collateral agent.

The Revolving Credit Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies. Borrowings under the Revolving Credit Facility are subject to compliance with a borrowing base. A portion of the Revolving Credit Facility consists of funded term loans in the aggregate principal amount of $390 million, and the Revolving Credit Facility provides for the issuance of letters of credit on behalf of the Company in an aggregate face amount not to exceed $175 million. Proceeds from the borrowings under the Revolving Credit Facility may be used for general corporate purposes of the Company and its subsidiaries. The period during which the Company may make borrowings on the Revolving Credit Facility expires on June 9, 2027 (other than with respect to the foreign currency commitments of certain lenders in the amount of $50 million, which expire on May 6, 2026), and the Revolving Credit Facility will mature and all amounts outstanding under the credit facility must be repaid by June 9, 2028 (other than with respect to the foreign currency commitments of certain lenders in the amount of $50 million, which mature on May 6, 2027), pursuant to an amortization schedule.

Borrowings under the Revolving Credit Facility bear interest at a per annum rate equal to, (x) for loans for which the Company elects the base rate option, the “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by Citi, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus (ii) 0.5%, and (c) one month adjusted term SOFR plus 1% per annum) plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 0.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 0.875%, and (y) for all other loans, the applicable benchmark rate for the related Interest Period for such Borrowing plus (A) if the gross borrowing base is equal to or greater than 1.6 times the combined revolving debt amount, 1.75%, or (B) if the gross borrowing base is less than 1.6 times the combined revolving debt amount, 1.875%. The Company pays an unused fee of 0.375% per annum on the daily unused amount of the revolver commitments. The Company will pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued under the Revolving Credit Facility.

The Company’s obligations to the lenders under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s assets.

In connection with the Revolving Credit Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, the Company must comply with the following financial covenants: (a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times a 150% asset coverage ratio.

The Revolving Credit Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, Citi may terminate the commitments and declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable.

As of September 30, 2023 and December 31, 2022, the Company was in compliance with all covenants and other requirements of the Revolving Credit Facility.

Private Placement Bonds

The Company issued unsecured notes, as further described below: June 2024 Notes, June 2026 Notes, May 2027 Notes and October 2027 Notes (each as defined below), which are collectively referred to herein as the “Private Placement Bonds.”

As of September 30, 2023 and December 31, 2022, the Company was in compliance with all covenants and other requirements of each of the Private Placement Bonds.

June 2024 Notes

On June 21, 2021, the Company entered into a Note Purchase Agreement (the “2021 Note Purchase Agreement”) governing the issuance of $435.0 million in aggregate principal amount of its 2.56% Series A Senior Notes (the “June 2024 Notes”) to qualified institutional investors in a private placement. The June 2024 Notes were issued on June 21, 2021 and will mature on June 21, 2024 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the June 2024 Notes will be due semiannually on June 3 and December 3. In addition, the Company is obligated to offer to repay the June 2024 Notes at par if certain change in control events occur. The June 2024 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event that June 2024 notes receive a below investment grade rating by either one rating agency if there are only one or two rating agencies providing ratings of the June 2024 Notes, or two-thirds of the rating agencies if there are three rating agencies who are rating the notes (a “Below Investment Grade Event”), the June 2024 Notes will bear interest at a fixed rate of 3.56% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the June 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the June 2024 Notes in a qualifying hedge accounting relationship.

June 2026 Notes

On August 17, 2021, the Company entered into the first supplement (the “First Supplement”) to the 2021 Note Purchase Agreement, governing the issuance of $400.0 million in aggregate principal amount of its 3.27% Series B Senior Notes (the “June 2026 Notes”) to qualified institutional investors in a private placement. The June 2026 Notes were issued on June 21, 2021 and will mature on June 21, 2026 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the June 2026 Notes will be due semiannually on February 17 and August 17. In addition, the Company is obligated to offer to repay the June 2026 Notes at par if certain change in control events occur. The June 2026 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event of a Below Investment Grade Event, the June 2026 Notes will bear interest at a fixed rate of 4.27% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

May 2027 Notes

On May 3, 2022, the Company entered into a Note Purchase Agreement (the “May 2022 Note Purchase Agreement”) governing the issuance of $625.0 million in aggregate principal amount 5.61% Series A Senior Notes (the “May 2027 Notes”) to qualified institutional investors in a private placement. The May 2027 Notes were issued on May 3, 2022 and will mature on May 3, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the May 2027 Notes will be due semiannually. In addition, the Company is obligated to offer to repay the May 2027 Notes at par if certain change in control events occur. The May 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. In addition, in the event that a Below Investment Grade Event occurs, the May 2027 Notes will bear interest at a fixed rate of 6.61% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the May 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the May 2027 Notes in a qualifying hedge accounting relationship.

October 2027 Notes

On October 11, 2022, the Company entered into a Master Note Purchase Agreement (the “October 2022 Note Purchase Agreement”) governing the issuance of $350.0 million in aggregate principal amount of its 7.49% Series D Senior Notes (the “October 2027 Notes”) to qualified institutional investors in a private placement. The October 2027 Notes were issued on October 11, 2022 for an aggregate issue price of $345.6 million, or $987.57 per $1,000 principal amount of the October 2027 Notes, and will mature on October 11, 2027 unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with their terms. Interest on the Notes will be due semiannually. In addition, the Company is obligated to offer to repay the October 2027 Notes at par if certain change in control events occur. The October 2027 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Company. In addition, in the event that a Below Investment Grade Event (as defined in the October 2022 Note Purchase Agreement) occurs, the October 2027 Notes will bear interest at a fixed rate of 8.49% per year from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In connection with the October 2027 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the October 2027 Notes in a qualifying hedge accounting relationship.

Unsecured Notes

The Company issued unsecured notes, as further described below: September 2024 Notes, December 2026 Notes, November 2026 Eurobonds, November 2024 Notes, March 2027 Notes, January 2025 Notes, January 2029 Notes, March 2025 Notes, April 2026 UK Bonds, September 2025 Notes (each as defined below), which are collectively referred to herein as the “Unsecured Notes.”

The Unsecured Notes contain certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the 1940 Act, whether or not it is subject to those requirements, and to provide financial information to the holders of the Unsecured Notes and the Trustee (as defined below) if the Company is no longer subject to the reporting requirements under the Exchange Act. These covenants are subject to important limitations and exceptions that are described in each respective indenture governing the Unsecured Notes (the “Unsecured Notes Indentures”).

In addition, on the occurrence of a “change of control repurchase event,” as defined in each respective Unsecured Notes Indenture, the Company will generally be required to make an offer to purchase the outstanding Unsecured Notes at a price equal to 100% of the principal amount of such Unsecured Notes plus accrued and unpaid interest to the repurchase date.

As of September 30, 2023 and December 31, 2022, the Company was in compliance with all covenants and other requirements of each of the Unsecured Notes.

September 2024 Notes

On September 15, 2021, the Company issued $365.0 million aggregate principal amount of 1.750% notes due 2024 (the “September 2024 Notes”) pursuant to an indenture (the “Base Indenture”) and a supplemental indenture, each dated as of September 15, 2021 (and together with the Base Indenture, the “September 2024 Notes Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, the “Trustee”).

The September 2024 Notes will mature on September 15, 2024 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2024 Notes Indenture. The September 2024 Notes bear interest at a rate of 1.750% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2022. The September 2024 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2024 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the September 2024 Notes in a qualifying hedge accounting relationship.

December 2026 Notes

On September 15, 2021, the Company issued $900.0 million aggregate principal amount of 2.625% notes due 2026 (the “December 2026 Notes”) pursuant to a supplemental indenture, dated as of September 15, 2021 (and together with the Base Indenture, the “December 2026 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The December 2026 Notes will mature on December 15, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the December 2026 Notes Indenture. The December 2026 Notes bear interest at a rate of 2.625% per year payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2022. The December 2026 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the December 2026 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

On October 13, 2021, the Company issued $350.0 million aggregate principal amount of 2.625% notes due 2026 (“December 2026 Notes Upsize”) under the Company’s Base Indenture and December 2026 Notes Indenture. The December 2026 Notes Upsize were issued as “Additional Notes” under the December 2026 Notes Indenture and have identical terms to the Company’s $900.0 million December 2026 Notes that were issued on September 15, 2021, other than the issue date and the issue price. The December 2026 Notes Upsize will be treated as a single class of notes with the December 2026 Notes for all purposes under the Indenture.

In connection with the December 2026 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the December 2026 Notes in a qualifying hedge accounting relationship.

November 2026 Eurobonds

On November 2, 2021, the Company issued €500.0 million aggregate principal amount of 1.750% notes due 2026 (the “November 2026 Eurobonds”) pursuant to a supplemental indenture, dated as of November 2, 2021 (and together with the Base Indenture, the “November 2026 Eurobonds Indenture”), to the Base Indenture between the Company and the Trustee.

The November 2026 Eurobonds will mature on November 30, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2026 Eurobonds Indenture. The November 2026 Eurobonds bear interest at a rate of 1.750% per year payable annually on November 30 of each year, commencing on November 30, 2021. The November 2026 Eurobonds are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2026 Eurobonds, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

November 2024 Notes

On November 22, 2021, the Company issued $500.0 million aggregate principal amount of 2.350% notes due 2024 (the “November 2024 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2021 (and together with the Base Indenture, the “November 2024 Notes Indenture”), between the Company and the Trustee.

The November 2024 Notes will mature on November 22, 2024 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the November 2024 Notes Indenture. The November 2024 Notes bear interest at a rate of 2.350% per year payable semi-annually on May 22 and November 22 of each year, commencing on May 22, 2022. The November 2024 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the November 2024 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the November 2024 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the November 2024 Notes in a qualifying hedge accounting relationship.

March 2027 Notes

On November 22, 2021, the Company issued $1.0 billion aggregate principal amount of 3.250% notes due 2024 (the “March 2027 Notes”) pursuant to a supplemental indenture, dated as of November 22, 2021 (and together with the Base Indenture, the “March 2027 Notes Indenture”), between the Company and the Trustee.

The March 2027 Notes will mature on March 15, 2027 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2027 Notes Indenture. The March 2027 Notes bear interest at a rate of 3.250% per year payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2022. The March 2027 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2027 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

January 2025 Notes

On January 18, 2022, the Company issued $500.0 million aggregate principal amount of 2.700% notes due in 2025 (the “January 2025 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2025 Notes will mature on January 15, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2025 Notes Indenture. The January 2025 Notes bear interest at a rate of 2.700% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2022. The January 2025 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2025 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the January 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the January 2025 Notes in a qualifying hedge accounting relationship.

January 2029 Notes

On January 18, 2022, the Company issued $650.0 million aggregate principal amount of 4.000% notes due in 2029 (the “January 2029 Notes”) pursuant to a supplemental indenture, dated as of January 18, 2022 (and together with the Base Indenture, the “January 2029 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The January 2029 Notes will mature on January 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the January 2029 Notes Indenture. The January 2029 Notes bear interest at a rate of 4.000% per year payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2022. The January 2029 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the January 2029 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

March 2025 Notes

On March 24, 2022, the Company issued $900.0 million aggregate principal amount of 4.700% notes due in 2025 (the “March 2025 Notes”) pursuant to a supplemental indenture, dated as of March 24, 2022 (and together with the Base Indenture, the “March 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The March 2025 Notes will mature on March 24, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the March 2025 Notes Indenture. The March 2025 Notes bear interest at a rate of 4.700% per year payable semi-annually on March 24 and September 24 of each year, commencing on September 24, 2022. The March 2025 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the March 2025 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the March 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the March 2025 Notes in a qualifying hedge accounting relationship.

April 2026 UK Bonds

On April 14, 2022, the Company issued £250.0 million in aggregate principal amount of its 4.875% notes due 2026 (the “April 2026 UK Bonds”) pursuant to a supplemental indenture, dated as of April 14, 2022 (and together with the Base Indenture, the “April 2026 UK Bonds Indenture”), to the Base Indenture between the Company and the Trustee.

The April 2026 UK Bonds will mature on April 14, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the April 2026 UK Bonds Indenture. The April 2026 UK Bonds bear interest at a rate of 4.875% per year payable annually on April 14 of each year, commencing April 14, 2023. The April 2026 UK Bonds are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the April 2026 UK Bonds, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the April 2026 UK Bonds, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the April 2026 UK Bonds in a qualifying hedge accounting relationship.

September 2025 Notes

On September 27, 2022, the Company issued $600.0 million aggregate principal amount of 7.050% notes due in 2025 (the “September 2025 Notes”) pursuant to a supplemental indenture, dated as of September 27, 2022 (and together with the Base Indenture, the “September 2025 Notes Indenture”), to the Base Indenture between the Company and the Trustee.

The September 2025 Notes will mature on September 29, 2025 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the September 2025 Notes Indenture. The September 2025 Notes bear interest at a rate of 7.050% per year payable semi-annually on March 29 and September 29 of each year, commencing on March 29, 2023. The September 2025 Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the September 2025 Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

In connection with the September 2025 Notes, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement, the Company receives a fixed interest rate of 7.050% and pays a floating interest rate of SOFR + 2.93% on a notional amount of $600.0 million. The Company designated this interest rate swap and September 2025 Notes in a qualifying hedge accounting relationship.

On November 17, 2022, the Company issued $200 million aggregate principal amount of 7.050% Notes due 2025 (“September 2025 Notes Upsize”) under the Company’s Base Indenture and September 2025 Notes Indenture. The September 2025 Notes Upsize were issued as “Additional Notes” under the September 2025 Notes Indenture and have identical terms to the Company’s $600.0 million September 2025 Notes that were issued on September 27, 2022, other than the issue date and the issue price. The September 2026 Notes Upsize will be treated as a single class of notes with the September 2026 Notes for all purposes under the Indenture.

In connection with the September 2025 Notes Upsize, the Company entered into an interest rate swap to more closely align the interest rates of the Company’s liabilities with the investment portfolio, which consists of predominately floating rate loans. The Company designated this interest rate swap and the September 2025 Notes Upsize in a qualifying hedge accounting relationship.

Debt Securitizations

The Company has determined that the securitization vehicles noted below operate as an extension of the Company and therefore, will be consolidated by the Company.

2021-1 BSL Debt Securitization

On June 29, 2021, the Company completed a $876.6 million term debt securitization (the “2021-1 BSL Debt Securitization”), $819.5 million of which was funded on the closing date. Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-1 BSL Debt Securitization (collectively, the “2021-1 BSL Notes”) were issued by BCRED BSL CLO 2021-1, Ltd. (“BCRED BSL CLO Issuer”), a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-1, LLC, wholly-

owned subsidiary of BCRED BSL CLO Issuer (collectively, the “2021-1 BSL Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests therein. The Company holds the subordinated notes of BCRED BSL CLO Issuer representing a residual economic interest in BCRED BSL CLO Issuer.

The following table presents information on the secured and unsecured notes issued in the 2021-1 BSL Debt Securitization:

	Type	September 30, 2023
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A Notes	Senior Secured Floating Rate	$499,800	SOFR + 1.25%	Aaa
Class B Notes	Senior Secured Floating Rate	38,760	SOFR + 1.80%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	59,160	SOFR + 2.15%	A2
Class D Notes	Mezzanine Secured Deferrable Floating Rate	65,280	SOFR + 3.35%	Baa3
Class E Notes (1)	Junior Secured Deferrable Floating Rate	—	SOFR + 7.00%	Ba3

Total Secured Notes		663,000
Subordinated Notes (2)		156,500	None	Not rated

Total 2021-1 BSL Notes		$819,500

(1)	The Class E Notes were initially issued as unfunded, undrawn class of notes, in the amount of $57.1 million, that may be funded after closing at direction of the Company.
(2)	The Company retained all of the Subordinated Notes issued in the 2021-1 Debt Securitization which are eliminated in consolidation.

The 2021-1 BSL Notes mature in July 2034, unless redeemed by the 2021-1 BSL Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after July 20, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2021-1 BSL Issuers. The Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2021-1 BSL Issuers and the Class E Notes and Subordinated Notes are the unsecured obligations of BCRED BSL CLO Issuer. The indenture governing the 2021-1 BSL Notes includes customary covenants and events of default.

The 2021-1 BSL Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to BCRED BSL CLO Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2021-2 Debt Securitization

On November 1, 2021, the Company completed a $603.7 million term debt securitization (the “2021-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2021-2 Debt Securitization (collectively, the “2021-2 Notes”) were issued by BCRED BSL CLO 2021-2, Ltd. (“BCRED BSL CLO 2 Issuer”), a special purpose vehicle with its ordinary shares owned in a Cayman Islands charitable trust, and BCRED BSL CLO 2021-2, LLC, a wholly-owned subsidiary of BCRED BSL CLO 2 Issuer (collectively, the “2021-2 Issuers”), and are secured by a diversified portfolio of senior secured loans and participation interests therein. The Company holds the subordinated notes of BCRED BSL CLO 2 Issuer representing a residual economic interest in BCRED BSL CLO 2 Issuer.

The following table presents information on the secured and unsecured notes issued in the 2021-2 Debt Securitization:

	Type	September 30, 2023
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A-L Loans	Senior Secured Floating Rate	$218,000	SOFR + 1.22%	Aaa
Class A Notes	Senior Secured Floating Rate	149,500	SOFR + 1.22%	Aaa
Class B Notes	Senior Secured Floating Rate	38,100	SOFR + 1.75%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	48,000	SOFR + 2.05%	Not rated
Class D Notes	Mezzanine Secured Deferrable Floating Rate	52,200	SOFR + 3.15%	Not rated

Total Secured Notes		505,800
Subordinated Notes (1)		97,850	None	Not rated

Total 2021-2 Notes		$603,650

(1)	The Company retained all of the Subordinated Notes issued in the 2021-2 Debt Securitization which are eliminated in consolidation.

The 2021-2 Notes mature in October 2034, unless redeemed by the 2021-2 Issuers, at the direction of the Company as holder of the Subordinated Notes on any business day after October 20, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the 2021-2 Issuers. The Class A-L Loans, Class A Notes, Class B Notes, Class C Notes and Class D Notes are the secured obligations of the 2021-2 Issuers and the Subordinated Notes are the unsecured obligations of BCRED BSL CLO 2 Issuer. The indenture governing the 2021-2 Notes and the credit agreement governing the Class A-L Loans include customary covenants and events of default.

The 2021-2 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to BCRED BSL CLO 2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2021-1 MML Debt Securitization

On December 15, 2021, the Company completed a $1,001.0 million term debt securitization (the “MML 2021-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2021-1

Debt Securitization (collectively, the “MML 2021-1 Notes”) were issued by BCRED MML CLO 2021-1 LLC (the “MML 2021-1 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2021-1 Debt Securitization:

	Type	September 30, 2023
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A Loans	Senior Secured Floating Rate	$50,000	SOFR + 1.48%	Aaa
Class A Notes	Senior Secured Floating Rate	480,000	SOFR + 1.48%	Aaa
Class B Notes	Senior Secured Floating Rate	80,000	SOFR + 1.90%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	80,000	SOFR + 2.60%	A2

Total Secured Notes		690,000
Subordinated Notes (1)		311,000	None	Not rated

Total MML 2021-1 Notes		$1,001,000

(1)	The Company retained all of the Subordinated Notes issued in the 2021-1 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Subordinated Notes issued in the Debt Securitization in part in exchange for the Company’s sale and contribution to the Issuer of the initial closing date portfolio. The Debt is scheduled to mature on January 15, 2035; however the Debt may be redeemed by the Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after December 15, 2023. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the Issuer. The Class A Notes, the Class A Loans, Class B Notes and Class C Notes are secured obligations of the Issuer, the Subordinated Notes are the unsecured obligations of the Issuer, and the indenture governing the Notes and the credit agreement governing the Class A Loans, each include customary covenants and events of default.

The MML 2021-1 Debt has not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2021-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-1 MML Debt Securitization

On March 15, 2022, the Company completed a $1.09 billion term debt securitization (the “MML 2022-1 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the MML 2022-1 Debt Securitization (collectively, the “MML 2022-1 Notes”) were issued by BCRED MML CLO 2022-1 LLC (the “MML 2022-1 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the MML 2022-1 Debt Securitization:

		September 30, 2023
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A-1 Notes	Senior Secured Floating Rate	$525,000	SOFR + 1.65%	Aaa
Class A-2 Notes	Senior Secured Fixed	80,000	3.41%	Aaa
Class B Notes	Senior Secured Floating Rate	66,000	SOFR + 2.00%	Aa2
Class C Notes	Mezzanine Secured Deferrable Floating Rate	88,000	SOFR + 2.75%	A2

Total Secured Notes		759,000
Subordinated Notes (1)		331,360	None	Not rated

Total MML 2022-1 Notes		$1,090,360

(1)	The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization which are eliminated in consolidation.

The Company retained all of the Subordinated Notes issued in the MML 2022-1 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-1 Issuer of the initial closing date portfolio. The MML 2022-1 Notes are scheduled to mature on April 20, 2035; however the MML 2022-1 Notes may be redeemed by the MML 2022-1 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after April 20, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the MML 2022-1 Issuers. The Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes are secured obligations of the MML 2022-1 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-1 Issuer, and the indenture governing the MML 2022-1 Notes includes customary covenants and events of default.

MML 2022-1 Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-1 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-1 BSL Debt Securitization

On June 9, 2022, the Company completed a $589.75 million term debt securitization (the “2022-1 BSL Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes offered in the 2022-1 BSL Debt Securitization (collectively, the “2022-1 BSL Notes”) were issued by BCRED BSL CLO 2022-1, Ltd. (the “2022-1 BSL Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and BCRED BSL CLO 2022-1, LLC (the “2022-1 BSL Co-Issuer”), and are primarily secured by a diversified portfolio of broadly syndicated loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued in the Debt Securitization:

	Type	September 30, 2023
Description		Principal Outstanding	Interest Rate	Credit Rating
Class A-1A Notes	Senior Secured Floating Rate	$292,000	SOFR + 1.58%	Aaa (sf)
Class A-1B Notes	Senior Secured Fixed Rate	50,000	4.34%	Aaa (sf)
Class A-2 Notes	Senior Secured Floating Rate	12,000	SOFR + 2.00%	AAA (sf)
Class B-1 Notes	Senior Secured Floating Rate	40,000	SOFR + 2.35%	AA (sf)
Class B-2 Notes	Senior Secured Fixed Rate	26,000	4.98%	AA (sf)
Class C Notes (1)	Secured Deferrable Floating Rate	51,000	SOFR + 2.60%	A (sf)
Class D Notes (1)	Mezzanine Secured Deferrable Floating Rate	39,000	SOFR + 3.69%	BBB- (sf)
Class E Notes (1)	Junior Secured Deferrable Floating Rate	21,000	SOFR + 7.33%	BB- (sf)

Total Secured Notes		531,000
Subordinated Notes (1)		58,750	None	Not rated

Total 2022-1 BSL Notes		$589,750

(1)	The Company retained all of the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes issued in the 2022-1 BSL Debt Securitization which are eliminated in consolidation.

The Company retained all of the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes issued in the 2022-1 BSL Debt Securitization. The 2022-1 BSL Notes are scheduled to mature on July 20, 2035; however the 2022-1 BSL Notes may be redeemed by the 2022-1 BSL Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after, in the case of any Class of Notes other than the Class A-1 Notes, July 20, 2024, and in the case of the Class A-1 Notes, July 20, 2035. The Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes and Class D Notes are secured obligations of the 2022-1 BSL Issuer and the 2022-1 BSL Co-Issuer, the Class E Notes are the secured obligations of the 2022-1 BSL Issuer, the Subordinated Notes are the unsecured obligations of the 2022-1 BSL Issuer, and the indenture governing the 2022-1 BSL Notes includes customary covenants and events of default.

The 2022-1 BSL Notes have not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the 2022-1 BSL Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

2022-2 MML Debt Securitization

On August 12, 2022, the Company completed a $498.1 million term debt securitization (the “MML 2022-2 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company for financial reporting purposes and subject to its overall asset coverage requirement. The notes and loans offered in the MML 2022-2 Debt Securitization (collectively, the “Debt”) were issued (or incurred, as applicable) by BCRED MML CLO 2022-2 LLC (the “MML 2022-2 Issuer”), a wholly-owned and consolidated (for tax and accounting purposes) subsidiary of the Company, and are primarily secured by a diversified portfolio of middle market loans and participation interests therein.

The following table presents information on the secured and unsecured notes issued and the secured loans incurred in the MML 2022-2 Debt Securitization:

		September 30, 2023
Description	Type	Principal Outstanding	Interest Rate	Credit Rating
Class A-L Notes	Senior Secured Floating Rate	$275,000	SOFR + 2.10%	Aaa (sf)
Class B-1 Notes	Senior Secured Floating Rate	14,000	SOFR + 3.35%	Aa2
Class B-2 Notes	Senior Secured Fixed Rate	11,500	5.88%	Aa2
Class C Notes (1)	Mezzanine Secured Deferrable Floating Rate	40,500	SOFR + 2.50%	A2

Total Secured Notes		341,000
Subordinated Notes (1)	Subordinated	157,105	None	Not rated

Total Debt		$498,105

(1)	The Company retained all of the Class C Notes and the Subordinated Notes issued in the 2022-2 MML Debt Securitization which are eliminated in consolidation.

The Company retained all of the Class C Notes and the Subordinated Notes issued in the MML 2022-2 Debt Securitization in part in exchange for the Company’s sale and contribution to the MML 2022-2 Issuer of the initial closing date portfolio. The Debt is scheduled to mature on July 18, 2034; however the Debt may be redeemed by the MML 2022-2 Issuer, at the direction of the Company as holder of the Subordinated Notes, on any business day after August 12, 2024. In connection with the sale and contribution, the Company has made customary representations, warranties and covenants to the Issuers. The Class A-L Loans, Class B-1 Notes, Class B-2 Notes and Class C Notes are secured obligations of the MML 2022-2 Issuer, the Subordinated Notes are the unsecured obligations of the MML 2022-2 Issuer, and the indenture governing the Debt includes customary covenants and events of default.

The Debt has not been, and will not be, registered under the Securities Act, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from registration.

The Company serves as collateral manager to the MML 2022-2 Issuer under a collateral management agreement and has agreed to irrevocably waive all collateral management fees payable pursuant to the collateral management agreement.

Short-Term Borrowings

Master Repurchase Agreements

On June 15, 2021 and June 16, 2021, the Company entered into Master Repurchase Agreements (the “Repurchase Agreements”) with certain banks to provide short-term borrowings which the Company utilizes from time-to-time to manage its working capital needs. As part of the Repurchase Agreements, the Company can sell a security to the lender for cash with an agreement to buy it back in the future at a pre-determined price. The Company’s ability to draw down borrowings under the agreement is subject to 1940 Act leverage limitations and dependent on the Company pledging eligible assets to the banks as collateral. No commitment fees were paid in connection with execution of these agreements.

Certain of the Company’s investments serve as collateral for the Company’s obligations under the Repurchase Agreements and the carrying value of pledged investments was $58.4 million and $426.8 million as of September 30, 2023 and December 31, 2022, respectively.

Short-term borrowings under the Repurchase Agreements bore interest at an average applicable margin of 6.35% and 4.38% per annum as of September 30, 2023 and December 31, 2022, respectively. As of September 30, 2023 and December 31, 2022, respectively, the Company had $28.5 million and $253.7 million of short-term borrowings under the Repurchase Agreements.

Other Short-Term Borrowings

In order to finance certain investment transactions, the Company may, from time to time, enter into financing agreements, whereby the Company transfers to a third party an investment that it holds in exchange for cash for a period of time, generally not to exceed 180-days from the date it was transferred (each a “Short-Term Financing Transaction”). At the expiration of the agreement, the Company returns the cash and interest to the third party and receives the original investment transferred.

As of September 30, 2023 the Company had no Short-Term Financing Transactions with a third party.

As of December 31, 2022, the Company had $365.7 million of borrowings under Short-Term Financing Transactions. Certain of the Company’s investments serve as collateral for the Company’s obligations under the Short-Term Financing Transactions and the carrying value of pledged investments was $371.0 million as of December 31, 2022. Short-term borrowings under Short-Term Financing Transactions bore interest at an applicable margin of 7.35% per annum as of December 31, 2022.

In accordance with ASC 860, Transfers and Servicing, the Master Repurchase Agreements and the Short-Term Financing Transactions meet the criteria for secured borrowings. Accordingly, the investment financed by these agreements remains on the Company’s Condensed Consolidated Statements of Assets and Liabilities as an asset, and the Company records a liability to reflect its obligation to a third party which is reported as debt on the Company’s Condensed Consolidated Statements of Assets and Liabilities. The obligation is secured by the respective investment that is the subject of the agreement. Interest expense associated with the Master Repurchase Agreements and the Short-Term Financing Transactions is reported on the Company’s Condensed Consolidated Statements of Operations within Interest expense.

The Company’s outstanding debt obligations were as follows:

	September 30, 2023
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unamortized Debt Issuance Costs	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$507,074	$507,074	$—	$1,142,926	$983,358
Castle Peak Funding Facility (3)	1,600,000	1,119,717	1,119,717	—	480,283	72,323
Summit Peak Funding Facility (3)	2,300,000	531,099	531,099	—	1,768,901	1,388,054
Denali Peak Funding Facility	750,000	562,800	562,800	—	187,200	187,200
Bushnell Peak Funding Facility	600,000	430,000	430,000	—	170,000	38,993
Granite Peak Funding Facility	750,000	675,600	675,600	—	74,400	22,911
Middle Peak Funding Facility	1,000,000	600,950	600,950	—	399,050	270,427
Bison Peak Funding Facility	1,500,000	700,000	700,000	—	800,000	800,000

	September 30, 2023
	Aggregate Principal Committed	Outstanding Principal	Carrying Value	Unamortized Debt Issuance Costs	Unused Portion (1)	Amount Available (2)
Blanca Peak Funding Facility	1,500,000	1,375,100	1,375,100	—	124,900	124,900
Windom Peak Funding Facility (3)	2,150,000	1,290,314	1,290,314	—	859,686	859,686
Monarch Peak Funding Facility	2,000,000	1,400,400	1,400,400	—	599,600	349,924
Borah Peak Funding Facility	400,000	80,000	80,000	—	320,000	111,944
Naomi Peak Funding Facility	400,000	385,000	385,000	—	15,000	15,000
Meridian Peak Funding Facility	350,000	220,000	220,000	—	130,000	130,000
Haydon Peak Funding Facility	250,000	49,000	49,000	—	201,000	201,000
Bear Peak Funding Facility (3)	529,375	370,660	370,660	—	158,715	158,715
Revolving Credit Facility (4)	5,150,000	1,092,402	1,092,402	—	4,057,598	4,057,236
June 2024 Notes (5)	435,000	435,000	422,097	940	—	—
June 2026 Notes	400,000	400,000	398,104	1,896	—	—
May 2027 Notes (5)	625,000	625,000	587,180	1,988	—	—
October 2027 Notes (5)	350,000	350,000	334,814	5,556	—	—
September 2024 Notes (5)	365,000	365,000	350,952	1,132	—	—
December 2026 Notes (5)	1,250,000	1,250,000	1,152,272	15,479	—	—
November 2026 Eurobonds	529,375	529,375	523,982	4,943	—	—
November 2024 Notes (5)	500,000	500,000	477,717	1,865	—	—
March 2027 Notes	1,000,000	1,000,000	990,627	9,373	—	—
January 2025 Notes (5)	500,000	500,000	475,819	2,215	—	—
January 2029 Notes	650,000	650,000	640,581	9,419	—	—
March 2025 Notes (5)	900,000	900,000	858,004	4,334	—	—
April 2026 UK Bonds (5)	305,150	305,150	282,016	2,232	—	—
September 2025 Notes (5)	800,000	800,000	778,124	8,550	—	—
2021-1 BSL Notes	663,000	663,000	662,061	939	—	—
2021-2 Notes	505,800	505,800	504,352	1,448	—	—
MML 2021-1 Debt	690,000	690,000	686,033	3,967	—	—
MML 2022-1 Debt	759,000	759,000	753,913	5,087	—	—
2022-1 BSL Debt	420,000	420,000	418,502	1,498	—	—
MML 2022-2 Debt	300,500	300,500	297,988	2,512	—	—
Short-Term Borrowings	28,546	28,546	28,546	—	—	—

Total	$34,855,746	$23,366,487	$23,013,800	$85,373	$11,489,259	$9,771,671

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)	Under certain SPV Financing Facilities, the company is permitted to borrow in USD and other currencies.

Under the Bard Peak Funding Facility, as of September 30, 2023, the Company had borrowings denominated in the following non-USD currencies:

•	Canadian Dollars (CAD) 94.1 million
•	Euros (EUR) 69.0 million
•	British Pounds (GBP) 74.6 million

Under the Castle Peak Funding Facility, as of September 30, 2023, the Company had borrowings denominated in the following non-USD currencies:

•	Canadian Dollars (CAD) 78.9 million
•	Euros (EUR) 46.4 million
•	British Pounds (GBP) 64.4 million

Under the Summit Peak Funding Facility, as of September 30, 2023, the Company had borrowings denominated in the following non-USD currencies:

•	Canadian Dollars (CAD) 154.3 million
•	Euros (EUR) 26.8 million
•	British Pounds (GBP) 101.7 million

Under the Windom Peak Funding Facility, as of September 30, 2023, the Company had borrowings denominated in the following non-USD currencies:

•	British Pounds (GBP) 115.9 million

Under the Bear Peak Funding Facility, as of September 30, 2023, the Company had borrowings denominated in the following non-USD currencies:

•	Euros (EUR) 260.8 million
•	British Pounds (GBP) 57.0 million

(4)

Under the Revolving Credit Facility, the Company is permitted to borrow in USD or certain other currencies. As of September 30, 2023, the Company had borrowings denominated in the following non-USD currencies:

•	Canadian Dollars (CAD) 168.0 million
•	Euros (EUR) 6.5 million
•	British Pounds (GBP) 419.7 million
•	Swiss Franc (CHF) 54.3 million

(5)	Carrying value is inclusive of adjustment for the change in fair value of effective hedge relationship.

	December 31, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs)	Unamortized Debt Issuance Costs	Unused Portion (1)	Amount Available (2)
Bard Peak Funding Facility (3)	$1,650,000	$1,235,414	$1,235,414	$—	$414,586	$414,586
Castle Peak Funding Facility (3)	1,600,000	1,146,600	1,146,600	—	453,400	166,697
Maroon Peak Funding Facility	300,000	300,000	300,000	—	—	—
Summit Peak Funding Facility (3)	2,300,000	1,691,844	1,691,844	—	608,156	15,377
Denali Peak Funding Facility	750,000	749,800	749,800	—	200	200
Bushnell Peak Funding Facility	600,000	400,000	400,000	—	200,000	69,559
Granite Peak Funding Facility	750,000	647,600	647,600	—	102,400	102,134
Middle Peak Funding Facility	800,000	596,950	596,950	—	203,050	203,050
Bison Peak Funding Facility	1,500,000	1,182,000	1,182,000	—	318,000	233,740
Blanca Peak Funding Facility	1,500,000	1,081,000	1,081,000	—	419,000	360,054
Windom Peak Funding Facility (3)	2,000,000	1,741,465	1,741,465	—	258,535	258,535
Monarch Peak Funding Facility	2,000,000	873,400	873,400	—	1,126,600	968,726
Borah Peak Funding Facility	400,000	223,000	223,000	—	177,000	35,951
2022-1 BSL WH	300,000	148,000	148,000	—	152,000	152,000
Naomi Peak Funding Facility	400,000	400,000	400,000	—	—	—
Meridian Peak Funding Facility	500,000	170,000	170,000	—	330,000	330,000
Haydon Peak Funding Facility	500,000	49,000	49,000	—	451,000	373,519
Bear Peak Funding Facility (3)	468,494	166,031	166,031	—	302,463	130,772
Revolving Credit Facility (4)	5,150,000	1,470,758	1,470,758	—	3,679,242	2,326,743
June 2024 Notes (5)	435,000	435,000	413,963	1,912	—	—
June 2026 Notes	400,000	400,000	397,611	2,389	—	—
May 2027 Notes (5)	625,000	625,000	596,809	2,402	—	—
October 2027 Notes (5)	350,000	350,000	345,618	3,356	—	—

	December 31, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (net of unamortized issuance costs)	Unamortized Debt Issuance Costs	Unused Portion (1)	Amount Available (2)
September 2024 Notes (5)	365,000	365,000	345,353	2,015	—	—
December 2026 Notes (5)	1,250,000	1,250,000	1,162,596	19,084	—	—
November 2026 Eurobonds	534,975	534,975	529,223	5,752	—	—
November 2024 Notes (5)	500,000	500,000	471,336	3,083	—	—
March 2027 Notes	1,000,000	1,000,000	988,597	11,403	—	—
January 2025 Notes (5)	500,000	500,000	470,441	3,460	—	—
January 2029 Notes	650,000	650,000	639,254	10,746	—	—
March 2025 Notes (5)	900,000	900,000	853,359	6,527	—	—
April 2026 UK Bonds (5)	301,725	301,725	278,946	2,890	—	—
September 2025 Notes (5)	800,000	800,000	786,332	10,952	—	—
2021-1 BSL Notes	663,000	663,000	661,997	1,003	—	—
2021-2 Notes	505,800	505,800	504,255	1,545	—	—
MML 2021-1 Debt	690,000	690,000	685,884	4,116	—	—
MML 2022-1 Debt	759,000	759,000	753,600	5,400	—	—
2022-1 BSL Debt	420,000	420,000	418,408	1,592	—	—
MML 2022-2 Debt	300,500	300,500	297,837	2,663	—	—
Short-Term Borrowings	619,377	619,377	619,377	—	—	—

Total	$36,037,871	$26,842,239	$26,493,658	$102,290	$9,195,632	$6,141,643

(1)	The unused portion is the amount upon which commitment fees, if any, are based.
(2)	The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)	Under certain SPV Financing Facilities, the company is permitted to borrow in USD and other currencies.

Under the Bard Peak Funding Facility, as of December 31, 2022, the Company had borrowings denominated in the following non-USD currencies:

•	Canadian Dollars (CAD) 94.1 million
•	Euros (EUR) 66.0 million
•	British Pounds (GBP) 50.0 million

Under the Castle Peak Funding Facility, as of December 31, 2022, the Company had borrowings denominated in the following non-USD currencies:

•	Canadian Dollars (CAD) 48.8 million
•	Euros (EUR) 36.0 million
•	British Pounds (GBP) 42.4 million

Under the Summit Peak Funding Facility, as of December 31, 2022, the Company had borrowings denominated in the following non-USD currencies:

•	Canadian Dollars (CAD) 132.7 million
•	British Pounds (GBP) 6.1 million

Under the Windom Peak Funding Facility, as of December 31, 2022, the Company had borrowings denominated in the following non-USD currencies:

•	British Pounds (GBP) 43.6 million

Under the Bear Peak Funding Facility, as of December 31, 2022, the Company had borrowings denominated in the following non-USD currencies:

•	Euros (EUR) 75.0 million
•	British Pounds (GBP) 50.7 million

(4)

Under the Revolving Credit Facility, the Company is permitted to borrow in USD or certain other currencies. As of December 31, 2022, the Company had borrowings denominated in the following non-USD currencies:

•	Canadian Dollars (CAD) 247.1 million
•	Euros (EUR) 49.0 million
•	British Pounds (GBP) 608.8 million
•	Swiss Franc (CHF) 102.6 million

(5)	Carrying value is inclusive of adjustment for the change in fair value of effective hedge relationship.

As of September 30, 2023 and December 31, 2022, $333.3 million and $395.8 million, respectively, of interest expense and $14.1 million and $12.9 million, respectively, of unused commitment fees were included in interest payable. For the three and nine months ended September 30, 2023, the weighted average interest rate on all borrowings outstanding was 7.12% and 6.71%, respectively, (including unused fees) and the average principal debt outstanding was $23,929.5 million and $25,427.9 million, respectively. For the three and nine months ended September 30, 2022, the weighted average interest rate on all borrowings outstanding was 4.17% and 3.27%, respectively, (including unused fees) and the average principal debt outstanding was $27,552.4 million and $22,342.7 million, respectively.

The components of interest expense were as follows:

	Three Months Ended September 30,
	2023	2022
Borrowing interest expense	$412,127	$278,356
Facility unused fees	17,039	6,542
Accretion of original issue discount	6,092	4,989
Amortization of financing costs and debt issuance costs	9,268	7,192
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	(2,953)	(167,469)
Hedged items	2,662	165,162

Total interest expense	$444,235	$294,772

Cash paid for interest expense	$466,808	$43,572

	Nine Months Ended September 30,
	2023	2022
Borrowing interest expense	$1,233,921	$512,340
Facility unused fees	40,905	21,946
Accretion of original issue discount	18,114	13,318
Amortization of financing costs and debt issuance costs	25,678	20,066
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items:
Interest rate swaps	21,013	(263,674)
Hedged items	(20,574)	262,336

Total interest expense	$1,319,057	$566,332

Cash paid for interest expense	$1,429,853	$405,828

Note 8. Commitments and Contingencies

The Company’s investment portfolio may contain debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of September 30, 2023 and December 31, 2022, the Company had unfunded delayed draw terms loans and revolvers in the aggregate principal amount of $5,746.6 million and $6,343.1 million, respectively.

Additionally, from time to time, the Adviser and its affiliates may commit to an investment on behalf of the investment vehicles it manages, including the Company. Certain terms of these investments are not finalized at the time of the commitment and each respective investment vehicles’ allocation may change prior to the date of funding. In this regard, as of September 30, 2023 and December 31, 2022, the Company estimates that it had $430.1 million and $1,219.5 million, respectively, of investments that are committed but not yet funded.

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. At September 30, 2023, management is not aware of any material pending legal proceedings.

Note 9. Net Assets

The following table presents transactions in Common Shares (dollars in thousands except share amounts):

	For the three months ended September 30, 2023
	Shares	Amount
CLASS I
Subscriptions	52,915,604	$1,320,655
Share transfers between classes	706,080	17,624
Distributions reinvested	8,098,617	202,132
Share repurchases	(16,240,256)	(409,742)
Early repurchase deduction	—	29

Net increase (decrease)	45,480,045	$1,130,698

CLASS S
Subscriptions	28,376,209	$708,441
Share transfers between classes	(523,520)	(13,077)
Distributions reinvested	3,591,471	89,644
Share repurchases	(3,268,530)	(82,465)
Early repurchase deduction	—	17

Net increase (decrease)	28,175,630	$702,560

CLASS D
Subscriptions	5,767,486	$143,591
Share transfers between classes	(182,545)	(4,547)
Distributions reinvested	35,658	891
Share repurchases	—	—
Early repurchase deduction	—	—

Net increase (decrease)	5,620,599	$139,935

Total net increase (decrease)	79,276,274	$1,973,193

The following table presents transactions in Common Shares (dollars in thousands except share amounts):

	For the nine months ended September 30, 2023
	Shares	Amount
CLASS I
Subscriptions	111,912,417	$2,782,476
Share transfers between classes	46,287,982	1,149,483
Distributions reinvested	22,457,227	557,869
Share repurchases	(89,584,561)	(2,230,353)
Early repurchase deduction	—	107

Net increase (decrease)	91,073,065	$2,259,582

CLASS S
Subscriptions	64,410,351	$1,601,265
Share transfers between classes	(2,229,790)	(55,217)
Distributions reinvested	9,886,169	245,606
Share repurchases	(13,878,075)	(345,740)
Early repurchase deduction	—	186

Net increase (decrease)	58,188,655	$1,446,100

CLASS D
Subscriptions	8,690,107	$215,875
Share transfers between classes	(44,058,747)	(1,094,266)
Distributions reinvested	669,958	16,596
Share repurchases	(557,743)	(13,827)
Early repurchase deduction	—	11

Net increase (decrease)	(35,256,425)	$(875,611)

Total net increase (decrease)	114,005,295	$2,830,071

The following table presents transactions in Common Shares (dollars in thousands except share amounts):

	For the three months ended September 30, 2022
	Shares	Amount
CLASS I
Subscriptions	50,251,731	$1,253,674
Share transfers between classes	672,828	16,753
Distributions reinvested	6,079,533	151,911
Share repurchases	(24,860,836)	(612,073)
Early repurchase deduction	—	426

Net increase (decrease)	32,143,256	$810,691

CLASS S
Subscriptions	24,072,466	$601,002
Share transfers between classes	(260,310)	(6,483)
Distributions reinvested	2,447,304	61,154
Share repurchases	(1,963,074)	(48,331)
Early repurchase deduction	—	360

Net increase (decrease)	24,296,386	$607,702

	For the three months ended September 30, 2022
	Shares	Amount
CLASS D
Subscriptions	7,190,702	$179,680
Share transfers between classes	(412,518)	(10,270)
Distributions reinvested	456,349	11,404
Share repurchases	(154,765)	(3,810)
Early repurchase deduction	—	14

Net increase (decrease)	7,079,768	$177,018

Total net increase (decrease)	63,519,410	$1,595,411

The following table presents transactions in Common Shares (dollars in thousands except share amounts):

	For the nine months ended September 30, 2022
	Shares	Amount
CLASS I
Subscriptions	271,964,030	$6,973,021
Share transfers between classes	2,206,163	56,232
Distributions reinvested	14,582,560	370,696
Share repurchases	(36,739,213)	(908,178)
Early repurchase deduction	—	3,339

Net increase (decrease)	252,013,540	$6,495,110

CLASS S
Subscriptions	132,866,990	$3,406,722
Share transfers between classes	(437,194)	(11,003)
Distributions reinvested	5,600,358	142,331
Share repurchases	(3,628,447)	(90,294)
Early repurchase deduction	—	711

Net increase (decrease)	134,401,707	$3,448,467

CLASS D
Subscriptions	27,916,681	$713,712
Share transfers between classes	(1,768,969)	(45,229)
Distributions reinvested	973,728	24,710
Share repurchases	(246,189)	(6,087)
Early repurchase deduction	—	73

Net increase (decrease)	26,875,251	$687,179

Total net increase (decrease)	413,290,498	$10,630,756

Net Asset Value per Share and Offering Price

The Company determines NAV for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e., the prior month-end NAV). The following table presents each month-end NAV per share for Class I, Class S and Class D Common Shares during the nine months ended September 30, 2023 and 2022:

	NAV Per Share
	Class I	Class S	Class D
January 31, 2023	$24.85	$24.85	$24.85
February 28, 2023	24.84	24.84	24.84
March 31, 2023	24.77	24.77	24.77
April 30, 2023	24.87	24.87	24.87
May 31, 2023	24.74	24.74	24.74
June 30, 2023	24.86	24.86	24.86
July 31, 2023	24.98	24.98	24.98
August 31, 2023	25.04	25.04	25.04
September 30, 2023	25.23	25.23	25.23

	NAV Per Share
	Class I	Class S	Class D
January 31, 2022	$25.93	$25.93	$25.93
February 28, 2022	25.80	25.80	25.80
March 31, 2022	25.82	25.82	25.82
April 30, 2022	25.76	25.76	25.76
May 31, 2022	25.28	25.28	25.28
June 30, 2022	24.80	24.80	24.80
July 31, 2022	25.02	25.02	25.02
August 31, 2022	25.12	25.12	25.12
September 30, 2022	24.62	24.62	24.62

Distributions

The Board authorizes and declares monthly distribution amounts per share of Class I, Class S and Class D Common Shares. The following table presents distributions that were declared and payable during the nine months ended September 30, 2023:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 25, 2023	January 31, 2023	February 24, 2023	$0.2100	$125,726
February 24, 2023	February 28, 2023	March 29, 2023	0.2100	127,513
March 23, 2023	March 31, 2023	April 28, 2023	0.2100	138,990
April 19, 2023	April 30, 2023	May 26, 2023	0.2100	135,044
May 17, 2023	May 31, 2023	June 27, 2023	0.2100	137,362
June 20, 2023	June 30, 2023	July 27, 2023	0.2100	142,770
July 19, 2023	July 31, 2023	August 28, 2023	0.2100	138,028
August 17, 2023	August 31, 2023	September 27, 2023	0.2200	148,342
September 20, 2023	September 30, 2023	October 27, 2023	0.2200	153,681

			$1.9100	$1,247,456

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 25, 2023	January 31, 2023	February 24, 2023	$0.1926	$55,316
February 24, 2023	February 28, 2023	March 29, 2023	0.1924	56,106
March 23, 2023	March 31, 2023	April 28, 2023	0.1924	57,471
April 19, 2023	April 30, 2023	May 26, 2023	0.1925	58,078
May 17, 2023	May 31, 2023	June 27, 2023	0.1924	59,351
June 20, 2023	June 30, 2023	July 27, 2023	0.1925	61,185
July 19, 2023	July 31, 2023	August 28, 2023	0.1924	62,065
August 17, 2023	August 31, 2023	September 27, 2023	0.2023	67,089
September 20, 2023	September 30, 2023	October 27, 2023	0.2023	69,591

			$1.7518	$546,252

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 25, 2023	January 31, 2023	February 24, 2023	$0.2049	$10,247
February 24, 2023	February 28, 2023	March 29, 2023	0.2048	10,343
March 23, 2023	March 31, 2023	April 28, 2023	0.2048	1,659
April 19, 2023	April 30, 2023	May 26, 2023	0.2048	1,591
May 17, 2023	May 31, 2023	June 27, 2023	0.2048	1,564
June 20, 2023	June 30, 2023	July 27, 2023	0.2048	1,649
July 19, 2023	July 31, 2023	August 28, 2023	0.2048	2,551
August 17, 2023	August 31, 2023	September 27, 2023	0.2148	2,635
September 20, 2023	September 30, 2023	October 27, 2023	0.2148	2,908

			$1.8633	$35,147

The following table presents distributions that were declared and payable during the nine months ended September 30, 2022:

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1740	$66,686
February 23, 2022	February 28, 2022	March 25, 2022	0.1740	75,042
March 23, 2022	March 31, 2022	April 28, 2022	0.1740	82,959
April 20, 2022	April 30, 2022	May 27, 2022	0.1740	89,838
May 24, 2022	May 31, 2022	June 29, 2022	0.1740	96,450
June 27, 2022	June 30, 2022	July 27, 2022	0.1740	100,372
July 20, 2022	July 31, 2022	August 29, 2022	0.1740	102,863
July 20, 2022	August 21, 2022	September 1, 2022	0.0700	42,578	(1)
August 24, 2022	August 31, 2022	September 28, 2022	0.1740	105,836
September 7, 2022	September 30, 2022	October 26, 2022	0.1740	108,483

			$1.6360	$871,106

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1556	$23,816
February 23, 2022	February 28, 2022	March 25, 2022	0.1556	26,598
March 23, 2022	March 31, 2022	April 28, 2022	0.1557	29,834
April 20, 2022	April 30, 2022	May 27, 2022	0.1557	32,985
May 24, 2022	May 31, 2022	June 29, 2022	0.1558	35,893
June 27, 2022	June 30, 2022	July 27, 2022	0.1561	38,018
July 20, 2022	July 31, 2022	August 29, 2022	0.1564	39,451
July 20, 2022	August 21, 2022	September 1, 2022	0.0700	18,159	(1)
August 24, 2022	August 31, 2022	September 28, 2022	0.1563	40,547
September 7, 2022	September 30, 2022	October 26, 2022	0.1563	41,985

			$1.4735	$327,287

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 26, 2022	January 31, 2022	February 24, 2022	$0.1686	$3,469
February 23, 2022	February 28, 2022	March 25, 2022	0.1686	3,961
March 23, 2022	March 31, 2022	April 28, 2022	0.1686	4,551
April 20, 2022	April 30, 2022	May 27, 2022	0.1686	5,126
May 24, 2022	May 31, 2022	June 29, 2022	0.1686	5,699
June 27, 2022	June 30, 2022	July 27, 2022	0.1687	6,190
July 20, 2022	July 31, 2022	August 29, 2022	0.1688	6,555
July 20, 2022	August 21, 2022	September 1, 2022	0.0700	2,933	(1)
August 24, 2022	August 31, 2022	September 28, 2022	0.1688	7,073
September 7, 2022	September 30, 2022	October 26, 2022	0.1688	7,401

			$1.5881	$52,959

(1)	Represents a special distribution.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which it reinvests all cash dividends declared by the Board on behalf of its shareholders who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our Company’s distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Character of Distributions

The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment.

Through September 30, 2023, a portion of the Company’s distributions resulted from expense support from the Adviser, and future distributions may result from expense support from the Adviser, each of which is subject to repayment by the Company within three years from the date of payment. Shareholders should understand that any such distribution is not based solely on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods and/or the Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a GAAP basis, include required adjustments to GAAP net investment income in the current period to determine taxable income available for distributions. The following tables present the sources of cash distributions on a GAAP basis that the Company has declared on its Common Shares:

	For the nine months ended September 30, 2023
	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.9100	$1,247,456	$1.7518	$546,252	$1.8633	$35,147
Net realized gains	—	—	—	—	—	—

Total	$1.9100	$1,247,456	$1.7518	$546,252	$1.8633	$35,147

	For the nine months ended September 30, 2022
	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.6360	$871,106	$1.4735	$327,287	$1.5881	$52,959
Net realized gains	—	—	—	—	—	—

Total	$1.6360	$871,106	$1.4735	$327,287	$1.5881	$52,959

Share Repurchase Program

The Company has implemented a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the 1940 Act. Additionally, pursuant to Rule 23c-1(a)(10) under the 1940 Act, the Company may also repurchase its outstanding Common Shares outside of the share repurchase program. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Common Shares to (b) the subscription date immediately following the valuation date used in the repurchase of such Common Shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder; in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; due to trade or operational error; and repurchases of shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

During the three months ended September 30, 2023 and 2022, approximately 19,508,786 and 26,978,603 shares were repurchased, respectively. During the nine months ended September 30, 2023 and 2022, approximately 104,020,379 and 40,613,776 shares were repurchased, respectively.

The following table presents the share repurchases completed during the nine months ended September 30, 2023:

Repurchase deadline request	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
February 28, 2023	36,061,530	3.91%	$24.77	March 31, 2023	$893,037	—
May 31, 2023	48,450,063	5.20%	$24.86	June 30, 2023	$1,204,418	—
August, 31, 2023	19,508,786	2.04%	$25.23	September 30, 2023	$492,161	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	All repurchase requests were satisfied in full.
(3)	Amounts shown net of Early Repurchase Deduction

The following table presents the share repurchases completed during the nine months ended September 30, 2022:

Repurchase deadline request	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
February 28, 2022	2,146,916	0.43%	$25.82	March 31, 2022	$54,464	—
May 31, 2022	11,488,257	1.66%	$24.80	June 30, 2022	$282,505	—
August 31, 2022	26,978,603	3.19%	$24.62	September 30, 2022	$663,415	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	All repurchase requests were satisfied in full.
(3)	Amounts shown net of Early Repurchase Deduction

Note 10. Financial Highlights and Senior Securities

The following are the financial highlights for the nine months ended September 30, 2023:

	For the nine months ended September 30, 2023
	Class I	Class S	Class D
Per Share Data (1):
Net asset value, beginning of period	$24.59	$24.59	$24.59
Net investment income	2.31	2.15	2.26
Net unrealized and realized gain (loss)	0.24	0.24	0.24

Net increase (decrease) in net assets resulting from operations	2.55	2.39	2.50
Distributions from net investment income (2)	(1.91)	(1.75)	(1.86)
Distributions from net realized gains (2)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.91)	(1.75)	(1.86)

Early repurchase deduction fees (5)	—	—	—

Total increase (decrease) in net assets	0.64	0.64	0.64

Net asset value, end of period	$25.23	$25.23	$25.23

Shares outstanding, end of period	682,310,681	340,729,696	13,539,500
Total return based on NAV (3)	10.73%	10.04%	10.54%
Ratios:
Ratio of net expenses to average net assets (4)	10.49%	11.33%	10.84%
Ratio of net investment income to average net assets (4)	12.38%	11.53%	12.10%
Portfolio turnover rate	7.70%	7.70%	7.70%
Supplemental Data:
Net assets, end of period	$17,212,365	$8,595,719	$341,579
Asset coverage ratio	211.9%	211.9%	211.9%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).

(3)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(4)

For the nine months ended September 30, 2023, amounts are annualized except for organizational costs, excise tax, and management fee and income based incentive fee waivers by the Adviser, if any. For the nine months ended September 30, 2023, the ratio of total operating expenses to average net assets was 10.49%, 11.33%, and 10.84% on Class I, Class S and Class D respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser, if any, which represented 0.00%, 0.00% and 0.00% on Class I, Class S and Class D, respectively, of average net assets.

(5)	The per share amount rounds to less than $0.01 per share, for Class I, Class S and Class D.

The following are the financial highlights for the nine months ended September 30, 2022:

	For the nine months ended September 30, 2022
	Class I	Class S	Class D (7)
Per Share Data (1):
Net asset value, beginning of period	$25.93	$25.93	$25.93
Net investment income	1.75	1.59	1.71
Net unrealized and realized gain (loss) (2)	(1.43)	(1.43)	(1.43)

Net increase (decrease) in net assets resulting from operations	0.32	0.16	0.28
Distributions from net investment income (3)	(1.64)	(1.47)	(1.59)
Distributions from net realized gains (3)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.64)	(1.47)	(1.59)

Early repurchase deduction fees (6)	0.01	—	—

Total increase (decrease) in net assets	(1.31)	(1.31)	(1.31)

Net asset value, end of period	$24.62	$24.62	$24.62

Shares outstanding, end of period	598,605,098	266,826,806	43,689,711
Total return based on NAV (4)	1.26%	0.62%	1.07%
Ratios:
Ratio of net expenses to average net assets (5)	6.42%	7.31%	6.79%
Ratio of net investment income to average net assets (5)	9.24%	8.41%	9.05%
Portfolio turnover rate	13.59%	13.59%	13.59%
Supplemental Data:
Net assets, end of period	$14,734,969	$6,568,170	$1,075,437
Asset coverage ratio	181.7%	181.7%	181.7%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.

(2)

For the nine months ended September 30, 2022, the amount shown does not correspond with the aggregate amount for the period as it includes a $(0.01), $(0.01) and $(0.00) impact, on Class I, Class S and Class D, respectively, from the effect of the timing of capital transactions.

(3)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).
(4)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(5)

For the nine months ended September 30, 2022, amounts are annualized except for organizational costs, excise tax, and management fee and income based incentive fee waivers by the Adviser, if any. For the nine months ended September 30, 2022, the ratio of total operating expenses to average net assets was 5.75%, 6.29% and 5.48%, on Class I, Class S and Class D, respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser, if any, which represented 0.00%, 0.00% and 0.00% on Class I, Class S and Class D, respectively, of average net assets.

(6)	The per share amount rounds to less than $0.01 per share, for Class I, Class S and Class D.

The following is information about the Company’s senior securities as of the dates indicated in the below table:

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Bard Peak Funding Facility
September 30, 2023	$507,074	$2,119	—	N/A
December 31, 2022	1,235,414	1,845	—	N/A
December 31, 2021	879,000	1,702	—	N/A
Castle Peak Funding Facility
September 30, 2023	1,119,717	2,119	—	N/A
December 31, 2022	1,146,600	1,845	—	N/A
December 31, 2021	1,171,809	1,702	—	N/A
Maroon Peak Funding Facility
September 30, 2023	—	—	—	N/A
December 31, 2022	300,000	1,845	—	N/A
December 31, 2021	483,952	1,702	—	N/A
Summit Peak Funding Facility
September 30, 2023	531,099	2,119	—	N/A
December 31, 2022	1,691,844	1,845	—	N/A
December 31, 2021	1,643,154	1,702	—	N/A
Denali Peak Funding Facility
September 30, 2023	562,800	2,119	—	N/A
December 31, 2022	749,800	1,845	—	N/A
December 31, 2021	668,400	1,702	—	N/A
Bushnell Peak Funding Facility
September 30, 2023	430,000	2,119	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	395,500	1,702	—	N/A
Granite Peak Funding Facility
September 30, 2023	675,600	2,119	—	N/A
December 31, 2022	647,600	1,845	—	N/A
December 31, 2021	248,000	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
Middle Peak Funding Facility
September 30, 2023	600,950	2,119	—	N/A
December 31, 2022	596,950	1,845	—	N/A
December 31, 2021	799,550	1,702	—	N/A
Bison Peak Funding Facility
September 30, 2023	700,000	2,119	—	N/A
December 31, 2022	1,182,000	1,845	—	N/A
December 31, 2021	1,320,800	1,702	—	N/A
Blanca Peak Funding Facility
September 30, 2023	1,375,100	2,119	—	N/A
December 31, 2022	1,081,000	1,845	—	N/A
December 31, 2021	892,800	1,702	—	N/A
Windom Peak Funding Facility
September 30, 2023	1,290,314	2,119	—	N/A
December 31, 2022	1,741,465	1,845	—	N/A
December 31, 2021	989,759	1,702	—	N/A
Monarch Peak Funding Facility
September 30, 2023	1,400,400	2,119	—	N/A
December 31, 2022	873,400	1,845	—	N/A
December 31, 2021	567,400	1,702	—	N/A
Borah Peak Funding Facility
September 30, 2023	80,000	2,119	—	N/A
December 31, 2022	223,000	1,845	—	N/A
2022-1 BSL WH
September 30, 2023	—	—	—	N/A
December 31, 2022	148,000	1,845	—	N/A
Naomi Peak Funding Facility
September 30, 2023	385,000	2,119	—	N/A
December 31, 2022	400,000	1,845	—	N/A
Meridian Peak Funding Facility
September 30, 2023	220,000	2,119	—	N/A
December 31, 2022	170,000	1,845	—	N/A
Haydon Peak Funding Facility
September 30, 2023	49,000	2,119	—	N/A
December 31, 2022	49,000	1,845	—	N/A
Bear Peak Funding Facility
September 30, 2023	370,660	2,119	—	N/A
December 31, 2022	166,031	1,845	—	N/A
Revolving Credit Facility
September 30, 2023	1,092,402	2,119	—	N/A
December 31, 2022	1,470,758	1,845	—	N/A
December 31, 2021	1,144,422	1,702	—	N/A
June 2024 Notes
September 30, 2023	435,000	2,119	—	N/A
December 31, 2022	435,000	1,845	—	N/A
December 31, 2021	435,000	1,702	—	N/A
June 2026 Notes
September 30, 2023	400,000	2,119	—	N/A
December 31, 2022	400,000	1,845	—	N/A
December 31, 2021	400,000	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
May 2027 Notes
September 30, 2023	625,000	2,119	—	N/A
December 31, 2022	625,000	1,845	—	N/A
October 2027 Notes
September 30, 2023	350,000	2,119	—	N/A
December 31, 2022	350,000	1,845	—	N/A
September 2024 Notes
September 30, 2023	365,000	2,119	—	N/A
December 31, 2022	365,000	1,845	—	N/A
December 31, 2021	365,000	1,702	—	N/A
December 2026 Notes
September 30, 2023	1,250,000	2,119	—	N/A
December 31, 2022	1,250,000	1,845	—	N/A
December 31, 2021	1,250,000	1,702	—	N/A
November 2026 Eurobonds
September 30, 2023	529,375	2,119	—	N/A
December 31, 2022	534,975	1,845	—	N/A
December 31, 2021	569,958	1,702	—	N/A
November 2024 Notes
September 30, 2023	500,000	2,119	—	N/A
December 31, 2022	500,000	1,845	—	N/A
December 31, 2021	500,000	1,702	—	N/A
March 2027 Notes
September 30, 2023	1,000,000	2,119	—	N/A
December 31, 2022	1,000,000	1,845	—	N/A
December 31, 2021	1,000,000	1,702	—	N/A
January 2025 Notes
September 30, 2023	500,000	2,119	—	N/A
December 31, 2022	500,000	1,845	—	N/A
January 2029 Notes
September 30, 2023	650,000	2,119	—	N/A
December 31, 2022	650,000	1,845	—	N/A
March 2025 Notes
September 30, 2023	900,000	2,119	—	N/A
December 31, 2022	900,000	1,845	—	N/A
April 2026 UK Bonds
September 30, 2023	305,150	2,119	—	N/A
December 31, 2022	301,725	1,845	—	N/A
September 2025 Notes
September 30, 2023	800,000	2,119	—	N/A
December 31, 2022	800,000	1,845	—	N/A
2021-1 BSL Notes
September 30, 2023	663,000	2,119	—	N/A
December 31, 2022	663,000	1,845	—	N/A
December 31, 2021	663,000	1,702	—	N/A
2021-2 Notes
September 30, 2023	505,800	2,119	—	N/A
December 31, 2022	505,800	1,845	—	N/A
December 31, 2021	505,800	1,702	—	N/A

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
MML 2021-1 Debt
September 30, 2023	690,000	2,119	—	N/A
December 31, 2022	690,000	1,845	—	N/A
December 31, 2021	690,000	1,702	—	N/A
MML 2022-1 Debt
September 30, 2023	759,000	2,119	—	N/A
December 31, 2022	759,000	1,845	—	N/A
2022-1 BSL Debt
September 30, 2023	420,000	2,119	—	N/A
December 31, 2022	420,000	1,845	—	N/A
MML 2022-2 Debt
September 30, 2023	300,500	2,119	—	N/A
December 31, 2022	300,500	1,845	—	N/A
Short-Term Borrowings
September 30, 2023	28,546	2,119	—	N/A
December 31, 2022	619,377	1,845	—	N/A
December 31, 2021	718,156	1,702	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “-” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.

As of September 30, 2023 and December 31, 2022 the aggregate principal amount of indebtedness outstanding was $23.4 billion and $26.8 billion, respectively.

Note 11. Joint Ventures

BCRED Emerald JV

BCRED Emerald JV LP (“Emerald JV”), a Delaware limited liability company, was formed as a joint venture between the Company and a large North American pension fund (the “Emerald JV Partner”), and commenced operations on January 18, 2022 and operates under a limited liability company agreement. The Emerald JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans.

The Company and the Emerald JV partner initially committed to contribute up to $1,500 million and $500 million of capital, respectively, to the Emerald JV. The Company initially contributed $733.4 million of cash, and the Emerald JV Partner contributed net assets of $244.5 million (i.e., $977.8 million in net assets contributed less $733.4 million in cash received by the Emerald JV Partner) to the Emerald JV in exchange for initial equity ownership interests of 75% and 25%, respectively.

On September 26, 2022, the Company and the Emerald JV Partner agreed to increase their capital commitments to the Emerald JV to $2,250.0 million and $750.0 million, respectively. The Company made capital contributions to the Emerald JV in an aggregate amount of $940.5 million (consisting of cash capital contributions of $670.2 million and an in-kind capital contribution of investments valued at $270.3 million), the Emerald JV Partner made capital contributions to the Emerald JV of approximately $313.5 million (consisting of a cash contribution of $251.4 million and an in-kind capital contribution of investments valued at $62.1 million), and certain of the subsidiaries of the Company sold investments to the Emerald JV for an aggregate cash purchase price of $1,971.6 million. After giving effect to the foregoing transactions, the equity ownership interests of the Company and the Emerald JV Partner in the Emerald JV remain 75% and 25%, respectively.

The Company and the Emerald JV partner may, from time-to-time, make additional contributions of capital or may receive returns of capital from the Emerald JV. As of September 30, 2023 and December 31, 2022, the Company had contributed $2,002.5 million and $2,115.0 million, respectively, and the Emerald JV Partner had contributed $667.5 million and $705.0 million of capital, respectively.

As of September 30, 2023 and December 31, 2022, $247.5 million and $135.0 million of capital remained uncalled from the Company and $82.5 million and $45.0 million of capital remained uncalled from the Emerald JV Partner, respectively. As of September 30, 2023 and December 31, 2022, the equity ownership interests of the Company and the Emerald JV Partner in the Emerald JV were 75% and 25%, respectively.

The Company and the Emerald JV Partner, through their joint control of the Emerald JV’s General Partner, have equal control of the Emerald JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Emerald JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Emerald JV must be approved by the Emerald JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Emerald JV Partner.

The Company has determined that the Emerald JV is an investment company under ASC 946, and in accordance with ASC 946, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company subsidiary. Further, the Company has a variable interest in the Emerald JV and has determined that the Emerald JV is a variable interest entity under ASC 810—Consolidation (“ASC 810”). However, the Company is not deemed to be the primary beneficiary of the Emerald JV as there is equal power between the Company and JV Partner. Accordingly, the Company does not consolidate the Emerald JV.

The Company’s investment in the Emerald JV is disclosed on the Company’s Condensed Consolidated Schedule of Investments as of September 30, 2023 and December 31, 2022.

The following table presents the consolidated schedule of investments of the Emerald JV as of September 30, 2023:

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
Aerospace & Defense
Amentum Government Services Holdings, LLC	(8)	SOFR + 4.00%	9.43%	1/29/2027	$2,954	$2,877	$2,939	0.11%
Atlas CC Acquisition Corp.	(10)	SOFR + 4.25%	9.93%	5/25/2028	9,844	9,513	9,244	0.34
Loar Group, Inc.	(4)(11)	SOFR + 7.25%	12.67%	10/16/2025	27,794	27,794	27,794	1.03
Peraton Corp.	(10)	SOFR + 3.75%	9.17%	2/1/2028	5,413	5,338	5,409	0.20
TransDigm Inc	(8)	SOFR + 3.25%	8.64%	2/22/2027	310	305	311	0.01
Vertex Aerospace Services Corp.	(10)	SOFR + 3.50%	8.92%	12/6/2028	2,955	2,966	2,960	0.11

						48,793	48,657	1.80
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.29%	6/11/2027	24,302	24,136	23,695	0.88
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	11.77%	12/9/2026	32,101	32,101	32,101	1.19
RWL Holdings, LLC	(4)(10)	SOFR + 5.75%	11.29%	12/31/2028	26,707	26,303	25,639	0.95
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 4.75%	10.47%	12/30/2026	27,610	27,500	27,403	1.01
SEKO Global Logistics Network, LLC	(4)(11)	SOFR + 4.75%	10.47%	12/30/2026	7,448	7,419	7,392	0.27

						117,459	116,230	4.30
Airlines
Air Canada	(10)	SOFR + 3.50%	9.13%	8/11/2028	3,950	3,920	3,958	0.15
American Airlines, Inc.	(10)	SOFR + 4.75%	10.34%	4/20/2028	3,624	3,725	3,740	0.14
Brown Group Holdings, LLC	(9)	SOFR + 2.75%	8.17%	6/7/2028	5,903	5,683	5,861	0.22
KKR Apple Bidco, LLC	(9)	SOFR + 2.75%	8.18%	9/23/2028	5,910	5,764	5,879	0.22
United Airlines, Inc.	(10)	SOFR + 3.75%	9.18%	4/21/2028	3,143	3,126	3,153	0.12

						22,218	22,591	0.85
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	8.90%	3/31/2028	4,834	4,777	4,721	0.17
Building Products
Cornerstone Building Brands, Inc.	(9)	SOFR + 3.25%	8.68%	4/12/2028	1,474	1,452	1,442	0.05
CP Atlas Buyer, Inc.	(9)	SOFR + 3.75%	9.17%	11/23/2027	3,628	3,635	3,432	0.13
Fencing Supply Group Acquisition, LLC	(4)(11)	SOFR + 6.00%	11.65%	2/26/2027	19,537	19,471	19,048	0.70
Griffon Corporation	(9)	SOFR + 2.25%	7.79%	1/24/2029	2,315	2,263	2,318	0.09
Kodiak BP, LLC	(10)	SOFR + 3.25%	8.90%	3/12/2028	4,911	4,865	4,911	0.18
Latham Pool Products, Inc.	(7)(9)	SOFR + 4.00%	9.53%	2/23/2029	28,627	27,923	27,191	1.01
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	11.68%	4/7/2025	27,569	27,569	27,293	1.01
Tamko Building Product, LLC	(8)	SOFR + 3.50%	8.90%	9/20/2030	2,962	2,962	2,952	0.11

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Building Products (continued)
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	8.67%		11/3/2028	4,913	4,863	4,846	0.18
Windows Acquisition Holdings, Inc.	(4)(11)	SOFR + 6.50%	12.04%		12/29/2026	9,927	9,927	9,927	0.37

							104,930	103,360	3.83
Capital Markets
Advisor Group Holdings, Inc.	(8)	SOFR + 4.50%	9.82%		8/17/2028	9,026	8,938	9,032	0.33
AllSpring Buyer, LLC	(9)	SOFR + 3.00%	8.95%		11/1/2028	1,970	1,978	1,954	0.07
Resolute Investment Managers, Inc.	(11)	SOFR + 4.25%	9.79%		4/30/2024	1,452	1,453	916	0.03
Situs-AMC Holdings Corporation	(4)(11)	SOFR + 5.50%	10.99%		12/22/2027	89,845	88,836	88,947	3.29
Superannuation And Investments US, LLC	(9)	SOFR + 3.75%	9.18%		12/1/2028	1,965	1,975	1,965	0.07
The Edelman Financial Engines Center, LLC	(10)	SOFR + 3.50%	8.94%		4/7/2028	8,625	8,373	8,549	0.32

							111,553	111,363	4.11
Chemicals
DCG Acquisition Corp.	(8)	SOFR + 4.50%	9.92%		9/30/2026	2,947	2,947	2,930	0.11
Messer GMBH	(8)	SOFR + 2.50%	8.15%		3/2/2026	2,969	2,929	2,970	0.11
Pigments Services, Inc.	(4)(11)(17)	SOFR + 8.35%	13.68%		4/14/2030	5,709	4,717	3,483	0.13
Pigments Services, Inc.	(4)(11)	SOFR + 8.35%	13.68 (incl. 13.68 PIK	% % )	4/14/2030	2,950	2,950	2,950	0.11

							13,543	12,333	0.46
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	10.32%		8/18/2028	19,610	19,248	19,389	0.72
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	9.17%		5/12/2028	8,852	8,654	8,565	0.32
Allied Universal Holdco, LLC	(9)	SOFR + 4.75%	10.07%		5/12/2028	25,000	24,259	24,688	0.91
Anticimex, Inc.	(9)	SOFR + 3.15%	8.45%		11/16/2028	4,929	4,755	4,902	0.18
Anticimex, Inc.	(4)(9)	SOFR + 4.40%	9.92%		11/16/2028	24,750	23,684	24,688	0.91
Bazaarvoice, Inc.	(4)(7)(8)	SOFR + 5.75%	10.47%		5/7/2028	19,470	19,470	19,470	0.72
Belfor Holdings, Inc.	(8)	SOFR + 4.00%	9.43%		4/6/2026	3,938	3,925	3,947	0.15
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	9.18%		3/31/2028	7,884	7,790	7,763	0.29
EAB Global, Inc.	(9)	SOFR + 3.50%	8.87%		8/16/2028	4,922	4,835	4,895	0.18
Energizer Holdings Inc	(9)	SOFR + 3.75%	9.18%		12/8/2028	4,681	4,658	4,635	0.17
First Advantage Holdings, LLC	(8)	SOFR + 2.75%	8.18%		1/31/2027	6,000	5,912	6,012	0.22
Foundational Education Group, Inc.	(9)	SOFR + 4.25%	9.88%		8/31/2028	3,940	3,827	3,700	0.14
Garda World Security Corp.	(8)	SOFR + 4.25%	9.75%		2/1/2029	5,940	5,740	5,947	0.22
Garda World Security Corp.	(8)	SOFR + 4.25%	9.75%		10/30/2026	3,000	3,013	3,003	0.11
International SOS The Americas LP	(4)(9)	SOFR + 3.75%	9.40%		9/7/2028	1,965	1,971	1,961	0.07
Java Buyer, Inc.	(4)(10)	SOFR + 5.75%	11.26%		12/15/2027	9,651	9,514	9,555	0.35
Java Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.22%		12/15/2027	2,653	2,606	2,602	0.10

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Commercial Services & Supplies (continued)
JSS Holdings, Inc.	(4)(10)	SOFR + 6.00%	11.50%	12/18/2028	36,550	36,355	36,550	1.35
Knowledge Pro Buyer, Inc.	(4)(7)(10)	SOFR + 5.75%	11.17%	12/10/2027	20,433	20,128	20,412	0.76
Knowledge Pro Buyer, Inc.	(4)(7)(10)	P + 4.75%	13.25%	12/10/2027	931	903	931	0.03
KPSKY Acquisition, Inc.	(4)(10)(18)	SOFR + 5.60%	10.97%	10/19/2028	135,325	129,495	135,325	5.01
PECF USS Intermediate Holding III Corp.	(9)	SOFR + 4.25%	9.88%	12/15/2028	2,948	2,961	2,377	0.09
Polyphase Elevator Holding Co.	(4)(11)	SOFR + 5.50%	10.99%	6/23/2027	28,175	27,574	24,160	0.89
Recycle & Resource US, LLC	(9)	SOFR + 3.50%	9.15%	7/14/2028	2,947	2,958	2,553	0.09
Revspring, Inc.	(8)	SOFR + 4.00%	9.65%	10/11/2025	2,946	2,948	2,904	0.11
The Action Environmental Group, Inc.	(4)(12)	SOFR + 6.15%	11.55%	1/16/2026	2,046	2,016	2,046	0.08
The Action Environmental Group, Inc.	(4)(12)	SOFR + 6.00%	11.55%	1/16/2026	19,250	18,974	19,250	0.71
The Action Environmental Group, Inc.	(4)(12)	SOFR + 6.15%	11.56%	1/15/2026	5,319	5,273	5,319	0.20
The Action Environmental Group, Inc.	(4)(12)	SOFR + 6.43%	11.80%	1/15/2026	5,928	5,881	5,928	0.22

						409,327	413,477	15.30
Construction & Engineering
Brookfield WEC Holdings, Inc.	(9)	SOFR + 2.75%	8.18%	8/1/2025	9,843	9,604	9,849	0.36
Pike Electric Corp.	(8)	SOFR + 3.00%	8.43%	1/21/2028	6,000	5,844	6,001	0.22
Pike Electric Corp.	(8)	SOFR + 3.50%	8.82%	1/21/2028	2,970	2,911	2,977	0.11
Refficiency Holdings, LLC	(10)	SOFR + 3.75%	9.17%	12/16/2027	4,422	4,392	4,411	0.16

						22,751	23,238	0.85
Construction Materials
Quikrete Holdings, Inc.	(8)	SOFR + 2.75%	8.18%	3/19/2029	3,925	3,925	3,930	0.15
White Cap Buyer, LLC	(9)	SOFR + 3.75%	9.07%	10/19/2027	5,141	4,991	5,137	0.19

						8,916	9,067	0.34
Containers & Packaging
Ascend Buyer, LLC	(4)(10)	SOFR + 6.40%	11.94%	9/29/2028	74,972	74,343	74,223	2.75
Berlin Packaging, LLC	(9)	SOFR + 3.75%	9.19%	3/11/2028	8,852	8,685	8,771	0.32
Charter NEX US, Inc.	(10)	SOFR + 3.75%	9.18%	12/1/2027	6,418	6,215	6,368	0.24
Graham Packaging Co, Inc.	(10)	SOFR + 3.00%	8.43%	8/4/2027	4,377	4,338	4,374	0.16
Novolex, Inc.	(9)	SOFR + 4.18%	9.59%	4/13/2029	5,910	5,710	5,838	0.22
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.50%	9.90%	9/26/2028	2,947	2,947	2,938	0.11
Ring Container Technologies Group, LLC	(9)	SOFR + 3.50%	8.93%	8/12/2028	2,955	2,863	2,958	0.11
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	8.68%	3/3/2028	7,244	7,006	7,120	0.26
Trident TPI Holdings, Inc.	(9)	SOFR + 4.00%	9.65%	9/15/2028	5,907	5,733	5,895	0.22
Trident TPI Holdings, Inc.	(9)	SOFR + 4.50%	9.89%	9/15/2028	2,990	2,907	2,990	0.11

						120,747	121,475	4.50

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Distributors
BP Purchaser, LLC	(4)(10)	SOFR + 5.50%	11.17%	12/10/2028	50,374	49,500	49,114	1.82
Bution Holdco 2, Inc.	(4)(11)	SOFR + 6.25%	11.72%	10/17/2025	22,646	22,553	22,646	0.84
Dana Kepner Company, LLC	(4)(11)	SOFR + 6.00%	11.55%	12/29/2026	15,590	15,616	15,513	0.57
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.50%	10.92%	11/2/2026	31,897	31,526	31,259	1.16
Marcone Yellowstone Buyer, Inc.	(4)(10)	SOFR + 6.25%	11.79%	6/23/2028	82,173	80,471	77,242	2.86
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.60%	11.97%	11/13/2024	449	445	440	0.02
Tailwind Colony Holding Corporation	(4)(11)	SOFR + 6.50%	11.97%	11/13/2024	30,789	30,544	30,173	1.12
Unified Door & Hardware Group, LLC	(4)(11)	SOFR + 5.85%	11.24%	6/30/2025	39,301	39,221	38,122	1.41

						269,876	264,509	9.80
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 3.50%	8.92%	12/11/2028	8,082	7,845	7,729	0.29
BPPH2 Ltd	(4)(8)	S + 6.62%	11.80%	2/21/2030	GBP 26,000	30,701	31,258	1.16
Cambium Learning Group, Inc.	(4)(7)(10)	SOFR + 5.50%	10.93%	7/20/2028	34,704	34,704	34,704	1.28
Colibri Group, LLC	(10)	SOFR + 5.00%	10.45%	3/12/2029	3,940	3,909	3,896	0.14
Dreambox Learning Holding LLC	(4)(10)	SOFR + 6.25%	11.63%	12/1/2027	34,200	33,714	34,200	1.27
EM Bidco Limited	(9)	SOFR + 4.25%	9.74%	7/6/2029	4,966	4,950	4,921	0.18
Express Wash Concepts, LLC	(4)(11)	SOFR + 4.50%	11.42%	4/30/2027	10,343	10,263	10,136	0.38
Express Wash Concepts, LLC	(4)(7)(11)	SOFR + 4.50%	11.42%	4/30/2027	13,500	13,312	13,012	0.48
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.50%	8.93%	12/15/2028	7,880	7,729	7,816	0.29
Prime Security Service Borrower, LLC	(10)	SOFR + 2.75%	8.19%	9/23/2026	4,924	4,819	4,923	0.18
University Support Services, LLC	(9)	SOFR + 3.25%	8.67%	2/10/2029	9,044	8,866	8,981	0.33
Weld North Education, LLC	(9)	SOFR + 3.75%	9.18%	12/21/2027	1,966	1,951	1,931	0.07

						162,763	163,507	6.05
Diversified Financial Services
Barbri Holdings, Inc.	(4)(10)	SOFR + 5.75%	11.17%	4/28/2028	62,362	61,866	61,427	2.27
Mitchell International, Inc.	(9)	SOFR + 3.75%	9.18%	10/15/2028	8,373	8,154	8,249	0.31
Polaris Newco, LLC	(9)	SOFR + 4.00%	9.43%	6/2/2028	6,894	6,645	6,619	0.24
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 3.75%	9.07%	2/24/2028	4,428	4,389	4,425	0.16

						81,054	80,720	2.98
Diversified Telecommunication Services
Zacapa, LLC	(9)	SOFR + 4.00%	9.39%	3/22/2029	5,910	5,830	5,876	0.22
Zayo Group Holdings, Inc.	(9)	SOFR + 4.33%	9.64%	3/9/2027	2,109	2,071	1,724	0.06

						7,901	7,600	0.28

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Electric Utilities
Qualus Power Services Corp.	(4)(11)	SOFR + 5.00%	10.52%		3/26/2027	11,242	11,164	10,849	0.40
Electrical Equipment
Madison IAQ, LLC	(9)	SOFR + 3.25%	8.69%		6/21/2028	6,644	6,499	6,547	0.24
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.45%		12/23/2026	821	815	743	0.03
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.37%		12/23/2026	3,202	3,171	2,898	0.11
Albireo Energy, LLC	(4)(11)	SOFR + 6.00%	11.50%		12/23/2026	10,668	10,563	9,655	0.36
Infinite Bidco, LLC	(9)	SOFR + 3.75%	9.18%		3/2/2028	2,878	2,889	2,832	0.10

							17,438	16,128	0.60
Energy Equipment & Services
Tetra Technologies, Inc.	(4)(11)	SOFR + 6.25%	11.67%		9/10/2025	22,793	22,793	22,793	0.84
Entertainment
CE Intermediate I, LLC	(9)	SOFR + 3.50%	9.02%		11/10/2028	4,927	4,923	4,882	0.18
Recorded Books, Inc.	(8)	SOFR + 4.00%	9.32%		8/29/2025	2,298	2,272	2,301	0.09

							7,195	7,183	0.27
Financial Services
Citco Funding LLC	(9)	SOFR + 3.50%	8.59%		4/27/2028	7,302	7,145	7,317	0.27
Food Products
Froneri International PLC	(8)	SOFR + 2.25%	7.67%		1/29/2027	4,870	4,764	4,843	0.18
Ground Transportation
Quality Distribution LLC	(4)(11)	SOFR + 6.38%	11.81%		7/1/2028	80,511	79,674	78,901	2.92
Health Care Equipment & Supplies
Auris Luxembourg III Sarl	(8)	L + 3.75%	9.12%		2/27/2026	7,869	7,632	7,688	0.28
CPI Buyer, LLC	(4)(7)(10)	SOFR + 5.50%	11.18%		11/1/2028	139,912	136,568	134,998	5.00
CSHC Buyerco, LLC	(4)(7)(11)	SOFR + 4.75%	10.17%		9/8/2026	10,711	10,588	10,602	0.39
Mozart Borrower LP	(9)	SOFR + 3.25%	8.68%		10/23/2028	8,865	8,684	8,851	0.33
Natus Medical Incorporated	(4)(9)	SOFR + 5.50%	11.04%		7/20/2029	3,692	3,490	3,471	0.13
Resonetics, LLC	(10)	SOFR + 4.00%	9.63%		4/28/2028	2,947	2,939	2,903	0.11
Sunshine Luxembourg VII S.à r.l, LLC	(10)	SOFR + 3.75%	9.24%		10/1/2026	9,836	9,612	9,832	0.36

							179,513	178,345	6.60
Health Care Providers & Services
ACI Group Holdings, Inc.	(4)(10)	SOFR + 5.50%	10.92 (incl. 1.25 PIK	% % )	8/2/2028	136,347	135,084	134,643	4.98
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.50%	11.90%		5/7/2027	1,718	1,702	1,701	0.06
ADCS Clinics Intermediate Holdings, LLC	(4)(11)	SOFR + 6.50%	11.87%		5/7/2027	32,752	32,406	32,424	1.20
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	SOFR + 6.50%	11.95%		5/7/2026	134	127	120	0.00
ADMI Corp.	(9)	SOFR + 3.75%	9.18%		12/23/2027	5,903	5,743	5,522	0.20
Amerivet Partners Management, Inc.	(4)(10)	SOFR + 5.50%	11.04%		2/25/2028	96,284	94,020	93,155	3.45
Canadian Hospital Specialties Ltd.	(4)(11)	C + 4.50%	9.87%		4/14/2028	CAD 29,697	21,604	21,746	0.80

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
CCBlue Bidco, Inc.	(4)(7)(10)	SOFR + 6.25%	11.60 (incl. 2.75 PIK	% % )	12/21/2028	21,201	20,884	19,636	0.73
CHG Healthcare Services, Inc.	(9)	SOFR + 3.25%	8.68%		9/29/2028	592	572	591	0.02
DCA Investment Holdings, LLC	(4)(7)(10)	SOFR + 6.41%	11.80%		4/3/2028	30,028	29,786	29,502	1.09
Electron Bidco, Inc.	(9)	SOFR + 3.00%	8.43%		11/1/2028	6,895	6,738	6,876	0.25
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	11.55%		10/4/2026	28,846	28,846	28,558	1.06
Global Medical Response, Inc.	(11)	SOFR + 4.25%	9.78%		10/2/2025	4,917	4,850	3,454	0.13
ICS US Holdings, Inc.	(4)(9)	SOFR + 4.60%	9.90%		6/8/2028	35,000	33,039	33,163	1.23
Jayhawk Buyer, LLC	(4)(11)	SOFR + 5.00%	10.50%		10/15/2026	31,061	30,857	30,129	1.11
LifePoint Health, Inc.	(8)	SOFR + 3.75%	9.38%		11/16/2025	6,564	6,561	6,561	0.24
Midwest Physician Administrative Services, LLC	(10)	SOFR + 3.25%	8.90%		3/12/2028	2,947	2,951	2,775	0.10
Navigator Acquiror, Inc.	(4)(9)	SOFR + 5.75%	11.17 (incl. 5.71 PIK	% % )	7/16/2027	16,178	16,127	15,773	0.58
Navigator Acquiror, Inc.	(4)(7)(9)	SOFR + 5.75%	11.18 (incl. 5.72 PIK	% % )	7/16/2027	2,497	2,484	2,434	0.09
Onex TSG Intermediate Corp.	(10)	SOFR + 4.75%	10.38%		2/28/2028	1,965	1,976	1,835	0.07
Pathway Vet Alliance, LLC	(8)	SOFR + 3.75%	9.18%		3/31/2027	4,917	4,846	4,609	0.17
Pediatric Associates Holding Co., LLC	(9)	SOFR + 3.25%	8.57%		12/29/2028	3,944	3,931	3,853	0.14
PetVet Care Centers, LLC	(10)	SOFR + 3.50%	8.92%		2/14/2025	6,395	6,297	6,375	0.24
Phoenix Guarantor, Inc.	(8)	SOFR + 3.25%	8.68%		3/5/2026	5,413	5,264	5,386	0.20
Phoenix Guarantor, Inc.	(8)	SOFR + 3.50%	8.93%		3/5/2026	2,947	2,952	2,937	0.11
PSKW Intermediate, LLC	(4)(11)	SOFR + 6.25%	11.67%		3/9/2026	36,470	36,470	36,470	1.35
Radnet, Inc.	(10)	SOFR + 3.00%	8.43%		4/21/2028	4,237	4,238	4,237	0.16
Smile Doctors, LLC	(4)(7)(10)	SOFR + 5.75%	11.24%		12/23/2028	143,714	141,281	140,745	5.21
Stepping Stones Healthcare Services, LLC	(4)(10)	SOFR + 5.75%	11.24%		1/2/2029	12,497	12,308	12,060	0.45
Stepping Stones Healthcare Services, LLC	(4)(7)(10)	SOFR + 5.75%	11.05%		1/2/2029	2,379	2,333	2,283	0.08
Stepping Stones Healthcare Services, LLC	(4)(7)(10)	SOFR + 5.75%	11.17%		12/30/2026	255	230	192	0.01
Surgery Centers Holdings, Inc.	(10)	SOFR + 3.75%	9.19%		8/31/2026	4,958	4,866	4,969	0.18
U.S. Anesthesia Partners, Inc.	(9)	SOFR + 4.25%	9.69%		10/1/2028	1,784	1,791	1,641	0.06
US Oral Surgery Management Holdco, LLC	(4)(10)	SOFR + 6.00%	11.48%		11/18/2027	20,100	19,886	19,648	0.73
US Oral Surgery Management Holdco, LLC	(4)(7)(11)	SOFR + 6.00%	11.35%		11/18/2027	7,977	7,858	7,754	0.29
WHCG Purchaser III, Inc.	(4)(10)	SOFR + 5.75%	11.40%		6/22/2028	6,300	6,208	4,048	0.15
WHCG Purchaser III, Inc.	(4)(7)(10)	SOFR + 5.75%	11.40%		6/22/2026	739	730	474	0.02

							737,846	728,279	26.94

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Technology
Edifecs, Inc.	(4)(10)	SOFR + 5.50%	10.99%	9/21/2026	9,710	9,617	9,710	0.36
Edifecs, Inc.	(4)(11)	SOFR + 7.00%	12.49%	9/21/2026	17,762	18,101	17,940	0.66
GHX Ultimate Parent Corp	(9)	SOFR + 4.75%	10.12%	6/30/2027	4,508	4,405	4,513	0.17
GI Ranger Intermediate, LLC	(4)(10)	SOFR + 5.75%	11.29%	10/29/2028	44,477	43,915	44,254	1.64
Netsmart Technologies, Inc.	(10)	SOFR + 4.00%	9.43%	10/1/2027	3,902	3,872	3,908	0.14
Project Ruby Ultimate Parent Corp.	(4)(10)	SOFR + 5.75%	11.18%	3/10/2028	49,500	48,278	49,253	1.82
Waystar Technologies, Inc.	(8)	SOFR + 4.00%	9.43%	10/22/2026	6,895	6,747	6,912	0.26

						134,935	136,490	5.05
Hotels, Restaurants & Leisure
Alterra Mountain Company	(9)	SOFR + 3.50%	8.93%	8/17/2028	6,894	6,717	6,897	0.26
Fertitta Entertainment, LLC	(9)	SOFR + 4.00%	9.32%	1/27/2029	6,895	6,645	6,837	0.25
GVC Finance LLC	(9)	SOFR + 3.50%	8.99%	10/31/2029	908	898	908	0.03
GVC Holdings Gibraltar, Ltd.	(9)	SOFR + 2.50%	7.99%	3/29/2027	2,955	2,906	2,954	0.11
IRB Holding Corp.	(10)	SOFR + 3.00%	8.42%	12/15/2027	7,317	7,162	7,299	0.27
Scientific Games Holdings LP	(9)	SOFR + 3.50%	8.77%	4/4/2029	1,980	1,894	1,971	0.07
Tacala Investment Corp.	(10)	SOFR + 4.00%	9.43%	2/5/2027	7,880	7,754	7,863	0.29
Twin River Worldwide Holdings, Inc.	(9)	SOFR + 3.25%	8.84%	10/2/2028	3,334	3,259	3,275	0.12
Whatabrands, LLC	(9)	SOFR + 3.00%	8.43%	8/3/2028	8,709	8,463	8,687	0.32

						45,698	46,691	1.72
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.75%	9.08%	7/31/2028	8,911	8,648	8,836	0.33
Industrial Conglomerates
Engineered Machinery Holdings, Inc.	(10)	SOFR + 3.50%	9.15%	5/19/2028	3,940	3,819	3,924	0.15
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	9.40%	3/31/2028	8,857	8,659	8,793	0.33
SPX Flow, Inc.	(9)	SOFR + 4.50%	9.92%	4/5/2029	1,743	1,685	1,741	0.06
Vertical US Newco, Inc.	(9)	SOFR + 3.50%	9.38%	7/30/2027	4,030	4,003	4,026	0.15
Victory Buyer, LLC	(9)	SOFR + 3.75%	9.33%	11/19/2028	9,877	9,383	9,326	0.35

						27,549	27,810	1.04
Insurance
Alera Group, Inc.	(4)(10)	SOFR + 6.00%	11.42%	10/2/2028	46,478	45,697	46,013	1.70
Alliant Holdings Intermediate, LLC	(9)	L + 3.50%	8.93%	11/6/2027	2,947	2,960	2,945	0.11
AssuredPartners, Inc.	(9)	SOFR + 3.50%	8.82%	2/12/2027	6,151	6,065	6,141	0.23
AssuredPartners, Inc.	(9)	SOFR + 4.25%	9.57%	2/12/2027	16,500	16,030	16,531	0.61
Baldwin Risk Partners, LLC	(9)	SOFR + 3.50%	8.92%	10/14/2027	6,884	6,808	6,841	0.25
BroadStreet Partners, Inc.	(8)	SOFR + 3.00%	8.43%	1/27/2027	7,870	7,685	7,845	0.29
Foundation Risk Partners Corp.	(4)(10)	SOFR + 6.00%	11.49%	10/29/2028	76,219	75,578	74,314	2.75
Galway Borrower, LLC	(4)(10)	SOFR + 5.25%	10.74%	9/29/2028	44,460	43,527	43,571	1.61
High Street Buyer, Inc.	(4)(10)	SOFR + 6.00%	11.54%	4/14/2028	6,732	6,691	6,732	0.25
Howden Group Holdings Limited	(10)	L + 3.25%	8.69%	11/12/2027	4,428	4,430	4,420	0.16
NFP Corp.	(8)	SOFR + 3.25%	8.68%	2/15/2027	9,195	8,976	9,096	0.34
PGIS Intermediate Holdings, LLC	(4)(10)	SOFR + 5.75%	11.28%	10/16/2028	63,184	61,458	61,131	2.26

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Insurance (continued)
RSC Acquisition, Inc.	(4)(10)	SOFR + 5.50%	11.02%	10/30/2026	45,520	44,760	45,576	1.69
SG Acquisition, Inc.	(4)(9)	SOFR + 5.50%	10.92%	1/27/2027	77,653	77,599	75,712	2.80
USI, Inc.	(9)	SOFR + 3.75%	9.14%	11/22/2029	6,823	6,763	6,826	0.25

						415,027	413,694	15.30
Interactive Media & Services
Ancestry.com Operations, Inc	(9)	SOFR + 3.25%	8.67%	12/6/2027	2,939	2,943	2,884	0.11
MH Sub I, LLC	(8)	SOFR + 3.75%	9.18%	9/13/2024	1,429	1,406	1,432	0.05
MH Sub I, LLC	(11)	SOFR + 3.75%	9.18%	9/13/2024	856	858	857	0.03
Project Boost Purchaser, LLC	(8)	SOFR + 3.50%	8.93%	6/1/2026	6,890	6,764	6,890	0.25
William Morris Endeavor Entertainment, LLC	(8)	SOFR + 2.75%	8.18%	5/18/2025	1,933	1,901	1,933	0.07

						13,872	13,996	0.51
Internet & Direct Marketing Retail
Donuts, Inc.	(4)(11)	SOFR + 6.00%	11.57%	12/29/2027	9,612	9,535	9,564	0.35
Donuts, Inc.	(4)(11)	SOFR + 6.00%	11.57%	12/29/2026	32,518	32,384	32,355	1.20
Prodege International Holdings, LLC	(4)(10)	SOFR + 5.75%	11.31%	12/15/2027	20,999	20,733	19,634	0.73

						62,652	61,553	2.28
IT Services
AI Altius Bidco, Inc.	(4)(10)	SOFR + 5.18%	10.47%	12/21/2028	38,554	37,903	38,361	1.42
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	9.32%	10/16/2026	10,086	9,824	10,040	0.37
Endurance International Group Holdings, Inc.	(10)	L + 3.50%	8.79%	2/10/2028	4,425	4,344	4,310	0.16
Park Place Technologies, LLC	(11)	SOFR + 5.00%	10.42%	11/10/2027	26,347	25,544	26,007	0.96
Razor Holdco, LLC	(4)(10)	SOFR + 5.75%	11.22%	10/25/2027	25,545	25,185	25,353	0.94
Turing Midco, LLC	(9)	SOFR + 2.50%	7.93%	3/24/2028	2,048	2,022	2,040	0.08
Virtusa Corp.	(10)	SOFR + 3.75%	9.17%	2/15/2029	3,940	3,909	3,926	0.15
Virtusa Corp.	(10)	L + 3.75%	9.33%	2/11/2028	1,975	1,927	1,966	0.07

						110,658	112,003	4.15
Leisure Products
Motion Finco, LLC	(8)	SOFR + 3.25%	8.90%	11/12/2026	5,869	5,672	5,864	0.22
Life Sciences Tools & Services
Cambrex Corp.	(10)	SOFR + 3.50%	8.92%	12/4/2026	5,943	5,885	5,927	0.22
Curia Global, Inc.	(10)	SOFR + 3.75%	9.17%	8/30/2026	6,146	5,992	5,136	0.19

						11,877	11,063	0.41
Machinery
Pro Mach Group, Inc.	(11)	SOFR + 4.00%	9.43%	8/31/2028	5,949	5,847	5,961	0.22
Media
Clear Channel Outdoor Holdings, Inc.	(8)	SOFR + 3.50%	9.14%	8/21/2026	1,969	1,948	1,917	0.07
iHeartCommunications, Inc.	(8)	SOFR + 3.00%	8.43%	5/1/2026	5,000	4,839	4,510	0.17
Radiate Holdco, LLC	(10)	SOFR + 3.25%	8.68%	9/25/2026	3,930	3,935	3,229	0.12
Univision Communications, Inc.	(10)	SOFR + 3.25%	8.68%	3/15/2026	3,930	3,927	3,927	0.15
UPC Financing Partnership	(8)	SOFR + 2.93%	8.37%	1/31/2029	5,500	5,417	5,435	0.20
Virgin Media Bristol, LLC	(8)	SOFR + 3.25%	8.70%	1/31/2029	3,500	3,465	3,425	0.13

						23,531	22,443	0.84

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Metals & Mining
SCIH Salt Holdings, Inc.	(10)	SOFR + 4.00%	9.63%	3/16/2027	3,915	3,881	3,897	0.14
Oil, Gas & Consumable Fuels
CQP Holdco, LP	(9)	SOFR + 3.50%	8.99%	6/5/2028	7,864	7,823	7,881	0.29
Eagle Midstream Canada Finance, Inc.	(4)(10)	SOFR + 6.25%	11.61%	8/15/2028	23,605	23,318	23,605	0.87
Freeport LNG Investments, LLLP	(9)	SOFR + 3.50%	9.09%	12/21/2028	4,894	4,864	4,856	0.18
KKR Alberta Midstrean Fince, Inc.	(4)(10)	SOFR + 6.25%	11.61%	8/15/2028	12,842	12,685	12,842	0.48

						48,690	49,184	1.82
Paper & Forest Products
Profile Products, LLC	(4)(10)	SOFR + 5.75%	11.22%	11/12/2027	75,495	74,233	73,042	2.70
Pharmaceuticals
ANI Pharmaceuticals, Inc.	(10)	SOFR + 6.00%	11.43%	11/19/2027	51,144	49,269	51,154	1.89
Jazz Pharmaceuticals, Inc.	(9)	SOFR + 4.75%	10.28%	5/5/2028	3,541	3,542	3,542	0.13

						52,811	54,696	2.02
Professional Services
Aqgen Island Holdings, Inc.	(9)	SOFR + 3.50%	8.93%	8/2/2028	7,663	7,427	7,611	0.28
Armor Holdco, Inc.	(9)	SOFR + 4.50%	10.09%	12/11/2028	4,173	4,106	4,196	0.16
Camelot US Acquisition, LLC	(11)	SOFR + 3.00%	8.43%	10/30/2026	3,335	3,281	3,334	0.12
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	9.07%	12/29/2028	4,913	4,911	4,871	0.18
CFGI Holdings, LLC	(4)(10)	SOFR + 5.00%	10.42%	11/2/2027	111,602	111,602	111,602	4.13
Corporation Service Company	(9)	SOFR + 3.25%	8.67%	11/2/2029	2,407	2,344	2,410	0.09
Cumming Group, Inc.	(4)(7)(11)	SOFR + 6.00%	11.32%	5/26/2027	15,541	15,527	15,236	0.56
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	9.14%	4/9/2027	9,840	9,678	9,616	0.36
EP Purchaser, LLC	(9)	SOFR + 3.50%	9.15%	11/6/2028	3,454	3,447	3,419	0.13
Galaxy US Opco, Inc.	(9)	SOFR + 4.75%	10.07%	4/29/2029	4,963	4,863	4,758	0.18
IG Investments Holdings, LLC	(4)(10)	SOFR + 6.00%	11.47%	9/22/2028	135,325	134,757	134,648	4.98
Kwor Acquisition, Inc.	(4)(10)	SOFR + 5.25%	10.67%	12/22/2028	91,676	88,963	89,613	3.32
Saphilux Sarl	(4)(8)	S + 5.50%	10.69%	7/18/2028	GBP 20,000	25,392	24,533	0.91
Sherlock Buyer Corp.	(4)(10)	SOFR + 5.75%	11.24%	12/8/2028	27,595	27,265	27,043	1.00
The Dun & Bradstreet Corporation	(8)	SOFR + 2.75%	8.17%	2/6/2026	7,950	7,944	7,947	0.29
Trans Union, LLC	(9)	SOFR + 2.25%	7.68%	12/1/2028	2,149	2,157	2,151	0.08
Trinity Air Consultants Holdings Corp.	(4)(10)	SOFR + 5.25%	10.62%	6/29/2027	118,000	117,060	118,000	4.37
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 5.25%	10.69%	11/8/2028	29,119	28,673	28,099	1.04
West Monroe Partners, LLC	(4)(7)(10)	SOFR + 5.25%	10.70%	11/8/2027	644	644	622	0.02

						600,041	599,709	22.20
Real Estate Management & Development
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 5.50%	10.92%	2/16/2028	18,138	18,269	18,138	0.67
Software
2U, Inc.	(10)	SOFR + 6.50%	11.95%	12/28/2026	44,890	43,020	41,945	1.55

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Apex Group Treasury, LLC	(9)	SOFR + 3.75%	9.38%		7/27/2028	1,083	1,070	1,076	0.04
Apex Group Treasury, LLC	(4)(9)	SOFR + 5.00%	10.31%		7/27/2028	61,535	58,051	61,689	2.28
Boxer Parent Company, Inc.	(8)	SOFR + 3.75%	9.18%		10/2/2025	7,664	7,530	7,665	0.28
Cloudera, Inc.	(9)	SOFR + 3.75%	9.17%		10/8/2028	8,139	7,890	7,997	0.30
Community Brands ParentCo, LLC	(4)(10)	SOFR + 5.65%	11.02%		2/24/2028	75,366	74,126	74,612	2.76
Confine Visual Bidco	(4)(7)(10)	SOFR + 5.75%	11.05 (incl. 3.00 PIK	% % )	2/23/2029	32,099	31,303	28,236	1.04
ConnectWise, LLC	(9)	SOFR + 3.50%	8.93%		9/29/2028	4,421	4,427	4,360	0.16
Delta Topco, Inc.	(10)	SOFR + 3.75%	9.07%		12/1/2027	3,940	3,914	3,908	0.14
ECI Macola Max Holding, LLC	(10)	SOFR + 3.75%	9.40%		11/9/2027	6,894	6,702	6,889	0.25
Epicor Software Corp.	(10)	SOFR + 3.25%	8.68%		7/30/2027	9,835	9,623	9,834	0.36
Flexera Software, LLC	(10)	SOFR + 3.75%	9.18%		3/3/2028	5,523	5,425	5,490	0.20
GI Consilio Parent, LLC	(9)	SOFR + 4.00%	9.43%		5/12/2028	7,099	6,974	6,927	0.26
GI Consilio Parent, LLC	(4)(9)	SOFR + 4.50%	10.13%		5/12/2028	10,000	9,800	9,829	0.36
GovernmentJobs.com, Inc.	(4)(7)(10)	SOFR + 5.50%	10.92%		12/1/2028	23,246	22,880	23,020	0.85
GovernmentJobs.com, Inc.	(4)(7)(10)	SOFR + 5.50%	10.90%		12/1/2028	962	895	902	0.03
GraphPAD Software, LLC	(4)(11)	SOFR + 5.50%	11.22%		4/27/2027	15,439	15,317	15,208	0.56
Greeneden U.S. Holdings II, LLC	(10)	SOFR + 4.00%	9.43%		12/1/2027	4,421	4,422	4,429	0.16
HS Purchaser, LLC	(10)	SOFR + 4.00%	9.47%		11/19/2026	3,931	3,908	3,777	0.14
Idera, Inc.	(10)	SOFR + 3.75%	9.27%		3/2/2028	2,947	2,955	2,929	0.11
Informatica, LLC	(8)	SOFR + 2.75%	8.18%		10/27/2028	1,576	1,560	1,574	0.06
ION Trading Finance Ltd.	(8)	SOFR + 4.75%	10.24%		4/3/2028	7,743	7,458	7,654	0.28
LD Lower Holdings, Inc.	(4)(11)	SOFR + 6.50%	11.99%		2/8/2026	14,869	14,782	14,720	0.54
Medallia, Inc.	(4)(10)	SOFR + 6.00%	11.42 (incl. 5.97 PIK	% % )	10/29/2028	48,544	47,894	47,573	1.76
Mitnick Purchaser, Inc.	(9)	SOFR + 4.50%	9.97%		5/2/2029	4,950	4,930	4,778	0.18
Mitratech Holdings, Inc.	(4)(10)	SOFR + 5.00%	10.47%		5/18/2028	27,363	26,254	26,610	0.98
Mitratech Holdings, Inc.	(10)	SOFR + 4.25%	9.88%		5/18/2028	14,963	14,283	14,701	0.54
Monk Holding Co.	(4)(10)(18)	SOFR + 5.70%	10.99%		12/1/2027	109,060	107,135	109,060	4.04
Monk Holding Co.	(4)(7)(10)	SOFR + 5.50%	10.99%		12/1/2027	679	603	573	0.02
MRI Software, LLC	(4)(11)	SOFR + 5.50%	10.99%		2/10/2026	10,099	9,882	9,891	0.37
Nintex Topco Limited	(4)(10)	SOFR + 6.00%	11.39%		11/13/2028	32,588	32,070	30,796	1.14
NortonLifeLock, Inc.	(9)	SOFR + 2.00%	7.42%		9/12/2029	3,536	3,521	3,530	0.13
Perforce Software, Inc.	(8)	SOFR + 3.75%	9.18%		7/1/2026	1,332	1,329	1,298	0.05
Project Alpha Intermediate Holding, Inc.	(8)	SOFR + 4.00%	9.43%		4/26/2024	2,947	2,945	2,948	0.11
Proofpoint, Inc.	(9)	SOFR + 3.25%	8.68%		8/31/2028	8,828	8,539	8,766	0.32
Quartz Acquireco LLC	(4)(9)	SOFR + 3.50%	8.82%		6/28/2030	6,766	6,701	6,766	0.25
Quest Software US Holdings, Inc.	(9)	SOFR + 4.25%	9.77%		2/1/2029	3,960	3,930	3,314	0.12
RealPage, Inc.	(9)	SOFR + 3.00%	8.43%		4/24/2028	7,872	7,686	7,792	0.29
Relativity ODA, LLC	(4)(7)(11)	SOFR + 6.50%	11.92%		5/12/2027	54,525	53,913	53,699	1.99
Rocket Software, Inc.	(8)	SOFR + 4.25%	9.68%		11/28/2025	1,481	1,432	1,482	0.05
Rocket Software, Inc.	(9)	SOFR + 4.25%	9.68%		11/28/2025	5,392	5,283	5,392	0.20

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
S2P Acquisition Borrower, Inc.	(8)	SOFR + 4.00%	9.42%	8/14/2026	4,921	4,884	4,921	0.18
SolarWinds Holdings Inc.	(8)	SOFR + 3.75%	9.07%	2/5/2027	2,916	2,916	2,923	0.11
Sophia, LP	(9)	SOFR + 3.50%	8.82%	10/7/2027	9,849	9,545	9,839	0.36
Sovos Compliance, LLC	(9)	SOFR + 4.50%	9.93%	8/11/2028	3,935	3,934	3,879	0.14
SS&C Technologies, Inc.	(9)	SOFR + 2.25%	7.67%	3/22/2029	4,232	4,148	4,236	0.16
Stamps.com, Inc.	(4)(10)	SOFR + 5.75%	11.17%	10/5/2028	59,100	58,196	57,623	2.13
Surf Holdings, LLC	(8)	SOFR + 3.50%	8.94%	3/5/2027	4,916	4,860	4,912	0.18
Symphony Technology Group	(9)	SOFR + 3.75%	9.18%	3/1/2029	5,925	5,837	5,797	0.21
Symphony Technology Group	(10)	SOFR + 5.00%	10.63%	7/27/2028	1,970	1,974	1,476	0.05
The Ultimate Software Group, Inc.	(9)	SOFR + 3.25%	8.62%	5/4/2026	9,105	8,916	9,089	0.34
Triple Lift, Inc.	(4)(10)	SOFR + 5.50%	11.05%	5/5/2028	59,543	59,068	57,756	2.14
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.50%	10.95%	5/5/2028	821	790	757	0.03
Vision Solutions, Inc.	(10)	SOFR + 4.00%	9.61%	4/24/2028	5,961	5,913	5,793	0.21
VS Buyer, LLC	(8)	SOFR + 3.25%	8.67%	2/28/2027	3,034	3,000	3,026	0.11

						856,343	855,666	31.60
Specialty Retail
CustomInk, LLC	(4)(11)(18)	SOFR + 6.18%	11.37%	5/3/2026	36,866	36,588	36,866	1.36
EG America, LLC	(8)	SOFR + 4.00%	9.41%	2/7/2025	1,677	1,641	1,681	0.06
EG America, LLC	(8)	SOFR + 4.00%	9.48%	2/7/2025	3,547	3,471	3,405	0.13

						41,700	41,952	1.55
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 6.75%	12.17%	2/28/2028	29,247	29,141	29,247	1.08
Trading Companies & Distributors
Core and Main, LP	(8)	SOFR + 2.50%	7.69%	7/27/2028	3,950	3,879	3,955	0.15
Foundation Building Materials, Inc.	(9)	SOFR + 3.25%	8.88%	1/31/2028	6,887	6,684	6,828	0.25
Icebox Holdco III, Inc.	(9)	SOFR + 3.75%	9.25%	12/22/2028	5,890	5,847	5,869	0.22
LBM Acquisition, LLC	(10)	SOFR + 3.75%	9.17%	12/17/2027	3,930	3,928	3,845	0.14
Park River Holdings, Inc.	(10)	L + 3.25%	8.52%	12/28/2027	3,378	3,333	3,272	0.12
Porcelain Acquisition Corp.	(4)(7)(11)	SOFR + 6.00%	11.34%	4/1/2027	8,710	8,554	8,474	0.31
Specialty Building Products Holdings, LLC	(9)	SOFR + 3.75%	9.17%	10/15/2028	1,970	1,979	1,952	0.07
SRS Distribution, Inc.	(9)	SOFR + 3.50%	8.92%	6/2/2028	1,970	1,950	1,954	0.07
SRS Distribution, Inc.	(9)	SOFR + 3.50%	8.93%	6/2/2028	7,884	7,720	7,817	0.29
The Cook & Boardman Group, LLC	(11)	SOFR + 5.75%	11.18%	10/17/2025	46,571	44,948	45,407	1.68

						88,822	89,373	3.30

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Transportation Infrastructure
Frontline Road Safety, LLC	(4)(10)	SOFR + 5.75%	11.55%	5/3/2027	13,153	12,827	12,956	0.48
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	10.94%	10/19/2027	11,872	11,788	11,427	0.42
Roadsafe Holdings, Inc.	(4)(11)	SOFR + 5.75%	10.66%	10/19/2027	6,828	6,756	6,572	0.24

						31,371	30,955	1.14
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	9.39%	12/17/2027	6,693	6,560	6,617	0.24

Total First Lien Debt						5,298,467	5,282,913	195.41

Second Lien Debt
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 5.75%	11.17%	12/10/2029	5,301	4,789	4,583	0.17
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	(4)(8)	8.75%	8.75%	4/15/2029	CAD 12,000	8,438	7,811	0.29
Jayhawk Buyer, LLC	(4)(11)	SOFR + 8.75%	14.22%	10/15/2027	24,712	24,558	24,094	0.89

						32,996	31,905	1.18
Industrial Conglomerates
Victory Buyer, LLC	(4)(9)	SOFR + 7.00%	12.43%	11/1/2029	66,704	65,586	62,368	2.31
Life Sciences Tools & Services
Curia Global, Inc.	(4)(10)	SOFR + 6.50%	12.13%	8/31/2029	37,847	37,120	29,899	1.11
Phoenix Newco, Inc.	(4)(9)	SOFR + 6.50%	11.93%	11/15/2029	37,847	37,116	37,847	1.40

						74,236	67,746	2.51
Software
Apex Group Treasury, LLC	(4)(9)	SOFR + 6.75%	12.40%	7/27/2029	37,847	38,013	37,748	1.40
Proofpoint, Inc.	(9)	SOFR + 6.25%	11.68%	8/31/2029	37,847	37,023	38,030	1.41
Vision Solutions, Inc.	(10)	SOFR + 7.25%	12.86%	4/23/2029	33,922	29,686	30,726	1.14

						104,722	106,504	3.95

Total Second Lien Debt						282,329	273,106	10.12

Bonds
Software
Tangerine Bidco SPA	(4)(8)	E + 6.50%	10.47%	12/30/2029	EUR 66,000	68,096	68,829	2.55
TeamSystem SpA	(4)(8)	E + 6.25%	9.91%	2/15/2028	EUR 35,000	33,506	37,056	1.37

						101,602	105,885	3.92

Total Bonds						101,602	105,885	3.92

Equity
Aerospace & Defense
Loar Acquisition 13, LLC - Common Units	(4)				2,547,048	4,305	7,641	0.28
Air Freight & Logistics
AGI Group Holdings LP - A2 Units	(4)				194	208	129	0.00
Mode Holdings, L.P. - Class A-2 Common Units	(4)				1,230,769	2,215	2,375	0.09

						2,423	2,504	0.09

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity (continued)
Chemicals
Pigments LP Int	(4)				1,212	—	—	0.00
Distributors
Box Co-Invest Blocker, LLC - Series A Units	(4)				780,000	780	601	0.02
Box Co-Invest Blocker, LLC - Series C Units	(4)				94,753	92	99	0.00
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units	(4)				301,167	1,239	2,805	0.10

						2,111	3,505	0.12
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests	(4)		11.50%		974,662	1,133	1,160	0.04
Deneb Ultimate Topco, LLC - Class A Units	(4)				728	728	354	0.01

						1,861	1,514	0.05
Health Care Providers & Services
Jayhawk Holdings, LP - A-1 Common Units	(4)				797	210	102	0.00
Jayhawk Holdings, LP - A-2 Common Units	(4)				429	113	55	0.00

						323	157	0.00
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units	(4)				3,000,000	3,542	3,932	0.15
Software
Lobos Parent, Inc. - Series A Preferred Shares	(4)		10.50%		5,773	5,700	6,495	0.24
Transportation Infrastructure
Frontline Road Safety Investments, LLC - Class A Common Units	(4)				3,936	376	385	0.01

Total Equity						20,641	26,133	0.94

Total Investment Portfolio						5,703,039	5,688,037	210.39

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund						6,718	6,718	0.25
Other Cash and Cash Equivalents						132,971	132,971	4.92

Total Portfolio Investments, Cash and Cash Equivalents						$5,842,728	$5,827,726	215.56%

(1)	Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Schedule of Investments) are denominated in dollars. As of September 30, 2023, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.
(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2023. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved
(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	$647	$—
Bazaarvoice, Inc.	Revolver	5/7/2026	2,123	—
Cambium Learning Group, Inc.	Revolver	7/20/2028	3,249	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	2,817	—
Confine Visual Bidco	Delayed Draw Term Loan	3/11/2024	6,089	—

BCRED Emerald JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
CPI Buyer, LLC	Revolver	11/1/2026	2,974	(59)
CSHC Buyerco, LLC	Delayed Draw Term Loan	9/8/2026	195	—
Cumming Group, Inc.	Revolver	5/26/2027	1,891	(33)
DCA Investment Holdings, LLC	Delayed Draw Term Loan	4/3/2028	25	—
Express Wash Concepts, LLC	Delayed Draw Term Loan	4/30/2027	10,900	—
GovernmentJobs.com, Inc.	Revolver	11/30/2027	2,566	(51)
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	7,056	—
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	2,432	—
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	1,008	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	2,094	—
Latham Pool Products, Inc.	Revolver	2/18/2029	11,250	(658)
Monk Holding Co.	Delayed Draw Term Loan	12/1/2023	7,311	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	1/16/2025	2,463	—
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/1/2027	2,115	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	7/25/2029	3,721	—
Relativity ODA, LLC	Revolver	5/12/2027	538	(8)
Smile Doctors, LLC	Revolver	12/23/2027	4,737	(95)
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	1,225	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	1,557	—
Triple Lift, Inc.	Revolver	5/6/2028	1,321	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	1,915	(43)
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	7,580	—
West Monroe Partners, LLC	Revolver	11/9/2027	2,198	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	2	—

Total unfunded commitments			$93,999	$(947)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2023 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2023 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2023 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2023 was 1.25%.
(13)	The interest rate floor on these investments as of September 30, 2023 was 1.50%.
(14)	The interest rate floor on these investments as of September 30, 2023 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)	Reserved
(17)	Loan was on non-accrual status as of September 30, 2023.
(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company’s loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

The following table presents the consolidated schedule of investments of the Emerald JV as of December 31, 2022:

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
Investments—non- controlled/non-affiliated
First Lien Debt
Aerospace & Defense
Amentum Government Services Holdings, LLC	(8)	L + 4.00%	8.17%	1/29/2027	$2,977	$2,882	$2,919	0.11%
Atlas CC Acquisition Corp.	(10)	L + 4.25%	8.98%	5/25/2028	9,921	9,545	8,401	0.30
Loar Group, Inc.	(4)(11)	L + 7.25%	11.63%	9/29/2023	28,049	28,049	28,049	1.01
Peraton Corp.	(10)	L + 3.75%	8.13%	2/1/2028	5,472	5,382	5,353	0.19
TransDigm Inc	(12)	SOFR + 6.15%	10.47%	2/22/2027	312	306	312	0.01
Vertex Aerospace Services Corp.	(10)	L + 3.50%	7.88%	12/6/2028	2,978	2,990	2,930	0.11

						49,154	47,964	1.73
Air Freight & Logistics
AGI-CFI Holdings, Inc.	(4)(10)	SOFR + 5.75%	9.13%	6/11/2027	24,489	24,287	24,244	0.88
Mode Purchaser, Inc.	(4)(11)	SOFR + 6.25%	10.57%	12/9/2026	38,931	38,931	38,931	1.41
RWL Holdings, LLC	(4)(7)(10)	SOFR + 5.75%	10.48%	12/31/2028	21,686	21,267	21,417	0.77
SEKO Global Logistics Network, LLC	(4)(5)(11)	L + 4.75%	9.07%	12/30/2026	35,328	35,160	35,151	1.27

						119,645	119,743	4.33
Airlines
Air Canada	(10)	L + 3.50%	8.13%	8/11/2028	3,980	3,946	3,946	0.14
American Airlines, Inc.	(8)	L + 4.00%	8.17%	4/20/2028	3,815	3,938	3,805	0.14
KKR Apple Bidco, LLC	(11)	L + 2.75%	7.13%	9/23/2028	5,955	5,786	5,883	0.21
United Airlines, Inc.	(10)	L + 3.75%	8.11%	4/21/2028	3,980	3,955	3,941	0.14

						17,625	17,575	0.63
Auto Components
Clarios Global LP	(8)	L + 3.25%	7.63%	4/30/2026	3,006	2,864	2,955	0.11
Beverages
Triton Water Holdings, Inc.	(9)	L + 3.50%	8.23%	3/31/2028	5,945	5,808	5,550	0.20
Building Products
Cornerstone Building Brands, Inc.	(9)	L + 3.25%	7.57%	4/12/2028	1,485	1,459	1,339	0.05
CP Atlas Buyer, Inc.	(9)	L + 3.50%	7.88%	11/23/2027	3,961	3,970	3,484	0.13
Express Wash Concepts, LLC	(4)(7)(11)	SOFR + 4.75%	8.88%	4/30/2027	20,448	20,359	19,224	0.70
Fencing Supply Group Acquisition, LLC	(4)(5)(11)	L + 6.00%	11.21%	2/26/2027	19,685	19,605	19,685	0.71
Griffon Corporation	(9)	SOFR + 2.50%	7.01%	1/24/2029	2,470	2,405	2,432	0.09

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Building Products (continued)
iHeartCommunications, Inc.	(11)	L + 3.00%	7.38%	5/1/2026	5,000	4,789	4,598	0.17
Kodiak BP, LLC	(10)	L + 3.25%	7.98%	3/12/2028	4,950	4,895	4,659	0.17
Latham Pool Products, Inc.	(7)(11)	SOFR + 3.75%	8.22%	2/23/2029	29,775	28,848	27,269	0.99
Lindstrom, LLC	(4)(11)	SOFR + 6.25%	10.47%	4/7/2025	27,705	27,705	27,428	0.99
New Arclin US Holding Corp.	(7)(9)	L + 3.75%	8.13%	10/2/2028	1,370	1,377	1,186	0.04
Tamko Building Product, LLC	(8)	L + 3.00%	7.73%	6/1/2026	2,977	2,885	2,891	0.10
The Chamberlain Group, Inc.	(9)	L + 3.25%	7.63%	11/3/2029	4,950	4,893	4,678	0.17
Windows Acquisition Holdings, Inc.	(4)(5)(11)	L + 6.50%	11.23%	12/29/2026	10,668	10,668	10,668	0.39

						133,858	129,541	4.70
Capital Markets
Advisor Group Holdings, Inc.	(8)	L + 4.50%	8.88%	7/31/2026	9,073	8,781	8,893	0.32
AllSpring Buyer, LLC	(9)	L + 3.00%	7.75%	11/1/2028	1,985	1,994	1,962	0.07
Resolute Investment Managers, Inc.	(11)	L + 4.25%	8.98%	4/30/2024	2,447	2,451	1,994	0.07
Situs-AMC Holdings Corporation	(4)(11)	SOFR + 5.75%	10.23%	12/22/2027	96,200	94,928	95,238	3.45
Superannuation And Investments US, LLC	(9)	L + 3.75%	8.13%	12/1/2028	1,980	1,991	1,953	0.07
The Edelman Financial Engines Center, LLC	(10)	L + 3.50%	7.88%	4/7/2028	8,691	8,400	8,133	0.29

						118,545	118,173	4.27
Chemicals
DCG Acquisition Corp.	(8)	SOFR + 4.50%	8.72%	9/30/2026	2,970	2,973	2,806	0.10
Dominion Colour Corporation	(4)(11)(14)	L + 8.25%	11.19%	4/6/2024	10,970	10,918	5,567	0.20
Starfruit Finco BV	(10)	L + 2.75%	10.13%	10/1/2025	1,980	1,902	1,957	0.07

						15,793	10,330	0.37
Commercial Services & Supplies
Access CIG, LLC	(8)	L + 3.75%	7.82%	2/27/2025	5,791	5,753	5,685	0.21
Acrisure LLC	(8)	SOFR + 5.75%	9.92%	2/15/2027	27,462	26,103	27,313	0.99
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	8.17%	5/12/2028	8,920	8,687	8,492	0.31
Anticimex, Inc.	(4)(9)	L + 4.00%	8.73%	11/16/2028	2,978	3,002	2,896	0.10
Anticimex, Inc.	(4)(9)	L + 3.50%	5.25%	11/16/2028	24,938	23,695	24,127	0.87
Anticimex, Inc.	(9)	L + 3.50%	8.23%	11/16/2028	4,966	4,764	4,805	0.17
Bazaarvoice, Inc.	(4)(7)(8)	SOFR + 5.75%	10.37%	5/7/2028	19,619	19,619	19,619	0.71

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Commercial Services & Supplies (continued)
Belfor Holdings, Inc.	(8)	L + 4.00%	8.38%	4/6/2026	3,969	3,952	3,949	0.14
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	8.07%	3/31/2028	7,950	7,838	7,622	0.28
EAB Global, Inc.	(9)	L + 3.50%	7.88%	8/16/2028	4,955	4,869	4,779	0.17
Energizer Holdings Inc	(9)	L + 3.75%	8.13%	12/8/2028	4,716	4,689	4,523	0.16
eResearchTechnology, Inc.	(11)	L + 4.50%	8.88%	2/4/2027	1,905	1,871	1,686	0.06
First Advantage Holdings, LLC	(11)	L + 2.75%	7.13%	1/31/2027	6,000	5,892	5,903	0.21
Foundational Education Group, Inc.	(4)(9)	SOFR + 3.75%	8.59%	8/31/2028	3,980	3,858	3,582	0.13
Garda World Security Corp.	(8)	L + 4.25%	8.93%	10/30/2026	3,000	3,016	2,927	0.11
Garda World Security Corp.	(8)	SOFR + 4.25%	8.53%	2/1/2029	5,985	5,755	5,776	0.21
Genuine Financial Holdings, LLC	(8)	L + 3.75%	7.82%	7/11/2025	8,230	8,088	7,944	0.29
International SOS The Americas LP	(8)	L + 4.50%	8.88%	9/7/2028	1,980	1,986	1,965	0.07
Java Buyer, Inc.	(4)(7)(10)	L + 5.75%	10.52%	12/15/2027	11,397	11,187	10,977	0.40
JSS Holdings, Inc.	(4)(10)	L + 6.00%	10.34%	12/27/2028	36,830	36,599	36,830	1.33
Knowledge Pro Buyer, Inc.	(4)(7)(10)	L + 5.75%	10.04%	12/10/2027	20,589	20,194	20,399	0.74
KPSKY Acquisition, Inc.	(4)(10)	L + 5.50%	9.54%	10/19/2028	136,343	129,600	128,503	4.65
PECF USS Intermediate Holding III Corp.	(9)	L + 4.25%	8.63%	12/15/2028	2,970	2,986	2,488	0.09
Polyphase Elevator Holding Co.	(4)(11)	L + 4.00%	9.17%	6/23/2027	19,799	19,291	19,106	0.69
Polyphase Elevator Holding Co.	(4)(11)	SOFR + 5.50%	10.18%	6/3/2027	8,613	8,392	8,333	0.30
Recycle & Resource US, LLC	(9)	L + 3.50%	8.23%	7/14/2028	2,977	2,990	2,714	0.10
Restaurant Technologies, Inc.	(11)	SOFR + 4.25%	8.83%	4/2/2029	19,854	19,410	19,542	0.71
Revspring, Inc.	(8)	L + 4.00%	8.73%	10/11/2025	2,969	2,972	2,873	0.10
The Action Environmental Group, Inc.	(4)(12)	L + 6.00%	10.66%	1/16/2026	2,062	2,022	2,036	0.07
The Action Environmental Group, Inc.	(4)(12)	SOFR + 6.00%	10.66%	1/16/2026	19,400	19,032	19,158	0.69
The Action Environmental Group, Inc.	(4)(12)	L + 3.91%	9.91%	1/15/2026	5,925	5,856	5,850	0.21
The Action Environmental Group, Inc.	(4)(12)	SOFR + 6.15%	10.47%	1/15/2026	5,387	5,325	5,319	0.19

						429,293	427,721	15.46
Communications Equipment
Commscope Inc	(10)	L + 4.25%	8.98%	4/6/2026	299	283	282	0.01
Construction & Engineering
Atlas Intermediate III, LLC	(4)(10)	L + 7.50%	11.59%	2/25/2028	24,317	24,256	24,074	0.87

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Construction & Engineering (continued)
Brookfield WEC Holdings, Inc.	(10)	L + 3.75%	8.07%	8/1/2025	9,919	9,580	9,795	0.35
Pike Electric Corp.	(10)	L + 5.00%	7.39%	1/21/2028	6,000	5,827	5,927	0.21
Pike Electric Corp.	(10)	L + 3.50%	7.82%	1/21/2028	2,993	2,923	2,971	0.11
Refficiency Holdings, LLC	(7)(10)	L + 3.75%	7.82%	12/16/2027	4,472	4,425	4,245	0.15

						47,011	47,012	1.69
Construction Materials
Quikrete Holdings, Inc.	(11)	L + 3.00%	7.38%	6/11/2028	5,955	5,786	5,916	0.21
White Cap Buyer, LLC	(9)	SOFR + 3.75%	8.07%	10/19/2027	5,180	5,004	5,018	0.18

						10,790	10,934	0.39
Containers & Packaging
Ascend Buyer, LLC	(4)(10)	SOFR + 6.25%	10.67%	10/2/2028	75,545	74,815	74,789	2.71
Berlin Packaging, LLC	(9)	L + 3.75%	7.88%	3/11/2028	8,920	8,722	8,603	0.31
Bway Holding Corporation	(11)	L + 6.25%	10.63%	4/3/2024	1,979	1,962	1,936	0.07
Charter NEX US, Inc.	(10)	L + 3.75%	8.13%	12/1/2027	6,467	6,227	6,294	0.23
Graham Packaging Co, Inc.	(10)	L + 3.00%	7.38%	8/4/2027	4,455	4,407	4,385	0.16
Novolex, Inc.	(9)	SOFR + 3.93%	8.60%	4/13/2029	8,955	8,647	8,551	0.31
ProAmpac PG Borrower, LLC	(10)	L + 3.75%	7.87%	11/3/2025	2,977	2,986	2,859	0.10
Ring Container Technologies Group, LLC	(9)	L + 3.50%	7.88%	8/12/2028	2,977	2,871	2,944	0.11
TricorBraun Holdings, Inc.	(9)	L + 3.25%	7.63%	3/3/2028	7,300	7,019	6,982	0.25
Trident TPI Holdings, Inc.	(8)	L + 3.25%	7.98%	9/15/2028	3,005	3,005	2,975	0.11
Trident TPI Holdings, Inc.	(9)	L + 4.00%	7.67%	9/15/2028	5,951	5,720	5,729	0.21

						126,381	126,047	4.57
Distributors
BP Purchaser, LLC	(4)(10)	L + 5.50%	10.24%	12/10/2028	50,760	49,752	49,110	1.78
Bution Holdco 2, Inc.	(4)(11)	L + 6.25%	10.63%	10/17/2025	23,299	23,168	23,299	0.84
Dana Kepner Company, LLC	(4)(11)	SOFR + 6.00%	10.66%	12/29/2026	15,710	15,742	15,632	0.57
Genuine Cable Group, LLC	(4)(10)	SOFR + 5.75%	10.17%	11/2/2026	32,141	31,677	31,498	1.14
Marcone Yellowstone Buyer, Inc.	(4)(5)(10)	SOFR + 5.50%	10.98%	6/23/2028	82,800	80,814	79,488	2.88
Tailwind Colony Holding Corporation	(4)(11)	L + 6.25%	10.98%	11/13/2024	31,575	31,156	31,101	1.13
Unified Door & Hardware Group, LLC	(4)(11)	L + 5.75%	10.32%	12/18/2027	39,559	39,457	38,867	1.41

						271,766	268,995	9.75
Diversified Consumer Services
Ascend Learning, LLC	(9)	L + 3.50%	7.88%	12/11/2028	8,143	7,870	7,720	0.28
Cambium Learning Group, Inc.	(4)(7)(10)	L + 5.50%	9.74%	7/20/2028	34,970	34,970	34,970	1.27
Colibri Group, LLC	(10)	SOFR + 5.00%	8.74%	3/12/2029	3,970	3,935	3,716	0.13

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Diversified Consumer Services (continued)
Dreambox Learning Holding, LLC	(4)(5)(10)	L + 6.25%	9.44%	12/1/2027	34,200	33,627	32,148	1.16
EM Bidco Limited	(9)	SOFR + 4.25%	8.93%	7/6/2029	5,000	4,983	4,898	0.18
KUEHG Corp.	(11)	L + 3.75%	8.48%	2/21/2025	6,938	6,795	6,680	0.24
Learning Care Group	(11)	L + 3.25%	7.64%	3/13/2025	7,931	7,701	7,399	0.27
Pre-Paid Legal Services, Inc.	(9)	L + 3.75%	8.13%	12/15/2028	7,940	7,773	7,654	0.28
Prime Security Service Borrower, LLC	(9)	L + 3.75%	8.13%	9/23/2026	4,962	4,830	4,925	0.18
Renaissance Learning, Inc.	(11)	SOFR + 4.50%	8.72%	3/30/2029	3,980	3,919	3,837	0.14
Rinchem Company, LLC	(4)(9)	SOFR + 4.50%	9.18%	3/2/2029	3,980	3,962	3,771	0.14
University Support Services, LLC	(9)	L + 3.25%	7.63%	2/10/2029	9,117	8,909	8,889	0.32
Weld North Education, LLC	(9)	L + 3.75%	7.82%	12/21/2027	1,981	1,963	1,946	0.07

						131,237	128,553	4.66
Diversified Financial Services
Barbri Holdings, Inc.	(4)(7)(10)	L + 5.75%	10.13%	4/28/2028	62,851	62,260	62,222	2.25
Citco Funding LLC	(9)	L + 3.25%	7.63%	4/19/2028	7,357	7,174	7,321	0.26
Corporation Service Company	(9)	SOFR + 3.25%	7.57%	11/2/2029	2,527	2,453	2,505	0.09
Mitchell International, Inc.	(9)	L + 3.75%	8.41%	10/15/2028	8,436	8,182	7,799	0.28
Polaris Newco, LLC	(9)	L + 4.00%	8.73%	6/2/2028	6,947	6,650	6,357	0.23
Sedgwick Claims Management Services, Inc.	(8)	L + 3.25%	7.63%	12/31/2025	7,450	7,312	7,259	0.26

						94,031	93,463	3.37
Diversified Telecommunication Services
Zacapa, LLC	(9)	SOFR + 4.25%	8.83%	3/22/2029	5,955	5,864	5,739	0.21
Zayo Group Holdings, Inc.	(9)	SOFR + 4.25%	8.57%	3/9/2027	2,125	2,047	1,774	0.06

						7,911	7,513	0.27
Electric Utilities
Qualus Power Services Corp.	(4)(7)(11)	L + 5.25%	10.01%	3/26/2027	11,330	11,222	11,206	0.41
Electrical Equipment
Madison IAQ, LLC	(9)	L + 3.25%	7.99%	6/21/2028	6,695	6,524	6,245	0.23
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	(4)(5)(11)	L + 6.00%	10.75%	12/23/2026	14,805	14,628	13,842	0.50
Infinite Bidco, LLC	(9)	L + 3.25%	7.98%	3/2/2028	2,970	2,982	2,858	0.10
Ingram Micro, Inc.	(9)	L + 3.50%	8.23%	6/30/2028	2,970	2,982	2,933	0.11

						20,592	19,633	0.71
Energy Equipment & Services
Tetra Technologies, Inc.	(4)(11)	L + 6.25%	10.63%	9/10/2025	22,793	22,793	22,793	0.82

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)		Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Entertainment
CE Intermediate I, LLC	(4)(9)	L + 4.00%	8.59%		11/10/2028	4,963	4,958	4,739	0.17
Recorded Books, Inc.	(8)	SOFR + 4.00%	8.32%		8/29/2025	4,000	3,948	3,922	0.14

							8,906	8,661	0.31
Health Care Equipment & Supplies
Auris Luxembourg III Sarl	(8)	L + 3.75%	8.68%		2/27/2026	7,936	7,618	7,122	0.26
CPI Buyer, LLC	(4)(7)(10)	L + 5.50%	10.23%		11/1/2028	139,958	136,023	134,950	4.88
CSHC Buyerco, LLC	(4)(7)(11)	L + 4.75%	9.48%		9/8/2026	7,452	7,297	7,287	0.26
Messer GMBH	(9)	L + 2.50%	7.23%		3/2/2026	3,094	3,039	3,072	0.11
Mozart Borrower LP	(9)	L + 3.25%	7.63%		10/23/2028	8,933	8,721	8,505	0.31
Natus Medical Incorporated	(4)(9)	SOFR + 5.50%	8.68%		7/20/2029	3,720	3,490	3,460	0.13
Resonetics, LLC	(10)	L + 4.00%	8.41%		4/28/2028	2,970	2,960	2,836	0.10
Sunshine Luxembourg VII S.à r.l, LLC	(10)	L + 3.75%	8.48%		10/1/2026	9,912	9,650	9,517	0.34

							178,798	176,749	6.39
Health Care Providers & Services
ACI Group Holdings, Inc.	(4)(5)(10)	L + 5.75%	10.13%		8/2/2028	136,388	134,914	134,343	4.86
ADCS Clinics Intermediate Holdings, LLC	(4)(7)(11)	L + 6.50%	11.66%		5/7/2027	34,755	34,293	34,222	1.24
ADMI Corp.	(9)	L + 3.75%	8.13%		12/23/2027	5,949	5,758	5,434	0.20
Amerivet Partners Management, Inc.	(4)(5)(10)	SOFR + 5.50%	10.23%		2/25/2028	97,017	94,344	93,136	3.37
Canadian Hospital Specialties Ltd.	(4)(5)(11)	C + 4.50%	9.36%		4/14/2028	CAD 29,924	21,745	21,919	0.79
CCBlue Bidco, Inc.	(4)(7)(10)	L + 6.25%	9.92 (incl. 2.75 PIK	% % )	12/21/2028	20,885	20,519	19,708	0.71
CHG Healthcare Services, Inc.	(9)	L + 3.25%	7.63%		9/29/2028	8,932	8,600	8,758	0.32
DCA Investment Holdings, LLC	(4)(7)(10)	SOFR + 6.00%	9.98%		4/3/2028	29,079	28,805	28,788	1.04
DCA Investment Holdings, LLC	(4)(10)	SOFR + 6.00%	9.53%		4/3/2028	1,186	1,175	1,174	0.04
Electron Bidco, Inc.	(9)	L + 3.00%	7.38%		11/1/2028	6,948	6,766	6,775	0.25
Epoch Acquisition, Inc.	(4)(11)	SOFR + 6.00%	10.19%		10/4/2024	29,118	29,104	28,972	1.05
Forefront Management Holdings, LLC	(4)(7)(10)	SOFR + 4.25%	8.57%		4/1/2029	7,337	7,224	7,169	0.26
Global Medical Response, Inc.	(11)	L + 4.25%	8.42%		10/2/2025	4,955	4,861	3,502	0.13
Heartland Dental, LLC	(4)(8)	L + 4.00%	8.39%		4/30/2025	39,126	37,679	36,913	1.34

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)		Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Providers & Services (continued)
ICS US Holdings, Inc.	(4)(9)	SOFR + 4.50%	8.40%		6/8/2028	35,000	32,726	32,375	1.17
Jayhawk Buyer, LLC	(4)(11)	L + 5.00%	9.73%		10/15/2026	31,267	31,017	30,954	1.12
LifePoint Health, Inc.	(8)	L + 3.75%	8.16%		11/16/2025	7,000	6,995	6,616	0.24
Midwest Physician Administrative Services, LLC	(10)	L + 3.25%	7.98%		3/12/2028	2,970	2,974	2,743	0.10
National Mentor Holdings, Inc.	(10)	L + 3.75%	8.33%		3/2/2028	3,019	2,556	2,127	0.08
Navigator Acquiror, Inc.	(4)(7)(9)	L + 5.75%	9.98 (incl. 5.11 PIK	% % )	7/16/2027	16,674	16,612	16,507	0.60
NMSC Holdings, Inc.	(10)	SOFR + 5.25%	9.67%		2/23/2029	3,075	3,046	2,532	0.09
Onex TSG Intermediate Corp.	(10)	L + 4.75%	9.16%		2/28/2028	1,980	1,993	1,773	0.06
Pathway Vet Alliance, LLC	(8)	L + 3.75%	8.13%		3/31/2027	4,955	4,868	4,154	0.15
Pediatric Associates Holding Co., LLC	(7)(9)	L + 3.25%	7.63%		12/29/2028	3,709	3,694	3,519	0.13
PetVet Care Centers, LLC	(10)	L + 3.50%	7.88%		2/14/2025	6,445	6,292	6,077	0.22
Phoenix Guarantor, Inc.	(8)	L + 3.50%	7.88%		3/5/2026	8,425	8,249	7,930	0.29
PSKW Intermediate, LLC	(4)(11)	L + 6.25%	10.64%		3/9/2026	36,754	36,754	36,754	1.33
Radnet, Inc.	(10)	L + 3.00%	7.73%		4/21/2028	4,270	4,271	4,166	0.15
Reverb Buyer, Inc.	(9)	L + 3.50%	7.88%		11/1/2028	3,973	3,939	3,733	0.14
Smile Doctors, LLC	(4)(7)(10)	L + 5.75%	10.48%		12/23/2028	147,128	144,323	144,137	5.22
Stepping Stones Healthcare Services, LLC	(4)(7)(10)	L + 5.75%	10.51%		1/2/2029	15,379	15,092	14,893	0.54
Surgery Centers Holdings, Inc.	(10)	L + 3.75%	8.05%		8/31/2026	8,958	8,790	8,867	0.32
U.S. Anesthesia Partners, Inc.	(9)	L + 4.25%	8.37%		10/1/2028	2,970	2,984	2,835	0.10
US Oral Surgery Management Holdco, LLC	(4)(7)(10)	L + 5.50%	10.18%		11/18/2027	25,917	25,543	25,617	0.93
WHCG Purchaser III, Inc.	(4)(5)(7)(10)	L + 5.75%	10.48%		6/22/2028	6,595	6,457	5,379	0.19
WP CityMD Bidco, LLC	(9)	L + 4.25%	8.37%		12/22/2028	7,139	7,028	7,133	0.26

							811,990	801,634	29.03

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Health Care Technology
Edifecs, Inc.	(4)(10)	L + 5.50%	10.23%	9/21/2026	9,770	9,653	9,672	0.35
Edifecs, Inc.	(4)(11)	L + 7.50%	12.23%	9/21/2026	17,899	18,327	18,257	0.66
GI Ranger Intermediate, LLC	(4)(10)	SOFR + 6.00%	10.73%	10/29/2028	44,801	44,152	44,129	1.60
Imprivata, Inc.	(10)	SOFR + 4.25%	8.57%	12/1/2027	4,975	4,844	4,812	0.17
Netsmart Technologies, Inc.	(10)	L + 4.00%	8.38%	10/1/2027	3,932	3,896	3,797	0.14
Project Ruby Ultimate Parent Corp.	(4)(10)	SOFR + 5.75%	10.07%	3/10/2028	49,875	48,436	48,379	1.75
Waystar Technologies, Inc.	(8)	L + 4.00%	8.38%	10/22/2026	6,949	6,762	6,845	0.25

						136,070	135,891	4.92
Hotels, Restaurants & Leisure
Alterra Mountain Company	(9)	L + 3.50%	7.88%	8/17/2028	6,947	6,741	6,880	0.25
Fertitta Entertainment, LLC	(9)	SOFR + 4.00%	8.32%	1/27/2029	6,948	6,660	6,619	0.24
GVC Finance LLC	(8)	SOFR + 3.50%	8.18%	10/31/2029	915	903	912	0.03
GVC Holdings Gibraltar, Ltd.	(11)	L + 4.25%	8.63%	3/29/2027	2,977	2,918	2,960	0.11
IRB Holding Corp.	(10)	SOFR + 3.00%	7.32%	12/15/2027	7,373	7,199	7,166	0.26
IRB Holding Corp.	(10)	SOFR + 3.00%	7.32%	2/5/2025	1,979	1,981	1,965	0.07
Scientific Games Holdings LP	(9)	SOFR + 3.50%	7.10%	4/4/2029	1,995	1,896	1,907	0.07
Tacala Investment Corp.	(10)	L + 3.50%	7.88%	2/5/2027	7,943	7,789	7,659	0.28
Twin River Worldwide Holdings, Inc.	(9)	L + 3.25%	7.54%	10/2/2028	5,360	5,196	4,974	0.18
Whatabrands, LLC	(9)	L + 3.25%	7.63%	8/3/2028	8,775	8,489	8,501	0.31

						49,772	49,543	1.80
Household Durables
AI Aqua Merger Sub, Inc.	(7)(9)	SOFR + 3.75%	8.09%	7/31/2028	8,540	8,208	8,034	0.29
Fluidra SA	(9)	SOFR + 2.00%	8.48%	1/29/2029	1,990	1,985	1,898	0.07
Hunter Douglas, Inc.	(9)	SOFR + 3.50%	7.86%	2/26/2029	3,150	3,136	2,788	0.10

						13,329	12,720	0.46
Industrial Conglomerates
Engineered Machinery Holdings, Inc.	(10)	L + 3.75%	8.48%	5/19/2028	3,970	3,829	3,850	0.14%
FCG Acquisitions, Inc.	(9)	L + 3.75%	8.48%	3/31/2028	8,925	8,693	8,509	0.31
SPX Flow, Inc.	(9)	SOFR + 4.50%	8.92%	4/5/2029	1,995	1,920	1,869	0.07
Vertical US Newco, Inc.	(9)	L + 3.50%	6.87%	7/30/2027	4,060	4,027	3,917	0.14
Victory Buyer, LLC	(4)(9)	L + 3.75%	8.10%	11/19/2028	9,962	9,390	8,393	0.30

						27,859	26,538	0.96

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Insurance
Alera Group, Inc.	(4)(10)	SOFR + 6.00%	10.42%	10/2/2028	46,833	45,929	45,897	1.66
Alliant Holdings Intermediate, LLC	(10)	L + 3.50%	7.63%	11/5/2027	1,979	1,968	1,956	0.07
Alliant Holdings Intermediate, LLC	(9)	L + 3.50%	7.85%	11/6/2027	2,970	2,985	2,907	0.11
AssuredPartners, Inc.	(9)	SOFR + 3.50%	7.82%	2/12/2027	25,061	24,267	24,755	0.90
Baldwin Risk Partners, LLC	(9)	L + 3.50%	7.79%	10/14/2027	6,937	6,846	6,781	0.25
BroadStreet Partners, Inc.	(8)	L + 3.00%	7.38%	1/27/2027	7,931	7,702	7,707	0.28
Foundation Risk Partners Corp.	(4)(10)	SOFR + 6.00%	10.68%	10/29/2028	76,800	76,058	76,032	2.75
Galway Borrower, LLC	(4)(5)(10)	L + 5.25%	8.99%	9/30/2028	44,873	43,790	43,751	1.58
High Street Buyer, Inc.	(4)(5)(10)	L + 6.00%	10.73%	4/14/2028	6,784	6,735	6,733	0.24
Howden Group Holdings Limited	(10)	L + 3.25%	7.69%	11/12/2027	4,485	4,487	4,375	0.16
HUB International Limited	(10)	L + 3.25%	7.53%	4/25/2025	8,401	8,207	8,327	0.30
NFP Corp.	(8)	L + 3.25%	7.63%	2/15/2027	9,266	8,997	8,886	0.32
PGIS Intermediate Holdings, LLC	(4)(5)(10)	L + 5.50%	10.63%	10/16/2028	63,658	61,661	61,589	2.23
RSC Acquisition, Inc.	(4)(5)(10)	SOFR + 5.50%	10.10%	10/30/2026	45,925	44,972	44,662	1.62
SG Acquisition, Inc.	(4)(9)	L + 5.00%	9.17%	1/27/2027	77,653	77,587	77,653	2.81
USI, Inc.	(9)	L + 3.75%	8.33%	11/22/2029	6,874	6,806	6,823	0.25

						428,997	428,834	15.53
Interactive Media & Services
Ancestry.com Operations, Inc	(9)	L + 3.25%	7.63%	12/6/2027	2,970	2,974	2,757	0.10
Cengage Learning, Inc.	(11)	L + 4.75%	7.81%	7/14/2026	1,485	1,496	1,339	0.05
MH Sub I, LLC	(11)	L + 3.75%	8.13%	9/13/2024	7,930	7,798	7,722	0.28
Project Boost Purchaser, LLC	(8)	L + 4.00%	8.39%	6/1/2026	6,944	6,772	6,711	0.24
Red Planet Borrower, LLC	(9)	L + 3.75%	8.13%	10/2/2028	4,950	4,934	3,123	0.11
SurveyMonkey, Inc.	(8)	L + 3.75%	8.14%	10/10/2025	567	566	550	0.02
William Morris Endeavor Entertainment, LLC	(9)	L + 3.75%	8.14%	5/18/2025	4,979	4,802	4,885	0.18

						29,342	27,087	0.98
Internet & Direct Marketing Retail
Donuts, Inc.	(4)(7)(11)	SOFR + 6.00%	10.43%	12/29/2026	42,454	42,207	42,029	1.52
Prodege International Holdings, LLC	(4)(10)	L + 5.75%	10.52%	12/15/2027	21,157	20,842	20,734	0.75

						63,049	62,763	2.27

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
IT Services
AI Altius Bidco, Inc.	(4)(5)(10)	L + 5.50%	10.65%	12/21/2028	38,554	37,809	37,783	1.37
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	8.70%	10/16/2026	10,165	9,820	9,842	0.36
Endurance International Group Holdings, Inc.	(10)	L + 3.50%	7.72%	2/10/2028	4,459	4,350	4,024	0.15
Park Place Technologies, LLC	(11)	SOFR + 5.00%	9.42%	11/10/2027	26,550	25,593	25,106	0.91
Razor Holdco, LLC	(4)(10)	L + 5.75%	9.42%	10/25/2027	25,740	25,310	25,225	0.91
Sabre GLBL, Inc.	(9)	L + 3.50%	7.57%	12/17/2027	4,962	4,720	4,534	0.16
Sabre GLBL, Inc.	(9)	L + 3.50%	7.88%	6/30/2028	4,765	4,536	4,417	0.16
Turing Midco, LLC	(9)	L + 2.75%	6.88%	3/24/2028	2,774	2,737	2,754	0.10
Virtusa Corp.	(10)	L + 3.75%	8.13%	2/11/2028	1,990	1,933	1,926	0.07
Virtusa Corp.	(10)	L + 3.75%	8.17%	2/15/2029	3,970	3,935	3,843	0.14

						120,743	119,454	4.33
Leisure Products
Motion Finco, LLC	(8)	L + 3.25%	7.98%	11/12/2026	8,436	8,077	8,068	0.29
Recess Holdings, Inc.	(11)	L + 3.75%	8.16%	9/30/2024	2,178	2,176	2,170	0.08

						10,253	10,238	0.37
Life Sciences Tools & Services
Cambrex Corp.	(10)	SOFR + 3.50%	7.92%	12/4/2026	5,946	5,869	5,790	0.21
Curia Global, Inc.	(10)	L + 3.75%	8.16%	8/30/2026	10,188	9,889	8,440	0.31

						15,758	14,230	0.52
Machinery
Pro Mach Group, Inc.	(11)	L + 4.00%	8.38%	8/31/2028	6,095	5,976	5,942	0.22
Media
Clear Channel Outdoor Holdings, Inc.	(8)	L + 3.50%	7.91%	8/21/2026	1,980	1,953	1,808	0.07
Radiate Holdco, LLC	(10)	L + 3.25%	7.63%	9/25/2026	3,960	3,966	3,235	0.12
Univision Communications, Inc.	(10)	L + 3.25%	7.63%	3/15/2026	4,341	4,338	4,286	0.16
UPC Financing Partnership	(11)	L + 3.00%	7.24%	1/31/2029	5,500	5,405	5,385	0.19
Virgin Media Bristol, LLC	(11)	L + 3.25%	7.57%	1/31/2029	3,500	3,460	3,475	0.13

						19,122	18,189	0.67
Metals & Mining
SCIH Salt Holdings, Inc.	(10)	L + 4.00%	8.41%	3/16/2027	3,951	3,911	3,851	0.14
Oil, Gas & Consumable Fuels
CQP Holdco, LP	(9)	L + 3.75%	8.48%	6/5/2028	7,925	7,876	7,900	0.29
Eagle Midstream Canada Finance, Inc.	(4)(10)	SOFR + 6.25%	10.52%	8/15/2028	25,906	25,542	25,518	0.92

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Oil, Gas & Consumable Fuels (continued)
Freeport LNG Investments, LLLP	(9)	L + 3.50%	7.74%	12/21/2028	4,932	4,896	4,701	0.17
KKR Alberta Midstrean Finance, Inc.	(4)(10)	SOFR + 6.25%	10.52%	8/15/2028	14,094	13,896	13,882	0.50

						52,210	52,001	1.88
Paper & Forest Products
Profile Products, LLC	(4)(10)	L + 5.50%	10.14%	11/12/2027	76,192	74,685	74,478	2.69
Pharmaceuticals
ANI Pharmaceuticals, Inc.	(10)	L + 6.00%	10.38%	11/19/2027	51,534	49,372	48,957	1.77
Jazz Pharmaceuticals, Inc.	(10)	L + 4.75%	8.49%	5/5/2028	3,571	3,572	3,545	0.13

						52,944	52,502	1.90
Professional Services
ALKU, LLC	(4)(10)	SOFR + 5.25%	9.67%	3/1/2028	18,669	18,590	18,669	0.68
Aqgen Island Holdings, Inc.	(9)	L + 3.50%	8.25%	8/2/2028	7,940	7,657	7,606	0.28
Armor Holdco, Inc.	(9)	SOFR + 4.50%	9.54%	12/11/2028	4,205	4,127	4,179	0.15
Camelot US Acquisition, LLC	(11)	L + 3.00%	7.38%	10/30/2026	3,548	3,475	3,500	0.13
Cast & Crew Payroll, LLC	(9)	SOFR + 3.75%	8.07%	12/29/2028	4,950	4,948	4,892	0.18
CFGI Holdings, LLC	(4)(10)	L + 5.00%	9.39%	11/2/2027	121,504	121,504	121,504	4.40
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	8.07%	4/9/2027	9,916	9,717	9,286	0.34
Galaxy US Opco, Inc.	(9)	SOFR + 4.75%	9.07%	4/29/2029	5,000	4,887	4,538	0.16
IG Investments Holdings, LLC	(4)(5)(10)	L + 6.00%	10.38%	9/22/2028	136,361	135,703	135,679	4.91
Kwor Acquisition, Inc.	(4)(10)	L + 5.50%	9.64%	12/22/2028	92,164	89,047	88,938	3.22
National Intergovernmental Purchasing Alliance Co.	(8)	SOFR + 3.50%	8.08%	5/23/2025	4,967	4,924	4,912	0.18
Sherlock Buyer Corp.	(4)(10)	L + 5.75%	10.48%	12/8/2028	27,805	27,424	26,832	0.97
The Dun & Bradstreet Corporation	(9)	L + 3.75%	8.07%	2/6/2026	8,013	7,745	7,953	0.29
Trans Union, LLC	(9)	L + 2.25%	6.63%	12/1/2028	2,389	2,399	2,370	0.09
Trinity Air Consultants Holdings Corp.	(4)(10)	L + 5.25%	10.18%	6/29/2027	118,000	116,846	116,820	4.23
VT Topco, Inc.	(7)(10)	L + 3.75%	8.13%	8/1/2025	6,059	6,016	5,887	0.21
West Monroe Partners, LLC	(4)(7)(10)	L + 5.50%	9.84%	11/8/2028	29,340	28,826	28,593	1.03

						593,835	592,158	21.45

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Real Estate Management & Development
Cumming Group, Inc.	(4)(7)(11)	L + 5.25%	8.92%	5/26/2027	14,627	14,584	14,140	0.51
Progress Residential PM Holdings, LLC	(4)(7)(10)	SOFR + 6.25%	10.67%	2/16/2028	18,138	18,291	18,138	0.66

						32,875	32,278	1.17
Road & Rail
Gruden Acquisition, Inc.	(4)(5)(11)	L + 5.50%	7.75%	7/1/2028	81,142	80,165	80,128	2.90
Software
2U, Inc.	(10)	L + 5.75%	10.16%	12/30/2024	67,442	65,101	64,956	2.35
Apex Group Treasury LLC	(9)	L + 6.75%	11.41%	7/27/2028	22,000	20,680	21,450	0.78
Apex Group Treasury, LLC	(4)(9)	L + 3.75%	8.26%	7/27/2028	41,092	38,476	40,045	1.45
Boxer Parent Company, Inc.	(8)	L + 3.75%	8.13%	10/2/2025	8,089	7,872	7,764	0.28
Brown Group Holdings, LLC	(11)	L + 2.50%	6.88%	6/7/2028	5,953	5,696	5,855	0.21
Cloudera, Inc.	(9)	L + 3.75%	8.13%	10/8/2028	8,201	7,914	7,759	0.28
Community Brands ParentCo, LLC	(4)(5)(10)	SOFR + 5.75%	10.17%	2/24/2028	75,940	74,480	74,421	2.69
Confine Visual Bidco	(4)(7)(10)	SOFR + 5.75%	10.05%	2/23/2029	31,852	30,946	30,158	1.09
ConnectWise, LLC	(9)	L + 3.50%	7.88%	9/29/2028	4,455	4,462	4,243	0.15
Delta Topco, Inc.	(10)	SOFR + 3.75%	8.15%	12/1/2027	3,970	3,939	3,680	0.13
ECI Macola Max Holding, LLC	(10)	L + 3.75%	8.48%	11/9/2027	6,947	6,718	6,686	0.24
EP Purchaser, LLC	(9)	L + 3.25%	7.63%	11/6/2028	3,474	3,466	3,443	0.12
Epicor Software Corp.	(10)	L + 3.25%	7.63%	7/30/2027	9,911	9,657	9,539	0.35
Flexera Software, LLC	(10)	L + 3.75%	8.14%	3/3/2028	5,589	5,469	5,377	0.19
GI Consilio Parent, LLC	(9)	L + 4.00%	8.38%	5/12/2028	7,153	7,005	6,785	0.25
GovernmentJobs.com, Inc.	(4)(7)(10)	L + 5.50%	9.88%	12/1/2028	23,423	22,927	22,823	0.83
GraphPAD Software, LLC	(4)(11)	L + 5.50%	6.50%	4/27/2027	15,557	15,409	15,402	0.56
Greeneden U.S. Holdings II, LLC	(10)	L + 4.00%	8.38%	12/1/2027	4,455	4,456	4,287	0.16
HS Purchaser, LLC	(10)	SOFR + 4.00%	8.19%	11/19/2026	3,962	3,932	3,582	0.13

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Hyland Software, Inc.	(10)	L + 3.50%	7.88%	7/1/2024	3,961	3,941	3,916	0.14
Idera, Inc.	(10)	L + 3.75%	7.50%	3/2/2028	2,970	2,979	2,808	0.10
Informatica, LLC	(11)	L + 2.75%	7.19%	10/27/2028	1,588	1,570	1,562	0.06
ION Trading Finance Ltd.	(8)	L + 4.75%	9.48%	4/3/2028	7,803	7,454	7,421	0.27
Ivanti Software, Inc.	(10)	L + 4.00%	8.73%	12/1/2027	1,980	1,970	1,568	0.06
LD Lower Holdings, Inc.	(4)(7)(11)	L + 6.50%	11.23%	2/8/2026	14,983	14,868	14,758	0.53
Maverick Acquisition, Inc.	(4)(10)	SOFR + 2.50%	9.28%	5/18/2028	27,500	26,206	26,125	0.95
Medallia, Inc.	(4)(10)	L + 6.50%	10.88% (incl. 5.44% PIK)	10/29/2028	46,458	45,713	45,529	1.65
Mitnick Purchaser, Inc.	(9)	SOFR + 4.75%	8.94%	5/2/2029	4,988	4,965	4,685	0.17
Monk Holding Co.	(4)(7)(10)	L + 5.50%	9.67%	12/1/2027	110,608	108,230	108,578	3.93
MRI Software, LLC	(5)(11)	L + 5.50%	10.23%	2/10/2026	10,178	9,890	9,809	0.35
Nintex Topco Limited	(4)(10)	L + 6.00%	10.73%	11/13/2028	32,836	32,237	30,702	1.11
NortonLifeLock, Inc.	(9)	SOFR + 2.00%	6.42%	9/12/2029	4,000	3,980	3,941	0.14
Perforce Software, Inc.	(8)	L + 3.75%	8.13%	7/1/2026	1,342	1,338	1,254	0.05
Project Alpha Intermediate Holding, Inc.	(8)	L + 4.00%	8.39%	4/26/2024	2,970	2,965	2,904	0.11
Proofpoint, Inc.	(5)(9)	L + 3.25%	7.98%	8/31/2028	8,895	8,560	8,575	0.31
Quest Software US Holdings, Inc.	(9)	SOFR + 4.25%	8.49%	2/1/2029	3,990	3,955	3,096	0.11
RealPage, Inc.	(9)	L + 3.00%	7.38%	4/24/2028	7,932	7,713	7,559	0.27
Relativity ODA, LLC	(4)(7)(11)	L + 10.55%	11.89% (incl. 11.55% PIK)	5/12/2027	53,210	52,472	52,403	1.90
Rocket Software, Inc.	(8)	L + 4.25%	8.63%	11/28/2025	1,492	1,440	1,438	0.05
Rocket Software, Inc.	(9)	L + 4.25%	8.63%	11/28/2025	5,434	5,286	5,247	0.19
S2P Acquisition Borrower, Inc.	(8)	SOFR + 4.00%	8.32%	8/14/2026	4,959	4,912	4,831	0.17
SolarWinds Holdings Inc.	(10)	SOFR + 4.00%	8.32%	2/5/2027	2,930	2,930	2,906	0.11

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Sophia, LP	(9)	L + 3.50%	8.23%	10/7/2027	9,925	9,561	9,602	0.35
Sovos Compliance, LLC	(9)	L + 4.50%	8.88%	8/11/2028	3,965	3,964	3,663	0.13
SS&C Technologies, Inc.	(9)	SOFR + 2.25%	6.67%	3/22/2029	4,265	4,169	4,197	0.15
Stamps.com, Inc.	(4)(10)	L + 5.75%	10.13%	10/5/2028	29,775	29,264	29,031	1.05
Stamps.com, Inc.	(4)(10)	L + 5.75%	10.13%	10/5/2028	29,775	29,264	29,031	1.05
Surf Holdings, LLC	(8)	L + 3.50%	8.23%	3/5/2027	4,958	4,886	4,820	0.17
Symphony Technology Group	(5)(10)	L + 4.75%	9.17%	7/27/2028	1,985	1,989	1,709	0.06
Symphony Technology Group	(5)(9)	SOFR + 3.75%	7.97%	3/1/2029	5,970	5,863	5,573	0.20
The Ultimate Software Group, Inc.	(9)	L + 3.25%	7.00%	5/4/2026	9,174	8,928	8,750	0.32
Triple Lift, Inc.	(4)(7)(10)	SOFR + 5.50%	10.12%	5/5/2028	60,795	60,203	59,553	2.15
Vision Solutions, Inc.	(10)	L + 4.00%	8.36%	4/24/2028	6,019	5,963	5,000	0.18
VS Buyer, LLC	(11)	L + 3.00%	7.38%	2/28/2027	3,057	3,016	2,979	0.11

						861,249	853,778	30.89
Specialty Retail
CustomInk, LLC	(4)(11)	L + 6.18%	7.18%	5/3/2026	36,866	36,508	36,866	1.33
EG Dutch Finco BV	(8)	L + 4.00%	8.73%	2/7/2025	5,961	5,732	5,644	0.20

						42,240	42,510	1.53
Technology Hardware, Storage & Peripherals
Lytx, Inc.	(4)(11)	SOFR + 6.75%	11.17%	2/28/2026	29,237	29,125	28,067	1.02
Trading Companies & Distributors
Core and Main, LP	(11)	SOFR + 2.50%	7.42%	7/27/2028	3,980	3,898	3,940	0.14
Foundation Building Materials, Inc.	(9)	L + 3.25%	7.66%	1/31/2028	6,940	6,700	6,587	0.24
Icebox Holdco III, Inc.	(9)	L + 3.50%	8.23%	12/22/2028	5,953	5,888	5,514	0.20
LBM Acquisition, LLC	(10)	L + 3.75%	7.12%	12/17/2027	3,960	3,958	3,451	0.12
Park River Holdings, Inc.	(10)	L + 3.25%	6.99%	12/28/2027	3,403	3,349	2,991	0.11
Porcelain Acquisition Corp.	(4)(7)(11)	L + 5.75%	10.48%	4/1/2027	8,783	8,593	8,721	0.32

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Trading Companies & Distributors (continued)
Specialty Building Products Holdings, LLC	(9)	L + 3.25%	7.64%	10/15/2028	1,985	1,996	1,794	0.06
SRS Distribution, Inc.	(9)	SOFR + 3.50%	7.92%	6/2/2028	9,930	9,713	9,517	0.34
The Cook & Boardman Group, LLC	(11)	SOFR + 5.75%	9.99%	10/17/2025	46,970	44,734	40,101	1.45

						88,829	82,616	2.98
Transportation Infrastructure
First Student Bidco, Inc.	(9)	L + 3.00%	7.73%	7/21/2028	3,093	3,088	2,805	0.10
Froneri International PLC	(11)	L + 2.25%	6.63%	1/29/2027	4,918	4,787	4,796	0.17
Frontline Road Safety, LLC	(4)(10)	L + 5.75%	6.68%	5/3/2027	13,251	12,854	12,456	0.45
Roadsafe Holdings, Inc.	(4)(11)	L + 5.75%	10.87%	10/19/2027	18,856	18,670	18,668	0.68

						39,399	38,725	1.40
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	8.58%	12/17/2027	6,745	6,574	6,462	0.23

Total First Lien Debt						5,521,131	5,460,255	197.58

Second Lien Debt
Diversified Consumer Services
Ascend Learning, LLC	(9)	L + 3.50%	7.88%	12/10/2029	5,301	4,705	4,588	0.17
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	(4)(5)(8)	8.75%	8.75%	4/15/2029	CAD 12,000	8,117	8,170	0.30
Jayhawk Buyer, LLC	(4)(11)	L + 8.75%	13.17%	10/15/2027	24,712	24,530	24,527	0.89

						32,647	32,697	1.19
Industrial Conglomerates
Victory Buyer, LLC	(4)(9)	L + 7.00%	11.35%	11/1/2029	66,704	65,449	57,199	2.07

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
Second Lien Debt (continued)
Second Sciences Tools & Services
Curia Global, Inc.	(4)(10)	L + 6.50%	10.91%	8/31/2029	37,847	37,028	29,521	1.07
Phoenix Newco, Inc.	(4)(9)	L + 6.50%	10.88%	11/15/2029	37,847	37,027	36,995	1.34

						74,055	66,516	2.41
Software
Apex Group Treasury, LLC	(4)(9)	L + 6.75%	11.48%	7/27/2029	3,622	3,639	3,486	0.13
Apex Group Treasury, LLC	(9)	L + 3.75%	8.26%	7/27/2028	34,225	34,389	32,941	1.19
Proofpoint, Inc.	(5)(9)	L + 3.25%	7.98%	8/31/2028	37,847	36,913	36,538	1.32
Vision Solutions, Inc.	(5)(10)	L + 7.25%	11.61%	4/23/2029	37,847	32,460	28,231	1.02

						107,401	101,196	3.66

Total Second Lien Debt						284,257	262,196	9.49

Bonds
Aerospace & Defense
Howmet Aerospace Inc	(8)	5.90%	5.90%	2/1/2027	1,360	1,389	1,355	0.05
Automobiles
Ford Motor Co	(8)	4.13%	4.13%	8/4/2025	2,610	2,505	2,449	0.09
Banks
Barclays PLC	(8)	5.20%	5.20%	5/12/2026	2,570	2,540	2,502	0.09
Barclays PLC	(8)	4.84%	4.84%	5/9/2028	860	812	794	0.03
Barclays PLC	(8)	2.85%	2.85%	5/7/2026	2,100	1,961	1,953	0.07
Huntington Bancshares Inc	(8)	4.44%	4.44%	8/4/2028	620	598	592	0.02
Lloyds Banking Group PLC	(8)	4.65%	4.65%	3/24/2026	5,000	4,849	4,794	0.17
Synchrony Bank	(8)	5.40%	5.40%	8/22/2025	5,000	4,946	4,912	0.18
Synovus Financial Corp	(8)	5.20%	5.20%	8/11/2025	100	99	99	0.00

						15,805	15,646	0.56
Building Products
Trane Technologies Luxembourg Finance SA	(8)	3.80%	3.80%	3/21/2029	460	432	424	0.02
Capital Markets
FactSet Research Systems Inc	(8)	2.90%	2.90%	3/1/2027	1,810	1,672	1,646	0.06
Jefferies Financial Group Inc.	(8)	4.15%	4.15%	1/23/2030	2,650	2,424	2,372	0.09
MSCI Inc.	(8)	4.00%	4.00%	11/15/2029	200	183	175	0.01

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
Bonds (continued)
Capital Markets (continued)
Nomura Holdings Inc	(8)	1.65%	1.65%	7/14/2026	2,250	1,986	1,961	0.07
Nomura Holdings Inc	(8)	2.33%	2.33%	1/22/2027	1,270	1,134	1,114	0.04
StoneX Group Inc.	(8)	8.63%	8.63%	6/15/2025	1,740	1,777	1,760	0.06

						9,176	9,028	0.33
Chemicals
Ingevity Corp	(8)	3.88%	3.88%	11/1/2028	480	421	414	0.01
Minerals Technologies Inc.	(8)	5.00%	5.00%	7/1/2028	1,240	1,123	1,107	0.04
Westlake Corp	(8)	3.60%	3.60%	8/15/2026	3,400	3,235	3,199	0.12

						4,779	4,720	0.17
Commercial Services & Supplies
Clean Harbors Inc.	(8)	4.88%	4.88%	7/15/2027	740	718	702	0.03
Communications Equipment
Juniper Networks Inc	(8)	3.75%	3.75%	8/15/2029	2,230	2,029	1,992	0.07
Motorola Solutions Inc	(8)	4.60%	4.60%	5/23/2029	4,110	4,018	3,920	0.14

						6,047	5,912	0.21
Construction & Engineering
Fluor Corp	(8)	4.25%	4.25%	9/15/2028	1,870	1,719	1,686	0.06
Quanta Services Inc	(8)	0.95%	0.95%	10/1/2024	1,830	1,695	1,686	0.06

						3,414	3,372	0.12
Consumer Finance
FirstCash Inc	(8)	5.63%	5.63%	1/1/2030	3,460	3,216	3,084	0.11
Navient Corp	(8)	6.75%	6.75%	6/25/2025	4,060	4,011	3,904	0.14
Navient Corp	(8)	4.88%	4.88%	3/15/2028	460	393	379	0.01
OneMain Finance Corp	(8)	6.88%	6.88%	3/15/2025	3,070	3,040	2,956	0.11
PRA Group Inc	(8)	5.00%	5.00%	10/1/2029	860	727	711	0.03
SLM Corp	(8)	4.20%	4.20%	10/29/2025	240	227	220	0.01

						11,614	11,254	0.41
Containers & Packaging
Berry Global, Inc.	(8)	1.65%	1.65%	1/15/2027	3,320	2,872	2,844	0.10
OI European Group BV	(8)	4.75%	4.75%	2/15/2030	550	491	482	0.02
TriMas Corp	(8)	4.13%	4.13%	4/15/2029	150	133	131	0.00

						3,496	3,457	0.12

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
Bonds (continued)
Diversified Consumer Services
Block Financial LLC	(8)	2.50%	2.50%	7/15/2028	3,220	2,796	2,743	0.10
Prime Security Services Borrower LLC	(8)	5.75%	5.75%	4/15/2026	2,800	2,783	2,701	0.10
Service Corp International	(8)	4.63%	4.63%	12/15/2027	3,900	3,712	3,650	0.13

						9,291	9,094	0.33
Electric Utilities
NextEra Energy Operating Partners LP	(8)	4.25%	4.25%	7/15/2024	180	177	175	0.01
Electronic Equipment, Instruments & Components
Avnet Inc	(8)	4.63%	4.63%	4/15/2026	1,990	1,937	1,917	0.07
CDW LLC	(8)	2.67%	2.67%	12/1/2026	1,740	1,572	1,548	0.06
CDW LLC	(8)	3.28%	3.28%	12/1/2028	4,280	3,733	3,672	0.13
Flex Ltd	(8)	4.88%	4.88%	6/15/2029	5,000	4,769	4,715	0.17
Jabil Inc	(8)	4.25%	4.25%	5/15/2027	5,000	4,798	4,736	0.17
Teledyne Technologies Inc	(8)	1.60%	1.60%	4/1/2026	1,340	1,209	1,200	0.04
TTM Technologies Inc	(8)	4.00%	4.00%	3/1/2029	630	560	541	0.02

						18,578	18,329	0.66
Energy Equipment & Services
Enerflex Ltd	(8)	9.00%	9.00%	10/15/2027	2,920	2,964	2,916	0.11
Equity Real Estate Investment
EPR Properties	(8)	4.95%	4.95%	4/15/2028	430	380	368	0.01
Equity Real Estate Investment Trusts (REITs)
Brixmor Operating Partnership LP	(8)	4.13%	4.13%	6/15/2026	3,780	3,609	3,569	0.13
Iron Mountain Inc	(8)	4.88%	4.88%	9/15/2027	2,670	2,535	2,460	0.09
Iron Mountain Inc	(8)	5.25%	5.25%	3/15/2028	1,120	1,065	1,032	0.04
Service Corp International	(8)	7.50%	7.50%	9/15/2025	3,910	3,829	3,731	0.14

						11,038	10,792	0.40

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
Bonds (continued)
Food Products
Campbell Soup Co	(8)	4.15%	4.15%	3/15/2028	880	857	842	0.03
Conagra Brands Inc	(8)	4.85%	4.85%	11/1/2028	700	696	684	0.02
Conagra Brands Inc	(8)	1.38%	1.38%	11/1/2027	2,580	2,187	2,153	0.08
Lamb Weston Holdings Inc	(8)	4.88%	4.88%	5/15/2028	2,820	2,726	2,677	0.10

						6,466	6,356	0.23
Gas Utilities
Superior General Partner Inc	(8)	4.50%	4.50%	3/15/2029	330	290	283	0.01
Health Care Providers & Services
Centene Corp	(8)	4.25%	4.25%	12/15/2027	2,330	2,226	2,190	0.08
HCA Inc.	(8)	4.50%	4.50%	2/15/2027	5,360	5,224	5,174	0.19
Molina Healthcare Inc	(8)	4.38%	4.38%	6/15/2028	120	112	110	0.00
Universal Health Services Inc	(8)	1.65%	1.65%	9/1/2026	2,560	2,229	2,198	0.08

						9,791	9,672	0.35
Hotels, Restaurants & Leisure
Hilton Domestic Operating Co Inc	(8)	3.75%	3.75%	5/1/2029	400	359	347	0.01
Hyatt Hotels Corp	(8)	4.38%	4.38%	9/15/2028	4,220	3,933	3,869	0.14
New Red Finance Inc	(8)	3.88%	3.88%	1/15/2028	2,080	1,923	1,865	0.07
New Red Finance Inc	(8)	3.50%	3.50%	2/15/2029	2,900	2,559	2,491	0.09
Vail Resorts Inc	(8)	6.25%	6.25%	5/15/2025	940	952	942	0.03
Yum! Brands Inc	(8)	4.75%	4.75%	1/15/2030	1,680	1,595	1,544	0.06

						11,321	11,058	0.40
Household Durables
D.R. Horton Inc	(8)	1.30%	1.30%	10/15/2026	3,860	3,370	3,324	0.12
Lennar Corp	(8)	4.75%	4.75%	11/29/2027	1,830	1,789	1,767	0.06
LGI Homes Inc	(8)	4.00%	4.00%	7/15/2029	790	622	611	0.02
M/I Homes Inc	(8)	3.95%	3.95%	2/15/2030	560	448	453	0.02
Meritage Homes Corp	(8)	3.88%	3.88%	4/15/2029	1,100	955	934	0.03
Taylor Morrison Communities Inc	(8)	5.88%	5.88%	6/15/2027	640	640	616	0.02

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
Bonds (continued)
Household Durables (continued)
Taylor Morrison Communities Inc	(8)	5.75%	5.75%	1/15/2028	840	815	788	0.03
Tempur Sealy International Inc	(8)	4.00%	4.00%	4/15/2029	1,920	1,680	1,616	0.06
Toll Brothers Finance Corp	(8)	4.88%	4.88%	3/15/2027	5,120	4,905	4,896	0.18

						15,224	15,005	0.54
Independent Power and Renewable Electricity Producers
DPL INC	(8)	4.13%	4.13%	7/1/2025	2,260	2,174	2,127	0.08
Drax Finco PLC	(8)	6.63%	6.63%	11/1/2025	2,450	2,367	2,345	0.08

						4,541	4,472	0.16
Industrial Conglomerates
Icahn Enterprises LP	(8)	4.75%	4.75%	9/15/2024	1,180	1,154	1,134	0.04
Icahn Enterprises LP	(8)	5.25%	5.25%	5/15/2027	3,520	3,329	3,231	0.12

						4,483	4,365	0.16
Insurance
Willis North America Inc	(8)	4.65%	4.65%	6/15/2027	2,820	2,769	2,728	0.10
IT Services
CGI Inc	(8)	1.45%	1.45%	9/14/2026	2,190	1,952	1,940	0.07
Gartner Inc.	(8)	3.63%	3.63%	6/15/2029	4,100	3,714	3,608	0.13

						5,666	5,548	0.20
Machinery
Allison Transmission Inc	(8)	4.75%	4.75%	10/1/2027	820	777	762	0.03
Allison Transmission Inc	(8)	5.88%	5.88%	6/1/2029	3,470	3,389	3,265	0.12
CNH Industrial NV	(8)	3.85%	3.85%	11/15/2027	2,370	2,251	2,224	0.08
Weir Group PLC	(8)	2.20%	2.20%	5/13/2026	3,810	3,449	3,383	0.12

						9,866	9,634	0.35
Media
Sirius XM Radio Inc	(8)	5.00%	5.00%	8/1/2027	4,460	4,245	4,132	0.15

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
Bonds (continued)
Metals & Mining
Carpenter Technology Corp	(8)	6.38%	6.38%	7/15/2028	3,280	3,179	3,125	0.11
FMG Resources August 2006 Pty Ltd	(8)	5.88%	5.88%	4/15/2030	2,880	2,752	2,687	0.10
Freeport-McMoRan Inc	(8)	4.13%	4.13%	3/1/2028	5,000	4,697	4,633	0.17
Mineral Resources Ltd	(8)	8.00%	8.00%	11/1/2027	4,300	4,487	4,403	0.16
Steel Dynamics Inc	(8)	3.45%	3.45%	4/15/2030	4,620	4,169	4,073	0.15

						19,284	18,921	0.69
Mortgage Real Estate Investment Trusts (REITs)
Starwood Property Trust Inc	(8)	3.75%	3.75%	12/31/2024	4,640	4,476	4,362	0.16
Multiline Retail
Macy’s Retail Holdings LLC	(8)	5.88%	5.88%	3/15/2030	520	470	452	0.02
Oil, Gas & Consumable Fuels
Antero Midstream Partners LP	(8)	5.75%	5.75%	3/1/2027	3,590	3,524	3,400	0.12
Crestwood Midstream Partners LP	(8)	5.63%	5.63%	5/1/2027	1,500	1,437	1,398	0.05
DCP Midstream Operating LP	(8)	5.38%	5.38%	7/15/2025	2,880	2,887	2,858	0.10
DCP Midstream Operating LP	(8)	5.63%	5.63%	7/15/2027	2,270	2,302	2,256	0.08
EnLink Midstream Partners LP	(8)	4.85%	4.85%	7/15/2026	1,640	1,583	1,544	0.06
Hess Corp	(8)	4.30%	4.30%	4/1/2027	3,790	3,670	3,625	0.13
Hess Midstream Operations LP	(8)	5.13%	5.13%	6/15/2028	2,810	2,664	2,603	0.09
Holly Energy Partners LP	(8)	6.38%	6.38%	4/15/2027	4,120	4,156	4,053	0.15
Matador Resources Co	(8)	5.88%	5.88%	9/15/2026	2,170	2,119	2,090	0.08
NuStar Logistics LP	(8)	6.00%	6.00%	6/1/2026	2,750	2,710	2,653	0.10
ONEOK Inc	(8)	4.55%	4.55%	7/15/2028	2,420	2,330	2,289	0.08
PBF Holding Co LLC	(8)	7.25%	7.25%	6/15/2025	4,400	4,330	4,355	0.16
Phillips 66 Partners LP	(8)	3.75%	3.75%	3/1/2028	3,150	2,959	2,905	0.11
Spectra Energy Partners LP	(8)	3.38%	3.38%	10/15/2026	470	445	438	0.02
Sunoco LP	(8)	4.50%	4.50%	5/15/2029	3,010	2,738	2,637	0.10

						39,854	39,104	1.43
Paper & Forest Products
Louisiana-Pacific Corp	(8)	3.63%	3.63%	3/15/2029	1,910	1,687	1,658	0.06
Personal Products
Edgewell Personal Care Co	(8)	5.50%	5.50%	6/1/2028	820	785	768	0.03
Pharmaceuticals
Royalty Pharma PLC	(8)	1.75%	1.75%	9/2/2027	680	587	577	0.02

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
Bonds (continued)
Professional Services
Booz Allen Hamilton Inc	(8)	3.88%	3.88%	9/1/2028	4,320	3,972	3,835	0.14
Real Estate Management & Development
Howard Hughes Corp	(8)	5.38%	5.38%	8/1/2028	2,250	2,080	2,031	0.07
Howard Hughes Corp	(8)	4.13%	4.13%	2/1/2029	180	156	151	0.01

						2,236	2,182	0.08
Road & Rail
Ryder System Inc	(8)	4.30%	4.30%	6/15/2027	1,000	969	959	0.03
Semiconductors & Semiconductor Equipment
Broadcom Corp	(8)	3.88%	3.88%	1/15/2027	5,450	5,219	5,163	0.19
ON Semiconductor Corp	(8)	3.88%	3.88%	9/1/2028	150	136	131	0.00
Qorvo Inc	(8)	1.75%	1.75%	12/15/2024	4,770	4,414	4,399	0.16

						9,769	9,693	0.35
Software
Fair Isaac Corp	(8)	4.00%	4.00%	6/15/2028	4,770	4,404	4,337	0.16
Oracle Corp	(8)	2.80%	2.80%	4/1/2027	1,150	1,059	1,048	0.04
Tangerine Bidco SPA	(4)(8)	6.50%	6.50%	12/30/2029	EUR 66,000	67,855	68,325	2.47
TeamSystem SpA	(4)(8)	6.50%	6.50%	2/15/2028	EUR 35,000	33,348	36,325	1.31

						106,666	110,035	3.98
Specialty Retail
Abercrombie & Fitch Management Co	(8)	8.75%	8.75%	7/15/2025	1,700	1,700	1,669	0.06
Asbury Automotive Group, Inc.	(8)	4.75%	4.75%	3/1/2030	660	573	553	0.02
Bath & Body Works Inc	(8)	9.38%	9.38%	7/1/2025	2,410	2,618	2,577	0.09
Foot Locker Inc	(8)	4.00%	4.00%	10/1/2029	440	370	343	0.01
Gap Inc	(8)	3.63%	3.63%	10/1/2029	1,940	1,538	1,371	0.05
Sonic Automotive Inc	(8)	4.63%	4.63%	11/15/2029	440	372	353	0.01

						7,171	6,866	0.24
Technology Hardware, Storage & Peripherals
VMware Inc	(8)	3.90%	3.90%	8/21/2027	3,030	2,874	2,833	0.10
Xerox Holdings Corp	(8)	5.50%	5.50%	8/15/2028	1,680	1,436	1,347	0.05

						4,310	4,180	0.15
Textiles, Apparel & Luxury Goods
PVH Corp	(8)	4.63%	4.63%	7/10/2025	1,810	1,765	1,749	0.06
Thrifts & Mortgage Finance
MGIC Investment Corp	(8)	5.25%	5.25%	8/15/2028	1,620	1,533	1,496	0.05
NMI Holdings Inc	(8)	7.38%	7.38%	6/1/2025	2,060	2,116	2,084	0.08
Radian Group Inc	(8)	6.63%	6.63%	3/15/2025	2,850	2,857	2,816	0.10

						6,506	6,396	0.23

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
Bonds (continued)
Trading Companies & Distributors
Air Lease Corp	(8)	1.88%	1.88%	8/15/2026	5,030	4,447	4,375	0.16
GATX Corp	(8)	3.25%	3.25%	9/15/2026	270	254	251	0.01

						4,701	4,626	0.17
Trading Companies & Distributors
AerCap Ireland Capital DAC / AerCap Global Aviation Trust	(8)	3.88%	3.88%	1/23/2028	2,850	2,608	2,568	0.09
AerCap Ireland Capital DAC / AerCap Global Aviation Trust	(8)	4.63%	4.63%	10/15/2027	2,280	2,165	2,121	0.08
AerCap Ireland Capital DAC / AerCap Global Aviation Trust	(8)	3.00%	3.00%	10/29/2028	540	467	453	0.02
United Rentals North America Inc	(8)	4.88%	4.88%	1/15/2028	1,800	1,747	1,710	0.06

						6,987	6,852	0.25

Total Bonds						398,660	396,461	14.35

Equity
Aerospace & Defense
Loar Acquisition 13, LLC - Common Units	(4)				2,547,048	4,305	5,680	0.21
Air Freight & Logistics
AGI Group Holdings LP - A2 Units	(4)				194	208	155	0.01
Mode Holdings, L.P. - Class A-2 Common Units	(4)				1,230,769	2,215	2,400	0.09

						2,423	2,555	0.10
Distributors
Box Co-Invest Blocker, LLC	(4)				780,000	780	694	0.03
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests	(4)		11.50%		974,662	1,133	1,184	0.04
Deneb Ultimate Topco, LLC - Class A Units	(4)				728	728	575	0.02

						1,861	1,759	0.06
Health Care Providers & Services
Jayhawk Holdings, LP - A-1 Common Units	(4)				797	210	227	0.01
Jayhawk Holdings, LP - A-2 Common Units	(4)				429	113	122	0.00

						323	349	0.01

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
Equity (continued)
Software
Lobos Parent, Inc. - Series A Preferred Shares (4)			10.50%		5,773	5,700	6,134	0.22
Transportation Infrastructure
Frontline Road Safety Investments, LLC - Class A Common Units	(4)				3,936	376	275	0.01

Equity Total						15,768	17,446	0.63

Total Investments - non-controlled/non-affiliated						6,219,816	6,136,358	222.04

Total Investments - non-controlled/affiliated
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP) - Class A Common Units	(4)(14)				502,415	1,828	3,190	0.12

Total Equity						1,828	3,190	0.12

Total Investments - non-controlled/affiliated						1,828	3,190	0.12

Investments—controlled/affiliated
Equity
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC) - Series A Preferred Units	(4)(14)				3,000,000	3,542	3,762	0.14%

Total Equity						3,542	3,762	0.14

Total Investments—controlled/affiliated						3,542	3,762	0.14

Total Investment Portfolio						6,225,186	6,143,310	222.29

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund						5,107	5,107	0.18%
Other Cash and Cash Equivalents						118,005	118,005	4.27

Total Portfolio Investments, Cash and Cash Equivalents						$6,348,298	$6,266,422	226.75%

(1)

Unless otherwise indicated, issuers of debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of December 31, 2022, the Company had investments denominated in Canadian Dollars (CAD) and Euros (EUR). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.
(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2022. Variable rate loans typically include an interest reference rate floor feature. For each such loan, the Company has provided the interest rate in effect on the date presented.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)	These investments were valued using unobservable inputs and are considered Level 3 investments.
(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

(6)	For unsettled positions the interest rate does not include the base rate.
(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments—non-controlled/ non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First Lien Debt
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2027	$781	$(16)
ADCS Clinics Intermediate Holdings, LLC	Delayed Draw Term Loan	5/7/2023	489	—
AI Aqua Merger Sub, Inc.	Delayed Draw Term Loan	7/31/2028	519	—
Barbri Holdings, Inc.	Delayed Draw Term Loan	4/28/2023	1,363	—
Bazaarvoice, Inc.	Revolver	5/7/2026	2,123	—
Monk Holding Co.	Delayed Draw Term Loan	8/12/2023	7,311	—
Cambium Learning Group, Inc.	Revolver	7/20/2028	3,249	—
CCBlue Bidco, Inc.	Delayed Draw Term Loan	12/21/2023	2,832	—
Confine Visual Bidco	Delayed Draw Term Loan	3/11/2024	6,094	—
CPI Buyer, LLC	Delayed Draw Term Loan	5/1/2023	7,175	—
CPI Buyer, LLC	Revolver	11/1/2026	2,974	(59)
CSHC Buyerco, LLC	Delayed Draw Term Loan	9/8/2026	3,511	(53)
Cumming Group, Inc.	Delayed Draw Term Loan	5/26/2027	1,150	—
Cumming Group, Inc.	Revolver	5/26/2027	1,776	—
DCA Investment Holdings, LLC	Delayed Draw Term Loan	4/3/2028	44	—
Donuts, Inc.	Delayed Draw Term Loan	12/29/2027	5,874	—

BCRED Emerald JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments—non-controlled/ non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Express Wash Concepts, LLC	Delayed Draw Term Loan	4/30/2027	14,500	—
Forefront Management Holdings, LLC	Delayed Draw Term Loan	3/23/2029	132	—
GovernmentJobs.com, Inc.	Revolver	11/30/2027	2,566	(51)
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	11/30/2023	8,018	(80)
Java Buyer, Inc.	Delayed Draw Term Loan	12/15/2023	3,414	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/10/2023	1,939	(15)
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	2,094	—
Latham Pool Products, Inc.	Delayed Draw Term Loan	2/18/2029	11,250	(942)
LD Lower Holdings, Inc.	Delayed Draw Term Loan	2/8/2023	2,542	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	7/16/2023	3,686	—
New Arclin US Holding Corp.	Delayed Draw Term Loan	9/22/2028	202	(24)
Pediatric Associates Holding Co., LLC	Delayed Draw Term Loan	12/29/2028	263	—
Porcelain Acquisition Corp.	Delayed Draw Term Loan	4/1/2027	2,115	(62)
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	3/17/2023	3,721	—
Qualus Power Services Corp.	Delayed Draw Term Loan	3/26/2023	1,442	—
Refficiency Holdings, LLC	Delayed Draw Term Loan	12/16/2027	1	—
Relativity ODA, LLC	Revolver	5/12/2027	538	(8)
RWL Holdings, LLC	Delayed Draw Term Loan	12/1/2027	5,185	(52)
Smile Doctors, LLC	Revolver	12/23/2027	2,425	—
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	12/30/2023	2,139	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	507	—
Triple Lift, Inc.	Revolver	5/6/2028	1,321	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	11/18/2023	2,160	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	1,915	(19)
VT Topco, Inc.	Delayed Draw Term Loan	8/1/2025	117	—
West Monroe Partners, LLC	Delayed Draw Term Loan	11/9/2023	7,580	—
West Monroe Partners, LLC	Revolver	11/9/2027	2,843	(14)
WHCG Purchaser III, Inc.	Revolver	6/22/2026	491	—
WHCG Purchaser III, Inc.	Delayed Draw Term Loan	6/22/2023	1,154	—

Total Unfunded Commitments			$133,525	$(1,395)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2022 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2022 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2022 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2022 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2022 was 1.50%.
(14)	Loan was on non-accrual status as of December 31, 2022.

The following table presents the selected consolidated statements of assets and liabilities information for the Emerald JV as of September 30, 2023 and December 31, 2022 (Unaudited):

	September 30, 2023	December 31, 2022
ASSETS
Investments at fair value (cost of $5,703,039 and $6,225,186 at September 30, 2023 and December 31, 2022, respectively)	$5,688,037	$6,143,310
Cash and cash equivalents	139,689	123,112
Interest receivable	47,349	67,094
Receivable for investments sold	23,009	195,023
Deferred financing costs	16,420	12,664
Other assets	—	65

Total assets	$5,914,504	$6,541,268

LIABILITIES
Debt	$3,023,356	$3,377,064
Distribution payable	110,498	91,832
Payable for investments purchased and other liabilities	78,077	308,750

Total liabilities	3,211,931	3,777,646

MEMBERS’ EQUITY
Members’ Equity	2,702,573	2,763,622

Total Members’ Equity	2,702,573	2,763,622

Total liabilities and members’ equity	$5,914,504	$6,541,268

The following table presents the selected consolidated statements of operations information of the Emerald JV for the three and nine months ended September 30, 2023 and September 30, 2022 (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Investment income:
Interest income	$164,464	$56,971	$486,577	$119,898
Payment-in-kind interest income	1,665	—	5,127	—
Dividend income	49	—	394	—
Other income	73	150	1,507	392

Total investment income	166,251	57,121	493,605	120,290

Expenses:
Interest expense	62,213	18,762	179,728	32,957
Other expenses	933	1,404	3,801	2,616

Total expenses	63,146	20,166	183,529	35,573

Net investment income before taxes	103,105	36,955	310,076	84,717

Tax Expense	—	—	—	—

Net investment income after taxes	103,105	36,955	310,076	84,717

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net realized and change in unrealized gain (loss) on investments and other transactions
Net change in unrealized gain (loss)	30,618	(7,970)	68,374	(58,771)
Net realized gain (loss)	(1,623)	(2,259)	(7,767)	(2,750)

Total net realized and change in unrealized gain (loss) on investments	28,995	(10,229)	60,607	(61,521)

Net increase (decrease) in net assets resulting from operations	$132,100	$26,726	$370,683	$23,196

BCRED Verdelite JV

BCRED Verdelite JV LP (“Verdelite JV”), a Delaware limited liability company, was formed as a joint venture between the Company and an entity managed by an alternative credit management investment firm with a specialized focus on structured and syndicated credit, including CLO management (the “Verdelite JV Partner”), and commenced operations on October 21, 2022 and operates under a limited liability company agreement. The Verdelite JV’s principal purpose is to make investments, primarily in broadly syndicated loans.

On October 21, 2022, a wholly-owned subsidiary of the Company and the Verdelite JV Partner committed to contribute up to $147.0 million and $21.0 million of capital, respectively, to the Verdelite JV. The Company contributed $117.7 million (consisting of a cash contribution of $26.2 million and an in-kind capital contribution of investments valued at $91.5 million), and the Verdelite JV Partner contributed cash of $16.8 million, in exchange for equity ownership interests of 87.5% and 12.5%, respectively.

The Company and the Verdelite JV Partner may, from time-to-time, make additional contributions of capital or may receive returns of capital from the Verdelite JV. As of September 30, 2023 and December 31, 2022, the Company had contributed $117.7 million and the Verdelite JV Partner had contributed $16.8 million of capital, respectively, and $29.3 million and $4.2 million of capital remained uncalled from the Company and the Verdelite JV Partner, respectively. As of September 30, 2023 and December 31, 2022, the Company and the Verdelite JV Partner’s initial equity ownership interests are 87.5% and 12.5%, respectively.

The Company and the Verdelite JV Partner, through their joint control of the Verdelite JV’s General Partner, have equal control of the Verdelite JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Verdelite JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Verdelite JV must be approved by the Verdelite JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Verdelite JV Partner.

The Company has determined that the Verdelite JV is an investment company under ASC 946, and in accordance with ASC 946, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company subsidiary. Further, the Company has a variable interest in the Verdelite JV and has determined that the Verdelite JV is a variable interest entity under ASC 810. However, the Company is not deemed to be the primary beneficiary of the Verdelite JV as there is equal power between the Company and JV Partner. Accordingly, the Company does not consolidate the Verdelite JV.

The Company’s investment in the Verdelite JV is disclosed on the Company’s Condensed Consolidated Schedule of Investments as of September 30, 2023 and December 31, 2022.

The following table presents the consolidated schedule of investments of the Verdelite JV as of September 30, 2023:

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
Aerospace & Defense
Amentum Government Services Holdings, LLC	(8)	SOFR + 4.00%	9.43%	1/29/2027	$421	$418	$419	0.29%
Atlas CC Acquisition Corp.	(10)	SOFR + 4.25%	9.93%	5/25/2028	450	418	423	0.30
Atlas CC Acquisition Corp.	(10)	SOFR + 4.25%	9.93%	5/25/2028	2,214	2,058	2,079	1.46
Avolon TLB Borrower 1 US LLC	(9)	SOFR + 2.50%	7.82%	6/22/2028	2,758	2,732	2,761	1.94
LSF11 Trinity Bidco Inc	(4)(8)	SOFR + 4.50%	9.83%	6/14/2030	1,959	1,931	1,959	1.38
Peraton Corp.	(10)	SOFR + 3.75%	9.17%	2/1/2028	4,046	3,980	4,043	2.84
Vertex Aerospace Services Corp.	(10)	SOFR + 3.50%	8.92%	12/6/2028	3,061	3,032	3,066	2.16

						14,569	14,750	10.37
Air Freight & Logistics
Forward Air Corporation	(10)	SOFR + 4.50%	9.90%	9/20/2030	3,000	2,880	2,935	2.06
The Kenan Advantage Group, Inc.	(10)	SOFR + 4.18%	9.48%	3/24/2026	3,563	3,493	3,559	2.50

						6,373	6,494	4.56
Airlines
KKR Apple Bidco, LLC	(9)	SOFR + 4.00%	9.32%	9/22/2028	2,430	2,407	2,431	1.71
United Airlines, Inc.	(10)	SOFR + 3.75%	9.18%	4/21/2028	2,755	2,734	2,764	1.94

						5,141	5,195	3.65
Auto Components
Clarios Global LP	(8)	SOFR + 3.75%	9.07%	5/6/2030	2,921	2,907	2,919	2.05
Metis Buyer, Inc.	(10)	SOFR + 4.00%	9.43%	5/4/2028	992	960	991	0.70
Belron Finance US LLC	(9)	SOFR + 2.75%	8.16%	4/18/2029	760	756	761	0.54
First Brands Group, LLC	(11)	SOFR + 5.00%	10.88%	3/30/2027	1,330	1,291	1,316	0.93
Phinia Inc	(8)	SOFR + 4.00%	9.49%	7/3/2028	1,750	1,684	1,754	1.23

						7,598	7,741	5.45
Beverages
Triton Water Holdings, Inc.	(9)	SOFR + 3.25%	8.90%	3/31/2028	2,467	2,299	2,410	1.69
Building Products
Griffon Corporation	(9)	SOFR + 2.25%	7.79%	1/24/2029	1,184	1,172	1,185	0.83

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Building Products (continued)
Oscar AcquisitionCo LLC	(9)	SOFR + 4.50%	9.99%	4/29/2029	3,828	3,711	3,806	2.68
Tamko Building Product, LLC	(8)	SOFR + 3.50%	8.90%	9/20/2030	787	783	784	0.55
The Chamberlain Group, Inc.	(9)	SOFR + 3.25%	8.67%	11/3/2028	3,566	3,376	3,518	2.47

						9,042	9,293	6.53
Capital Markets
Advisor Group Holdings, Inc.	(8)	SOFR + 4.50%	9.82%	8/17/2028	4,072	4,065	4,075	2.86
Focus Financial Partners LLC	(9)	SOFR + 3.50%	8.82%	6/30/2028	2,020	1,992	2,021	1.42
The Edelman Financial Engines Center, LLC	(10)	SOFR + 3.50%	8.94%	4/7/2028	2,722	2,636	2,698	1.90

						8,693	8,794	6.18
Chemicals
Starfruit Finco BV	(8)	SOFR + 4.00%	9.35%	4/3/2028	796	789	788	0.55
Commercial Services & Supplies
Access CIG, LLC	(9)	SOFR + 5.00%	10.32%	8/18/2028	3,766	3,586	3,723	2.62
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	9.17%	5/12/2028	2,566	2,456	2,483	1.75
Allied Universal Holdco, LLC	(9)	SOFR + 4.75%	10.07%	5/12/2028	2,000	1,943	1,975	1.39
Anticimex, Inc.	(9)	SOFR + 3.15%	8.45%	11/16/2028	3,413	3,347	3,395	2.39
APX Group, Inc.	(9)	SOFR + 3.25%	8.69%	7/10/2028	3,311	3,179	3,315	2.33
Covanta Holding Corp	(9)	SOFR + 3.00%	8.33%	11/30/2028	1,042	1,032	1,041	0.73
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	9.18%	3/31/2028	3,957	3,833	3,896	2.74
EAB Global, Inc.	(9)	SOFR + 3.50%	8.87%	8/16/2028	3,560	3,468	3,540	2.49
Energizer Holdings Inc	(9)	SOFR + 3.75%	9.18%	12/8/2028	3,564	3,429	3,529	2.48
Garda World Security Corp.	(8)	SOFR + 4.25%	9.75%	10/30/2026	2,350	2,285	2,352	1.65
Genuine Financial Holdings, LLC	(8)	SOFR + 4.00%	9.40%	9/20/2030	2,000	1,970	1,985	1.40

						30,528	31,234	21.97
Construction & Engineering
Refficiency Holdings, LLC	(10)	SOFR + 3.75%	9.17%	12/16/2027	3,465	3,382	3,456	2.43
Construction Materials
White Cap Buyer, LLC	(9)	SOFR + 3.75%	9.07%	10/19/2027	3,620	3,518	3,617	2.54
Containers & Packaging
Berlin Packaging, LLC	(9)	SOFR + 3.75%	9.19%	3/11/2028	3,512	3,433	3,480	2.45
Charter NEX US, Inc.	(10)	SOFR + 3.75%	9.18%	12/1/2027	3,817	3,763	3,787	2.66
Novolex, Inc.	(9)	SOFR + 4.18%	9.59%	4/13/2029	3,808	3,736	3,761	2.64

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Containers & Packaging (continued)
ProAmpac PG Borrower, LLC	(10)	SOFR + 4.50%	9.90%	9/26/2028	5,110	5,059	5,093	3.58
Ring Container Technologies Group, LLC	(9)	SOFR + 3.50%	8.93%	8/12/2028	2,134	2,121	2,136	1.50
TricorBraun Holdings, Inc.	(9)	SOFR + 3.25%	8.68%	3/3/2028	3,560	3,436	3,499	2.46
Trident TPI Holdings, Inc.	(9)	SOFR + 4.00%	9.65%	9/15/2028	3,311	3,209	3,305	2.32

						24,757	25,061	17.61
Distributors
Fastlane Parent Co Inc	(4)(9)	SOFR + 4.50%	9.90%	9/4/2028	1,782	1,755	1,765	1.24
Diversified Consumer Services
Ascend Learning, LLC	(9)	SOFR + 3.50%	8.92%	12/11/2028	3,168	3,040	3,029	2.13
Colibri Group, LLC	(10)	SOFR + 5.00%	10.45%	3/12/2029	3,758	3,644	3,716	2.61
Pre-Paid Legal Services, Inc.	(9)	SOFR + 3.50%	8.93%	12/15/2028	3,306	3,252	3,279	2.31
Spring Education Group, Inc.	(4)(8)	SOFR + 4.50%	9.89%	9/29/2030	3,421	3,379	3,379	2.38
TruGreen Limited Partnership	(10)	SOFR + 4.00%	9.42%	11/2/2027	275	255	262	0.18
University Support Services, LLC	(9)	SOFR + 3.25%	8.67%	2/10/2029	3,564	3,519	3,539	2.49
Weld North Education, LLC	(9)	SOFR + 3.75%	9.18%	12/21/2027	4,058	4,024	3,987	2.80

						21,113	21,191	14.90
Diversified Financial Services
Mitchell International, Inc.	(9)	SOFR + 3.75%	9.18%	10/15/2028	2,970	2,811	2,926	2.06
Polaris Newco, LLC	(9)	SOFR + 4.00%	9.43%	6/2/2028	2,286	2,198	2,195	1.54
Sedgwick Claims Management Services, Inc.	(8)	SOFR + 3.75%	9.07%	2/24/2028	2,972	2,946	2,970	2.09

						7,955	8,091	5.69
Diversified Telecommunication Services
Numericable US, LLC	(8)	SOFR + 5.50%	10.81%	8/15/2028	3,779	3,719	3,432	2.41
Zacapa, LLC	(9)	SOFR + 4.00%	9.39%	3/22/2029	3,560	3,458	3,540	2.49

						7,177	6,972	4.90
Electrical Equipment
Madison IAQ, LLC	(9)	SOFR + 3.25%	8.69%	6/21/2028	2,074	1,975	2,044	1.44

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Electronic Equipment, Instruments & Components
Infinite Bidco, LLC	(9)	SOFR + 3.75%	9.18%	3/2/2028	2,680	2,586	2,636	1.85
Entertainment
Recorded Books, Inc.	(8)	SOFR + 4.00%	9.32%	8/29/2025	2,068	2,048	2,071	1.46
Food Products
CHG PPC Parent LLC	(9)	SOFR + 3.00%	8.43%	12/8/2028	2,985	2,901	2,972	2.09
Ground Transportation
Uber Technologies, Inc.	(8)	SOFR + 2.75%	8.16%	3/3/2030	2,436	2,430	2,437	1.71
Health Care Equipment & Supplies
Auris Luxembourg III Sarl	(8)	L + 3.75%	9.12%	2/27/2026	2,152	2,002	2,103	1.48
Resonetics, LLC	(10)	SOFR + 4.00%	9.63%	4/28/2028	3,569	3,465	3,515	2.47
Sunshine Luxembourg VII S.à r.l, LLC	(10)	SOFR + 3.75%	9.24%	10/1/2026	3,782	3,697	3,781	2.66

						9,164	9,399	6.61
Health Care Providers & Services
ADMI Corp.	(9)	SOFR + 3.75%	9.18%	12/23/2027	2,574	2,460	2,407	1.69
Electron Bidco, Inc.	(9)	SOFR + 3.00%	8.43%	11/1/2028	3,805	3,736	3,794	2.67
Heartland Dental LLC	(10)	SOFR + 5.00%	10.33%	4/28/2028	2,977	2,867	2,950	2.07
LifePoint Health, Inc.	(8)	SOFR + 3.75%	9.38%	11/16/2025	4,290	4,077	4,288	3.01
Pediatric Associates Holding Co., LLC	(9)	SOFR + 3.25%	8.57%	12/29/2028	649	638	634	0.45

						13,778	14,073	9.89
Health Care Technology
athenahealth, Inc.	(9)	SOFR + 3.25%	8.57%	2/15/2029	3,550	3,275	3,493	2.46
Netsmart Technologies, Inc.	(10)	SOFR + 4.00%	9.43%	10/1/2027	2,916	2,853	2,921	2.05
Verscend Holding Corp.	(8)	SOFR + 4.00%	9.43%	8/27/2025	3,560	3,552	3,565	2.51
Waystar Technologies, Inc.	(8)	SOFR + 4.00%	9.43%	10/22/2026	3,658	3,618	3,667	2.58

						13,298	13,646	9.60
Hotels, Restaurants & Leisure
Alterra Mountain Company	(9)	SOFR + 3.50%	8.93%	8/17/2028	2,309	2,289	2,310	1.62
Caesars Entertainment Inc	(9)	SOFR + 3.25%	8.67%	2/6/2030	1,624	1,609	1,626	1.14
Fertitta Entertainment, LLC	(9)	SOFR + 4.00%	9.32%	1/27/2029	2,768	2,692	2,745	1.93
Fogo de Chao, Inc.	(9)	SOFR + 4.75%	10.15%	9/20/2030	545	534	535	0.38
IRB Holding Corp.	(10)	SOFR + 3.00%	8.42%	12/15/2027	3,570	3,501	3,562	2.50
Mic Glen, LLC	(9)	SOFR + 3.25%	8.68%	7/21/2028	3,413	3,307	3,384	2.38
New Red Finance, Inc.	(8)	SOFR + 2.25%	7.57%	9/20/2030	925	921	923	0.65
Tacala Investment Corp.	(10)	SOFR + 4.00%	9.43%	2/5/2027	3,558	3,457	3,551	2.50
Whatabrands, LLC	(9)	SOFR + 3.00%	8.43%	8/3/2028	3,564	3,481	3,555	2.50

						21,791	22,191	15.60

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.75%	9.08%	7/31/2028	3,808	3,690	3,775	2.65
Independent Power and Renewable Electricity Producers
Generation Bridge Northeast LLC	(8)	SOFR + 4.25%	9.57%	8/22/2029	2,154	2,133	2,157	1.52
Industrial Conglomerates
FCG Acquisitions, Inc.	(9)	SOFR + 3.75%	9.40%	3/31/2028	3,957	3,819	3,929	2.76
SPX Flow, Inc.	(9)	SOFR + 4.50%	9.92%	4/5/2029	2,266	2,170	2,264	1.59
Vertical US Newco, Inc.	(9)	SOFR + 3.50%	9.38%	7/30/2027	2,815	2,730	2,812	1.98

						8,719	9,005	6.33
Insurance
AmWINS Group, Inc	(10)	SOFR + 2.75%	8.18%	2/19/2028	940	931	940	0.66
AssuredPartners, Inc.	(9)	SOFR + 3.50%	8.93%	2/12/2027	2,282	2,218	2,283	1.61
Baldwin Risk Partners, LLC	(9)	SOFR + 3.50%	8.92%	10/14/2027	3,805	3,773	3,781	2.66
BroadStreet Partners, Inc.	(8)	SOFR + 4.00%	9.32%	1/27/2029	3,304	3,265	3,308	2.33
BroadStreet Partners, Inc.	(8)	SOFR + 3.00%	8.43%	1/27/2027	3,311	3,231	3,300	2.32
Howden Group Holdings Limited	(9)	SOFR + 4.00%	9.32%	4/18/2030	2,430	2,339	2,433	1.71
Howden Group Holdings Limited	(10)	L + 3.25%	8.69%	11/12/2027	3,804	3,743	3,798	2.67
NFP Corp.	(8)	SOFR + 3.25%	8.68%	2/15/2027	3,311	3,202	3,275	2.30
USI, Inc.	(8)	SOFR + 3.25%	8.64%	9/14/2030	338	337	338	0.24
USI, Inc.	(9)	SOFR + 3.25%	8.66%	9/29/2030	676	675	676	0.48

						23,714	24,132	16.98
Interactive Media & Services
MH Sub I, LLC	(9)	SOFR + 4.25%	9.57%	5/3/2028	3,990	3,897	3,867	2.72
MH Sub I, LLC	(11)	SOFR + 3.75%	9.18%	9/13/2024	1,105	1,095	1,107	0.78
Project Boost Purchaser, LLC	(9)	SOFR + 3.50%	8.93%	5/30/2026	4,058	3,974	4,060	2.85

						8,966	9,034	6.35
IT Services
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	9.32%	10/16/2026	2,073	2,023	2,064	1.45
Endurance International Group Holdings, Inc.	(10)	L + 3.50%	8.79%	2/10/2028	2,075	1,906	2,021	1.42
Virtusa Corp.	(10)	L + 3.75%	9.33%	2/11/2028	4,058	4,008	4,040	2.84
World Wide Technology Holding Co, LLC	(9)	SOFR + 3.25%	8.68%	3/1/2030	1,008	999	1,010	0.71

						8,936	9,135	6.42

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Leisure Products
Motion Finco, LLC	(8)	SOFR + 3.25%	8.90%	11/12/2026	2,557	2,497	2,555	1.80
Recess Holdings, Inc.	(11)	SOFR + 4.00%	9.38%	3/17/2027	603	597	603	0.42

						3,094	3,158	2.22
Life Sciences Tools & Services
LSCS Holdings, Inc.	(9)	SOFR + 4.50%	9.93%	12/16/2028	2,462	2,374	2,432	1.71
Packaging Coordinators Midco, Inc.	(10)	SOFR + 3.50%	9.15%	11/30/2027	3,560	3,488	3,550	2.50

						5,862	5,982	4.21
Machinery
Pro Mach Group, Inc.	(11)	SOFR + 4.00%	9.43%	8/31/2028	3,758	3,664	3,766	2.65
Media
Radiate Holdco, LLC	(10)	SOFR + 3.25%	8.68%	9/25/2026	2,970	2,771	2,440	1.72
Virgin Media Bristol, LLC	(8)	SOFR + 3.25%	8.31%	3/31/2031	2,727	2,702	2,667	1.88

						5,473	5,107	3.60
Metals & Mining
Arsenal AIC Parent LLC	(8)	SOFR + 4.50%	9.88%	8/18/2030	645	639	645	0.45
Oil, Gas & Consumable Fuels
CQP Holdco, LP	(9)	SOFR + 3.50%	8.99%	6/5/2028	3,805	3,785	3,813	2.68
GIP Pilot Acquisition Partners LP	(4)(8)	SOFR + 3.00%	8.41%	9/18/2030	1,122	1,116	1,121	0.79

						4,901	4,934	3.47
Professional Services
AlixPartners, LLP	(9)	SOFR + 2.75%	8.18%	2/4/2028	1,378	1,368	1,379	0.97
APFS Staffing Holdings Inc	(9)	SOFR + 4.00%	9.32%	12/29/2028	3,940	3,844	3,894	2.74
Aqgen Island Holdings, Inc.	(9)	SOFR + 3.50%	8.93%	8/2/2028	3,655	3,570	3,630	2.55
Camelot US Acquisition, LLC	(11)	SOFR + 3.00%	8.43%	10/30/2026	3,102	3,074	3,100	2.18
Cast & Crew Payroll, LLC	(8)	SOFR + 3.50%	8.93%	2/9/2026	3,513	3,486	3,508	2.47
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	9.14%	4/9/2027	2,782	2,716	2,719	1.91
EP Purchaser, LLC	(9)	SOFR + 3.50%	9.15%	11/6/2028	491	470	486	0.34
Inmar, Inc.	(11)	SOFR + 5.50%	10.82%	5/1/2026	2,078	2,013	2,067	1.45
OMNIA Partners LLC	(7)(8)	SOFR + 4.25%	9.60%	7/25/2030	2,187	2,164	2,193	1.54
VT Topco, Inc.	(9)	SOFR + 4.25%	9.66%	8/1/2025	1,036	1,026	1,038	0.73

						23,731	24,014	16.88

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Real Estate Management & Development
Cushman & Wakefield US Borrower LLC	(9)	SOFR + 4.00%	9.32%	1/31/2030	1,712	1,670	1,702	1.20
Software
Apex Group Treasury, LLC	(9)	SOFR + 3.75%	9.38%	7/27/2028	3,564	3,448	3,539	2.49
Apttus Corp.	(10)	SOFR + 4.00%	9.43%	5/8/2028	3,573	3,425	3,535	2.49
Boxer Parent Company, Inc.	(8)	SOFR + 3.75%	9.18%	10/2/2025	3,558	3,489	3,558	2.50
Cloudera, Inc.	(9)	SOFR + 3.75%	9.17%	10/8/2028	2,575	2,462	2,530	1.78
ConnectWise, LLC	(9)	SOFR + 3.50%	8.93%	9/29/2028	3,539	3,425	3,490	2.45
Cornerstone OnDemand, Inc.	(9)	SOFR + 3.75%	9.18%	10/16/2028	2,178	1,988	2,074	1.46
ECI Macola Max Holding, LLC	(10)	SOFR + 3.75%	9.40%	11/9/2027	3,514	3,447	3,512	2.47
Epicor Software Corp.	(10)	SOFR + 3.25%	8.68%	7/30/2027	3,563	3,494	3,563	2.50
Epicor Software Corp.	(10)	SOFR + 3.75%	9.11%	7/30/2027	273	270	273	0.19
GI Consilio Parent, LLC	(9)	SOFR + 4.00%	9.43%	5/12/2028	2,128	2,043	2,077	1.46
Greeneden U.S. Holdings II, LLC	(10)	SOFR + 4.00%	9.43%	12/1/2027	2,575	2,549	2,580	1.81
GTCR Investors LP - A-1 Units	(9)	SOFR + 3.00%	8.40%	9/20/2030	3,335	3,319	3,336	2.35
HS Purchaser, LLC	(10)	SOFR + 4.00%	9.47%	11/19/2026	3,563	3,299	3,424	2.41
Idera, Inc.	(10)	SOFR + 3.75%	9.27%	3/2/2028	1,875	1,799	1,863	1.31
Mitnick Purchaser, Inc.	(9)	SOFR + 4.50%	9.97%	5/2/2029	3,413	3,320	3,294	2.32
NortonLifeLock, Inc.	(9)	SOFR + 2.00%	7.42%	9/12/2029	3,782	3,762	3,774	2.65
Project Alpha Intermediate Holding, Inc.	(8)	SOFR + 4.00%	9.43%	4/26/2024	4,405	4,370	4,406	3.10
Quartz Acquireco LLC	(4)(8)	SOFR + 3.50%	8.82%	6/28/2030	1,353	1,340	1,353	0.95
RealPage, Inc.	(9)	SOFR + 3.00%	8.43%	4/24/2028	2,775	2,686	2,747	1.93
Rocket Software, Inc.	(8)	SOFR + 4.25%	9.68%	11/28/2025	1,069	1,049	1,070	0.75
Rocket Software, Inc.	(9)	SOFR + 4.75%	10.14%	11/28/2028	2,605	2,566	2,570	1.81
S2P Acquisition Borrower, Inc.	(8)	SOFR + 4.00%	9.42%	8/14/2026	3,563	3,486	3,563	2.50
Sophia, LP	(9)	SOFR + 3.50%	8.82%	10/7/2027	3,311	3,225	3,308	2.33
Sovos Compliance, LLC	(9)	SOFR + 4.50%	9.93%	8/11/2028	3,564	3,501	3,513	2.47
Surf Holdings, LLC	(8)	SOFR + 3.50%	8.94%	3/5/2027	3,563	3,527	3,560	2.50
Symphony Technology Group	(10)	SOFR + 5.00%	10.63%	7/27/2028	3,573	3,298	2,677	1.88
Symphony Technology Group	(9)	SOFR + 3.75%	9.18%	3/1/2029	3,564	3,424	3,487	2.45
The Ultimate Software Group, Inc.	(9)	SOFR + 3.25%	8.62%	5/4/2026	4,353	4,264	4,346	3.06

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Software (continued)
Vision Solutions, Inc.	(10)	SOFR + 4.00%	9.61%	4/24/2028	1,671	1,455	1,623	1.14

						83,730	84,645	59.51
Specialty Retail
EG America, LLC	(4)(8)	SOFR + 4.25%	9.66%	3/31/2026	741	696	741	0.52
EG America, LLC	(4)(8)	SOFR + 5.50%	10.89%	2/29/2028	949	911	921	0.65
EG America, LLC	(8)	SOFR + 4.25%	9.66%	3/31/2026	1,457	1,368	1,396	0.98

						2,975	3,058	2.15
Trading Companies & Distributors
Icebox Holdco III, Inc.	(9)	SOFR + 3.75%	9.25%	12/22/2028	2,377	2,244	2,368	1.66
SRS Distribution, Inc.	(9)	SOFR + 3.50%	8.93%	6/2/2028	3,570	3,419	3,542	2.49
Windsor Holdings III, LLC	(8)	SOFR + 4.50%	9.83%	8/1/2030	1,864	1,827	1,861	1.31

						7,490	7,771	5.46
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	9.39%	12/17/2027	3,462	3,390	3,422	2.41

Total First Lien Debt						427,437	433,763	304.97

Total Investment Portfolio						427,437	433,763	304.96

Cash and Cash Equivalents
Other Cash and Cash Equivalents						7,910	7,910	5.56

Total Portfolio Investments, Cash and Cash Equivalents						$435,347	$441,673	310.52%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of September 30, 2023, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), and New Zealand Dollars (NZD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate

BCRED Verdelite JV LP

Consolidated Schedule of Investments

September 30, 2023

(in thousands)

(Unaudited)

(“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of September 30, 2023. Variable rate loans typically include an interest reference rate floor feature.
(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)	Reserved
(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
OMNIA Partners LLC	Delayed Draw Term Loan	1/25/2024	$205	$—

Total unfunded commitments			$205	$—

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of September 30, 2023 was 0.50%.
(10)	The interest rate floor on these investments as of September 30, 2023 was 0.75%.
(11)	The interest rate floor on these investments as of September 30, 2023 was 1.00%.
(12)	The interest rate floor on these investments as of September 30, 2023 was 1.25%.
(13)	The interest rate floor on these investments as of September 30, 2023 was 1.50%.
(14)	The interest rate floor on these investments as of September 30, 2023 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.

The following table presents the consolidated schedule of investments of the Verdelite JV as of December 31, 2022:

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt
Aerospace & Defense
Amentum Government Services Holdings, LLC	(8)	L + 4.00%	8.17%	1/29/2027	$424	$421	$416	0.31%
Atlas CC Acquisition Corp.	(10)	L + 4.25%	8.98%	5/25/2028	2,684	2,465	2,273	1.72
Peraton Corp.	(10)	L + 3.75%	8.13%	2/1/2028	4,089	4,011	4,001	3.03
Vertex Aerospace Services Corp.	(10)	L + 3.50%	7.88%	12/6/2028	4,090	4,045	4,024	3.04

						10,942	10,714	8.10
Air Freight & Logistics
The Kenan Advantage Group, Inc.	(10)	L + 3.75%	8.13%	3/24/2026	3,591	3,499	3,509	2.65
Airlines
United Airlines, Inc.	(10)	L + 3.75%	8.11%	4/21/2028	4,489	4,448	4,445	3.36
Auto Components
Clarios Global LP	(5)(8)	SOFR + 3.25%	7.63%	4/30/2026	5,350	5,291	5,262	3.98
Beverages
Triton Water Holdings, Inc.	(9)	L + 3.50%	8.23%	3/31/2028	3,491	3,214	3,260	2.47
Building Products
Griffon Corporation	(9)	SOFR + 2.50%	7.01%	1/24/2029	1,258	1,243	1,238	0.94
The Chamberlain Group, Inc.	(9)	L + 3.25%	7.63%	11/3/2029	2,593	2,431	2,451	1.85

						3,674	3,689	2.79
Capital Markets
Advisor Group Holdings, Inc.	(8)	L + 4.50%	8.88%	7/31/2026	5,336	5,214	5,231	3.96
The Edelman Financial Engines Center, LLC	(10)	L + 3.50%	7.88%	4/7/2028	2,743	2,641	2,567	1.94

						7,855	7,798	5.90
Chemicals
WR Grace Holdings, LLC	(9)	L + 3.75%	8.50%	9/22/2028	3,591	3,553	3,534	2.67
Commercial Services & Supplies
Access CIG, LLC	(8)	L + 3.75%	7.82%	2/27/2025	4,289	4,166	4,210	3.18
Allied Universal Holdco, LLC	(9)	SOFR + 3.75%	8.17%	5/12/2028	3,591	3,413	3,419	2.59
Anticimex, Inc.	(9)	L + 3.50%	8.23%	11/16/2028	4,439	4,341	4,295	3.25
APX Group, Inc.	(11)	L + 3.25%	6.73%	7/10/2028	5,336	5,090	5,289	4.00
DG Investment Intermediate Holdings 2, Inc.	(10)	SOFR + 3.75%	8.07%	3/31/2028	4,987	4,805	4,782	3.62
EAB Global, Inc.	(9)	L + 3.50%	7.88%	8/16/2028	4,090	3,968	3,944	2.98
Energizer Holdings Inc	(9)	L + 3.75%	8.13%	12/8/2028	3,600	3,444	3,452	2.61
Garda World Security Corp.	(8)	L + 4.25%	8.93%	10/30/2026	5,350	5,167	5,219	3.95
Genuine Financial Holdings, LLC	(8)	L + 3.75%	8.33%	7/11/2025	3,589	3,559	3,464	2.62

						37,953	38,074	28.80

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Construction & Engineering
Refficiency Holdings, LLC	(10)	L + 3.75%	7.82%	12/16/2027	3,493	3,395	3,316	2.51
Construction Materials
White Cap Buyer, LLC	(9)	SOFR + 3.75%	8.07%	10/19/2027	4,150	4,012	4,020	3.04
Containers & Packaging
Berlin Packaging, LLC	(9)	L + 3.75%	7.88%	3/11/2028	4,539	4,438	4,377	3.31
Charter NEX US, Inc.	(10)	L + 3.75%	8.13%	12/1/2027	5,350	5,261	5,207	3.94
Novolex, Inc.	(9)	SOFR + 3.93%	8.60%	4/13/2029	5,337	5,223	5,096	3.85
ProAmpac PG Borrower, LLC	(10)	L + 3.75%	7.96%	11/3/2025	4,090	3,962	3,927	2.97
Ring Container Technologies Group, LLC	(9)	L + 3.50%	7.88%	8/12/2028	2,150	2,135	2,126	1.61
TricorBraun Holdings, Inc.	(9)	L + 3.25%	7.63%	3/3/2028	4,090	3,923	3,912	2.96
Trident TPI Holdings, Inc.	(9)	L + 4.00%	7.67%	9/15/2028	5,337	5,147	5,137	3.89

						30,089	29,782	22.53
Diversified Consumer Services
Ascend Learning, LLC	(9)	L + 3.50%	7.88%	12/11/2028	3,192	3,045	3,026	2.29
Colibri Group, LLC	(10)	SOFR + 5.00%	8.87%	3/12/2029	4,289	4,141	4,014	3.04
KUEHG Corp.	(11)	L + 3.75%	8.48%	2/21/2025	4,987	4,912	4,802	3.63
Learning Care Group	(11)	L + 3.25%	7.61%	3/13/2025	4,987	4,848	4,652	3.52
Pre-Paid Legal Services, Inc.	(9)	L + 3.75%	8.13%	12/15/2028	5,337	5,236	5,144	3.89
SSH Group Holdings, Inc.	(8)	L + 4.25%	7.92%	7/30/2025	4,948	4,860	4,847	3.67
University Support Services, LLC	(9)	L + 3.25%	7.63%	2/10/2029	3,591	3,540	3,501	2.65
Weld North Education, LLC	(9)	L + 3.75%	7.72%	12/21/2027	4,090	4,049	4,017	3.04

						34,631	34,003	25.73
Diversified Financial Services
Mitchell International, Inc.	(9)	L + 3.75%	8.41%	10/15/2028	2,992	2,809	2,766	2.09
Polaris Newco, LLC	(9)	L + 4.00%	8.73%	6/2/2028	5,312	5,073	4,860	3.68
Sedgwick Claims Management Services, Inc.	(8)	L + 3.25%	7.63%	12/31/2025	4,987	4,884	4,859	3.68

						12,766	12,485	9.45
Diversified Telecommunication Services
Numericable US, LLC	(8)	L + 2.75%	7.16%	7/31/2025	2,100	1,961	1,999	1.51
Numericable US, LLC	(8)	L + 3.69%	7.77%	1/31/2026	2,200	2,048	2,044	1.55
Zacapa, LLC	(9)	SOFR + 4.25%	8.83%	3/22/2029	4,090	3,956	3,941	2.98

						7,965	7,984	6.04
Electrical Equipment
Madison IAQ, LLC	(9)	L + 3.25%	7.99%	6/21/2028	4,090	3,864	3,815	2.89
Electronic Equipment, Instruments & Components
Infinite Bidco, LLC	(9)	L + 3.25%	7.98%	3/2/2028	2,693	2,584	2,592	1.96
Presidio, Inc.	(8)	SOFR + 3.50%	7.92%	1/22/2027	3,591	3,556	3,540	2.68

						6,140	6,132	4.64

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Entertainment
Recorded Books, Inc.	(8)	SOFR + 4.00%	8.32%	8/29/2025	3,600	3,552	3,530	2.67
Health Care Equipment & Supplies
Auris Luxembourg III Sarl	(8)	L + 3.75%	8.68%	2/27/2026	2,169	1,971	1,947	1.47
Resonetics, LLC	(10)	L + 4.00%	8.41%	4/28/2028	4,090	3,955	3,906	2.95
Sunshine Luxembourg VII S.à r.l, LLC	(10)	L + 3.75%	8.48%	10/1/2026	5,311	5,162	5,100	3.86

						11,088	10,953	8.28
Health Care Providers & Services
ADMI Corp.	(9)	L + 3.75%	8.13%	12/23/2027	2,593	2,459	2,369	1.79
Electron Bidco, Inc.	(9)	L + 3.00%	7.38%	11/1/2028	5,337	5,226	5,204	3.94
LifePoint Health, Inc.	(8)	L + 3.75%	8.16%	11/16/2025	3,575	3,338	3,379	2.56
Pediatric Associates Holding Co., LLC	(7)(9)	L + 3.25%	7.63%	12/29/2028	611	597	579	0.44
Surgery Centers Holdings, Inc.	(10)	L + 3.75%	8.05%	8/31/2026	4,823	4,645	4,774	3.61

						16,265	16,305	12.34
Health Care Technology
athenahealth, Inc.	(7)(9)	SOFR + 3.50%	7.82%	2/15/2029	3,577	3,197	3,189	2.41
Netsmart Technologies, Inc.	(10)	L + 4.00%	8.38%	10/1/2027	4,439	4,325	4,286	3.24
Verscend Holding Corp.	(8)	L + 4.00%	8.38%	8/27/2025	4,090	4,077	4,072	3.08
Waystar Technologies, Inc.	(8)	L + 4.00%	8.38%	10/22/2026	4,189	4,132	4,126	3.12

						15,731	15,673	11.85
Hotels, Restaurants & Leisure
Alterra Mountain Company	(9)	L + 3.50%	7.88%	8/17/2028	5,336	5,284	5,285	4.00
Fertitta Entertainment, LLC	(9)	SOFR + 4.00%	8.32%	1/27/2029	4,289	4,155	4,087	3.09
IRB Holding Corp.	(10)	SOFR + 3.00%	7.32%	12/15/2027	4,100	4,006	3,985	3.01
Mic Glen, LLC	(9)	L + 3.50%	7.88%	7/21/2028	4,450	4,291	4,244	3.21
Tacala Investment Corp.	(10)	L + 3.50%	7.88%	2/5/2027	4,089	3,947	3,943	2.98
Twin River Worldwide Holdings, Inc.	(9)	L + 3.25%	7.54%	10/2/2028	3,491	3,366	3,240	2.45
Whatabrands, LLC	(9)	L + 3.25%	7.63%	8/3/2028	3,591	3,494	3,479	2.63

						28,543	28,263	21.37
Household Durables
AI Aqua Merger Sub, Inc.	(9)	SOFR + 3.75%	7.97%	7/31/2028	5,337	5,146	5,040	3.81
Industrial Conglomerates
FCG Acquisitions, Inc.	(9)	L + 3.75%	8.48%	3/31/2028	4,987	4,785	4,755	3.60
SPX Flow, Inc.	(9)	SOFR + 4.50%	8.92%	4/5/2029	2,594	2,470	2,429	1.84
Vertical US Newco, Inc.	(9)	L + 3.50%	6.87%	7/30/2027	5,337	5,143	5,149	3.89

						12,398	12,333	9.33
Insurance
Acrisure LLC	(9)	L + 4.25%	8.63%	2/15/2027	666	636	646	0.49
Acrisure LLC	(9)	L + 3.75%	8.13%	2/15/2027	2,992	2,828	2,850	2.16

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Insurance (continued)
Alliant Holdings Intermediate, LLC	(8)	L + 3.25%	7.63%	5/9/2025	712	700	704	0.53
Alliant Holdings Intermediate, LLC	(9)	L + 3.50%	7.85%	11/6/2027	2,893	2,822	2,831	2.14
AssuredPartners, Inc.	(9)	L + 3.50%	7.88%	2/12/2027	5,312	5,130	5,157	3.90
Baldwin Risk Partners, LLC	(9)	L + 3.50%	7.79%	10/14/2027	5,336	5,284	5,216	3.95
BroadStreet Partners, Inc.	(8)	L + 3.00%	7.38%	1/27/2027	5,336	5,179	5,185	3.92
Howden Group Holdings Limited	(10)	L + 3.25%	7.69%	11/12/2027	5,336	5,235	5,206	3.94
HUB International Limited	(10)	L + 3.25%	7.53%	4/25/2025	4,987	4,930	4,949	3.74
NFP Corp.	(8)	L + 3.25%	7.63%	2/15/2027	5,336	5,123	5,117	3.87

						37,867	37,861	28.64
Interactive Media & Services
MH Sub I, LLC	(11)	L + 3.75%	8.13%	9/13/2024	5,336	5,249	5,197	3.93
Project Boost Purchaser, LLC	(9)	L + 3.50%	7.88%	5/30/2026	4,090	3,981	3,954	2.99

						9,230	9,151	6.92
IT Services
Dcert Buyer, Inc.	(8)	SOFR + 4.00%	8.70%	10/16/2026	4,089	3,965	3,960	3.00
Endurance International Group Holdings, Inc.	(10)	L + 3.50%	7.72%	2/10/2028	3,591	3,249	3,241	2.45
Virtusa Corp.	(10)	L + 3.75%	8.13%	2/11/2028	4,090	4,030	3,959	2.99

						11,244	11,160	8.44
Leisure Products
Motion Finco, LLC	(8)	L + 3.25%	7.98%	11/12/2026	2,804	2,722	2,682	2.03
Life Sciences Tools & Services
Curia Global, Inc.	(10)	L + 3.75%	8.16%	8/30/2026	4,289	3,870	3,553	2.69
LSCS Holdings, Inc.	(9)	L + 4.50%	8.88%	12/16/2028	2,481	2,379	2,377	1.80
Packaging Coordinators Midco, Inc.	(10)	L + 3.50%	8.23%	11/30/2027	4,090	3,992	3,889	2.94

						10,241	9,819	7.43
Machinery
Pro Mach Group, Inc.	(11)	L + 4.00%	8.38%	8/31/2028	4,289	4,216	4,181	3.16
Titan Acquisition Ltd.	(8)	L + 3.00%	5.88%	3/28/2025	2,992	2,856	2,803	2.12

						7,072	6,984	5.28
Media
Radiate Holdco, LLC	(10)	L + 3.25%	7.63%	9/25/2026	2,992	2,742	2,445	1.85
Oil, Gas & Consumable Fuels
CQP Holdco, LP	(9)	L + 3.75%	8.48%	6/5/2028	5,336	5,304	5,320	4.02
Professional Services
APFS Staffing Holdings, Inc.	(4)(9)	SOFR + 4.00%	8.09%	12/29/2028	3,970	3,860	3,801	2.88
Aqgen Island Holdings, Inc.	(9)	L + 3.50%	8.25%	8/2/2028	4,289	4,174	4,109	3.11

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Professional Services (continued)
Camelot US Acquisition LLC	(4)(11)	SOFR + 3.00%	7.38%	10/30/2026	4,300	4,252	4,241	3.21
Cast & Crew Payroll, LLC	(8)	L + 3.50%	7.88%	2/9/2026	3,541	3,505	3,499	2.65
Deerfield Dakota Holding, LLC	(11)	SOFR + 3.75%	8.07%	4/9/2027	5,311	5,159	4,974	3.76
Inmar, Inc.	(11)	L + 4.00%	8.73%	5/1/2024	4,089	3,751	3,732	2.82
National Intergovernmental Purchasing Alliance Co.	(8)	SOFR + 3.50%	8.08%	5/23/2025	722	716	714	0.54
VT Topco, Inc.	(7)(10)	L + 3.75%	8.13%	8/1/2025	3,878	3,811	3,766	2.85

						29,228	28,836	21.82
Software
Apex Group Treasury, LLC	(9)	L + 3.75%	8.26%	7/27/2028	3,591	3,456	3,438	2.60
Apttus Corp.	(10)	L + 4.25%	8.66%	5/8/2028	3,600	3,427	3,384	2.56
Boxer Parent Company, Inc.	(8)	L + 3.75%	8.13%	10/2/2025	3,589	3,494	3,445	2.61
Cloudera, Inc.	(9)	L + 3.75%	8.13%	10/8/2028	3,600	3,419	3,406	2.58
ConnectWise, LLC	(9)	L + 3.50%	7.88%	9/29/2028	3,566	3,434	3,397	2.57
Cornerstone OnDemand, Inc.	(9)	L + 3.75%	8.13%	10/16/2028	2,194	1,974	1,970	1.49
ECI Macola Max Holding, LLC	(10)	L + 3.75%	8.48%	11/9/2027	3,541	3,461	3,408	2.58
Epicor Software Corp.	(10)	L + 3.25%	7.63%	7/30/2027	3,591	3,507	3,456	2.61
GI Consilio Parent, LLC	(9)	L + 4.00%	8.38%	5/12/2028	2,145	2,045	2,034	1.54
Greeneden U.S. Holdings II, LLC	(10)	L + 4.00%	8.38%	12/1/2027	3,600	3,557	3,464	2.62
HS Purchaser, LLC	(10)	SOFR + 4.00%	8.19%	11/19/2026	3,591	3,262	3,247	2.46
Idera, Inc.	(10)	L + 3.75%	7.50%	3/2/2028	2,145	2,043	2,028	1.53
Mitnick Purchaser, Inc.	(9)	SOFR + 4.75%	8.94%	5/2/2029	4,439	4,302	4,170	3.15
NortonLifeLock, Inc.	(9)	SOFR + 2.00%	6.42%	9/12/2029	5,350	5,318	5,271	3.99
Project Alpha Intermediate Holding, Inc.	(8)	L + 4.00%	8.39%	4/26/2024	4,439	4,359	4,341	3.28
RealPage, Inc.	(9)	L + 3.00%	7.38%	4/24/2028	5,312	5,113	5,062	3.83
Rocket Software, Inc.	(8)	L + 4.25%	8.63%	11/28/2025	3,591	3,501	3,461	2.62
S2P Acquisition Borrower, Inc.	(8)	SOFR + 4.00%	8.32%	8/14/2026	3,591	3,493	3,498	2.65
Sophia, LP	(9)	L + 3.50%	8.23%	10/7/2027	5,336	5,173	5,163	3.91
Sovos Compliance, LLC	(9)	L + 4.50%	8.88%	8/11/2028	3,591	3,518	3,317	2.51
Surf Holdings, LLC	(8)	L + 3.50%	8.23%	3/5/2027	3,591	3,546	3,491	2.64
Symphony Technology Group	(5)(10)	L + 4.75%	9.17%	7/27/2028	3,600	3,280	3,099	2.34
Symphony Technology Group	(5)(9)	SOFR + 3.75%	7.97%	3/1/2029	3,591	3,430	3,352	2.54
The Ultimate Software Group, Inc.	(9)	L + 3.25%	7.00%	5/4/2026	5,386	5,245	5,137	3.89
TransDigm Inc	(12)	SOFR + 6.15%	10.47%	2/22/2027	187	184	187	0.14
Vision Solutions, Inc.	(10)	L + 4.00%	8.36%	4/24/2028	2,194	1,865	1,823	1.38

						89,406	88,049	66.62

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

Investments (1)	Footnotes	Reference Rate and Spread	Interest Rate (2)(6)	Maturity Date	Par Amount	Cost (3)	Fair Value	% of Net Assets
First Lien Debt (continued)
Specialty Retail
EG America, LLC	(9)	L + 4.25%	8.98%	3/31/2026	4,443	4,092	4,173	3.16
Trading Companies & Distributors
Icebox Holdco III, Inc.	(9)	L + 3.50%	8.23%	12/22/2028	2,145	2,008	1,986	1.50
SRS Distribution, Inc.	(9)	SOFR + 3.50%	7.88%	6/2/2028	4,100	3,924	3,930	2.97

						5,932	5,916	4.47
Wireless Telecommunication Services
CCI Buyer, Inc.	(10)	SOFR + 4.00%	8.58%	12/17/2027	4,489	4,378	4,300	3.25

Total First Lien Debt						495,472	490,615	371.11

Total Investment Portfolio						495,472	490,615	371.11

Cash and Cash Equivalents
Other Cash and Cash Equivalents						2,767	2,767	2.09

Total Portfolio Investments, Cash and Cash Equivalents						$498,239	$493,382	373.20%

(1)

Unless otherwise indicated, issuers of debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either LIBOR (“L”), Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of December 31, 2022. Variable rate loans typically include an interest reference rate floor feature. For each such loan, the Company has provided the interest rate in effect on the date presented.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(4)	These investments were valued using unobservable inputs and are considered Level 3 investments.
(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

(6)	For unsettled positions the interest rate does not include the base rate.

BCRED Verdelite JV LP

Consolidated Schedule of Investments

December 31, 2022

(in thousands)

(Unaudited)

(7)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments (all commitments are first lien, unless otherwise noted):

Investments—non-controlled/ non-affiliated	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
First Lien Debt
athenahealth, Inc.	Delayed Draw Term Loan	2/15/2029	$515	$—
Pediatric Associates Holding Co., LLC	Delayed Draw Term Loan	12/29/2028	43	—
VT Topco, Inc.	Delayed Draw Term Loan	8/1/2025	112	—

Total Unfunded Commitments			$670	$—

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of December 31, 2022 was 0.50%.
(10)	The interest rate floor on these investments as of December 31, 2022 was 0.75%.
(11)	The interest rate floor on these investments as of December 31, 2022 was 1.00%.
(12)	The interest rate floor on these investments as of December 31, 2022 was 1.25%.
(13)	The interest rate floor on these investments as of December 31, 2022 was 1.50%.

The following table presents the selected consolidated statements of assets and liabilities information of the Verdelite JV as of September 30, 2023 and December 31, 2022 (Unaudited):

	September 30, 2023	December 31, 2022
ASSETS
Investments at fair value (cost of $427,437 and $495,472 at September 30, 2023 and December 31, 2022, respectively)	$433,763	$490,615
Cash and cash equivalents	7,910	2,767
Interest receivable	2,713	4,539
Receivable for investments sold	7,600	1,624
Deferred financing costs	159	—

Total assets	$452,145	$499,545

LIABILITIES
Debt	$262,600	$365,000
Distribution payable	17,825	—
Interest payable and other liabilities	29,481	2,342

Total liabilities	309,906	367,342

MEMBERS’ EQUITY
Members’ Equity	142,239	132,203

Total Members’ Equity	142,239	132,203

Total liabilities and members’ equity	$452,145	$499,545

The following table presents the selected consolidated statements of operations information of the Verdelite JV for the three and nine months ended September 30, 2023 (Unaudited):

	For the three months ended September 30, 2023	For the nine months ended September 30, 2023
Investment income:
Interest income	$10,965	$32,578
Other income	62	176

Total investment income	11,027	32,754

Expenses:
Interest expense	6,478	17,604
Other expenses	474	624

Total expenses	6,952	18,228

Net investment income before taxes	4,075	14,526

Tax Expense	—	—

Net investment income after taxes	4,075	14,526

Net realized and change in unrealized gain (loss) on investments and other transactions
Net unrealized gain (loss)	2,313	11,183
Net realized gain (loss)	724	2,152

Total net realized and change in unrealized gain (loss) on investments	3,037	13,335

Net increase (decrease) in net assets resulting from operations	$7,112	$27,861

Note 12. Subsequent Events

The Company’s management evaluated subsequent events through the date of issuance of the condensed consolidated financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in the condensed consolidated financial statements as of September 30, 2023, except as discussed below.

October Subscriptions and Distribution Declaration

The Company received approximately $857.4 million of net proceeds, inclusive of distributions reinvested through the Company’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares, and Class D shares for subscriptions effective October 1, 2023.

On October 18, 2023, the Company’s Board declared net distributions of $0.2200 per Class I share, $0.2021 per Class S share, and $0.2147 per Class D share, which is payable on November 27, 2023 to shareholders of record as of October 31, 2023.

November Subscriptions

Through to the date of issuance of the condensed consolidated financial statements the Company received approximately $931.2 million of subscriptions, inclusive of distributions reinvested through the Company’s distribution reinvestment plan, relating to the issuance of Class I shares, Class S shares, and Class D shares effective November 1, 2023.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information contained in this section should be read in conjunction with “Item 1. Financial Statements” hereto and “Part II, Item 8—Consolidated Financial Statement and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2022, as updated from time to time by the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). This discussion contains forward-looking statements and involves numerous risks, uncertainties, and other factors outside the Company’s control, including, but not limited to, those set forth in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 as updated by the Company’s periodic filings with the SEC.

Overview and Investment Framework

We are a newly organized, externally managed, non-diversified closed-end management investment company that has elected to be treated as a BDC under the 1940 Act. Formed as a Delaware statutory trust on February 11, 2020, we are externally managed by the Adviser, which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as investment adviser with the SEC. We have elected to be treated, and intend to qualify annually thereafter, as a RIC under the Code.

Under our Investment Advisory Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change. Under normal circumstances we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which we may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). In limited instances we may retain the “last out” portion of a first-lien loan. In such cases, the “first out” portion of the first lien loan would receive priority with respect to payment over our “last out” position. In exchange for the higher risk of loss associated with such “last out” portion, we would earn a higher rate of interest than the “first out” position. To a lesser extent, we will also invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). We expect that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

Most of our investments are in U.S. private companies, but (subject to compliance with BDCs’ requirement to invest at least 70% of its assets in U.S private companies), we also expect to invest to some extent in European and other non-U.S. companies, but do not expect to invest in emerging markets. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Blackstone Credit funds. From time to time, we may co-invest with other Blackstone Credit funds.

Key Components of Our Results of Operations

Investments

We focus primarily on loans and securities, including syndicated loans, of U.S. private companies. Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to private companies, the level of merger and acquisition activity for such companies, the general economic environment, trading prices of loans and other securities and the competitive environment for the types of investments we make.

Revenues

We generate revenues in the form of interest income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or payment-in-kind (“PIK”) interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue in the form of commitment and other fees in connection with transactions. Original issue discounts and market discounts or premiums will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts. In addition, we generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees.

In addition, we generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (b) our allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals (including information technology professionals) at the Administrator that perform duties for us; and (iii) any internal audit group personnel of Blackstone or any of its affiliates; and (c) all other expenses of our operations, administrations and transactions.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support Agreement with the Adviser. For additional information see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions”.

Portfolio and Investment Activity

For the three months ended September 30, 2023, we acquired $2,637.9 million aggregate principal amount of investments (including $1,193.2 million of unfunded commitments), $2,540.5 million of which was first lien debt, $35.0 million of which was second lien debt, $13.6 million of which was structured finance investments and $48.8 million of which was equity.

Our investment activity is presented below (information presented herein is at amortized cost unless otherwise indicated) (dollar amounts in thousands):

	As of and for the three months ended September 30,
	2023	2022
Investments:
Total investments, beginning of period	$48,426,243	$47,141,027
New investments purchased	2,025,041	7,166,181
Payment-in-kind interest capitalized	61,272	39,819
Net accretion of discount on investments	42,422	46,758
Net realized gain (loss) on investments	(127,364)	(99,556)
Investments sold or repaid	(1,552,109)	(4,118,609)

Total investments, end of period	$48,875,505	$50,175,620

Amount of investments funded at principal:
First lien debt investments	$2,028,320	$7,508,082
Second lien debt investments	35,000	69,063
Unsecured debt	—	—
Structured finance investments	13,640	—
Equity investments and Investments in Joint Ventures (1)	42,606	1,095,622

Total	$2,119,566	$8,672,767

Proceeds from investments sold or repaid:
First lien debt investments	$(1,361,713)	$(3,852,026)
Second lien debt investments	(136,048)	(262,208)
Unsecured debt	—	(4,375)
Structured finance investments	(13,539)	—
Equity investments and Investments in Joint Ventures	(40,809)	—

Total	$(1,552,109)	$(4,118,609)

	September 30, 2023	December 31, 2022
Number of portfolio companies	506	532
Weighted average yield on debt and income producing investments, at cost (2)(3)	11.61%	10.37%
Weighted average yield on debt and income producing investments, at fair value (2)(3)	11.76%	10.59%
Average loan to value (LTV) (4)	42.9%	43.6%
Percentage of debt investments bearing a floating rate, at fair value	99.9%	99.8%
Percentage of debt investments bearing a fixed rate, at fair value	0.1%	0.2%
Percentage of assets on non-accrual (5)	0.1%	0.1%

(1)	Includes $0.0 million and $1,092.8 million of investments in our joint ventures for the three months ended September 30, 2023 and 2022, respectively.
(2)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(3)

As of September 30, 2023 and December 31, 2022, the weighted average total portfolio yield at cost was 10.93% and 9.75%, respectively. The weighted average total portfolio yield at fair value was 11.04% and 9.95%, respectively.

(4)

Includes all private debt investments for which fair value is determined by our Board in conjunction with a third-party valuation firm and excludes quoted assets. Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recent quarter end.

(5)

As a percentage of total amortized cost of Investments (excluding Investments in Joint Ventures). Assets on non-accrual represented 0.1% and 0.0% of total fair value of Investments (excluding Investments in Joint Ventures) as of September 30, 2023 and December 31, 2022, respectively.

As of September 30, 2023, our portfolio companies had a weighted average annual EBITDA of $215 million. These calculations include all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted based on fair value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently estimated by us, and may reflect a normalized or adjusted amount. Accordingly, we make no representation or warranty in respect of this information.

For additional information on our Investments, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 4. Investments”.

BCRED Emerald JV LP

BCRED Emerald JV LP (“Emerald JV”), a Delaware limited liability company, was formed as a joint venture between the Company and a large North American pension fund (the “Emerald JV Partner”), and commenced operations on January 18, 2022 and operates under a limited liability company agreement. The Emerald JV’s principal purpose is to make investments, primarily in senior secured loans that are made to middle-market companies or in broadly syndicated loans.

As of September 30, 2023, the Company and the Emerald JV Partner have committed to contribute up to $2,250.0 million and $750.0 million, respectively, of capital to the Emerald JV. As of September 30, 2023 the Company had contributed $2,002.5 million and the Emerald JV Partner had contributed $667.5 million of capital and $247.5 million and $82.5 million of capital remained uncalled from the Company and the Emerald JV Partner, respectively. The Company and the Emerald JV partner own 75% and 25%, respectively, of the equity ownership interests of the Emerald JV. The Company and the Emerald JV Partner, through their joint control of the Emerald JV’s General Partner, have equal control of the Emerald JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Emerald JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Emerald JV must be approved by the Emerald JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Emerald JV Partner. The Company does not consolidate the Emerald JV.

As of September 30, 2023, the Emerald JV had total investments at fair value of $5,688.0 million. The following table is a summary of JV’s portfolio as of September 30, 2023 and December 31, 2022.

	September 30, 2023	December 31, 2022
Total senior secured debt investments at fair value	$5,556,018	$5,722,448
Number of portfolio companies	289	443
Weighted average yield on debt and income producing investments, at fair value (1)	11.35%	10.88%
Weighted average yield on debt and income producing investments, at cost (1)	11.30%	10.72%
Percentage of debt investments bearing a floating rate, at fair value	99.8%	93.5%
Percentage of debt investments bearing a fixed rate, at fair value	0.2%	6.5%
Percentage of assets on non-accrual (2)	0.1%	0.2%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)

As a percentage of total amortized cost of Investments of Emerald JV. Assets on non-accrual represented 0.1% and 0.1% of total fair value of Investments of Emerald JV as of September 30, 2023 and December 31, 2022, respectively.

BCRED Verdelite JV

BCRED Verdelite JV LP (“Verdelite JV”), a Delaware limited liability company, was formed as a joint venture between the Company and an entity managed by an alternative credit management investment firm with a specialized focus on structured and syndicated credit, including CLO management (the “Verdelite JV Partner”), and commenced operations on October 21, 2022 and operates under a limited liability company agreement. The Verdelite JV’s principal purpose is to make investments, primarily in broadly syndicated loans.

As of September 30, 2023, the Company and the Verdelite JV Partner have committed to contribute up to $147.0 million and $21.0 million of capital, respectively, to the Verdelite JV. The Company and the Verdelite JV partner own 87.5% and 12.5%, respectively, of the equity ownership interests of the Verdelite JV. The Company and the Verdelite JV Partner, through their joint control of the Verdelite JV’s General Partner, have equal control of the Verdelite JV’s investment decisions, the decision to call additional capital up to the amounts committed by the Company and the Verdelite JV Partner, the decision to return capital or to make distributions, and generally all other decisions in respect of the Verdelite JV must be approved by the Verdelite JV’s investment committee or board of directors, each of which consists of an equal number of representatives of the Company and the Verdelite JV Partner. The Company does not consolidate the Verdelite JV.

As of September 30, 2023, the Verdelite JV had total investments at fair value of $433.8 million. The following table is a summary of JV’s portfolio as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Total senior secured debt investments at fair value	$433,763	$490,615
Number of portfolio companies	152	129
Weighted average yield on debt and income producing investments, at fair value (1)	9.97%	9.25%
Weighted average yield on debt and income producing investments, at cost (1)	10.12%	9.16%
Percentage of debt investments bearing a floating rate, at fair value	100.00%	100.00%
Percentage of debt investments bearing a fixed rate, at fair value	—%	—%
Percentage of assets on non-accrual (2)	—%	—%

(1)

Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value or cost, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented above.

(2)	As a percentage of total amortized cost of Investments of Verdelite JV. Verdelite JV had no assets on non-accrual as of September 30, 2023 and December 31, 2022.

For additional information on the Emerald JV and Verdelite JV, including a listing of portfolio investments for each, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 11. Joint Ventures”.

Results of Operations

The following table represents our operating results (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total investment income	$1,456,927	$1,044,979	$4,199,974	$2,337,502
Total expenses before excise tax	669,049	473,797	1,959,223	996,001

Net investment income before excise tax	787,878	571,182	2,240,751	1,341,501
Excise tax expense	9,681	—	23,113	292

Net investment income after excise tax	778,197	571,182	2,217,638	1,341,209
Net unrealized appreciation (depreciation)	384,505	(135,308)	552,835	(1,085,983)
Net realized gain (loss)	(134,981)	(99,556)	(307,091)	(110,874)

Net increase (decrease) in net assets resulting from operations	$1,027,721	$336,318	$2,463,382	$144,352

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. As a result, comparisons may not be meaningful.

Investment Income

Investment income, was as follows (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Interest income	$1,310,101	$970,341	$3,816,495	$2,150,852
Payment-in-kind interest income	61,432	36,734	153,916	89,526
Dividend income	84,286	25,152	227,074	70,275
Fee income	1,108	12,752	2,489	26,849

Total investment income	$1,456,927	$1,044,979	$4,199,974	$2,337,502

Total investment income increased to $1,456.9 million for the three months ended September 30, 2023 from $1,045.0 million for the same period in the prior year primarily driven by increased benchmark interest rates driving increased interest income from our investments and by increased dividend income from our joint ventures. Included in investment income for the three months ended September 30, 2023 is dividend income of $84.1 million received from our Emerald JV and Verdelite JV joint ventures.

Total investment income increased to $4,200.0 million for the nine months ended September 30, 2023 from $2,337.5 million for the same period in the prior year primarily driven by increased benchmark interest rates driving increased interest income from our investments and by increased dividend income from our joint ventures. Included in investment income for the nine months ended September 30, 2023 is dividend income of $226.9 million received from our Emerald JV and Verdelite JV joint ventures.

While rising interest rates have favorably impacted our investment income during the three and nine months ended September 30, 2023, further interest rate increases and the resulting higher cost of capital have the potential to negatively impact the free cash flow and credit quality of certain borrowers which could impact their ability to make principal and interest payments. If such interest rate increases occur concurrently with a period of economic weakness or a slowdown in growth, our borrowers’ and/or our portfolio performance may be negatively impacted. Further, significant market dislocation as a result of changing economic conditions could limit the liquidity of certain assets traded in the credit markets, and this could impact our ability to sell such assets at attractive prices or in a timely manner.

Expenses

Expenses were as follows (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Interest expense	$444,235	$294,772	$1,319,057	$566,332
Management fees	79,728	70,984	228,966	186,552
Income based incentive fees	113,721	83,663	323,979	194,775
Capital gains incentive fees	—	—	—	(15,059)
Distribution and shareholder servicing fees
Class S	17,649	13,811	49,338	35,703
Class D	199	649	880	1,570
Professional fees	5,791	2,215	13,771	7,842
Board of Trustees’ fees	221	239	685	641
Administrative service expenses	1,741	1,897	5,095	4,090
Other general & administrative	5,403	3,918	14,776	9,764
Amortization of continuous offering costs	361	1,649	2,676	3,791

Total expenses before excise tax	669,049	473,797	1,959,223	996,001
Net investment income before excise tax	787,878	571,182	2,240,751	1,341,501
Excise tax expense	9,681	—	23,113	292

Net investment income after excise tax	$778,197	$571,182	$2,217,638	$1,341,209

Interest Expense

Total interest expense (including unused fees, amortization of deferred financing costs and accretion of net discounts on unsecured debt) increased to $444.2 million for the three months ended September 30, 2023 compared to $294.8 million for the same period in the prior year primarily driven by an increase in the weighted average interest rate on our borrowings, which increased to 7.12% for the three months ended September 30, 2023 from 4.17% for the same period in the prior year.

Total interest expense (including unused fees, amortization of deferred financing costs and accretion of net discounts on unsecured debt) increased to $1,319.1 million for the nine months ended September 30, 2023 compared to $566.3 million for the same period in the prior year primarily driven by increased borrowings under our credit facilities and our unsecured note and debt securitization issuances and an increase in the weighted average interest rate on our borrowings. The average principal outstanding increased to $25,427.9 million for the nine months ended September 30, 2023 from $22,342.7 million for the same period in the prior year in addition to an increase in our weighted average interest rate to 6.71% for the nine months ended September 30, 2023 from 3.27% for the same period in the prior year.

Management Fees

Management fees increased to $79.7 million for the three months ended September 30, 2023 compared to $71.0 million for the same period in the prior year primarily due to an increase in net assets.

Management fees increased to $229.0 million for the nine months ended September 30, 2023 compared to $186.6 million for the same period in the prior year primarily due to an increase in net assets.

Income Based Incentive Fees

Income based incentive fees increased to $113.7 million for the three months ended September 30, 2023 compared to $83.7 million for the same period in the prior year primarily due to an increase in pre-incentive fee net investment income. Pre-incentive fee net investment income increased to $909.8 million for the three months ended September 30, 2023 from $669.3 million for the same period in the prior year.

Income based incentive fees increased to $324.0 million for the nine months ended September 30, 2023 compared to $194.8 million for the same period in the prior year primarily due to an increase in pre-incentive fee net investment income. Pre-incentive fee net investment income increased to $2,591.8 million for the nine months ended September 30, 2023 from $1,558.2 million for the same period in the prior year.

Capital Gains Based Incentive Fees

We accrued no capital gains incentive fees for the three and nine months ended September 30, 2023. The accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reduction of previously recorded expense if such cumulative amount is less in the prior period. If such cumulative amount is negative, then there is no accrual.

Other Expenses

Total other expenses were $31.4 million for the three months ended September 30, 2023, primarily comprised of $17.8 million of distribution and shareholder servicing fees paid with respect to Class S and Class D investors, $5.8 million of professional fees (including legal, rating agencies, audit, tax, valuation, technology and other professional fees related to management of the Company), and $5.4 million of general and administrative expenses (including insurance, filing, research, and fees paid to our sub-administrator and transfer agent). The increase compared to the prior year was primarily driven by the costs attributable to increased subscriptions to our Class S shares and increased professional fees.

Total other expenses were $87.2 million for the nine months ended September 30, 2023, primarily comprised of $50.2 million of distribution and shareholder servicing fees paid with respect to Class S and Class D investors, $13.8 million of professional fees (including legal, rating agencies, audit, tax, valuation, technology and other professional fees related to management of the Company), and $14.8 million of general and administrative expenses (including insurance, filing, research, and fees paid to our sub-administrator and transfer agent). The increase compared to the prior year was primarily driven by the costs attributable to increased subscriptions to our Class S shares as well as increased professional fees and other general & administrative fees driven, in part, by inflationary pressure driving increased costs.

Income Taxes, Including Excise Taxes

We elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to eliminate any entity level corporate income tax, the Company must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (iii) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed.

For the three months ended September 30, 2023 and 2022, the Company accrued $9.7 million and $0.0 million, respectively, of U.S. federal excise tax.

For the nine months ended September 30, 2023 and 2022, the Company accrued $23.1 million and $0.3 million, respectively, of U.S. federal excise tax.

Net Unrealized Gain (Loss)

Net unrealized gain (loss) was comprised of the following (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net unrealized gain (loss) on investments	$373,282	$(139,266)	$562,360	$(1,088,272)
Net unrealized gain (loss) on derivative instruments	7,661	3,958	(7,305)	2,289
Net unrealized gain (loss) on foreign currency and other transactions	3,562	—	(2,220)	—

Net unrealized gain (loss)	$384,505	$(135,308)	$552,835	$(1,085,983)

For the three months ended September 30, 2023, we had net unrealized gains on investments of $373.3 million, compared to net unrealized losses on investments of $139.3 million for the same period in the prior year. The fair value of our debt investments as a percentage of principal increased by 0.7% from 96.6% as of June 30, 2023 to 97.3% as of September 30, 2023, driven by strong portfolio company fundamentals and changes in the economic outlook.

For the three months ended September 30, 2023, we had net unrealized gains of $7.7 million and $3.6 million on foreign currency forward contracts and foreign currency transactions, respectively, primarily as a result of fluctuations in the GBP and DKK exchange rates vs. USD.

For the nine months ended September 30, 2023, we had net unrealized gains on investments of $562.4 million, primarily driven by an increase in the fair value of our debt investments, compared to net unrealized losses on investments of $1,088.3 million for the same period in the prior year. The fair value of our debt investments as a percentage of principal increased by 1.0%, from 96.3% as of December 31, 2022 to 97.3% as of September 30, 2023, driven by strong portfolio company fundamentals and changes in the economic outlook.

For the nine months ended September 30, 2023, we had net unrealized losses of $7.3 million and $2.2 million on foreign currency forward contracts and foreign currency transactions, respectively, primarily as a result of fluctuations in the SEK and NOK exchange rates vs. USD.

Net Realized Gain (Loss)

The realized gains and losses on fully exited and partially exited investments comprised of the following (dollar amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net realized gain (loss) on investments	$(127,364)	$(92,364)	$(305,201)	$(108,268)
Net realized gain (loss) on derivative instruments	2,704	—	5,010	—
Net realized gain (loss) on foreign currency and other transactions	(10,321)	(7,192)	(6,900)	(2,606)

Net realized gain (loss)	$(134,981)	$(99,556)	$(307,091)	$(110,874)

For the three and nine months ended September 30, 2023, we generated net realized losses on investments of $127.4 million and $305.2 million respectively, which was primarily from full or partial sales or restructures of our debt investments.

For the three and nine months ended September 30, 2023, we additionally incurred net realized losses of $10.3 million and $6.9 million respectively, on foreign currency and other transactions primarily as a result of fluctuations in the EUR, CAD and GBP exchange rates vs. USD.

The net realized losses on investments and foreign currency and other transactions for the three and nine months ended September 30, 2023 were partially offset by net realized gains on derivative assets and derivative liabilities of $2.7 million and $5.0 million respectively. Gains are a result of the settlement of our foreign currency derivative transactions.

Financial Condition, Liquidity and Capital Resources

We generate cash primarily from the net proceeds of our continuous offering of Common Shares, proceeds from net borrowings on our credit facilities and unsecured debt issuances, income earned and repayments on principal on our debt investments. The primary uses of our cash and cash equivalents are for (i) originating and purchasing debt and other investments, (ii) funding the costs of our operations (including fees paid to our Adviser and expense reimbursements paid to our Administrator), (iii) debt service, repayment and other financing costs of our borrowings, (iv) funding repurchases under our share repurchase program and (v) cash distributions to the holders of our shares.

As of September 30, 2023 and December 31, 2022, our debt consisted of asset based leverage facilities, revolving credit facility, unsecured note issuances, short term borrowings related to repurchase obligations and debt securitizations. We have and will continue to, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue additional debt securities, including debt securitizations, unsecured debt and other forms of debt. Any such incurrence or issuance may be from sources within the U.S. or from various foreign geographies or jurisdictions, and may be denominated in currencies other than the U.S. Dollar. Additionally, any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%. As of September 30, 2023 and December 31, 2022, we had an aggregate principal amount of $23,366.5 million and $26,842.2 million, of debt securities outstanding and our asset coverage ratio was 211.9% and 184.5%, respectively.

Cash and cash equivalents as of September 30, 2023, taken together with our $11,489.3 million of unused capacity under our credit facilities (subject to borrowing base availability, $9,771.7 million is available to borrow), proceeds from new or amended financing arrangements and the continuous offering of our Common Shares is expected to be sufficient for our investing activities and to conduct our operations in the near term. This determination is based in part on our expectations for the timing of funding investment purchases and the timing and amount of future proceeds from sales of our Common Shares and the use of existing and future financing arrangements. As of September 30, 2023, we had significant amounts payable and commitments for new investments, which we planned to fund using proceeds from offering our Common Shares and available borrowing capacity under our credit facilities. Additionally, we held $5,175.6 million of Level 2 debt investments as of September 30, 2023, which could provide additional liquidity if necessary.

Although we have historically been able to obtain sufficient borrowing capacity, a deterioration in economic conditions or any other negative economic developments could restrict our access to financing in the future. We may not be able to find new financing for future investments or liquidity needs and, even if we are able to obtain such financing, such financing may not be on as favorable terms as we have previously obtained. These factors may limit our ability to make new investments and adversely impact our results of operations.

As of September 30, 2023, we had $1,282.3 million in cash and cash equivalents. During the nine months ended September 30, 2023, cash provided by operating activities was $3,086.9 million, primarily as a result of proceeds from repayments on and sale of investments of $4,743.7 million and a decrease in receivables for investments sold of $411.4 million, partially offset by purchases of portfolio investments of $3,702.9 million as well as a decrease in payables for investments purchased of $392.1 million . Cash used in financing activities was $3,154.1 million during the period, primarily as a result of $3,474.5 million of net repayments on debt and $3,258.6 million of share repurchases, partially offset by $4,599.6 million of subscriptions.

Equity

The following table presents transactions in the Common Shares (dollars in thousands except share amounts):

	For the three months ended September 30, 2023
	Shares	Amount
CLASS I
Subscriptions	52,915,604	$1,320,655
Share transfers between classes	706,080	17,624
Distributions reinvested	8,098,617	202,132
Share repurchases	(16,240,256)	(409,742)
Early repurchase deduction	—	29

Net increase (decrease)	45,480,045	$1,130,698

CLASS S
Subscriptions	28,376,209	$708,441
Share transfers between classes	(523,520)	(13,077)
Distributions reinvested	3,591,471	89,644
Share repurchases	(3,268,530)	(82,465)
Early repurchase deduction	—	17

Net increase (decrease)	28,175,630	$702,560

CLASS D
Subscriptions	5,767,486	$143,591
Share transfers between classes	(182,545)	(4,547)
Distributions reinvested	35,658	891
Share repurchases	—	—
Early repurchase deduction	—	—

Net increase (decrease)	5,620,599	$139,935

Total net increase (decrease)	79,276,274	$1,973,193

The following table presents transactions in the Common Shares (dollars in thousands except share amounts):

	For the nine months ended September 30, 2023
	Shares	Amount
CLASS I
Subscriptions	111,912,417	$2,782,476
Share transfers between classes	46,287,982	1,149,483
Distributions reinvested	22,457,227	557,869
Share repurchases	(89,584,561)	(2,230,353)
Early repurchase deduction	—	107

Net increase (decrease)	91,073,065	$2,259,582

CLASS S
Subscriptions	64,410,351	$1,601,265
Share transfers between classes	(2,229,790)	(55,217)
Distributions reinvested	9,886,169	245,606
Share repurchases	(13,878,075)	(345,740)
Early repurchase deduction	—	186

Net increase (decrease)	58,188,655	$1,446,100

CLASS D
Subscriptions	8,690,107	$215,875
Share transfers between classes	(44,058,747)	(1,094,266)
Distributions reinvested	669,958	16,596
Share repurchases	(557,743)	(13,827)
Early repurchase deduction	—	11

Net increase (decrease)	(35,256,425)	$(875,611)

Total net increase (decrease)	114,005,295	$2,830,071

Distributions and Distribution Reinvestment Plan

The following table presents the Company’s distributions declared and payable for the nine months ended September 30, 2023 (dollar amounts in thousands, except per share amounts):

			Class I
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 25, 2023	January 31, 2023	February 24, 2023	$0.2100	$125,726
February 24, 2023	February 28, 2023	March 29, 2023	0.2100	127,513
March 23, 2023	March 31, 2023	April 28, 2023	0.2100	138,990
April 19, 2023	April 30, 2023	May 26, 2023	0.2100	135,044
May 17, 2023	May 31, 2023	June 27, 2023	0.2100	137,362
June 20, 2023	June 30, 2023	July 27, 2023	0.2100	142,770
July 19, 2023	July 31, 2023	August 28, 2023	0.2100	138,028
August 17, 2023	August 31, 2023	September 27, 2023	0.2200	148,342
September 20, 2023	September 30, 2023	October 27, 2023	0.2200	153,681

			$1.9100	$1,247,456

			Class S
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 25, 2023	January 31, 2023	February 24, 2023	$0.1926	$55,316
February 24, 2023	February 28, 2023	March 29, 2023	0.1924	56,106
March 23, 2023	March 31, 2023	April 28, 2023	0.1924	57,471
April 19, 2023	April 30, 2023	May 26, 2023	0.1925	58,078
May 17, 2023	May 31, 2023	June 27, 2023	0.1924	59,351
June 20, 2023	June 30, 2023	July 27, 2023	0.1925	61,185
July 19, 2023	July 31, 2023	August 28, 2023	0.1924	62,065
August 17, 2023	August 31, 2023	September 27, 2023	0.2023	67,089
September 20, 2023	September 30, 2023	October 27, 2023	0.2023	69,591

			$1.7518	$546,252

			Class D
Declaration Date	Record Date	Payment Date	Distribution Per Share	Distribution Amount
January 25, 2023	January 31, 2023	February 24, 2023	$0.2049	$10,247
February 24, 2023	February 28, 2023	March 29, 2023	0.2048	10,343
March 23, 2023	March 31, 2023	April 28, 2023	0.2048	1,659
April 19, 2023	April 30, 2023	May 26, 2023	0.2048	1,591
May 17, 2023	May 31, 2023	June 27, 2023	0.2048	1,564
June 20, 2023	June 30, 2023	July 27, 2023	0.2048	1,649
July 19, 2023	July 31, 2023	August 28, 2023	0.2048	2,551
August 17, 2023	August 31, 2023	September 27, 2023	0.2148	2,635
September 20, 2023	September 30, 2023	October 27, 2023	0.2148	2,908

			$1.8633	$35,147

With respect to distributions, we have adopted an “opt out” distribution reinvestment plan for shareholders. As a result, in the event of a declared cash distribution or other distribution, each shareholder that has not “opted out” of the distribution reinvestment plan will have their dividends or distributions automatically reinvested in additional shares rather than receiving cash distributions. Shareholders who receive distributions in the form of shares will be subject to the same U.S. federal, state and local tax consequences as if they received cash distributions.

For additional information on our distributions and dividend reinvestment plan, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets.”

Share Repurchase Program

The Company has implemented a share repurchase program under which, at the discretion of the Board, the Company may repurchase, in each quarter, up to 5% of the NAV of the Company’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. For the avoidance of doubt, such target amount is assessed each calendar quarter. The Board may amend or suspend the share repurchase program at any time (including to offer to purchase fewer shares) if in its reasonable judgment it deems such action to be in the best interest of shareholders, such as when a repurchase offer would place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter, or may only be available in an amount less than 5% of our Common Shares outstanding. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. Additionally, pursuant to Rule 23c-1(a)(10) under the 1940 Act, the Company may also repurchase its outstanding Common Shares outside of the share repurchase program. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at Early Repurchase Deduction. The one-year holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Common Shares to (b) the subscription date immediately following the valuation date used in the repurchase of such Common Shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder; in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; due to trade or operational error; and repurchases of shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

During the three months ended September 30, 2023, approximately 19,508,786 shares were repurchased for a total value of $492.2 million (net of Early Repurchase Deduction). During the nine months ended September 30, 2023, approximately 104,020,379 shares were repurchased for a total value of $2,589.6 million (net of Early Repurchase Deduction).

For additional information on our share repurchases, see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 9. Net Assets”.

Borrowings

As of September 30, 2023 and December 31, 2022, we had an aggregate principal amount of $23,366.5 million and $26,842.2 million, respectively, of debt outstanding.

For additional information on our debt obligations see “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 7. Borrowings”.

Off-Balance Sheet Arrangements

Portfolio Company Commitments

Our investment portfolio contains and is expected to continue to contain debt investments which are in the form of lines of credit or delayed draw commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. As of September 30, 2023 and December 31, 2022, we had unfunded delayed draw term loans and revolvers with an aggregate principal amount of $5,746.6 million and $6,343.1 million, respectively.

Additionally, from time to time, the Adviser and its affiliates may commit to an investment on behalf of the investment vehicles it manages, including the Company. Certain terms of these investments are not finalized at the time of the commitment and each respective investment vehicle’s allocation may change prior to the date of funding. In this regard, as of September 30, 2023 and December 31, 2022, the Company estimates that it had $430.1 million and $1,219.5 million, respectively, of investments that were committed but not yet funded.

Other Commitments and Contingencies

From time to time, we may become a party to certain legal proceedings incidental to the normal course of its business. At September 30, 2023, management is not aware of any material pending legal proceedings.

Related-Party Transactions

We have entered into a number of business relationships with affiliated or related parties, including the following:

•	the Investment Advisory Agreement;

•	the Administration Agreement;

•	the Intermediary Manager Agreement; and.

•	the Expense Support and Conditional Reimbursement Agreement.

In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by our Adviser or its affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

Recent Developments

Macroeconomic Environment

The nine months ended September 30, 2023, have been characterized by continued volatility in global markets, driven by investor concerns over inflation, rising interest rates, slowing economic growth, political and regulatory uncertainty and geopolitical conditions, including the war in Ukraine and Russia and the escalated conflict in the Middle East. Significant market dislocation, particularly in the financial sector, could limit the liquidity of certain assets traded in the credit markets, and this could impact our ability to sell such assets at attractive prices or in a timely manner. In addition, a full or partial shutdown of the U.S. government may cause disruptions or instability in capital markets.

Continued inflation has prompted central banks, including the U.S. Federal Reserve, to take monetary policy tightening actions, including raising interest rates in order to control inflation, which has created further uncertainty for the economy and for our borrowers. Although our business model is such that rising interest rates will, all else being equal, correlate to increases in our net income, increases in interest rates may adversely affect our existing borrowers and lead to nonperformance. Additionally, rising rates and increasing costs may dampen consumer spending and slow corporate profit growth, which may negatively impact our portfolio companies as they may be susceptible to economic downturns or recessions and may be unable to repay our loans during these periods. Therefore, during these periods our non-performing assets may increase and the value of our portfolio may decrease if we are required to write down the values of our investments. Adverse economic conditions may also decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results. It remains difficult to predict the full impact of recent changes and any future changes in interest rates or inflation.

Banking Sector Conditions

Recent bank closures in the United States have caused uncertainty for financial services companies and fear of instability in the global financial system generally. In addition, certain financial institutions—in particular smaller and/or regional banks—have experienced volatile stock prices and significant losses in their equity value, and there is concern that depositors at these institutions have withdrawn, or may withdraw in the future, significant sums from their accounts at these institutions. Notwithstanding intervention by U.S. governmental agencies to protect the uninsured depositors of banks that have recently closed, there is no guarantee that the uninsured depositors of a financial institution that closes (which depositors could include the Company and/or its portfolio companies) will be made whole or, even if made whole, that such deposits will become available for withdrawal in short order. There is a risk that other banks, or other financial institutions, may be similarly impacted, and it is uncertain what steps (if any) regulators may take in such circumstances or what other economic or other impacts there may be. In addition, uncertainty caused by recent bank failures—and general concern regarding the financial health and outlook for other financial institutions—could have an overall negative effect on banking systems and financial markets generally. These recent developments may also have other implications for broader economic and monetary policy, including interest rate policy. For the foregoing reasons, there can be no assurances that conditions in the banking sector and in global financial markets will not worsen and/or adversely affect the Company, its portfolio companies or their respective financial performance.

Reference Rate Reform

LIBOR and certain other floating rate benchmark indices have been the subject of recent national, international and regulatory guidance and proposals for reform or replacement. The publication of USD LIBOR continued until June 30, 2023 and market participants have generally transitioned to SOFR thereafter. Additionally, market participants have transitioned from GBP LIBOR to the Sterling Overnight Index Average, or SONIA, in line with guidance from the U.K. regulators.

Critical Accounting Estimates

The preparation of the condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ.

Our critical accounting estimates, including those relating to the valuation of our investment portfolio, are described in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 17, 2023, and elsewhere in our filings with the SEC. There have been no material changes in our critical accounting policies and practices.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Uncertainty with respect to the economic conditions has introduced significant volatility in the financial markets, and the effect of the volatility could materially impact our market risks. We are subject to financial market risks, including valuation risk, interest rate risk and inflation risk. Our exposure to market risk has not materially changed from what was previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December  31, 2022.

Item 4. Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures (as that term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed in the Company’s reports under the Exchange Act is recorded, processed, and summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its Co-Chief Executive Officers and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. Any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. An evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this Quarterly Report on Form 10-Q was made under the supervision and with the participation of our management, including our Co-Chief Executive Officers and Chief Financial Officer. Based upon this evaluation, our Co-Chief Executive Officers and Chief Financial Officer have concluded that our disclosure controls and procedures (a) are effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Co-Chief Executive Officers and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

(b) Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the quarter ended September 30, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

We are not currently subject to any material legal proceedings. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.

Item 1A. Risk Factors.

There have been no material changes to the risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022.

Item 2. Unregistered Sales of Equity Securities, Use of Proceeds and Issuer Purchases of Equity Securities.

Refer to our Current Reports on Form 8-K filed with SEC on July 20, 2023, August 18, 2023 and September 21, 2023 for information about unregistered sales of our equity securities during the quarter.

The following table sets forth information regarding repurchases of shares of our common stock during the quarter ended September 30, 2023:

Repurchase deadline request	Total Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
August 31, 2023	19,508,786	2.04%	$25.23	September 30, 2023	$492,161	—

(1)	Percentage is based on total shares as of the close of the previous calendar quarter.
(2)	All repurchase requests were satisfied in full.
(3)	Amounts shown net of Early Repurchase Deduction

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Section 13(r) Disclosure

Pursuant to Section 219 of the Iran Threat Reduction and Syria Human Rights Act of 2012, which added Section 13(r) of the Exchange Act, we hereby incorporate by reference herein Exhibit 99.1 of this report, which includes disclosures regarding activities at Mundys S.p.A., which may be, or may have been at the time considered to be, an affiliate of Blackstone and, therefore, our affiliate.

Item 6. Exhibits.

Exhibit Number	Description of Exhibits

3.1	Fourth Amended and Restated Declaration of Trust of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 3, 2023).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 29, 2021).

31.1	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.2	Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

31.3	Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

32.2	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

32.3	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished herewith)

99.1	Section 13(r) Disclosure.*

101.INS	Inline XBRL Instance Document—the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document*

101.SCH	Inline XBRL Taxonomy Extension Schema Document*

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document*

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document*

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document*

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blackstone Private Credit Fund

Date:	November 13, 2023	/s/ Brad Marshall
Brad Marshall
Co-Chief Executive Officer

Date:	November 13, 2023	/s/ Jonathan Bock
Jonathan Bock
Co-Chief Executive Officer

Date:	November 13, 2023	/s/ Teddy Desloge
Teddy Desloge
Chief Financial Officer